UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☐	Soliciting Material Pursuant to § 240.14a-12

SmartStop Self Storage, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SMARTSTOP SELF STORAGE, INC.

111 Corporate Drive, Suite 120

Ladera Ranch, California 92694

August 4, 2015

Dear Stockholder:

You are cordially invited to attend a special meeting of stockholders of SmartStop Self Storage, Inc., a Maryland corporation (“SmartStop”), to be held on Tuesday, September 29, 2015, at 10:00 a.m., local time, at the Balboa Bay Club, 1221 West Coast Highway, Newport Beach, California 92663.

At the special meeting, you will be asked to approve the merger (the “Company Merger”) of SmartStop with and into Edgewater REIT Acquisition (MD) LLC, a Maryland limited liability company (“Merger Sub I”), an affiliate of Extra Space Storage Inc., a Maryland corporation (“Extra Space”), and the Agreement and Plan of Merger, dated as of June 15, 2015, as amended by Amendment No. 1 on July 16, 2015 (the “Merger Agreement”), among SmartStop, SmartStop Self Storage Operating Partnership, L.P., a Delaware limited partnership (“SmartStop OP”), Extra Space, Extra Space Storage LP, a Delaware limited partnership (“Extra Space OP”), Merger Sub I and Edgewater Partnership Acquisition (DE) LLC, a Delaware limited liability company (“Merger Sub II”).

Upon completion of the Company Merger, each share of SmartStop common stock will be converted into the right to receive an amount in cash equal to $13.75 per share, without interest and less any applicable withholding taxes, as more fully described in the enclosed proxy statement. Immediately after the Company Merger, Merger Sub I will transfer (the “Transfer”) certain of its limited partnership units of SmartStop OP (the “Transferred Units”) to a subsidiary of Extra Space. Immediately after the Transfer, Merger Sub II will merge with and into SmartStop OP, with each SmartStop OP partnership unit (an “OP Unit”), other than OP Units held directly or indirectly by Extra Space, being entitled to receive an amount in cash equal to $13.75 per OP Unit, without interest and less any applicable withholding taxes, unless the holder of such OP Unit is an “accredited investor” as defined by Securities and Exchange Commission (“SEC”) rules and makes a valid election to receive common partnership units of Extra Space OP.

After careful consideration our board of directors has unanimously authorized and approved the Company Merger, the Merger Agreement and the other transactions contemplated by the Merger Agreement, and declared that the Company Merger, the Merger Agreement and the other transactions contemplated by the Merger Agreement are advisable and in the best interests of SmartStop and our stockholders.

Our board of directors unanimously recommends you vote “FOR” the approval of the Company Merger, the Merger Agreement and the other transactions contemplated by the Merger Agreement at the special meeting.

Your vote is very important regardless of the number of shares that you own. The Company Merger and Merger Agreement must be approved by the affirmative vote of the holders of shares of SmartStop common stock entitled to cast a majority of the votes entitled to be cast on the matter at the special meeting. The proxy statement accompanying this letter provides you with more information concerning the special meeting, the

Company Merger, the Merger Agreement and the other transactions contemplated by the Merger Agreement. We encourage you to read carefully the enclosed proxy statement, including the annexes accompanying the proxy statement. You may also obtain more information from us or from documents we have filed with the SEC.

Whether or not you plan to attend the special meeting, we request that you authorize a proxy to vote your shares by completing and returning the enclosed proxy card as promptly as possible or, if you prefer, by following the instructions on the enclosed proxy card for telephonic or Internet proxy authorization. If your shares are held in “street name” by your broker, bank or other nominee, you should instruct your broker, bank or other nominee on how to vote your shares using the voting instruction form that will be provided by your broker, bank or other nominee.

Thank you for your cooperation and continued support.

Very truly yours,

H. Michael Schwartz

Chairman of the Board of Directors, President and

Chief Executive Officer

This proxy statement is dated August 4, 2015 and is first being mailed to our stockholders on or about August 10, 2015.

SMARTSTOP SELF STORAGE, INC.

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To Be Held on September 29, 2015

Dated August 4, 2015

Dear Stockholder:

You are cordially invited to attend a special meeting of stockholders of SmartStop Self Storage, Inc., a Maryland corporation (“SmartStop”), to be held on Tuesday, September 29, 2015, at 10:00 a.m., local time, at the Balboa Bay Club, 1221 West Coast Highway, Newport Beach, California 92663. The special meeting is being held for the following purposes:

1.	To approve the merger (the “Company Merger”) of SmartStop with and into Edgewater REIT Acquisition (MD) LLC, a Maryland limited liability company (“Merger Sub I”), an affiliate of Extra Space Storage Inc., a Maryland corporation (“Extra Space”), the Agreement and Plan of Merger, dated as of June 15, 2015, as amended by Amendment No. 1 on July 16, 2015 (the “Merger Agreement”), among SmartStop, SmartStop Self Storage Operating Partnership, L.P., a Delaware limited partnership (“SmartStop OP”), Extra Space, Extra Space Storage LP, a Delaware limited partnership, Merger Sub I and Edgewater Partnership Acquisition (DE) LLC, a Delaware limited liability company (“Merger Sub II”), and the other transactions contemplated by the Merger Agreement;

2.	To approve, on an advisory (non-binding) basis, the compensation that may become payable to SmartStop’s principal executive officer, principal financial officer and the three most highly compensated executive officers other than the principal executive officer and principal financial officer (collectively, the “named executive officers”) in connection with the Company Merger; and

3.	To approve the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes at the special meeting to approve the Company Merger and the Merger Agreement.

Only holders of record of shares of SmartStop common stock, par value $0.001 per share, at the close of business on August 4, 2015 will be entitled to notice of and to vote at the special meeting or any postponements or adjournments of the special meeting.

If you sign, date and return your proxy card without indicating how you wish to vote, your proxy will be voted in favor of the approval of the Company Merger and Merger Agreement, the advisory (non-binding) proposal to approve the compensation that may become payable to SmartStop’s named executive officers in connection with the Company Merger and the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies. If you fail to vote or submit your proxy, the effect will be that your shares of our common stock will not be counted for purposes of determining whether a quorum is present at the special meeting and will have the same effect as a vote against the approval of the Company Merger and the Merger Agreement but will not affect the advisory vote to approve the compensation that may become payable to our named executive officers in connection with the Company Merger or the vote regarding the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies.

If you are a stockholder of record, you may revoke your proxy by following the procedures outlined in the accompanying proxy statement. If your shares are held in “street name,” then you may change your vote by submitting new voting instructions by contacting your broker, bank or other nominee.

By Order of the Board of Directors,

James L. Berg

Secretary

Ladera Ranch, California

August 4, 2015

i

Sole Member and Officers of Merger Sub I; General Partner of Surviving Partnership	54
Effect of the Company Merger	54
Effect of the Partnership Merger	54
Treatment of Restricted Stock	55
Dividends and Distributions	55
Exchange Procedures	55
Election to Receive Common Partnership Units of Extra Space OP	56
No Appraisal or Dissenters’ Rights	57
Representations and Warranties	57
Conduct of Our Business Pending the Mergers	59
Conduct of Extra Space’s Business Pending the Mergers	62
Sale of the Excluded Assets	62
Consents and Filings	63
Proxy Statement; Stockholders’ Meeting; Notice to Limited Partners	63
Access to Information; Confidentiality; Notification of Events	64
Acquisition Proposals	64
Termination	67
Termination Fee	68
Expenses	69
Specific Performance	69
Employee Benefit Matters	69
Indemnification and Insurance	70
Notice of Certain Events	71
Conditions to the Mergers	71
Amendment and Waiver	73
Governing Law and Jurisdiction; Waiver of Jury Trial	73
ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPANY MERGER-RELATED COMPENSATION (PROPOSAL 2)	74
APPROVAL FOR CERTAIN ADJOURNMENTS OF THE SPECIAL MEETING (PROPOSAL 3)	75
MARKET PRICE OF THE COMPANY’S COMMON STOCK	76
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	77
NO APPRAISAL OR DISSENTERS’ RIGHTS	78
SUBMISSION OF STOCKHOLDER PROPOSALS	78
MULTIPLE STOCKHOLDERS SHARING AN ADDRESS	78
WHERE YOU CAN FIND MORE INFORMATION	79
ANNEXES

Annex A—Agreement and Plan of Merger, dated as of June  15, 2015, by and among SmartStop Self Storage, Inc., SmartStop Self Storage Operating Partnership, L.P., Extra Space Storage Inc., Extra Space Storage LP, Edgewater REIT Acquisition (MD) LLC and Edgewater Partnership Acquisition (DE) LLC, as amended by Amendment No. 1 on July 16, 2015

Annex B—Opinion of Robert A. Stanger & Co., Inc., dated as of June 15, 2015

ii

SUMMARY

This summary highlights selected information from this proxy statement and does not contain all of the information that may be important to you. Accordingly, you are urged to read this entire proxy statement carefully, including the annexes to this proxy statement and the other documents referenced in this proxy statement. Page references are included to direct you to a more complete description of the topics presented in this summary.

As used in this proxy statement, the terms “SmartStop,” “we,” “our,” “us” and the “company” refer to SmartStop Self Storage, Inc.; the term “SmartStop OP” refers to SmartStop Self Storage Operating Partnership, L.P.; the term “Extra Space” refers to Extra Space Storage Inc.; the term “Extra Space OP” refers to Extra Space Storage LP; the term “Merger Sub I” refers to Edgewater REIT Acquisition (MD) LLC; and the term “Merger Sub II” refers to Edgewater Partnership Acquisition (DE) LLC.

The Parties to the Mergers (page 20)

•	SmartStop Self Storage, Inc. We are a fully integrated, self-administered and self-managed real estate investment trust (“REIT”) formed as a Maryland corporation on August 14, 2007, to own, operate, acquire, develop and redevelop self-storage facilities located throughout the United States and the greater Toronto area.

•	SmartStop Self Storage Operating Partnership, L.P. SmartStop Self Storage Operating Partnership, L.P. is a Delaware limited partnership through which we conduct substantially all of our business and own, either directly or indirectly through subsidiaries, substantially all of our assets.

•	Extra Space Storage Inc. Extra Space Storage Inc. is a fully integrated, self-administered and self-managed REIT formed as a Maryland corporation on April 30, 2004, to own, operate, manage, acquire and redevelop professionally managed self-storage properties.

•	Extra Space Storage LP. Extra Space Storage LP is a Delaware limited partnership and a subsidiary of Extra Space. Substantially all of Extra Space’s assets are owned, directly or indirectly, and substantially all of Extra Space’s operations are conducted, directly or indirectly, by Extra Space OP.

•	Edgewater REIT Acquisition (MD) LLC. Edgewater REIT Acquisition (MD) LLC is a Maryland limited liability company and an indirect wholly-owned subsidiary of Extra Space OP. Merger Sub I was formed by Extra Space in connection with the Company Merger (as defined below).

•	Edgewater Partnership Acquisition (DE) LLC. Edgewater Partnership Acquisition (DE) LLC is a Delaware limited liability company and an indirect wholly-owned subsidiary of Extra Space OP. Merger Sub II was formed by Extra Space in connection with the Partnership Merger (as defined below).

The Proposals

•	The Company Merger and the Merger Agreement (Proposal 1). You will be asked to consider and vote upon the proposal to approve the merger (the “Company Merger”) of us with and into Merger Sub I, a subsidiary of Extra Space, pursuant to an Agreement and Plan of Merger, dated as of June 15, 2015, as amended by Amendment No. 1 on July 16, 2015 (as it may be further amended from time to time, the “Merger Agreement”), by and among us, SmartStop OP, Extra Space, Extra Space OP, Merger Sub I and Merger Sub II, and the other transactions contemplated by the Merger Agreement, including the merger of Merger Sub II with and into SmartStop OP (the “Partnership Merger” and, together with the Company Merger, the “Mergers”).

•	Advisory Vote on Named Executive Officer Company Merger-Related Compensation (Proposal 2). As required by Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)

and the applicable Securities and Exchange Commission (“SEC”) rules issued thereunder, we are required to submit a proposal to our stockholders for a non-binding, advisory vote to approve the compensation that may become payable to our principal executive officer, principal financial officer and our three most highly compensated executive officers other than the principal executive officer and principal financial officer (the “named executive officers”) in connection with the Company Merger. This compensation is summarized in the Golden Parachute Compensation table under “Interests of Certain Persons in the Company Merger.”

•	Adjournment (Proposal 3). You will also be asked to approve a proposal that will give us authority to adjourn the special meeting, if necessary or appropriate, for the purpose of soliciting additional proxies in favor of the proposal to approve the Company Merger, the Merger Agreement and the other transactions contemplated by the Merger Agreement, if there are not sufficient votes at the time of the special meeting to approve the Company Merger.

The Special Meeting (page 17)

•	Date, Time, Place and Purpose. The special meeting will be held on Tuesday, September 29, 2015, at 10:00 a.m., local time, at the Balboa Bay Club, 1221 West Coast Highway, Newport Beach, California 92663.

•	Record Date. If you owned shares of our common stock, par value $0.001 per share (our “common stock”), at the close of business on August 4, 2015, which is the record date for the special meeting, you are entitled to notice of and to vote at the special meeting. You have one vote for each share of our common stock that you owned on the record date.

•	Quorum. The presence at the special meeting, in person or by proxy, of the holders of record of a majority of our common stock outstanding at the close of business on the record date will constitute a quorum, permitting us to conduct our business at the special meeting. As of August 4, 2015, there were 58,378,397 shares of our common stock outstanding and entitled to vote.

•	Vote Required. Approval of the Company Merger and the Merger Agreement requires the affirmative vote of the holders of shares of our common stock entitled to cast a majority of the votes entitled to be cast on the matter at the special meeting. Approval of the advisory vote to approve the compensation that may become payable to the named executive officers in connection with the Company Merger and approval of the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies requires the affirmative vote of not less than a majority of the votes cast on such matters.

The Mergers, Consideration and Other Material Matters

•	The Company Merger (page 53). At the effective time of the Company Merger (the “effective time”), we will be merged with and into Merger Sub I. As a result of the Company Merger, Merger Sub I will be the surviving company of the Company Merger, and we will cease to exist as a separate public reporting company. Immediately after the Company Merger, Merger Sub I will transfer (the “Transfer”) certain of its limited partnership units of SmartStop OP (the “Transferred Units”) to a subsidiary of Extra Space.

•	The Partnership Merger (page 53). Immediately after the Transfer, Merger Sub II will be merged with and into SmartStop OP. As a result of the Partnership Merger, SmartStop OP will be the surviving partnership and will become an indirect wholly-owned subsidiary of Extra Space OP.

•

Consideration (page 54). Upon completion of the Company Merger, our stockholders will be entitled to receive an amount in cash equal to $13.75 per share of our common stock, without interest and less any applicable withholding taxes. Upon completion of the Partnership Merger, holders of SmartStop OP partnership units (the “OP Units”), other than OP Units held directly or indirectly by Extra Space, will be entitled to receive an amount in cash equal to $13.75 for each OP Unit, without interest and less any applicable withholding taxes, unless such holder is an “accredited investor” as defined by SEC rules and makes a valid election to receive common partnership units of Extra Space OP. If we or SmartStop OP declare or make any distributions to the holders of our common stock or the OP Units, as applicable, during the term of the Merger Agreement in excess of certain permitted distributions, the consideration payable to holders of our common stock or the OP Units, as applicable, will be decreased by an amount equal to the per share or OP Unit amount of such excess distributions. The aggregate consideration to be paid for shares of our outstanding common stock and the OP Units in the Mergers and the satisfaction of our debt is estimated to be valued at approximately $1.4 billion.

•	Sale of the Excluded Assets (page 62). The Merger Agreement provides that prior to the completion of the Mergers, we must sell certain assets identified by Extra Space as being not complementary with the Extra Space asset portfolio (collectively, the “Excluded Assets”). The Excluded Assets will be sold pursuant to one or more asset purchase agreements, for an aggregate purchase price of approximately $90 million to Strategic 1031, LLC, a Delaware limited liability company (“Strategic 1031”). Strategic 1031 is owned and controlled by H. Michael Schwartz, our President, Chief Executive Officer and Chairman of our board of directors. We anticipate completing the sale of each of the Excluded Assets prior to the completion of the Mergers. You will not receive any special dividend or payment in respect of the sale of the Excluded Assets since the per share merger consideration has already been increased to account for the sale of the Excluded Assets.

•	Treatment of Restricted Stock (page 55). Each share of our common stock that is subject to vesting or other lapse restrictions (the “restricted stock”) that is outstanding immediately prior to the effective time will, as of the effective time, become fully vested and be converted into the right to receive an amount of cash equal to the merger consideration of $13.75 per share, without interest and less any applicable withholding taxes. Additionally, each holder of restricted stock will receive in cash an amount equal to all accrued but unpaid dividends on the shares of restricted stock owed to each such holder.

•	Dividends and Distributions (page 55). During the term of the Merger Agreement, we are permitted to pay to the holders of our common stock regular cash dividends and other distributions declared quarterly in advance, paid monthly and accrued daily including and through the consummation of the Mergers, in accordance with past practice at a rate not to exceed the annual rate of $0.70 per share or OP Unit. If we declare or make any other distributions during the term of the Merger Agreement without the prior written consent of Extra Space, then the merger consideration payable in respect of shares of our common stock or the OP Units, as applicable, will be decreased by an amount equal to the per share or OP Unit amount of such excess distributions.

•	Recommendation of Our Board of Directors (page 29). Our board of directors unanimously authorized and approved the Company Merger, the Merger Agreement and the other transactions contemplated by the Merger Agreement, and declared that the Company Merger, the Merger Agreement and the other transactions contemplated by the Merger Agreement are advisable and in the best interests of us and our stockholders. Accordingly, our board of directors unanimously recommends you vote “FOR” the approval of the Company Merger, the Merger Agreement and the other transactions contemplated by the Merger Agreement at the special meeting. See “Reasons for the Company Merger and Recommendation of Our Board of Directors” on page 29 for a discussion of the material factors, risks and countervailing factors considered by our board of directors in making its recommendation.

•

Opinions of Our Financial Advisor (page 32). Robert A. Stanger & Co., Inc. (“Stanger”) delivered its opinion to our board of directors (the “Merger Fairness Opinion”) that, as of June 15, 2015 and based upon and subject to the matters described in the Merger Fairness Opinion, the consideration to be paid in connection with the Mergers was fair, from a financial point of view, to our stockholders and holders of the OP Units. Stanger also delivered its opinion to the special committee of our board of directors (the “Special Committee”) that the consideration to be paid in connection with the sale of the Excluded Assets was fair, from a financial point of view, to us.

The full text of Stanger’s Merger Fairness Opinion, dated June 15, 2015, is attached to this proxy statement as Annex B. You should read the Merger Fairness Opinion in its entirety for a discussion of the assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of the review undertaken by Stanger in rendering its opinion. We encourage you to read the entire Merger Fairness Opinion carefully. This summary is qualified in its entirety by reference to the full text of such opinion. Stanger’s Merger Fairness Opinion is directed to our board of directors, in its capacity as such, and addressed only the fairness from a financial point of view, as of the date of the opinion, of the consideration to be received by the holders of our common stock and the OP Units pursuant to the Merger Agreement. It did not address any other aspects or implications of the Mergers and did not address the relative merits of the transactions contemplated by the Merger Agreement as compared to other business or financial strategies that might be available to us, nor did it address our underlying business decision to enter into the Merger Agreement or proceed with any other transaction contemplated by the Merger Agreement. Stanger’s opinion was not intended to, and does not, constitute advice or a recommendation as to how any holder of our common stock should vote at the special meeting or take any other action with respect to the Company Merger.

For more information regarding our financial advisor, see “The Company Merger—Opinion of Our Financial Advisor.”

•	Conditions to the Mergers (page 71). Completion of the Mergers is subject to satisfaction or waiver of a number of conditions, including, among others, the approval of the Company Merger by our stockholders, the accuracy of the representations and warranties made by the parties in the Merger Agreement, the performance of the parties’ obligations under the Merger Agreement, the absence of any material adverse effect on us, as defined in the Merger Agreement, and the completion of the sale of the Excluded Assets.

•	Completion of the Mergers (page 53). We anticipate completing the Mergers promptly after the Company Merger and the Merger Agreement are approved by our stockholders, subject to satisfaction of the other conditions in the Merger Agreement.

•	Acquisition Proposals (page 64). The Merger Agreement restricts our ability to authorize or permit our representatives to solicit other acquisition proposals, or to provide information to or engage in discussions with third parties regarding other acquisition proposals. However, we are permitted to provide information to and participate in discussions with third parties regarding other unsolicited acquisition proposals if our board of directors determines, among other things, that the acquisition proposal is or could reasonably be expected to lead to a proposal that is superior to Extra Space’s proposal. In addition, subject to a three business day notice period, our board of directors is permitted to change its recommendation of the Company Merger in response to a superior proposal and, upon payment of a $38 million termination fee, we are permitted to terminate the Merger Agreement and enter into an agreement with respect to a superior proposal.

•	Termination (page 67). The Merger Agreement may be terminated in certain circumstances prior to the completion of the Company Merger. These circumstances include, among others and subject to the requirements for termination in the Merger Agreement:

•	by mutual written consent of Extra Space and us;

•	by either Extra Space or us if:

•	the Mergers have not been consummated on or before March 31, 2016 (so long as the terminating party is not at fault);

•	there is a final, non-appealable order or injunction prohibiting the Mergers (so long as such order or injunction is not the result of the terminating party’s failure to satisfy its obligations under the Merger Agreement);

•	our stockholders fail to approve the Company Merger (so long as the failure to obtain stockholder approval was not due to an action or the failure to act of us that constitutes a material breach of any of our obligations under the Merger Agreement).

•	by Extra Space, if:

•	we breach or fail to perform any of our representations, warranties, covenants, or other agreements set forth in the Merger Agreement which would, or would reasonably be expected to, result in a failure of Extra Space’s conditions to consummation of the Mergers and we do not cure such breach within a specified period; or

•	our board of directors changes its recommendation of the Company Merger in a manner adverse to Extra Space or recommends any other acquisition proposal, we fail to include in this proxy statement our board of directors’ recommendation in favor of approval of the Company Merger, or if our board of directors otherwise enters into an agreement with respect to any other acquisition proposal in breach of the Merger Agreement; and

•	by us, if:

•	Extra Space breaches or fails to perform any of its representations, warranties, covenants, or other agreements set forth in the Merger Agreement which would, or would reasonably be expected to, result in a failure of our conditions to consummation of the Mergers and Extra Space does not cure such breach within a specified period;

•	prior to our stockholders approving the Company Merger and the Merger Agreement, a development or change in circumstances with respect to us and certain of our subsidiaries, taken as a whole, that occurred or arose after the date of the Merger Agreement, which was unknown to, nor reasonably foreseeable by our board of directors (an “Intervening Event”), provided that we pay the $38 million termination fee; or

•	our board of directors determines to accept a superior proposal in compliance with the Merger Agreement and enters into a definitive agreement with respect to the superior proposal, provided that we concurrently pay the $38 million termination fee.

•	Termination Fee (page 68). We are required to pay a termination fee of $38 million if the Merger Agreement is terminated under certain circumstances, including, among others, our board of directors terminates the Merger Agreement as a result of an Intervening Event or determines to accept a superior proposal in compliance with the Merger Agreement and enters into a definitive agreement with respect to such superior proposal.

•	Expenses (page 69). Generally, all fees and expenses incurred in connection with the Company Merger and the other transactions contemplated by the Merger Agreement will be paid by the party incurring those expenses. However, each of Extra Space and we may be obligated to pay the other party an amount up to $3 million in expense reimbursements if the Merger Agreement is terminated under certain circumstances.

•

Interests of Certain Persons in the Company Merger (page 47). Our directors and executive officers have interests in the Mergers that may be in addition to, or different from, the interests of our stockholders. These interests include, among others, the interests of our executive officers with respect to severance and change in control payments, ownership of OP Units, and accelerated vesting of equity awards to be available upon completion of the Mergers under certain circumstances. Additionally, the Excluded Assets will be sold pursuant to one or more purchase and sale agreements, for an aggregate purchase price of approximately $90 million to Strategic 1031, an entity owned and controlled by H. Michael Schwartz, our President, Chief Executive Officer and Chairman of our board of directors.

•	Financing and Extra Space Stockholder Approval (page 40). We and Extra Space estimate that the total amount of funds required to complete the Mergers and related transactions will be approximately $1.4 billion. We understand from Extra Space that it intends to fund this amount from the following sources: available cash on hand; amounts available under its credit facilities; and net proceeds from the issuance of equity and debt securities. The consummation of the Mergers is not subject to any financing condition or Extra Space stockholder approval.

•	Deregistration of Our Common Stock (page 41). If the Company Merger is completed, our common stock will be deregistered under the Exchange Act.

•	Material United States Federal Income Tax Consequences (page 42). The receipt of the merger consideration for each share of our common stock pursuant to the Company Merger will be a taxable transaction for U.S. federal income tax purposes. Generally for U.S. federal income tax purposes, you will recognize gain or loss as a result of the Company Merger measured by the difference, if any, between the merger consideration per share and your adjusted tax basis in that share. In addition, under certain circumstances, we may be required to withhold a portion of your merger consideration under applicable tax laws, including pursuant to the Foreign Investment in Real Property Tax Act of 1980 (“FIRPTA”). Tax matters can be complicated, and the tax consequences of the Company Merger to you will depend on your particular tax situation. We encourage you to consult your tax advisor regarding the tax consequences of the Company Merger to you.

•	No Appraisal or Dissenters’ Rights (page 78). As permitted by Maryland General Corporation Law (“MGCL”), our charter provides that stockholders are not entitled to exercise any appraisal rights unless our board of directors, upon the affirmative vote of a majority of the board of directors, determines that such rights apply. Because our board of directors has not made such a determination, our stockholders are not entitled to exercise any appraisal rights in connection with the Company Merger or any other transactions contemplated by the Merger Agreement.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGERS

The following questions and answers address briefly some questions you may have regarding the special meeting and the Mergers. These questions and answers do not address all questions that may be important to you. Accordingly, we urge you to read this entire proxy statement carefully, including the annexes to this proxy statement and the other documents to which we have referred you.

Q:	Why am I receiving this proxy statement?

A:	You are receiving this proxy statement and the accompanying proxy card because at the close of business on August 4, 2015, the record date for the special meeting, you owned shares of our common stock. This proxy statement contains information related to the solicitation of proxies for use at the special meeting of stockholders, to be held at 10:00 a.m., local time, on Tuesday, September 29, 2015 at the Balboa Bay Club, 1221 West Coast Highway, Newport Beach, California 92663, for the purposes stated in the accompanying Notice of Special Meeting of Stockholders. This solicitation is made by our board of directors on our behalf.

Q:	What will I be voting on at the special meeting?

A:	You will be asked to vote on the following proposals:

•	to approve the Company Merger, the Merger Agreement and the other transactions contemplated by the Merger Agreement;

•	to approve, on an advisory (non-binding) basis, the compensation that may be payable to our named executive officers in connection with the Company Merger; and

•	to approve adjournments of the special meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes at the special meeting to approve the Company Merger.

Q:	Will any other items of business come before the special meeting?

A:	No. As permitted by Maryland law, our bylaws require that any matter to be considered at the special meeting must be described in the Notice of Special Meeting of Stockholders. As such, the only items of business to come before the special meeting are those proposals described in the Notice of Special Meeting of Stockholders.

Q:	What is the proposed transaction?

A:	The proposed transaction is the acquisition of us by Extra Space pursuant to the Merger Agreement. The proposed transaction will be effected by three different transactions. We will merge with and into Merger Sub I, following which Merger Sub I will continue as the surviving company, and we will cease to exist as a separate public reporting company. Immediately after the completion of the Company Merger, Merger Sub I will transfer (the “Transfer”) certain of its limited partnership units of SmartStop OP (the “Transferred Units”) to a taxable REIT subsidiary of Extra Space. Immediately after the Transfer, Merger Sub II will merge with and into SmartStop OP, following which SmartStop OP will continue as the surviving entity. For additional information about the Mergers, please review the Merger Agreement attached to this proxy statement as Annex A and incorporated by reference into this proxy statement. We encourage you to read the Merger Agreement carefully and in its entirety, as it is the principal document governing the Mergers.

Q:	What effects will the Company Merger have on us?

A:	As a result of the Company Merger, we will cease to be a public reporting company and our assets will be indirectly wholly-owned by Extra Space. Following the consummation of the Company Merger, our common stock will be deregistered under the Exchange Act, and we will no longer be required to file periodic reports with the SEC.

Q:	What will I receive in the Mergers if they are completed?

A:	Upon completion of the Company Merger, stockholders of record as of August 4, 2015, the record date, will be entitled to receive an amount in cash equal to $13.75 per share of our common stock, without interest and less any applicable withholding taxes. Upon completion of the Partnership Merger, holders of the OP Units, other than OP Units held directly or indirectly by Extra Space, will be entitled to receive an amount in cash equal to $13.75 for each OP Unit, without interest and less any applicable withholding taxes, unless such holder is an “accredited investor” as defined by SEC rules and makes a valid election to receive common partnership units of Extra Space OP. If we or SmartStop OP declare or make any distributions to the holders of our common stock or the OP Units, as applicable, during the term of the Merger Agreement in excess of certain permitted distributions, the consideration payable to holders of our common stock or the OP Units, as applicable, will be decreased by an amount equal to the per share or OP Unit amount of such excess distributions. The aggregate consideration to be paid for shares of our outstanding common stock and the OP Units in the Mergers and satisfaction of our debt is estimated to be valued at approximately $1.4 billion.

Q:	How and when can a holder of the OP Units elect to receive common partnership units of Extra Space OP?

A:	If a holder of the OP Units is an “accredited investor” as defined by SEC rules and wishes to receive common partnership units of Extra Space OP, as payment for his or her OP Units, such holder must complete and submit a valid election statement to Extra Space. SmartStop OP is required to provide all holders of the OP Units an election statement where such holder may indicate his or her preference within three business days of the mailing of this proxy statement. To make an election, a holder of the OP Units must submit an election statement to Extra Space before 5:00 p.m., Mountain Time, on Thursday, September 24, 2015 (the “Election Deadline”). Election choices and election procedures are described under “The Mergers.”

Q:	What happens if an election is not made prior to the Election Deadline?

A:	If a holder of the OP Units fails to submit an election statement to Extra Space prior to the Election Deadline, then that holder will be deemed to have made no election and will receive an amount in cash equal to $13.75 for each OP Unit, without interest and less any applicable withholding taxes.

Q:	May a holder of the OP Units change his or her election once it has been submitted?

A:	Yes. An election may be changed so long as the new election is received by Extra Space prior to the Election Deadline. To change an election, a holder of the OP Units must send Extra Space a written notice revoking any election previously submitted.

Q:	Will I receive my regular dividends with respect to the common stock that I own?

A:

Yes. On June 24, 2015, our board of directors authorized a distribution rate for the third quarter of 2015 of $0.001917808 per day per share on the outstanding shares of our common stock payable to stockholders of record of such shares as shown on our books at the close of business on each day during the period, commencing on July 1, 2015 and continuing on each day thereafter through and including September 30, 2015. During the term of the Merger Agreement, we are permitted to pay to the holders of our common stock regular cash dividends and other distributions declared quarterly in advance, paid monthly and accrued daily including and through the consummation of the Mergers, in accordance with past practice at a rate not to exceed the annual rate of $0.70 per share or OP Unit. If we declare or make any other distributions during the term of the Merger Agreement without the prior written consent of Extra Space, then the merger consideration payable in respect of shares of our common stock or the OP Units, as applicable, will be decreased by an amount equal to the per share or OP Unit amount of such excess distributions.

Q:	Will I have to pay taxes on the merger consideration I receive?

A:	Yes. The receipt of the merger consideration for each share of our common stock pursuant to the Company Merger will be a taxable transaction for U.S. federal income tax purposes. Generally, for U.S. federal income tax purposes, you will recognize gain or loss as a result of the Company Merger measured by the difference, if any, between the merger consideration per share and your adjusted tax basis in that share of our common stock. In addition, under certain circumstances, we may be required to withhold a portion of your merger consideration under applicable tax laws, including FIRPTA. See “Material United States Federal Income Tax Consequences” for a more complete discussion of the U.S. federal income tax consequences of the Company Merger. Tax matters can be complicated, and the tax consequences of the Company Merger to you will depend on your particular tax situation. We encourage you to consult your tax advisor regarding the tax consequences of the Company Merger to you.

Q:	When do you expect the Mergers to be completed?

A:	We are working to complete the Mergers as soon as possible. If our stockholders approve the Company Merger at the special meeting, and assuming that the other conditions to the Mergers are satisfied or waived, we anticipate that the Mergers will become effective promptly after the special meeting.

Q:	If the Mergers are completed, when can I expect to receive payment?

A:	After the Mergers are completed, Extra Space will arrange to send a letter of transmittal to stockholders and holders of the OP Units. Payments will be made to stockholders and holders of the OP Units, respectively, upon submission of the letter of transmittal, properly endorsed share certificates, if applicable, and other documentation that may be required.

Q:	What happens if the Mergers are not consummated?

A:	If the Merger Agreement is not approved by our stockholders, or if the Mergers are not consummated for any other reason, our stockholders will not receive any payment for their shares in connection with the Company Merger. Instead, we will remain a public reporting company. Under specified circumstances, we may be required to pay Extra Space a termination fee of $38 million. See “The Merger Agreement—Termination Fees.”

Q:	What other transactions are expected to take place prior to the completion of the Mergers?

A:	The Merger Agreement provides that we must complete the sale of the Excluded Assets prior to the completion of the Mergers. The Excluded Assets will be sold pursuant to one or more asset purchase agreements, for an aggregate purchase price of approximately $90 million to Strategic 1031, an entity owned and controlled by H. Michael Schwartz, our President, Chief Executive Officer and Chairman of our board of directors.

Q:	What will I receive in connection with the sale of the Excluded Assets?

A:	The sale of the Excluded Assets will occur prior to the effective time. As such, all proceeds received in respect of the Excluded Assets will be received by us. The merger consideration to be received by holders of our common stock and holders of the OP Units already reflects the proceeds from the sale of the Excluded Assets. As such, no special dividend of the proceeds received in respect of the Excluded Assets will be made before or after the effective time.

Q:	What will happen if our stockholders do not approve the advisory proposal on executive compensation payable to our named executive officers in connection with the Company Merger?

A:	The approval of this proposal is not a condition to the completion of the Company Merger. The vote on this proposal is an advisory vote and will not be binding on us or Extra Space. If the Company Merger and the Merger Agreement are approved by our stockholders and the Mergers are completed, the Company Merger-related compensation may be paid to our named executive officers even if stockholders fail to approve this proposal.

Q:	When and where is the special meeting?

A:	The special meeting will take place at 10:00 a.m., local time, on Tuesday, September 29, 2015 at the Balboa Bay Club, 1221 West Coast Highway, Newport Beach, California 92663.

Q:	Who can vote at the special meeting?

A:	Holders of record of our common stock as of the close of business on August 4, 2015, which is the record date for the special meeting, are entitled to receive notice of and to vote at the special meeting. Our common stock is the only class of securities entitled to vote at the special meeting. Holders of the OP Units that do not own shares of our common stock as of the close of business on the record date are not entitled to attend or vote at the special meeting.

Q:	Who can attend the special meeting?

A:	You can attend the special meeting if you are a record or beneficial holder of our common stock at the close of business on the record date, or a duly appointed proxy. Holders of the OP Units who do not also hold shares of our common stock are not permitted to attend or vote at the special meeting. You will need to present proof of share ownership and valid picture identification, such as a driver’s license or passport, before being admitted. If your shares are held beneficially in the name of a bank, broker or other nominee (i.e., in “street name”), you must present proof of ownership by presenting a bank or brokerage account statement reflecting your share ownership as of the record date.

Q:	How many votes do I have?

A:	You have one vote for each share of our common stock that you held on the record date.

Q:	What will constitute a quorum at the special meeting?

A:	The presence at the special meeting, in person or by proxy, of the holders of a majority of our common stock outstanding at the close of business on the record date will constitute a quorum for the conduct of business at the special meeting. We will include abstentions and “broker non-votes,” if any, in the calculation of the number of shares considered to be present at the meeting for purposes of determining the presence of a quorum. A “broker non-vote” occurs when a broker, bank or other nominee holding shares for a beneficial owner has not received instructions from the beneficial owner.

As of the record date, there were 58,378,397 shares of our common stock outstanding and entitled to vote, and 29,189,199 shares of our common stock must be represented at the special meeting to obtain a quorum.

Q:	What vote is required to approve the Company Merger?

A:	Approval of the Company Merger requires the affirmative vote of a majority of the votes entitled to be cast on the matter at the special meeting. Each share of our common stock that was outstanding on the record date entitles the holder to one vote at the special meeting. Because the required vote for this proposal is based on the number of outstanding shares of our common stock entitled to vote at the special meeting, rather than the number of votes cast, failure to vote your shares, abstentions and a failure to provide instructions to your broker, bank or other nominee with respect to this proposal will have the same effect as voting against approval of the Company Merger.

Q:	What vote is required to approve the advisory (non-binding) proposal to approve the compensation that may become payable to our named executive officers in connection with the Company Merger?

A:	Approval of the advisory (non-binding) proposal to approve the compensation that may become payable to our named executive officers in connection with the Company Merger requires the affirmative vote of not less than a majority of the votes cast on the matter. If you fail to vote your shares or abstain from voting with respect to this proposal, or if you fail to provide instructions to your broker, bank or other nominee with respect to this proposal, your failure to vote will not have any effect on the outcome, assuming a quorum is present.

Q:	What vote is required to approve a proposal to adjourn the special meeting?

A:	Approval of a proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies requires the affirmative vote of not less than a majority of the votes cast on the matter. If you fail to vote your shares or abstain from voting with respect to this proposal, or if you fail to provide instructions to your broker, bank or other nominee with respect to this proposal, your failure to vote will not have any effect on the outcome, assuming a quorum is present.

Q:	How does our board of directors recommend that I vote?

A:	Our board of directors has unanimously authorized and approved the Company Merger, the Merger Agreement and the other transactions contemplated by the Merger Agreement, and declared that the Company Merger, the Merger Agreement and the other transactions contemplated by the Merger Agreement are advisable and in the best interests of us and our stockholders. Accordingly, our board of directors unanimously recommends you vote “FOR” the approval of the Company Merger and the Merger Agreement at the special meeting. Please see “The Company Merger—Reasons for the Company Merger and Recommendation of Our Board of Directors” on page 29 for a discussion of the material factors, risks and countervailing factors considered by our board of directors in making its recommendation. Our board of directors also recommends that you vote “FOR” the approval of the advisory (non-binding) proposal to approve the compensation that may become payable to our named executive officers in connection with the Company Merger, and “FOR” the proposal to approve the adjournment of the special meeting, if necessary or appropriate, for the purpose of soliciting additional proxies.

Q:	How do I cast my vote?

A:	If you hold your shares of our common stock directly, you may vote in person at the special meeting or submit a proxy by completing, signing, dating and returning the enclosed proxy card in the accompanying pre-addressed, postage paid envelope, or, if you prefer, you can vote via telephonic or Internet proxy authorization by following the instructions on the enclosed proxy card.

Q:	How do I cast my vote if my shares of common stock are held in “street name” through a broker, bank or other nominee?

A:	If you hold your shares of our common stock in “street name” through a broker, bank or other nominee, your broker, bank or other nominee will not vote your shares unless you provide instructions on how to vote. You must obtain a voting instruction form from the broker, bank or other nominee that is the record holder of your shares and provide the broker, bank or other nominee with instructions on how to vote your shares. The inability of your record holder to vote your shares, often referred to as a “broker non-vote,” will have the same effect as a vote against approval of the Company Merger but will have no effect on the proposal to approve any adjournments of the special meeting, if necessary or appropriate, for the purpose of soliciting additional proxies, assuming a quorum is present. If you hold your shares of our common stock in “street name” through a broker, bank or other nominee, you may also vote in person at the special meeting if you obtain a legal proxy from your broker, bank or other nominee.

Q:	What will happen if I fail to vote or abstain from voting?

A:	If you fail to cast your vote in person or by proxy, or if you hold your shares of our common stock in “street name” through a broker, bank or other nominee and fail to give voting instructions to the record holder of your shares, or if you abstain from voting, it will have the same effect as a vote against the proposal to approve the Company Merger. If you fail to cast your vote in person or by proxy, or if you hold your shares of our common stock in “street name” through a broker, bank or other nominee and fail to give voting instructions to the record holder of your shares, or if you abstain from voting, it will not have any effect on the outcome of the proposal to approve the advisory (non-binding) proposal to approve the compensation that may become payable to our named executive officers in connection with the Company Merger or the proposal to approve any adjournments of the special meeting, if necessary or appropriate, for the purpose of soliciting additional proxies, assuming a quorum is present.

Q:	How will proxy cards be voted?

A:	If you properly submit a proxy card prior to the special meeting, or you properly submit a proxy via telephonic or Internet proxy authorization, your shares will be voted as you direct. If you properly submit a proxy card prior to the special meeting, but do not indicate how to vote your shares, your shares will be voted “FOR” the approval of the Company Merger, “FOR” the approval of the advisory (non-binding) proposal to approve the compensation that may become payable to our named executive officers in connection with the Company Merger, and “FOR” the proposal to approve any adjournments of the special meeting, if necessary or appropriate, for the purpose of soliciting additional proxies.

Q:	What happens if I sell my shares before the special meeting?

A:	If you hold shares of our common stock at the close of business on the record date but transfer these shares prior to the special meeting, you will retain your right to vote at the special meeting, but not the right to receive the merger consideration. Only a person who holds shares of our common stock at the effective time of the Company Merger is entitled to receive the merger consideration.

Q:	Can I change my vote?

A:	Yes. You may change or revoke a previously granted proxy at any time before it is exercised by either:

•	submitting a later-dated proxy card, in person at the special meeting or by mail, or otherwise submitting a new proxy via telephonic or Internet proxy authorization; or

•	delivering instructions to us at our executive offices by writing to SmartStop Self Storage, Inc., Attention: Paula Mathews, 111 Corporate Drive, Suite 120, Ladera Ranch, California 92694.

Attendance at the special meeting will not, in itself, constitute revocation of a previously granted proxy.

If your shares are held in “street name,” then you may change your vote by submitting new voting instructions by contacting your broker, bank or other nominee. You may also vote in person at the special meeting if you obtain a legal proxy from your broker, bank or other nominee.

Q:	Should I send in my share certificates now?

A:	No. Shortly after the Mergers are completed, Extra Space will arrange to send a letter of transmittal to stockholders and holders of the OP Units whose shares or partnership units are certificated. Payments will be made to stockholders and holders of the OP Units, respectively, upon submission of the letter of transmittal, properly endorsed share or unit certificates, if applicable, and other documentation that may be required. You should use the letter of transmittal to exchange share or unit certificates for the merger consideration to which you are entitled as a result of the Mergers. DO NOT SEND ANY CERTIFICATES WITH YOUR PROXY.

Q:	What if my shares or OP Units are uncertificated?

A:	For those holders of record of uncertificated shares of our common stock or OP Units or represented by book-entry positions (the “Book-Entry Shares”), as soon as reasonably practicable following the effective time, such Book-Entry Shares will be converted into the merger consideration and reflected as such in the account where your shares or the OP Units are held. Extra Space will arrange to send you your merger consideration in respect of your shares of our common stock or the OP Units.

Q:	Are our stockholders entitled to appraisal rights?

A:	As permitted by the MGCL, our charter provides that stockholders are not entitled to exercise any appraisal rights unless our board of directors, upon the affirmative vote of a majority of the board of directors, determines that such rights may be exercised. Because our board of directors has not made such a determination, our stockholders are not entitled to exercise any appraisal rights. For more information, see “No Appraisal or Dissenters’ Rights” on page 78 of this proxy statement.

Q:	Where can I find more information about the company?

A:	We file certain information with the SEC. This information is available at the Internet site the SEC maintains at http://www.sec.gov and on our website at http://www.strategicstoragetrust.com. Information contained on our website is not part of, or incorporated by reference in, this proxy statement. You can also request copies of these documents from us. See “Where You Can Find More Information” on page 79.

Q:	Who will solicit and pay the cost of soliciting proxies?

A:	We will bear the cost of soliciting proxies for the special meeting. Our board of directors is soliciting your proxy on our behalf. Our directors, officers and employees may solicit proxies by telephone and facsimile, by mail, on the Internet or in person. They will not be paid any additional amounts for soliciting proxies. We have also retained Boston Financial Data Services, Inc. (“Boston Financial”) to assist us in the solicitation of proxies, and have agreed to pay them approximately $60,000, plus reimbursement of out-of-pocket expenses, for their services. We will also request that banking institutions, brokerage firms, custodians, directors, nominees, fiduciaries and other like parties forward the solicitation materials to the beneficial owners of shares of our common stock held of record by such persons, and we will, upon request of such persons, reimburse forwarding charges and out-of-pocket expenses.

Q:	What is “householding” and how does it affect me?

A:	The SEC has adopted a rule concerning the delivery of documents filed by us with the SEC, including proxy statements, which allows us to send a single proxy statement to any household at which two or more stockholders reside if they share the same last name or we reasonably believe they are members of the same family. This procedure is referred to as “householding.” This rule benefits both you and us. It reduces the volume of duplicate information received at your household and helps us reduce expenses. Each stockholder subject to householding will continue to receive a separate proxy card or voting instruction card.

We will promptly deliver, upon written or oral request, a separate copy of this proxy statement to a stockholder at a shared address to which a single copy was previously delivered. If you received a single copy of this proxy statement, but you would prefer to receive your own copy, you may direct requests for separate copies to SmartStop Self Storage, Inc., Attention: Paula Mathews, 111 Corporate Drive, Suite 120, Ladera Ranch, California 92694 or call us at (877) 327-3485. Also, if your household currently receives multiple copies of disclosure documents and you would like to receive just one set, please contact us at the same address and phone number.

Q:	Who can help answer my other questions?

A:	If you have more questions about the special meeting or the Mergers, you should contact Paula Mathews, our Assistant Secretary, as follows:

SmartStop Self Storage, Inc.

Attention: Paula Mathews

111 Corporate Drive

Suite 120

Ladera Ranch, California 92694

(877) 327-3485

If you hold your shares in “street name” through a broker, bank or other nominee, you may also call your broker, bank or other nominee for additional information.

You should rely only on the information provided in or incorporated by reference into this proxy statement. We have not authorized anyone to provide you with different information. You should assume that the information in this proxy statement is accurate only as of the date of this proxy statement or, where information relates to another date set forth in this proxy statement, then as of that date.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Various matters discussed in this proxy statement and the information incorporated by reference herein contain forward-looking statements. These forward-looking statements are based on current expectations and are not guarantees of future performance. Such statements include, in particular, statements about our plans, strategies, and prospects and are subject to certain risks and uncertainties, including known and unknown risks, which could cause actual results to differ materially from those projected or anticipated. Therefore, such statements are not intended to be a guarantee of our performance in future periods. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “seek,” “believe,” “continue,” or other similar words. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date this proxy statement is filed with the SEC. We cannot guarantee the accuracy of any such forward-looking statements contained in this proxy statement, and we do not intend to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Any such forward-looking statements are subject to risks, uncertainties, and other factors and are based on a number of assumptions involving judgments with respect to, among other things, future economic, competitive, and market conditions, all of which are difficult or impossible to predict accurately. To the extent that our assumptions differ from actual results, our ability to meet such forward-looking statements, including our ability to generate positive cash flow from operations and provide distributions to stockholders, and our ability to find suitable investment properties, may be significantly hindered. Among those risks, uncertainties, and other factors are:

•	the satisfaction of the conditions to the Mergers, including the receipt of stockholder approval of the Company Merger;

•	the occurrence of any event, change or other circumstance that could result in the termination of the Merger Agreement;

•	the failure of the Mergers to close for any other reason;

•	the amount of the costs, fees and expenses related to the Mergers;

•	the outcome of the Mergers or any other strategic alternative course of action;

•	adverse changes in general economic conditions, the real estate and self-storage industries and in the markets in which we operate;

•	the effect of competition from new and existing stores or other storage alternatives, which could cause rents and occupancy rates to decline;

•	difficulties in our ability to evaluate, finance, complete and integrate acquisitions and developments successfully and to lease up those stores, which could adversely affect our profitability;

•	potential liability for uninsured losses and environmental contamination;

•	the impact of the regulatory environment as well as national, state, and local laws and regulations including, without limitation, those governing REITs and other aspects of our business, which could adversely affect our results;

•	increased interest rates and operating costs;

•	reductions in asset valuations and related impairment charges;

•	the failure of our joint venture partners to fulfill their obligations to us or their pursuit of actions that are inconsistent with our objectives;

•	the failure to maintain our REIT status for federal income tax purposes; and

•	difficulties in our ability to attract and retain qualified personnel and management members.

The risks and uncertainties included above are not exhaustive. We operate in a very competitive and rapidly changing environment, and new risks arise from time to time. It is impossible for us to predict, or assess the impact of, all such risks. These risks and uncertainties, along with the risk factors discussed under “Item 1A. —Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2014 filed with the SEC on March 25, 2015, should be considered in evaluating any forward-looking statements contained in this proxy statement. All forward-looking statements speak only as of the date of this proxy statement. All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are qualified by the cautionary statements in this section.

THE SPECIAL MEETING

Date, Time and Place of the Special Meeting

This proxy statement is being furnished to our stockholders in connection with the solicitation of proxies by our board of directors for use at a special meeting to be held on Tuesday, September 29, 2015 at 10:00 a.m., local time. The special meeting will take place at the Balboa Bay Club, 1221 West Coast Highway, Newport Beach, California 92663.

Purpose

The purpose of the special meeting is for you to consider and vote upon the following proposals:

•	to approve the Company Merger, the Merger Agreement and the other transactions contemplated by the Merger Agreement;

•	to approve, on an advisory (non-binding) basis, the compensation that may become payable to our named executive officers in connection with the Company Merger; and

•	to approve any adjournments of the special meeting, if necessary or appropriate, for the purpose of soliciting additional proxies if there are not sufficient votes at the time of the special meeting to approve the Company Merger.

Our stockholders must approve the Company Merger and the Merger Agreement for the Company Merger to occur. A copy of the Merger Agreement is attached as Annex A to this proxy statement, which we encourage you to read carefully in its entirety. Please see “The Merger Agreement” on page 53 below for a summary of the material provisions of the Merger Agreement.

Record Date, Notice and Quorum

Only holders of our common stock at the close of business on August 4, 2015, which is the record date for the special meeting, are entitled to receive notice of and vote at the special meeting or any postponements or adjournments of the special meeting. On the record date, there were 58,378,397 shares of our common stock outstanding and entitled to vote.

The presence at the special meeting, represented in person or by proxy, of the holders of a majority of our outstanding common stock at the close of business on the record date will constitute a quorum for conduct of business at the special meeting. A quorum is necessary to hold the special meeting. Any shares of our common stock held by any of our subsidiaries are not considered to be outstanding for purposes of determining a quorum. Abstentions will be counted as shares present for the purposes of determining a quorum.

Required Vote

Approval of the Company Merger, the Merger Agreement and the other transactions contemplated by the Merger Agreement requires the affirmative vote of the holders of a majority of the votes entitled to be cast on the matter at the special meeting. Each share of our common stock that was outstanding on the record date entitles the holder to one vote at the special meeting. Because the required vote for this proposal is based on the number of outstanding shares of our common stock rather than on the number of votes cast, failure to vote the shares of our common stock that you own (including as a result of failing to provide instructions to your broker, bank or other nominee) and abstentions will have the same effect as voting against approval of the Company Merger, the Merger Agreement and the other transactions contemplated by the Merger Agreement.

The proposals to approve, on an advisory (non-binding) basis, the compensation that may become payable to our named executive officers in connection with the Company Merger and to approve any adjournments of the special meeting, if necessary or appropriate, for the purpose of soliciting additional proxies require the affirmative vote of holders of a majority of the votes cast on the matter. For these proposals, if you abstain from voting or fail to vote shares of our common stock that you own, or if you fail to provide instructions to your broker, bank or other nominee, such failure will not have any effect on the outcome of the proposal, assuming a quorum is present.

Voting by our Directors and Executive Officers

As of the date hereof, none of our directors and officers have entered into voting agreements with Extra Space to vote their shares of our common stock in favor of the proposals to be presented at the special meeting. However, it is anticipated that each of our directors and officers will vote in favor of each proposal. As of the record date, our directors and executive officers were entitled to vote an aggregate of approximately 21,379 shares of our common stock, representing approximately 0.04% of the shares of our common stock outstanding on that date.

Voting

Stockholders of record may cause their shares of our common stock to be voted using one of the following methods:

•	mark, sign, date and return the enclosed proxy card by mail;

•	submit your proxy or voting instructions by telephone or by Internet by following the instructions included with your proxy card; or

•	appear and vote in person by ballot at the special meeting.

Regardless of whether you plan to attend the special meeting, we request that you complete and return your proxy as promptly as possible. If you own shares through a broker, bank or other nominee (i.e., in “street name”), you must provide voting instructions in accordance with the instructions on the voting instruction card that your broker, bank or other nominee provides to you. You should instruct your broker, bank or other nominee as to how to vote your shares, following the directions contained in such voting instruction card. If you have not received such voting instructions or require further information regarding such voting instructions, contact your broker, bank or other nominee who can give you directions on how to vote your shares.

Proxies and Revocation

If you submit a proxy, your shares will be voted at the special meeting as you indicate on your proxy. If no instructions are indicated on your signed proxy card, your shares will be voted “FOR” approval of the Company Merger and the Merger Agreement, “FOR” approval of the compensation that may become payable to our named executive officers in connection with the Company Merger, and “FOR” approval of the proposal to adjourn the special meeting, if necessary or appropriate, for the purpose of soliciting additional proxies.

You may revoke your proxy at any time, but only before the proxy is voted at the special meeting, in any of three ways:

•	submitting a later-dated proxy, in person at the special meeting or by mail, or submitting your proxy or voting instructions by telephone or by Internet at a date after the date of the previously submitted proxy relating to the same shares;

•	delivering instructions to our Assistant Secretary in writing at our executive offices located at: SmartStop Self Storage, Inc., Attention: Paula Mathews, 111 Corporate Drive, Suite 120, Ladera Ranch, California 92694; or

•	by attending the special meeting and voting in person by ballot.

Attendance at the special meeting will not, in itself, constitute revocation of a previously granted proxy. If you own your shares in “street name,” you may revoke or change previously delivered voting instructions by following the instructions provided by the broker, bank or other nominee that is the registered owner of shares of our common stock.

You will only be asked to approve the Company Merger, the Merger Agreement and the other transactions contemplated by the Merger Agreement, the compensation that may become payable to our named executive officers in connection with the Company Merger and any adjournments of the special meeting, if necessary or appropriate, for the purpose of soliciting additional proxies. No additional matters will be brought before the special meeting.

We will pay the costs of soliciting proxies for the special meeting. Our directors, officers and employees may solicit proxies by telephone and facsimile, by mail, on the Internet or in person. They will not be paid any additional amounts for soliciting proxies. We have retained Boston Financial to assist us in the solicitation of proxies, and will pay fees of approximately $60,000, plus reimbursement of out-of-pocket expenses, to Boston Financial for their services. In addition, our arrangement with Boston Financial includes provisions obligating us to indemnify it for certain liabilities that could arise in connection with its solicitation of proxies on our behalf. We will also request that individuals and entities holding shares of our common stock in their names, or in the names of their nominees, that are beneficially owned by others, send proxy materials to and obtain proxies from those beneficial owners, and, upon request, will reimburse those holders for their reasonable expenses in performing those services.

Adjournments; Other Procedural Matters

If a quorum is not present in person or represented by proxy at the special meeting, the stockholders present in person or represented by proxy at the special meeting may adjourn the meeting from time to time to a date not more than 120 days after the record date for the special meeting without notice other than announcement at the special meeting. At the adjourned special meeting at which a quorum is present, any business may be transacted that might have been transacted at the special meeting as originally notified.

If a quorum is present in person or represented by proxy at the special meeting, but there are not sufficient votes at the special meeting to approve the Company Merger, then the persons named as proxies on the proxy card may be asked to approve one or more adjournments of the special meeting to permit further solicitation of proxies. The persons named as proxies on the proxy card will only have the authority to approve such adjournments as instructed by you or your proxy. Any adjournment of the special meeting for the purpose of soliciting additional proxies will allow our stockholders who have already granted their proxies to revoke them at any time prior to their use. Please see “Approval for Certain Adjournments of the Special Meeting” on page 75.

The grant of a proxy will confer discretionary authority on the persons named as proxies on the proxy card to vote in their discretion on procedural matters incident to the conduct of the special meeting. If the persons named as proxies on the proxy card are asked to vote for one or more adjournments of the special meeting for matters incidental to the conduct of the special meeting, as opposed to adjournments to solicit additional proxies, such persons will have the authority to vote in their discretion on such matters.

THE PARTIES TO THE MERGERS

SmartStop Self Storage, Inc.

111 Corporate Drive, Suite 120

Ladera Ranch, California 92694

(877) 327-3485

We are a fully integrated, self-administered and self-managed REIT formed as a Maryland corporation on August 14, 2007, to own, operate, acquire, develop and redevelop self-storage facilities located throughout the United States and the greater Toronto area.

On September 4, 2014, we entered into a series of transactions, agreements, and amendments to our existing agreements and arrangements with SmartStop OP, Strategic Storage Holdings, LLC (“SSH”) and our former advisor, Strategic Storage Advisor, LLC (the “Former Advisor”), pursuant to which, effective as of August 31, 2014, we acquired the self-storage advisory, asset management, property management and investment management businesses of SSH (the “Self Administration and Investment Management Transaction”). SSH was the sole member of the Former Advisor and Strategic Storage Property Management, LLC (the “Property Manager”), and is indirectly owned and controlled by our executive officers. The Former Advisor had been responsible for, among other things, managing our affairs on a day-to-day basis and identifying and making acquisitions and investments on our behalf, and is owned and controlled by our management team.

As a result of the Self Administration and Investment Management Transaction, we are now self-managed, succeed to the advisory, asset management and property management arrangements with two additional REITs, Strategic Storage Trust II, Inc. (“SST II”) and Strategic Storage Growth Trust, Inc. (“SSGT”) (collectively “the Managed REITs”). We have elected to qualify as a REIT for federal income tax purposes.

We derive substantially all of our revenues from: (i) rents received from tenants who rent storage units under month-to-month leases at each of our self-storage facilities; (ii) sales of packing- and storage-related supplies at our storage facilities; (iii) our tenant insurance and reinsurance program; and (iv) advisory, asset management, property management and other fees we receive from the Managed REITs.

Our website is www.strategicstoragetrust.com. The information contained on our website is not incorporated into, and does not form a part of, this proxy statement. For additional information about us and our business, please refer to “Where You Can Find More Information” on page 79.

SmartStop Self Storage Operating Partnership, L.P.

c/o SmartStop Self Storage, Inc.

111 Corporate Drive, Suite 120

Ladera Ranch, California 92694

(877) 327-3485

SmartStop Self Storage Operating Partnership, L.P., or SmartStop OP, is a Delaware limited partnership through which we conduct substantially all of our business and own, either directly or indirectly through subsidiaries, substantially all of our assets. We are the sole general partner of SmartStop OP, and therefore, we control SmartStop OP. This structure is commonly referred to as an umbrella partnership REIT or “UPREIT.”

Extra Space Storage Inc.

2795 East Cottonwood Parkway, Suite 400

Salt Lake City, Utah 84121

(801) 365-4600

Extra Space Storage Inc., or Extra Space, is a fully integrated, self-administered and self-managed REIT formed as a Maryland corporation on April 30, 2004, to own, operate, manage, acquire and redevelop professionally managed self-storage properties. Extra Space was formed to continue the business of Extra Space

Storage LLC and its subsidiaries, which had engaged in the self-storage business since 1977. These companies were reorganized after the consummation of Extra Space’s initial public offering and various formation transactions. Extra Space has elected to qualify as a REIT for federal income tax purposes.

Extra Space operates in three distinct segments: (i) rental operations; (ii) tenant reinsurance; and (iii) property management, acquisition and redevelopment. Extra Space’s rental operations activities include rental operations of stores in which they have an ownership interest. Tenant reinsurance activities include the reinsurance of risks relating to the loss of goods stored by tenants in Extra Space’s owned and managed stores. Extra Space’s property management, acquisition and redevelopment activities include managing, acquiring, redeveloping and selling stores.

Extra Space’s website is www.extraspace.com. The information contained on Extra Space’s website is not incorporated into, and does not form a part of, this proxy statement. Extra Space’s common stock is listed on the New York Stock Exchange under the symbol “EXR.”

Extra Space Storage LP

c/o Extra Space Storage Inc.

2795 East Cottonwood Parkway, Suite 400

Salt Lake City, Utah 84121

(801) 365-4600

Extra Space Storage LP, or Extra Space OP, is a Delaware limited partnership and a subsidiary of Extra Space. Substantially all of Extra Space’s assets are owned, directly or indirectly, and substantially all of Extra Space’s operations are conducted, directly or indirectly, through Extra Space OP. Extra Space’s primary assets are general partner and limited partner interests in Extra Space OP, resulting in an UPREIT structure.

Edgewater REIT Acquisition (MD) LLC

c/o Extra Space Storage Inc.

2795 East Cottonwood Parkway, Suite 400

Salt Lake City, Utah 84121

(801) 365-4600

Edgewater REIT Acquisition (MD) LLC, or Merger Sub I, is a Maryland limited liability company and an indirect wholly-owned subsidiary of Extra Space OP. Merger Sub I was formed by Extra Space OP on June 2, 2015 in connection with the Mergers. Pursuant to the Merger Agreement, we will merge with and into Merger Sub I, with Merger Sub I remaining as the surviving entity.

Edgewater Partnership Acquisition (DE) LLC

c/o Extra Space Storage Inc.

2795 East Cottonwood Parkway, Suite 400

Salt Lake City, Utah 84121

(801) 365-4600

Edgewater Partnership Acquisition (DE) LLC, or Merger Sub II, is a Delaware limited liability company and an indirect wholly-owned subsidiary of Extra Space OP. Merger Sub II was formed by Extra Space OP on June 1, 2015 in connection with the Mergers. Pursuant to the Merger Agreement and immediately after the completion of the Transfer (which will occur immediately after the Company Merger), Merger Sub II will merge with and into SmartStop OP, with SmartStop OP remaining as the surviving entity.

THE COMPANY MERGER

(PROPOSAL 1)

General Description of the Company Merger

Under the terms of the Merger Agreement, Extra Space will acquire us and our subsidiaries, including SmartStop OP, through the Mergers. We will merge with and into Merger Sub I, following which Merger Sub I will survive as an indirect wholly-owned subsidiary of Extra Space OP, and we will cease to exist as a separate public reporting company. In addition, immediately after the completion of the Company Merger, Merger Sub I will transfer the Transferred Units to a subsidiary of Extra Space. Immediately after the Transfer, Merger Sub II will merge with and into SmartStop OP, our operating partnership, following which SmartStop OP will survive as the surviving entity.

As the general partner of SmartStop OP and the holder of more than fifty percent of the limited partnership units of SmartStop OP, we have already taken all actions necessary to approve the Partnership Merger and no further approvals of any of the limited partners of SmartStop OP are required to complete the Partnership Merger. This proxy statement does not constitute any solicitation of consents with respect to the Partnership Merger, and does not constitute an offer to exchange or convert the OP Units that you may own for or into shares of our common stock or merger consideration.

Background of the Company Merger

Our senior management and board of directors periodically review and, when advisable, revise our long-term strategy and objectives in light of developments in real estate markets, capital market conditions and our business and capabilities. Since we commenced our operations in 2008, our senior management and board of directors have considered various potential strategic alternatives with the goal of maximizing stockholder value, including potential acquisitions, dispositions, exchange listing, business combination transactions and issuances of minority equity stakes to one or more investors.

On March 20, 2013, H. Michael Schwartz, our President, Chief Executive Officer and Chairman of our board of directors, reported to the board of directors that he had begun discussing with several investment banking firms their possible engagement to explore liquidity options due to the fact that we are, and remain, non-traded and that certain of our stockholders had already been invested for nearly five years without any liquidity other than our share redemption program. At that time, our independent directors, Harold “Skip” Perry and Timothy S. Morris, met with representatives of our outside legal counsel, Baker, Donelson, Bearman, Caldwell & Berkowitz, PC, to discuss their role, directors’ fiduciary duties under Maryland law and the process for selecting an investment banking firm to advise on liquidity options.

Over the next several weeks, Mr. Schwartz interviewed four investment banking firms and reported to the board of directors the costs, experience level and other factors associated with each. On May 10, 2013, Mr. Schwartz discussed the advisability of a self-administration transaction with the board of directors to better position us for a potential initial public offering or sale to a strategic buyer or financial sponsor. The board of directors also narrowed the choice of investment banking firms to two.

Also on May 10, 2013, our independent directors, meeting as our board of directors’ Nominating and Corporate Governance Committee and acting as a special committee of our board of directors, discussed possible options to provide our stockholders with liquidity. In particular, the special committee considered the timeline of events necessary to conduct a self-administration transaction, which would be considered an affiliate transaction due to the fact that our Former Advisor was controlled by Mr. Schwartz, and listing on a national securities exchange.

On May 20, 2013, our board of directors met to discuss engaging an investment banking firm to advise us on possible strategic alternatives and determined to engage Citigroup Global Markets Inc. as its investment banking advisor in connection with a review of potential strategic alternatives. The board of directors discussed pursuing a self-administration transaction and subsequently listing on a national securities exchange. On May 30, 2013, Citigroup was engaged to explore an initial public offering of our common stock or a listing on a national securities exchange in conjunction with a Dutch auction tender offer of our common stock. During the next several months, our board of directors, in consultation with our legal advisors and representatives from Citigroup, evaluated these and other strategic alternatives.

On November 7 and 8 of 2013, our board of directors met with representatives of Citigroup to discuss various liquidity options and market and industry conditions. The options discussed were an initial public offering, listing on a national exchange or a merger or sale of our properties. The special committee and its legal advisors met separately on November 8, 2013 to discuss price considerations in the context of a sale of our properties.

On December 3, 2013, our board of directors formally retained Citigroup to act as our financial advisor in connection with a potential sale.

In mid-December of 2013, Mr. Schwartz contacted Extra Space regarding a possible transaction. Extra Space executed a nondisclosure agreement and thereafter performed a substantial amount of due diligence on us. Senior management of both companies met in person in California on January 9, 2014 and January 15, 2014. Extra Space orally indicated a possible transaction price of $9.50 per SmartStop share, which price excluded the value of the Canadian Assets, which at the time only consisted of four properties, the Ladera Ranch self-storage property, the Ladera Ranch development property, our interest in the Hawthorne property, our San Francisco property and our 1.49% interest in Montgomery County DST deemed by Extra Space to be not complementary to Extra Space’s portfolio or otherwise not of primary interest to Extra Space. Our management estimated these assets and our net working capital to be valued at approximately $1.98 per share, providing gross proceeds of $11.48 per share and a net price to stockholders of approximately $11.35 per share, net of estimated fees and allocations. Extra Space did not, however, submit a written indication of interest. The parties were unable to reach an agreement on terms, and in mid-January 2014, we ceased negotiations.

On January 31, 2014, the board of directors authorized Citigroup to contact potential bidders for a transaction that would involve either a sale of our assets or a minority investment in us. Beginning on February 3, 2014, Citigroup contacted four potential strategic bidders, one of which was Extra Space, and twenty-three financial sponsors. The list of potential bidders included, after consultation with Citigroup, the publicly-traded self-storage companies with sufficient size to consummate a transaction and those private equity firms that currently or previously held self-storage assets or which were believed to have the financial ability to consummate a transaction.

Citigroup received seven preliminary indications of interest during this process. Party A, a strategic buyer, submitted a per share price of $10.56 for a 100% stake in us, payable 8% in cash and 92% in stock. Party B, a strategic buyer, submitted a proposed price of $9.36 per share for an all-stock transaction, and $8.92 per share for an all-cash transaction. Party C, a strategic buyer, submitted an all-cash per share offer of $6.24. Party D, a financial sponsor, submitted a proposed price of between $11.00 and $11.50 per share for a pro forma 30%-50% stake in us. Party E, a financial sponsor, submitted a per share price of $9.10, and Party F, another financial sponsor submitted a proposed price of $8.38 per share. Extra Space orally indicated a price of $9.67 per share. For comparison purposes to the $13.75 per share being offered in the Company Merger, the above per share bid prices require adjustment to add the value of certain assets being excluded from the proposed sale, which our management valued at $1.98 per share, and to subtract the incentive fee that would be payable by us to our Former Advisor. The incentive fee was estimated to equal $0.27 per share in the case of Party A, $0.12 per share in the case of an all-stock transaction with Party B and $0.09 per share in the case of an all-cash transaction with Party B, $0.08 per share in the case of Party C, between $0.33 and $0.41 per share in the case of Party D, $0.10 per share in the case of Party E, $0.08 per share in the case of Party F, and $0.15 per share in the case of Extra Space. The comparative proposed prices offered by Party A, Party B, Party C, Party D, Party E and Party F were $12.27, $10.81 to $11.22, $8.14, $12.65 to $13.07, $10.98 and $10.28 per share, respectively. The comparative price indicated by Extra Space was $11.50 per share.

On March 7, 2014, Citigroup presented to the board of directors a summary of the indications of interest. Mr. Schwartz indicated that he believed the offers were inadequate, and discussed with the other directors the possibility of continuing without a sale or investment. The independent directors expressed a desire to move forward in the auction process with at least one strategic and one financial party, and authorized Citigroup to invite Party A and Party D to participate in a second round of bidding and inquire from the other bidders whether they were willing to raise their bids. The board of directors also discussed the possibility of retaining Robert A. Stanger & Co., Inc. as our financial advisor to assist with the analysis of strategic alternatives. On March 20, 2014, Stanger, who has particular expertise in the real estate and non-traded REIT industry, was engaged to review the bids from the prior bidders and to review other strategic alternatives, including a self-administration transaction.

Party A did not respond to any follow-on communications regarding the bidding process, and ultimately informed Citigroup that it was no longer interested in pursuing a transaction with us. Furthermore, the other bidders, Parties B, C, E and F, were unwilling to raise their bids.

On March 21, 2014, the board of directors met with representatives of Stanger to discuss the non-traded REIT market and the offer made by Party D. The board of directors discussed the potential benefits of delaying a transaction until we had increased our occupancy and rental rates, which could result in increased value, compared with the benefits of an equity investment by Party D. Our board of directors requested management to meet with Party D and gather further information despite our board of directors’ reservations.

On March 26, 2014, Party D attended a management presentation at our headquarters and presented a draft term sheet for a minority investment in us that would include giving Party D significant governance and operational protections.

On March 28, 2014, the board of directors met with its legal advisors and management to consider Party D’s draft term sheet. The directors expressed their concerns that the proposed protections were overly burdensome, the transaction did not provide for liquidity to existing stockholders and that we might not be able to accretively deploy capital due to a relatively low capitalization rate environment.

On April 1, 2014, the special committee met with representatives of Stanger to discuss Party D’s offer. At the meeting, the special committee rejected Party D’s offer and decided to move forward with consideration of a self-administration transaction, which our special committee believed would better position us for a liquidity event.

During the months of June, July and August of 2014, the special committee and its legal and financial advisors, Baker Donelson and Stanger, negotiated with the Former Advisor, Strategic Storage Holdings, LLC, the sole member of our Former Advisor, and their legal advisor, Kaplan Voekler Cunningham & Frank PLC, on the terms and conditions of the self-administration transaction.

On September 4, 2014, we completed the self-administration transaction. On that date, we entered into a series of transactions, agreements and amendments to our existing agreements and arrangement with the Former Advisor and Strategic Storage Holdings, LLC that resulted in our becoming self-managed and succeeding to the advisory, asset management and property management arrangements with two additional REITs, Strategic Storage Trust II, Inc. and Strategic Storage Growth Trust, Inc. In connection with the self-administration transaction, Stanger rendered an opinion as to the fairness, from a financial point of view to us, of the consideration paid by us in connection with the self-administration transaction.

During the negotiation and following the completion of the self-administration transaction, our board of directors continued to explore options to maximize stockholder value and to provide liquidity to our stockholders. In addition to sale transactions, our board of directors considered an initial public offering of our common stock in conjunction with a Dutch auction tender offer of our common stock.

On November 11, 2014, the board of directors determined to pursue an offering of our common stock in conjunction with listing on a national securities exchange in order to provide liquidity to our stockholders. At a meeting held on November 21, 2014, the board of directors discussed whether to conduct a traditional underwritten public offering, or a private offering followed by an exchange listing. Based on the advice of our board of directors’ legal advisors and Citigroup, the board of directors determined to move forward with an underwritten public offering.

From November 2014 to February 2015, we prepared the initial draft of a registration statement, reviewed our existing corporate governance documents and responded to underwriter diligence requests in preparation for a potential initial public offering.

On February 13, 2015, in light of the current market environment and the expected per share offering range for our initial public offering, the board of directors informed Citigroup that it had determined that an initial public offering was not in the best interests of our stockholders and abandoned the public offering.

In an effort to maintain relationships with possible strategic partners, Mr. Schwartz kept in regular contact with the executives of other companies in the self-storage industry. During several phone conversations in February of 2015, Kenneth Woolley, the chairman of the board of directors of Extra Space, indicated to Mr. Schwartz that Extra Space would still be interested in pursuing a transaction with us. Due to Extra Space’s familiarity with our operations and valuation expectations, as well as the liquidity exploration process conducted to date which informed our board of directors’ thoughts on valuation, our board of directors determined to pursue discussions with Extra Space, under the belief that Extra Space was the party most likely to make a firm offer that would maximize value to our stockholders and was in the best position to be able to complete a transaction.

On February 25, 2015, Extra Space executed a confidentiality agreement, and we began to provide updated due diligence information to Extra Space.

On February 27, 2015, members of our management team, along with representatives of Citigroup and Stanger, attended a meeting in Utah with Extra Space’s management team to discuss a potential merger transaction. During the meeting, Extra Space indicated that certain of our assets may not be of primary interest to Extra Space and alternative transactions, or sales, of such assets may increase the likelihood of completing a transaction with Extra Space.

On March 11, 2015, members of our management team and Extra Space’s management team, along with representatives of Citigroup and Stanger, met in California to discuss further a possible merger transaction.

On March 17, 2015, Extra Space delivered a term sheet to Citigroup that provided for base merger consideration of $12.53 per share, excluding the value of the Excluded Assets, subject to adjustment based on material changes to net working capital, banker fees or other transaction costs, as determined by the parties prior to signing, plus the net proceeds from the sale of certain Excluded Assets. In addition, the term sheet provided for financing to the purchaser of the Excluded Assets, which minimized the execution risk of selling the Excluded Assets. The term sheet also provided that holders of the OP Units could elect to receive, in lieu of cash, common partnership units of Extra Space OP, which serve as a tax accommodation to the holders of the OP Units, based on a conversion ratio equal to the merger consideration divided by the ten day volume weighted average price of Extra Space’s common stock. Our board of directors and special committee both met separately with our legal advisors on March 17, 2015 to consider the terms of Extra Space’s offer. Representatives of Stanger presented to the board of directors an analysis of the financial terms of the offer.

Following the March 17, 2015 board and special committee meetings, Baker Donelson proceeded to negotiate with Extra Space’s counsel, Latham & Watkins LLP, on the terms of the term sheet. These negotiations covered various aspects of the transaction, including, among other things, the structure of the transaction, the representations and warranties made by the parties, the terms of the Excluded Asset transactions, the restrictions on the conduct of each party’s business, the definition of material adverse effect, the conditions to completion of the merger, our right to negotiate with and provide information to any person who may make an alternative proposal, our right to terminate the merger agreement upon the occurrence of an intervening event or to accept a superior proposal under certain conditions, the amount and triggers of the termination fee and expense reimbursement obligations (including reducing the termination fee payable by us in certain circumstances from $60 million to $38 million), the provisions regarding our equity awards, benefit plans, severance and other employee matters, and third party consents.

On April 2, 2015, our board of directors and special committee met again separately to consider the terms of the offer from Extra Space. A representative of Stanger presented a preliminary financial analysis of Extra Space’s offer price. A representative of Baker Donelson reviewed in detail the other terms of the proposed term sheet. Mr. Schwartz discussed with the independent directors the proposed sale of the Excluded Assets, which sale would take place concurrent with the closing of the proposed merger. In light of the advanced stage of negotiations with Extra Space, the board of directors determined to suspend our distribution reinvestment plan.

On April 3, 2015, our board of directors and special committee met again separately to review a revised draft of the term sheet from Extra Space and discuss a potential timeline for the Mergers. A representative of Baker Donelson reviewed in detail the other terms of the proposed term sheet. After discussion and consideration of the revised terms, our board of directors approved the term sheet.

On April 7, 2015, we executed an exclusivity agreement with Extra Space which included an agreed-upon final term sheet and provided that, among other things, we not solicit an offer from, or negotiate with, a third party regarding the acquisition of any material portion of our equity interests or assets (other than certain assets identified by Extra Space as being not complementary to Extra Space’s portfolio or otherwise not of primary interest to Extra Space) until June 10, 2015.

On April 20, 2015, the special committee met to review the progress of the transaction with Extra Space. The special committee instructed management to engage Cushman & Wakefield to perform an appraisal of the Canadian Assets, the Ladera Ranch self-storage property and the Ladera Ranch development property.

On April 23, 2015, Latham & Watkins sent a first draft of the merger agreement to us and our financial and legal advisors, and thereafter continued to exchange drafts with Baker Donelson through June 15, 2015. The parties negotiated the scope of the representations, warranties and covenants, our ability to consider other offers and the ability to terminate the Merger Agreement under certain circumstances. At the same time, Extra Space and its representatives performed due diligence on us and our assets.

On April 27, 2015, the special committee met with representatives of Stanger to review Stanger’s detailed analysis and preliminary valuation of the Excluded Assets. The special committee reviewed and approved Excluded Asset marketing materials prepared by Stanger and instructed Stanger to contact Party G regarding the Canadian Assets, and Strategic 1031 regarding the Ladera Ranch self-storage property, Ladera Ranch development property, the non-traded REIT platform and the Montgomery County DST beneficial interest. The special committee chose Party G as a potential buyer for the Canadian Assets because Party G had recently performed due diligence on our assets in connection with a possible financing of the Dutch auction tender offer of our common stock that our board of directors had been considering, and it believed that Party G was in the best position to consummate a transaction on market terms and within the required timeframe. The special committee chose Strategic 1031 as the potential buyer of the remaining Excluded Assets because it believed Mr. Schwartz’s familiarity with those assets would allow Strategic 1031 to purchase the assets at the highest price and on our anticipated timeline.

On May 4, 2015, the special committee met to review a letter of intent whereby Party G proposed to purchase the Canadian Assets. The special committee noted that while the valuation of the assets contained in the letter of intent were acceptable, the deposit and expense reimbursement amounts were not favorable. The special committee also discussed whether the sale of the Canadian Assets could be conditioned upon the closing of the merger with Extra Space. Because such a condition would involve disclosing the merger transaction to Party G, the special committee determined that such a condition was not appropriate. After further review of the legal and financial terms with representatives of Baker Donelson and Stanger, the special committee revised the letter of intent to reflect terms more favorable to us and submitted a counter-offer to Party G. Party G responded on May 5, 2015.

On May 6, 2015, the special committee met with its legal and financial advisors to review Party G’s response to our counter-offer for the Canadian Assets. Stanger provided the special committee with a range of expected values as follows: (i) the Canadian assets were between $71.7 million and $78.5 million less cost to complete development of two of these assets at closing; (ii) our 1.49% interest in the Montgomery County DST was between $85,000 and $105,000; (iii) the Ladera Ranch self-storage property was between $27.5 million and $29.1 million; (iv) the Ladera Ranch development property was $3.8 million plus entitlements and construction costs incurred through closing; and (v) the non-traded REIT platform was between $6.7 million and $14.4 million, plus working capital balance at closing. After discussion of the revised terms, the special committee approved the revised letter of intent and instructed the special committee’s legal and financial advisors to move forward with preparing documentation of the sale of the Canadian Assets. The special committee also reviewed a letter of intent from Strategic 1031 to purchase the Ladera Ranch self-storage property, the Ladera Ranch development property, our 1.49% interest in Montgomery County DST, and our non-traded REIT platform. Because the possible sale of these assets involved an entity owned and controlled by Mr. Schwartz, the special committee discussed at length the valuation of the assets provided in the letter of intent, as compared to Stanger’s valuation of the assets. The special committee also considered the possibility of marketing the assets to other potential buyers, and the likelihood other parties would complete a purchase of the assets. The special committee noted that despite its affiliate status, Strategic 1031 was the most likely party to purchase the assets, and at the highest price, as well as the party most capable of evaluating and consummating a transaction on our anticipated timeline. Thereafter, the special committee considered the terms of the letter of intent, and requested of Strategic 1031 an upward adjustment to the purchase price and deposit. With respect to the non-traded REIT platform, the special committee determined that it did not have enough information to counter Strategic 1031’s proposed purchase price and specifically requested from Stanger an analysis of the balance sheet implications of a sale of the non-traded REIT platform.

On May 20, 2015, Strategic 1031 submitted to the special committee a revised letter of intent.

On May 21, 2015, the special committee met to review the status of negotiation of purchase agreements related to the sale of the Canadian Assets to Party G. The special committee also further reviewed the terms of the revised letter of intent with Strategic 1031.

On May 26, 2015, the special committee met to discuss the status of the sale of the Excluded Assets to Party G and Strategic 1031. At the meeting, Stanger informed the special committee that Party G was no longer willing to move forward with a purchase of the Canadian Assets due to its inability to complete the transaction within our timeline and was immediately foregoing its exclusivity rights related thereto. Stanger also informed the special committee that Strategic 1031 had indicated a willingness to purchase the Canadian Assets on the same financial terms, which are consistent with Stanger’s analysis presented to the special committee, on the necessary timeline, and without the benefit of certain deal protections that Party G was requiring. The special committee engaged in a discussion with Stanger and our legal advisors of the risks and benefits of substituting Strategic 1031 as the buyer of the Canadian Assets. Because a sale of the Canadian Assets to Strategic 1031 would provide us with the same consideration and would allow us to move forward with the merger with Extra Space, the special committee determined to sell all of the Excluded Assets, including the Canadian Assets, to Strategic 1031.

Following the special committee meeting, members of the Company’s management and Baker Donelson worked with Extra Space, Latham & Watkins, Holland & Hart LLP, legal advisor to Extra Space, Strategic 1031, and Strategic 1031’s legal counsel, Kaplan Voekler Cunningham & Frank PLC, to finalize the documentation for the sale of the Excluded Assets. During this time, and based on the consideration to be received from the sale of the Excluded Assets, the parties agreed that the per share merger consideration would be $13.75, which price was based upon a base merger consideration value per share of $12.33, determined after adjusting for transaction costs, severance expenses and other expenses, plus the following values for the Excluded Assets: (i) a value of $72 million for the Canadian assets less debt and estimated costs to complete development estimated through September 30, 2015 providing for a net equity value of $50.1 million ($0.81 per share); (ii) a value of $29 million for the Ladera Ranch self-storage property less estimated debt providing for a net equity value of $13.1 million ($0.21 per share); (iii) a value of $3.9 million for the Ladera Ranch development property plus entitlements and construction costs incurred through September 30, 2015 for a net equity value of $14.3 million ($0.23 per share); and (iv) a value of $100,000 for our 1.49% interest in the Montgomery County DST and $10.3 million the non-traded REIT platform ($0.17 per share).

On June 15, 2015, the special committee met with representatives of Stanger, Citigroup, KeyBanc Capital Markets Inc., Baker Donelson, Nelson Mullins Riley & Scarborough LLP and Venable LLP. A representative from Stanger first presented to the special committee regarding Stanger’s analysis of each individual Excluded Asset and the offer from Strategic 1031 to purchase the Excluded Assets. At the conclusion of a discussion on these topics, Stanger rendered an oral opinion to the special committee, subsequently confirmed by delivery of a written opinion, dated June 15, 2015 that, as of that date, and based upon and subject to the various assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of review undertaken by Stanger as set forth in its written opinion, the cash consideration of approximately $120 million to be received by us for the sale of the Excluded Assets was fair from a financial point of view to us. Representatives from Baker Donelson then reviewed with the special committee each of the asset purchase agreements pursuant to which the Excluded Assets would be sold and the related agreements that we would enter into with Strategic 1031. A representative of Venable, our Maryland counsel, then discussed the duties of directors and the application of those principles to the sale of the Excluded Assets. After discussion, and taking into account the fairness opinion delivered by Stanger and other factors, the special committee unanimously adopted resolutions which, among other things, approved the sale of the Excluded Assets.

Also on June 15, 2015, following the conclusion of the meeting of the special committee, our board of directors met with members of our management, representatives of Stanger, Citigroup, KeyBanc, Baker Donelson, Nelson Mullins and Venable. A representative from Stanger first presented to our board of directors regarding Stanger’s analysis of the offer from Extra Space, and its analysis regarding the fairness, from a financial point of view, of the consideration offered by Extra Space. At the conclusion of a discussion on these topics, Stanger rendered an oral opinion to the board of directors, subsequently confirmed by delivery of a written opinion, dated June 15, 2015 that, as of that date, and based upon and subject to the various assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of review undertaken by Stanger as set forth in its written opinion, the cash consideration of $13.75 per share to be received by the holders of our common stock and the OP Units pursuant to the Merger Agreement was fair from a financial point of view to such holders. A representative of Venable then reviewed with the board of directors the duties of directors and the application of those principles to the transaction being considered by the board of directors. After discussion, and taking into account the fairness opinion delivered by Stanger and other factors described below in greater detail under the heading “—Reasons for the Company Merger and Recommendation of our Board of Directors,” our board of directors, and the independent directors, unanimously adopted resolutions which, among other things, approved the Mergers, the Merger Agreement and the other transactions contemplated by the Merger Agreement and resolved to recommend that our common stockholders vote for the approval of the Company Merger and the Merger Agreement.

Following the board meeting on June 15, 2015, the parties executed and delivered the Merger Agreement.

On the afternoon of June 15, 2015, the Company issued a press release announcing execution of the Merger Agreement and the agreements to sell the Excluded Assets.

On June 23, 2015, Mr. Schwartz and Mr. Woolley discussed including the Ladera Ranch self-storage property in the Mergers. Mr. Schwartz and Mr. Woolley discussed the complementary nature of the property to Extra Space’s portfolio, and ultimately determined that it was in the best interest of both companies to include the property in the Mergers. In connection therewith, effective July 16, 2015, Extra Space agreed to purchase for $8.5 million, subject to certain adjustments, to be developed self-storage units on the Ladera Ranch development property (the “Future Units”) for use in connection with the Ladera Ranch self-storage property operations. The sale price of the Future Units was agreed to in an arms’-length negotiation between Extra Space and Strategic 1031, who has agreed to purchase the Ladera Ranch development property on or before the Company Merger. Strategic 1031 has advised us that it expects to incur approximately $30 million in connection with the full development of the Ladera Ranch property development and that the sale of Future Units was primarily undertaken by Strategic 1031 to lower its debt obligations to the subsidiary of Extra Space that is providing the financing to Strategic 1031 for the purchases under the Excluded Asset purchase agreements.

On July 15, 2015, the special committee met with representatives of our financial advisors, Stanger, and our legal advisors, Baker Donelson, Nelson Mullins and Venable to consider the termination of the agreement to sell the Ladera Ranch self-storage property to Strategic 1031 and the subsequent Future Units sale. Stanger advised the special committee that the termination of the agreement to sell the Ladera Ranch self-storage property to Strategic 1031 and the subsequent Future Units sale would have no impact on the fairness opinion rendered in connection with the Excluded Asset transactions. Since the transactions have no impact on the merger consideration of $13.75 per share to be received by our stockholders in the Company Merger and eliminate a condition to closing, the committee members unanimously adopted resolutions approving the termination of the agreement to sell the Ladera Ranch self-storage property to Strategic 1031 and the subsequent Future Units sale.

Also on July 15, 2015, the board of directors met with representatives of our financial advisors, Stanger, and our legal advisors, Baker Donelson, Nelson Mullins and Venable to consider an amendment to the Merger Agreement to reflect the termination of the agreement to sell the Ladera Ranch self-storage property to Strategic 1031. Stanger advised the board of directors that the termination of the agreement to sell the Ladera Ranch self-storage property to Strategic 1031 and the subsequent Future Units sale would have no impact on the fairness opinion rendered in connection with the Mergers. Furthermore, since the amendment has no impact on the merger consideration of $13.75 per share to be received by our stockholders in the Company Merger and eliminates a condition to closing, our board of directors unanimously adopted resolutions approving the amendment of the Merger Agreement to reflect the termination of the agreement to sell the Ladera Ranch self-storage property to Strategic 1031 and the subsequent Future Units sale.

On July 16, 2015, the various parties executed and delivered the amendment to the Merger Agreement, terminated the agreement to sell the Ladera Ranch self-storage property and entered into the purchase and sale agreement for the Future Units.

Reasons for the Company Merger and Recommendation of Our Board of Directors

In reaching its decision to approve the Company Merger, the Merger Agreement and the other transactions contemplated by the Merger Agreement and to unanimously recommend approval of the Company Merger and the Merger Agreement to our stockholders, our board of directors consulted with our senior management team, as well as our outside legal and financial advisors, and considered a number of factors, including the following material factors which our board of directors viewed as supporting its decision to approve the Company Merger, the Merger Agreement and the other transactions contemplated by the Merger Agreement and to recommend approval of the Company Merger and the Merger Agreement to our stockholders:

•	that the merger consideration of $13.75 per share represents a premium of approximately 27% to our most recently announced net asset value of $10.81 per share and exceeds the price at which we would anticipate trading if we were a listed company;

•

the course of negotiations between us and Extra Space resulting in a price per share of our common stock that was higher than offers we previously received during the liquidity event process undertaken by our board of directors described above in “The Company Merger—Background of the Company Merger” beginning on page 22;

•	that the merger consideration payable in all cash will provide our stockholders with immediate and certain value and liquidity for their shares, especially when viewed against the risks and uncertainties of our business (see “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2014 filed with the SEC on March 25, 2015);

•	our ability to declare and pay dividends through the closing, consistent with past practice;

•	that certain qualifying holders of the OP Units may elect to receive common partnership units of Extra Space OP in connection with the Partnership Merger;

•	the belief that Extra Space’s offer of $13.75 per share was Extra Space’s best and final offer;

•	the belief that the Company Merger is more favorable to our stockholders than other strategic alternatives available to us, including acquisition by a different buyer, listing on a national securities exchange, selling our properties or remaining an independent, non-traded REIT;

•	the financial presentation of Stanger and its oral opinion, subsequently confirmed by delivery of the Merger Fairness Opinion, dated June 15, 2015 (attached to this proxy statement as Annex B) that, as of that date, and based upon and subject to the various assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of review undertaken by Stanger as set forth in its written opinion, the merger consideration of $13.75 per share to be received by the holders of our common stock pursuant to the Merger Agreement was fair from a financial point of view to our stockholders (see “—Opinion of Our Financial Advisor”);

•	our board of directors’ knowledge of our business, operations, financial condition, earnings and prospects, as well as its knowledge of the current and prospective environment in which we operate, including economic and market conditions;

•	favorable conditions for sale transactions in the real estate markets generally and the self-storage sector specifically, including prices for real estate assets being at or near historical highs while capitalization rates are at or near historical lows, the low interest rate environment and the possibility that interest rates may rise in the near future;

•	the high probability that the Mergers would be completed based on, among other things, Extra Space’s proven ability to complete large acquisition transactions on the agreed terms, Extra Space’s extensive experience in the self-storage industry, and the lack of a financing condition or Extra Space stockholder approval;

•	the terms and conditions of the Merger Agreement, which were reviewed by our board of directors with our financial and legal advisors, and the fact that such terms were the product of arms’-length negotiations between the parties;

•	the limited and otherwise customary conditions to the parties’ obligations to complete the Mergers, and the fact that the terms and conditions of the Merger Agreement minimize, to the extent reasonably practical, the risk that a condition to closing would not be satisfied;

•	our ability, under the Merger Agreement, to participate in discussions or negotiations with third parties relating to unsolicited alternative acquisition proposals, under certain circumstances;

•

our board of directors’ ability, under the Merger Agreement, to withdraw, modify or amend its recommendation that our stockholders vote to approve the Company Merger and the Merger Agreement under certain circumstances, subject to payment of a termination fee of $38 million if the Merger Agreement is terminated, including if we terminate the Merger Agreement upon an Intervening Event or in order to enter into a definitive agreement providing for a superior proposal if our board of directors determines, after consultation with advisors and after taking into account any changes to the terms of the Merger Agreement proposed by Extra Space, that the superior proposal continues to be a superior proposal;

•	that the $38 million termination fee payable by us in certain circumstances (representing approximately 2.7% of our enterprise value) and the reimbursement of Extra Space’s out-of-pocket expenses capped at $3 million was viewed by our board of directors, after consultation with our legal and financial advisors, as reasonable and not likely to preclude any other party from making a competing acquisition proposal;

•	our ability to seek specific performance to require Extra Space, Extra Space OP, Merger Sub I and Merger Sub II to complete the Mergers if the Merger Agreement is terminated in certain circumstances;

•	the limited number of potential purchasers with the financial ability to acquire us;

•	the fact that the Company Merger would be subject to the approval of our stockholders, and our stockholders would be free to reject the Company Merger by voting against the Company Merger for any reason, including if a higher offer were to be made prior to the special meeting (although we may be required to pay a termination fee under certain circumstances if we subsequently were to enter into a definitive agreement relating to, or to consummate, an acquisition proposal); and

•	the risks and uncertainty of remaining an independent public company, given our smaller scale relative to other public self-storage REITs, which caused our cost of capital to remain higher than that of our larger peers and the fact that we are not listed on a national securities exchange, which could impede our ability to raise new equity capital.

Our board of directors also considered the following potentially negative factors in its consideration of the Company Merger and the Merger Agreement:

•	the Mergers would preclude our stockholders and limited partners from having the opportunity to participate in the future performance of our assets, future potential earnings growth, future potential appreciation of the value of our common stock or future dividends that could be realized depending on our future performance;

•	the significant costs involved in connection with entering into and completing the Mergers and the substantial time and effort of management required to consummate the Mergers and related disruptions to the operation of our business;

•	that the Merger Agreement requires us to complete the sale of the Excluded Assets prior to the consummation of the Mergers;

•	the restrictions on the conduct of our business prior to the completion of the Mergers, which could delay or prevent us from undertaking business opportunities that may arise pending completion of the Mergers;

•	the pending Mergers or failure to complete the Mergers may cause harm to relationships with our employees, customers and other business associates and may divert management and employee attention away from the day-to-day operation of our business;

•	our inability to solicit competing acquisition proposals and the possibility that the $38 million termination fee payable by us upon the termination of the Merger Agreement could discourage other potential bidders from making a competing bid to acquire us;

•	that an all cash merger would be taxable to our stockholders for U.S. federal income tax purposes;

•	that, under Maryland law, our stockholders will not be entitled to appraisal rights, dissenters’ rights or similar rights of an objecting stockholder in connection with the Company Merger; and

•	that some of our directors and executive officers have interests in the Mergers that may be different from, or in addition to, our stockholders generally (see “Interests of Certain Persons in the Company Merger”).

The foregoing discussion of the factors considered by our board of directors is not intended to be exhaustive, but rather includes the material factors considered by our board of directors. In reaching its decision to approve the Company Merger, the Merger Agreement and the other transactions contemplated by the Merger Agreement, our board of directors did not quantify or assign any relative weights to, and did not make specific assessments of, the factors considered, and individual directors may have given different weights to different factors. The above factors are not presented in any order of priority. The explanation of the factors and reasoning set forth above contain forward-looking statements and should be read in conjunction with the section of this proxy statement entitled “Cautionary Statement Regarding Forward-Looking Statements.” After considering the foregoing potentially negative and potentially positive factors, our board of directors concluded that the potentially positive factors relating to the Company Merger, the Merger Agreement and the other transactions contemplated by the Merger Agreement substantially outweighed the potentially negative factors.

For these reasons, our board of directors unanimously recommends you vote “FOR” the approval of the Company Merger, the Merger Agreement and the other transactions contemplated by the Merger Agreement at the special meeting.

Opinion of Our Financial Advisor

On June 15, 2015, Robert A. Stanger & Co, Inc. (“Stanger”) rendered to our board of directors its oral opinion, subsequently confirmed in writing in the Merger Fairness Opinion, based upon and subject to the limitations and assumptions set forth in its written opinion, that the merger consideration to be received by holders of our common stock or the OP Units (“Holders”) pursuant to the Merger Agreement is fair from a financial point of view.

The full text of Stanger’s Merger Fairness Opinion, dated June 15, 2015, which sets forth the assumptions made, procedures followed, matters considered, qualifications and limitations on the review undertaken in connection with the opinion, is attached to this proxy statement as Annex B. The summary of the Stanger opinion provided in this proxy statement is qualified in its entirety by reference to the full text of the written opinion. Stanger’s advisory services and opinion were provided for the information and assistance of our board of directors in connection with its consideration of the proposed Mergers, and the opinion does not constitute a recommendation as to how any holder of our common stock should vote with respect to the proposed Mergers or any other matter.

Summary of Materials Considered. In the course of Stanger’s analysis to render its Merger Fairness Opinion, Stanger: (i) reviewed a draft copy of the Merger Agreement and the asset purchase agreements regarding the Excluded Assets, which we indicated to be in substantially the form intended to be entered into by the parties; (ii) reviewed our financial statements for the years ended December 31, 2012, 2013 and 2014 contained in the Form 10-K filed with the SEC; (iii) reviewed our financial statements for the quarter ended March 31, 2015, contained in the Form 10-Q filed with the SEC; (iv) reviewed surveys and data relating to transaction and valuation parameters for self-storage properties; (v) reviewed the net operating income projections for each property owned by us and our subsidiaries (the “Properties”), as prepared by us; (vi) reviewed appraisals prepared by Cushman & Wakefield Western, Inc. of the Mavis, Brewster, Dufferin, Granite Development, Centennial Development self-storage properties, Ladera Ranch self-storage property and Ladera Ranch development property with “as is” value dates as of May 2015; (vii) reviewed the December 31, 2014 balance sheet for the Montgomery County DST beneficial interest and appraisals on each of the two real estate assets owned by the Montgomery County DST prepared by each of CBRE, Inc., Integra Realty Resources-Metro LA and Cushman & Wakefield of Georgia with “as is” value dates during the second half of 2014; (viii) reviewed a multi-year projection of earnings before interest, taxes, depreciation and amortization (“EBITDA”) for the non-traded REIT platform; (ix) reviewed the multi-year projection of funds from operations and adjusted funds from operations, as prepared by us; (x) reviewed certain publicly available information concerning acquisitions of self-storage portfolios; (xi) reviewed valuation statistics for selected publicly traded REITs that focus on investing in self-storage real estate; (xii) discussed with our management our current and prospective performance, the Properties and the Excluded Assets and market conditions and pricing parameters for properties similar to the Properties owned by us; and (xiii) conducted such other analysis as Stanger deemed appropriate.

Summary of Analyses. In preparing its Merger Fairness Opinion for our board of directors, Stanger performed a variety of analyses, including those described below. In rendering the opinion, Stanger applied judgment to a variety of complex analyses and assumptions. Stanger advised our board of directors that the preparation of a fairness opinion is a complex process that involves various quantitative and qualitative judgments and determinations with respect to financial, comparative and other analytical methods and information and the application of these methods and information to the unique facts and circumstances presented. Stanger arrived at its opinion based on the results of all analyses undertaken and assessed as a whole and did not draw, in isolation, conclusions from or with regard to any individual analysis, analytic method or factor. The fact that any specific analysis is referred to is not meant to indicate that such analysis was given greater weight than any other analysis. Stanger made its determination as to fairness on the basis of its experience and professional judgment after considering the results of its reviews and analyses. The assumptions made and the judgments applied in rendering the opinion are not readily susceptible to partial analysis or summary description. Accordingly, Stanger advised our board of directors that its entire analysis must be considered as a whole, and that selecting portions of its analyses, analytical methods and the factors considered without considering all factors and analyses and assumptions, qualifications and limitations of each analysis would create an incomplete view of the evaluation process underlying the opinion.

No company or portfolio used in Stanger’s analyses for comparative purposes is identical to us or our portfolio of Properties, and no transaction used in Stanger’s analyses for comparative purposes is identical to the proposed Mergers. The estimates contained in Stanger’s analyses and the referenced valuation ranges indicated by any particular analysis are illustrative and not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by the analyses. In addition, the analyses relating to the value of our assets or securities do not purport to be appraisals or reflect the prices at which such assets or securities actually may be purchased or sold, which may depend on a variety of factors, many of which are beyond our control and the control of Stanger. Much of the information used in, and accordingly the results of, Stanger’s analyses are inherently subject to substantial uncertainty and, therefore, neither we nor Stanger assume any responsibility if future results are materially different from those estimated or indicated.

Stanger’s Merger Fairness Opinion was provided to our board of directors in connection with their consideration of the proposed Mergers and was one of several factors considered by our board of directors in evaluating the Mergers. Neither Stanger’s opinion nor its analyses were determinative of the merger consideration or of the views of our board of directors with respect to the Mergers. Below is a summary of the material valuation analyses prepared in connection with Stanger’s opinion.

For purposes of its analyses, Stanger reviewed a number of financial metrics, including:

•	Net Operating Income—the total revenues from a property or portfolio reduced by the operating expenses associated with the property or portfolio, but excluding any debt service or entity level general and administrative expenses;

•	FFO—the amount of the relevant company’s net earnings after taxes adjusted to exclude real estate depreciation and amortization and to exclude any gains on sale of real estate assets for a specified period of time;

•	FFO Multiple—the relevant company’s share price divided by its FFO per share;

•	AFFO—FFO minus normalized capital expenditures;

•	AFFO Multiple—the relevant company’s share price divided by its AFFO per share.

Overview of Reviews and Analyses

In conducting its reviews and analysis, Stanger considered, among other things the following financial and comparative valuation analyses: (1) discounted cash flow (“DCF”) analysis; (2) public company comparable analysis; and (3) liquidation analysis.

Discounted Cash Flow Analysis

Stanger reviewed the estimated present value of our common stock based on financial analyses and projections of estimated cash flows and distributions from our continued operation as an independent stand-alone entity and estimated sales proceeds from our liquidation at the end of an assumed three-year holding period.

The DCF analysis assumed, among other things, that: (1) property revenue would grow at 5.5%, 5.0% and 4.5% in years two through four respectively during the projection period; (2) property operating expenses would grow at 3.0% per annum; (3) general and administrative expenses would grow at 3.5% per annum; (4) the non- traded REIT platform would raise equity of $447 million during the projection period; (5) annual distributions per share of common stock would equal $0.70; (6) no new shares of our common stock (“Shares”) or OP Units would be issued; (7) the sale of our business would occur at a range of terminal values projected by capitalizing the estimated FFO per Share for year 4 at multiples of 17.5 to 19.0 and capitalizing estimated AFFO per Share at multiples of 18.0 to 19.5, which ranges were estimated based upon our size, the assumed holding period and market conditions, and Stanger’s professional judgment; and (8) the net sale proceeds would be distributed among the holders of Shares and OP Units.

Distributions and sale proceeds per Share/OP Unit were then discounted in the projections at a range of discount rates of 8.0% to 9.0%, which range was assumed based upon survey data and the perceived risk associated with achieving the projections, to determine an estimated range of present value per Share/OP Unit.

Based upon the foregoing projections and analysis, Stanger estimated the range of present value per Share/OP Unit as follows:

Indicated Ranges of Per Share Value Based on Discounted Cash Flow Analysis

Discount	FFO Multiple Range		AFFO Multiple Range
Rate	17.5x	19.0x	18.0x	19.5x
8.0%	$13.33	$14.32	$12.58	$13.48
8.5%	$13.16	$14.13	$12.41	$13.30
9.0%	$12.98	$13.95	$12.25	$13.13

Stanger noted that the range of indicated present value per Share was $12.98 to $14.32 based on FFO multiples, and $12.25 to $13.48 based on AFFO multiples. Stanger noted that the merger consideration of $13.75 per share of our common stock was within the range of the estimated present value per Share/OP Unit indicated by the foregoing analysis. Stanger concluded that the DCF analysis supports the fairness of the merger consideration to be received by the Holders in the Mergers.

Public Market Comparable Analysis

Stanger reviewed the range of estimated value per Share/OP Unit as a multiple of our estimated FFO and AFFO based on the valuation multiples of publicly traded REITs engaged in the business of owning and operating self-storage related properties.

Stanger reviewed valuation statistics for the following publicly traded real estate investment trusts that focus on investing in self-storage related real estate:

•	CubeSmart;

•	Extra Space Storage Inc.;

•	Public Storage;

•	Sovran Self Storage, Inc.; and

•	National Storage Affiliates Trust.

To arrive at valuation statistics for each company, Stanger divided the closing share price as of June 12, 2015 (the “Closing Price”) of each company’s common stock by the consensus analyst estimates of FFO and AFFO per share for 2015 and 2016. The 2015 and 2016 estimates of FFO and AFFO were based on the most recent analyst’s estimates for each company published by SNL Financial, a nationally recognized data service that collects, standardizes and disseminates relevant corporate, financial, market, and mergers and acquisitions data for companies in the industries that it covers. SNL Financial could not confirm that its FFO estimates are calculated in accordance with the NAREIT definition of FFO. The indicated mean average, median, and high and low valuation multiples for the comparable publicly traded companies were as follows:

Indicated FFO and AFFO Multiples For Comparable Publicly Traded REITs

	Minimum	Mean	Median	Max
Price Per Share/FFO Per Share
2015 Consensus Analyst Estimate	15.5	19.6	19.8	22.6
2016 Consensus Analyst Estimate	13.8	17.8	18.1	20.6
Price Per Share/AFFO Per Share
2015 Consensus Analyst Estimate	15.2	20.3	20.6	23.1
2016 Consensus Analyst Estimate	14.0	18.6	19.0	21.1

No company used in Stanger’s analyses for comparative purposes is identical to us or our portfolio of Properties. Because of the inherent differences between our business, operations and prospects and those of the selected publicly traded companies, Stanger believed that it was inappropriate to, and therefore did not, rely solely on the quantitative averages of the selected publicly traded company analysis. Accordingly, Stanger also made qualitative judgments concerning differences between our business, financial and operating characteristics and prospects and the selected publicly traded companies. These qualitative judgments related primarily to the differing sizes (in terms of total market capitalization and total capitalization of each comparable company as compared with us), growth prospects (including projected growth rates per share of FFO and AFFO for 2015 and 2016 of each comparable company as compared with us), management structure of the comparable companies as compared with us, leverage levels, and perceived operational risk between us and the companies included in the selected publicly traded company analysis.

Based on these judgments, Stanger applied the following multiple ranges to projected FFO per share: 18.0 to 20.0 for estimated 2015 FFO; 17.0 to 19.0 for estimated 2016 FFO; 16.0 to 18.0 for estimated 2017 FFO; and 15.0 to 17.0 for estimated 2018 FFO. Stanger applied the following multiple ranges to projected AFFO per share: 18.5 to 19.5 for estimated 2015 AFFO; 17.5 to 18.5 for estimated 2016 AFFO; 16.5 to 17.5 for estimated 2017 AFFO; and 15.5 to 16.5 for estimated 2018 AFFO. Stanger applied such ranges to the DCF projections to calculate a range of implied prices per share. The following summarizes the result of these calculations:

		Multiple Ranges	Value Ranges
2015	FFO	18.0x to 20.0x	$11.33 to $12.59
	AFFO	18.5x to 19.5x	$10.37 to $10.93

2016	FFO	17.0x to 19.0x	$13.83 to $15.46
	AFFO	17.5x to 18.5x	$12.99 to $13.73

2017	FFO	16.0x to 18.0x	$12.19 to $13.71
	AFFO	16.5x to 17.5x	$11.35 to $12.04

2018	FFO	15.0x to 17.0x	$12.45 to $14.11
	AFFO	15.5x to 16.5x	$11.69 to $12.44

Stanger noted that the indicated estimated value per share based upon the multiples applied to each annual FFO estimate between 2015 and 2018 ranged $11.33 to $15.46 and the indicated estimated value per share based upon the multiples applied to each annual AFFO estimate between 2015 and 2018 ranged from $10.37 to $13.73. Stanger noted that the merger consideration of $13.75 per Share is within the range of price per share implied by the foregoing analysis. Stanger concluded that the Public Market Comparable Analysis supports the fairness of the merger consideration to be received by the Holders in the Mergers.

Liquidation Value Analysis

Stanger conducted an analysis of precedent transactions involving multi-property purchases and sales of self-storage related properties and reviewed the estimated value of Shares/OP Units based upon an assumed sale of our real estate portfolio to be included in the Mergers and the estimated value of certain other assets (“Other Assets”). These Other Assets include: (i) selected properties that were valued based upon appraisals prepared by Cushman & Wakefield and adjusted for expected development costs, as appropriate (the Mavis property, Brewster property, Dufferin property, Granite development property, and Centennial development property, (collectively, the “Canadian Assets”), the Ladera Ranch self-storage property and the Ladera Ranch development property); (ii) the Montgomery County DST beneficial interest, which was valued based upon the balance sheet of the DST as of December 31, 2014 and the third party appraised value of the properties owned by Montgomery County DST as of the second half of 2014; and (iii) the estimated value of the property management company, tenant insurance company and non-traded REIT platform as estimated by Stanger at ranges of $6.5 million to $9.2 million, $2.7 million to $3.8 million and $10.3 million, respectively. The liquidation value analysis also reflected the payment of sales expenses, other transaction costs, outstanding debt, cost to complete expected expansion, costs associated with the repayment of debt and the distribution of the remaining sale proceeds and our other net assets to the Holders.

The estimated sale price of our real estate portfolio (excluding the Other Assets) was based upon the capitalization of management’s estimate of net operating income for each stabilized property for the twelve months ending June 30, 2016 and stabilized net operating income for identified property expansion opportunities. To establish the range of capitalization rates, Stanger reviewed information on multi-property purchases and sales of self-storage related properties through May 31, 2015. Stanger observed that capitalization rates reported for precedent purchase and sale transactions ranged from 4.74% to 8.98% and averaged 6.11%. Stanger also reviewed the PricewaterhouseCoopers Real Estate Investor Survey for the second half of 2014 and observed that target going-in capitalization rates cited by survey participants for self-storage properties ranged from 5.25% to 8.50% and averaged 5.90%.

Because of the inherent differences between the properties, operations and prospects of our portfolio and those of the selected portfolio transactions, Stanger believed it was inappropriate to, and therefore did not, rely solely on the quantitative results of the selected comparable portfolio transaction analysis to evaluate the appropriate portfolio capitalization rate range. Accordingly, Stanger also made qualitative judgments, based upon Stanger’s professional experience and judgment. Based on these judgments, Stanger selected an estimated portfolio capitalization rate range to apply to the aggregate net operating income of our portfolio of Properties of 5.5% to 6.0%.

The estimated sale price of our real estate portfolio was then added to the estimated value of the Other Assets. The estimated value of the Canadian Assets was based upon individual property appraisals and a portfolio appraisal, rendered by Cushman & Wakefield Western, Inc., with “as is” value dates in May 2015, adjusted for projected development costs to be incurred on the Granite development property and Centennial development property from the date of the appraisal through the estimated closing date of the transaction. The estimated value of the Canadian Assets was converted from Canadian dollars to U.S. dollars using an exchange rate of 0.8158, which was the exchange rate as of June 10, 2015. The estimated sale price of the Ladera Ranch self-storage property was based upon an appraisal rendered by Cushman & Wakefield Western, Inc. with an “as is” value date of May 13, 2015. The estimated value of the Ladera Ranch development property was based upon the value of the land, as encumbered by deed restrictions, and the projected development and entitlement costs to be incurred through the estimated closing date of the transaction. The estimated value of the Montgomery County DST beneficial interest was based upon the December 31, 2014 balance sheet for the Montgomery County DST and appraisals on each of the two real estate assets owned by the Montgomery County DST beneficial interest prepared by each of CBRE, Inc., Integra Realty Resources-Metro LA and Cushman & Wakefield of Georgia with “as is” value dates during the second half of 2014. A 15.0% minority interest/illiquidity discount was applied to the estimated net asset value of the Montgomery County DST in deriving the estimated fair market value of the Montgomery County DST beneficial interest. The estimated value of the property management company, tenant reinsurance company and the non-traded REIT platform were each based upon a five year discounted cash flow analysis, as prepared by Stanger, assuming: (i) the non-traded REIT platform, the tenant insurance and property management company was valued based upon a combined equity raise range of $450 million to $525 million in Strategic Storage Trust II, Inc. and Strategic Storage Growth Trust, Inc.; (ii) distributions of EBITDA, as earned, (iii) a sale of each respective company in year five of the projection with a residual value based upon year five EBITDA grown at 3.0% and a 5.0 EBITDA multiple; and (iii) EBITDA distributions and sale proceeds discounted at a range of 15.0% to 20.0%.

To estimate the value of the Shares/OP Units, Stanger deducted from the estimated aggregate value of our portfolio of Properties and Other Assets sale transaction costs of 1.0%, transaction expenses of $9.3 million, outstanding debt, cost to complete expected expansion, costs associated with the repayment of debt and the distribution of the remaining sale proceeds and our other net assets to the Holders in a hypothetical liquidation. The resulting proceeds were divided by the number of Shares and OP Units to arrive at the following indicated liquidation value range per Share/OP Unit:

Indicated Range of Estimated Liquidation Value Per Share/OP Unit

	Low	High
Indicated Value Range	$12.33	$14.14

Stanger observed that the indicated range of estimated liquidation value was $12.33 to $14.14 per Share/OP Unit compared with the merger consideration per Share/OP Unit to be paid in the proposed Mergers of $13.75. Stanger concluded that the liquidation analysis supports the fairness of the merger consideration to be received by the Holders in the Mergers.

Conclusions. Stanger concluded based upon its analysis and the assumptions, qualifications and limitations cited in its Merger Fairness Opinion, and in reliance thereon, that as of the date of the fairness opinion, the merger consideration to be received by the Holders pursuant to the Merger Agreement is fair to the Holders from a financial point of view. The issuance of the Merger Fairness Opinion was approved by the Fairness Opinion Committee of Stanger.

Assumptions. In conducting its review and rendering its opinion, Stanger assumed with the consent of our board of directors that the Merger Agreement will not, when executed, differ in any material respect from the draft thereof which Stanger reviewed and that the Mergers and the Excluded Asset transactions will be consummated in accordance with the terms of the Merger Agreement and the Excluded Asset purchase agreements. In rendering the opinion, Stanger has been advised that it may rely upon, and therefore relied upon and assumed, without independent verification, the accuracy and completeness in all material respects of all financial and other information furnished or otherwise communicated to Stanger by us. Stanger did not perform an independent appraisal of our assets and liabilities, or engineering, structural or environmental studies of the Properties, and Stanger relied upon our representations and our representatives and advisors regarding the physical condition and capital expenditure requirements of the Properties and the business prospects of our non-traded REIT platform. Stanger also relied on our assurance that any pro forma financial statements, projections, budgets, tax estimates, value estimates or adjustments, or terms of the Mergers provided or communicated to Stanger were reasonably prepared on bases consistent with actual historical experience and reflect the best currently available estimates and good faith judgments; that no material change has occurred in the value of our assets and liabilities or the information reviewed between the date such information was provided and the date of the opinion letter; and that we were not aware of any information or facts that would cause the information supplied to Stanger to be incomplete or misleading in any material respect.

Limitations and Qualifications. Stanger was not requested to, and therefore did not: (i) appraise our assets or liabilities; (ii) make any recommendation to the holders of our common stock with respect to whether or not to approve the Merger Agreement or the asset purchase agreements or the impact, tax or otherwise, of approving the Merger Agreement and the Excluded Asset purchase agreements; (iii) select the method of determining the type or amount of consideration to be paid in the Mergers and the Excluded Asset transactions; (iv) express any opinion as to: (a) the business decision to pursue the Mergers or the Excluded Asset transactions or alternatives to the Mergers and the Excluded Asset transactions; (b) the amount or allocation of expenses relating to the Mergers and the Excluded Asset transactions; (c) any legal, tax, regulatory or accounting matters, which Stanger understood that we obtained advice with respect to such matters, as we deemed necessary, from qualified professionals; or (d) any other terms of the Mergers or the Excluded Asset transactions other than the fairness from a financial point of view to the Holders of the merger consideration to be received pursuant to the Merger Agreement; or (v) opine as to the fairness of the amount or the nature of any compensation or consideration to any of our officers, directors, or employees, or any class of such persons, relative to the compensation or consideration to us in connection with the Mergers or Excluded Asset transactions, other than the merger consideration.

The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Stanger advised our board of directors that Stanger’s entire analysis must be considered as a whole and that selecting portions of Stanger’s analysis and the factors considered by Stanger, without considering all analyses and factors, could create an incomplete view of the evaluation process underlying the opinion.

Compensation and Material Relationships. Stanger has been paid a fee of $500,000 in connection with this fairness opinion engagement. In addition, Stanger served as financial advisor to our Special Committee and our board of directors in connection with the Mergers and Excluded Asset transactions. We will pay Stanger a fee of approximately $2.5 million upon the completion of the Mergers. Stanger will also be reimbursed for certain out-of-pocket expenses, including legal fees, and will be indemnified against liabilities arising under any applicable federal or state law or otherwise related to or arising out of Stanger’s engagement or performance of its services to us. The fee for this engagement was negotiated with Stanger. Payment of the fairness opinion fee to Stanger is not dependent upon completion of the Mergers or the Excluded Asset transactions or upon the findings of

Stanger with respect to fairness. During the past two years, we paid Stanger $875,000 plus expense reimbursements of $40,815 in connection with an engagement during 2014 and $1,341 for subscriptions to certain trade publications issued by Stanger.

Certain Unaudited Prospective Financial Information of SmartStop

We do not as a matter of course make public long-term projections as to future revenues, earnings or other results due to, among other reasons, the uncertainty of the underlying assumptions and estimates. However, we are including these projections that were made available to our board of directors in connection with the evaluation of the Company Merger. This information also was provided to our board of directors’ financial advisor to the extent noted below. The inclusion of this information should not be regarded as an indication that any of our advisors or any other recipient of this information considered, or now considers, it to be necessarily predictive of actual future results.

The unaudited prospective financial information was, in general, prepared solely for internal use and is subjective in many respects. As a result, there can be no assurance that the prospective results will be realized or that actual results will not be significantly higher or lower than estimated. Since the unaudited prospective financial information covers multiple years, such information by its nature becomes less predictive with each successive year. Holders of our common stock are urged to review the risk factors and uncertainties described under the caption “Cautionary Statements Concerning Forward-Looking Statements,” and the risks described in the periodic reports filed by us with the SEC, which reports can be found as described under the caption “Where You Can Find More Information.” The unaudited prospective financial information was not prepared with a view toward public disclosure, nor was it prepared with a view toward compliance with GAAP, published guidelines of the SEC or the published guidelines established by the American Institute of Certificate Public Accountants for preparation and presentation of prospective financial information. In addition, the unaudited prospective financial information requires significant estimates and assumptions.

Neither our independent registered public accounting firm nor any other independent accountants have compiled, examined or performed any audit or other procedures with respect to the unaudited prospective financial information contained herein, nor have they expressed any opinion or any other form of assurance on such information or its achievability. The report of our independent registered public accounting firm contained in our annual report for the year ended December 31, 2014, which is incorporated by reference into this proxy statement, relates to our historical financial information and it does not extend to the unaudited prospective financial information and should not be read to do so. Furthermore, the unaudited prospective financial information does not take into account any circumstances or events occurring after the respective dates on which they were prepared.

The following table presents selected unaudited prospective financial information for our fiscal years ending 2015 through 2018, on a standalone basis, including potential projected acquisitions:

	2015	2016	2017	2018
Total Operating Revenue	$109.7 million	$119.5 million	$127.0 million	$133.8 million
Net Income	$14.8 million	$25.7 million	$24.2 million	$28.2 million
FFO	$36.7 million	$47.5 million	$44.5 million	$48.4 million
AFFO	$32.7 million	$43.3 million	$40.2 million	$44.0 million

We calculate FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts. FFO represents net income (loss) (computed in accordance with GAAP), excluding real estate-related depreciation and amortization, impairment charges and net losses (gains) on the disposition of assets. FFO is a supplemental non-GAAP financial measure. AFFO is a non-GAAP financial measure of operating performance used by many companies in the REIT industry. AFFO adjusts FFO less recurring capital expenditures. Our computation of AFFO may differ from the methodology for calculating AFFO used by other equity REITs, and, therefore, may not be comparable to such other REITs.

FFO and AFFO are non-GAAP measures that we believe are important to understanding our operations. We believe operating revenue is an important supplemental measure of operating performance as it allows comparison of our operating results without regard to financing methods and capital structure. We believe FFO is an important supplemental measure of operating performance because it excludes the effects of depreciation and amortization (which is based on historical costs and which may be of limited relevance in evaluating current performance). We believe AFFO is an important supplemental measure of operating performance because, in addition to the items excluded in calculating FFO, it includes a deduction for recurring capital expenditures. We believe that net income is the most directly comparable GAAP measure to FFO and AFFO.

In preparing the foregoing unaudited prospective financial results, we made a number of assumptions and estimates regarding, among other things, future interest rates, the level of future investments by us and the yield to be achieved on such investments, financing of future investments, including leverage ratios, future property sales by us, the ability to refinance certain of our outstanding secured and unsecured debt and the terms of any such refinancing, future capital expenditures and dividend rates and fundraising and profitability of our non-traded REIT platform. Our management believes these assumptions and estimates were reasonably prepared, but these assumptions and estimates may not be realized and are inherently subject to significant business, economic, competitive and regulatory uncertainties and contingencies, including, among others, the risk factors and uncertainties described under the caption “Cautionary Statements Concerning Forward-Looking Statements,” and the risks described in the periodic reports filed by us with the SEC, which reports can be found as described under the caption “Where You Can Find More Information.” All of these uncertainties and contingencies are difficult to predict and many are beyond our control.

Readers of this proxy statement are cautioned not to place undue reliance on the unaudited prospective financial results set forth above. The inclusion of the above unaudited prospective financial results in this proxy statement should not be regarded as an indication that we or our officers, directors, affiliates or other representatives consider such information to be necessarily predictive of actual future events. There can be no assurance that the projected results or underlying assumptions will be realized, and actual results likely will differ, and may differ materially, from those reflected in the unaudited prospective financial results, whether or not the Mergers are completed. In addition, the above unaudited prospective financial results do not give effect to the Mergers. None of our officers, directors, affiliates or other representatives has made any representations regarding our performance compared to the information included in the above unaudited prospective financial results.

WE DO NOT INTEND TO UPDATE OR OTHERWISE REVISE THE ABOVE UNAUDITED PROSPECTIVE FINANCIAL RESULTS TO REFLECT CIRCUMSTANCES EXISTING AFTER THE DATE WHEN MADE OR TO REFLECT THE OCCURRENCE OF FUTURE EVENTS, EVEN IN THE EVENT THAT ANY OR ALL OF THE ASSUMPTIONS UNDERLYING SUCH UNAUDITED PROSPECTIVE FINANCIAL RESULTS ARE NO LONGER APPROPRIATE, EXCEPT AS MAY BE REQUIRED BY APPLICABLE LAW.

Financing and Extra Space Stockholder Approval

Consummation of the Mergers is not conditioned upon Extra Space obtaining financing or stockholder approval. We estimate that the total funds required to pay the aggregate of the merger consideration and satisfy our debt will be approximately $1.4 billion, plus any related transaction fees and expenses. Extra Space has represented in the Merger Agreement that it will have sufficient funds to consummate the Mergers.

Extra Space is a large, publicly traded REIT, having a market capitalization as of June 30, 2015 of approximately $8 billion. Extra Space has advised us that it intends to obtain the required funds from the following sources: available cash on hand, amounts available under its credit facilities, and net proceeds from the issuance of equity and debt securities. On June 22, 2015, Extra Space completed a public offering of common stock in which it raised net proceeds of approximately $415 million, which it intends to use to fund the Mergers.

As of June 30, 2015, Extra Space had approximately $176 million in unrestricted cash on hand (including the net proceeds from its public offering of common stock) and approximately $265 million in unused availability under its existing credit facilities.

Deregistration of Our Common Stock.

If the Company Merger is completed, our common stock will be deregistered under the Exchange Act.

Regulatory Matters

We are unaware of any material federal, state or foreign regulatory requirements or approvals that are required for the execution of the Merger Agreement or the completion of the Mergers, other than the filing of the articles of merger with, and the acceptance of such articles of merger for record by, the State Department of Assessments and Taxation of Maryland, in respect of the Company Merger, and the filing of a certificate of merger or other appropriate documents with the Secretary of State of the State of Delaware, in respect of the Partnership Merger.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

The following is a summary of the material U.S. federal income tax consequences of the Company Merger to holders of our common stock whose shares are surrendered in the Company Merger in exchange for the right to receive the merger consideration as described herein. This summary is based on current law, is for general information only and is not tax advice. This summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), applicable Treasury Regulations, and administrative and judicial interpretations thereof, each as in effect as of the date hereof, all of which are subject to change or to different interpretations, possibly with retroactive effect. We have not requested, and do not plan to request, any rulings from the Internal Revenue Service (the “IRS”) concerning our tax treatment or the tax treatment of the Company Merger, and the statements in this proxy statement are not binding on the IRS or any court. We can provide no assurance that the tax consequences contained in this discussion will not be challenged by the IRS, or if challenged, will be sustained by a court.

This summary assumes that shares of our common stock are held as capital assets within the meaning of Section 1221 of the Code and does not address all aspects of taxation that may be relevant to particular holders in light of their personal investment or tax circumstances or to persons that are subject to special tax rules and does not address the tax consequences of the Company Merger to holders of restricted stock or the tax consequences of the Partnership Merger to the holders of the OP Units. In addition, this summary does not address the tax treatment of special classes of holders of our common stock, including, for example:

•	banks and other financial institutions;

•	insurance companies;

•	regulated investment companies;

•	REITs;

•	tax-exempt entities or persons holding our common stock in a tax-deferred or tax advantaged account;

•	mutual funds;

•	subchapter S corporations;

•	dealers in securities or currencies;

•	traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

•	persons whose functional currency is not the U.S. dollar;

•	persons holding shares of our common stock as part of a hedge or conversion transaction or as part of a “straddle” or a constructive sale;

•	U.S. expatriates;

•	persons subject to the alternative minimum tax;

•	holders of our restricted stock or who otherwise acquired shares of our common stock as compensation;

•	holders that are properly classified as a partnership or otherwise as a pass-through entity under the Code;

•	non-U.S. holders, as defined below (except to the extent specifically set forth below); and

•	“controlled foreign corporations,” “passive foreign investment companies,” or corporations that accumulate earnings to avoid U.S. federal income tax.

If any entity that is treated as a partnership for U.S. federal income tax purposes holds our common stock, the tax treatment of its partners or members generally will depend upon the status of the partner or member and the activities of the entity. If you are a partner of a partnership or a member of a limited liability company or other entity classified as a partnership for U.S. federal income tax purposes and that entity holds our common stock, you should consult your tax advisor. Moreover, each holder should consult its tax advisor regarding the U.S. federal income tax consequences to it of the Company Merger in light of its own particular situation, as well as any consequences of the Company Merger to such holder arising under the laws of any other taxing jurisdiction.

For purposes of this section, a “U.S. holder” means a beneficial owner of our common stock that is, for U.S. federal income tax purposes:

•	an individual citizen or resident of the United States;

•	a corporation, or other entity treated as a corporation for U.S. federal income tax purposes created or organized in or under the laws of the United States or any state or political subdivision thereof;

•	a trust (1) the administration of which is subject to the primary supervision of a U.S. court and with respect to which one or more “United States persons” (as defined under the Code) have the authority to control all substantial decisions, or (2) that was in existence on August 20, 1996, was treated as a United States person on the previous day, and elected to continue to be so treated; or

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source.

As used in this section, a “non-U.S. holder” means a beneficial owner of shares of our common stock that is not a U.S. holder or an entity treated as a partnership for U.S. federal income tax purposes.

Consequences to Us of the Company Merger

For U.S. federal income tax purposes, we will treat the Company Merger as if we had (i) sold all of our assets to Merger Sub I in exchange for the merger consideration and the assumption of our liabilities outstanding as of the closing date and then (ii) made a liquidating distribution of the merger consideration to our stockholders in exchange for their shares of our common stock. Because as a REIT we are entitled to receive a deduction for liquidating distributions and we anticipate that our deemed liquidating distribution will exceed our taxable income recognized as a result of the Company Merger, we anticipate that we will not be subject to U.S. federal income tax on any gain recognized in connection with the Company Merger and the other transactions contemplated by the Merger Agreement.

Consequences of the Company Merger to U.S. Holders

General. The receipt of cash by U.S. holders in exchange for their stock pursuant to the Company Merger will be a taxable transaction for U.S. federal income tax purposes (and also may be a taxable transaction under applicable state, local and foreign income and other tax laws). In general, a U.S. holder of our common stock will recognize gain or loss for U.S. federal income tax purposes equal to the difference between:

•	the amount of cash received in exchange for our common stock; and

•	the U.S. holder’s adjusted tax basis in our common stock.

Gain or loss will be calculated separately for each block of shares of stock, with a block consisting of shares acquired at the same cost in a single transaction. This gain or loss will generally be capital gain or loss and will be long-term capital gain or loss if at the time of the Company Merger the stock has been held for more than one year. An individual U.S. holder will be subject to tax on net capital gain at a maximum U.S. federal income tax rate of 20%. Additionally, a 3.8% Medicare unearned contribution tax will apply to any gain recognized by individuals, trusts and estates whose income exceeds certain threshold levels.

Capital gains of corporate U.S. holders generally are taxable at the regular tax rates applicable to corporations. The deductibility of a capital loss recognized in the exchange is subject to limitations under the Code. In addition, the IRS has the authority to prescribe, but has not yet prescribed, regulations that would apply a tax rate of 25% to a portion of capital gain realized by a non-corporate stockholder on the sale of REIT stock that would correspond to the REIT’s “unrecaptured Section 1250 gain.”

Special Rule for U.S. Holders Who Have Held our Common Stock Less than Six Months. A U.S. holder who has held our common stock for less than six months at the time of the Company Merger, taking into account the holding period rules of Section 246(c)(3) and (4) of the Code, and who recognizes a loss on the exchange of our common stock in the Company Merger, will be treated as recognizing a long-term capital loss to the extent of any capital gain dividends received from us, or such holder’s share of any designated retained capital gains, with respect to such stock.

Consequences of the Company Merger to Non-U.S. Holders

General. The U.S. federal income tax consequences of the Company Merger to a non-U.S. holder will depend on various factors, including whether the receipt of the merger consideration is treated as a distribution from us to our stockholders that is attributable to gain from the sale of “United States real property interests.” The IRS announced in Notice 2007-55 that it intends to (1) take the position that under current law a non-U.S. holder’s receipt of a liquidating distribution from a REIT (including, in our case, the receipt of cash in exchange for our common stock in the Company Merger, which will be treated as a deemed liquidation for U.S. federal income tax purposes) is generally subject to tax under FIRPTA as a distribution to the extent attributable to gain from the sale of United States real property interests, and (2) issue regulations that will be effective for transactions occurring on or after June 13, 2007, clarifying this treatment. Although legislation effectively overriding Notice 2007-55 has previously been proposed, no such legislation has yet been enacted, and it is not possible to say if or when any such legislation will be enacted. As a result, the following paragraphs provide alternative discussions of the tax consequences that would arise to the extent the tax treatment set forth in Notice 2007-55 does or does not apply. Notwithstanding the discussion in the following paragraphs, we intend to take the position that the cash received in exchange for our common stock will be subject to tax in accordance with Notice 2007-55 as described in more detail below. In general, the provisions governing the taxation of distributions by REITs can be less favorable to non-U.S. holders than the taxation of sales or exchanges of REIT stock by non-U.S. holders, and non-U.S. holders should consult their tax advisors regarding the application of these provisions.

Distribution of Gain from the Disposition of U.S. Real Property Interests. To the extent the tax treatment set forth in Notice 2007-55 applies, and to the extent cash received by non-U.S. holders in the Company Merger is attributable to gain from the deemed sale of our United States real property interests (which we expect to be a substantial portion of such cash), then such amount will be treated as income effectively connected with a United States trade or business of the non-U.S. holder and generally will be subject to U.S. federal income tax on a net basis. A corporate non-U.S. holder will also be subject to the 30% branch profits tax (or such lower rate as may be specified by an applicable income tax treaty). In addition, 35% (or 20% to the extent provided in Treasury Regulations) of any such amounts paid to a non-U.S. holder will be withheld and remitted to the IRS.

Notwithstanding the foregoing, to the extent the tax treatment set forth in Notice 2007-55 does not apply, or if a non-U.S. holder has not owned more than 5% of our common stock at any time during the one-year period ending on the date of the Company Merger and our common stock is “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market located in the United States, the 35% withholding tax described above would not apply, and such non-U.S. holder would instead be subject to the rules described below under “—Taxable Sale of our Common Stock.” Our common stock is not regularly traded on an established securities market in the United States as of the date of this proxy statement.

Taxable Sale of our Common Stock. Subject to the discussion of backup withholding and of distribution of gain from the disposition of United States real property interests above, if the Company Merger is treated as a taxable sale of our common stock, a non-U.S. holder should not be subject to U.S. federal income taxation on any gain or loss from the Company Merger unless: (1) the gain is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States, or, if an applicable income tax treaty applies, the gain is attributable to a permanent establishment maintained by the non-U.S. holder in the United States; (2) the non-U.S. holder is an individual present in the United States for 183 days or more in the taxable year of the Company Merger and certain other requirements are met; or (3) such shares of stock constitute a “United States real property interest” under FIRPTA.

A non-U.S. holder whose gain is effectively connected with the conduct of a trade or business in the United States will generally be subject to U.S. federal income tax on such gain on a net basis in the same manner as a U.S. holder. In addition, a non-U.S. holder that is a corporation may be subject to the 30% branch profits tax on such effectively connected gain described in clause (1) of the previous paragraph.

A non-U.S. holder who is an individual present in the United States for 183 days or more in the taxable year of the Company Merger and who meets certain other requirements will be subject to a flat 30% tax on the gain derived from the Company Merger, which may be offset by United States source capital losses. In addition, the non-U.S. holder may be subject to applicable alternative minimum taxes.

If a non-U.S. holder’s stock constitutes a United States real property interest under FIRPTA, any gain recognized by such holder in the Company Merger will treated as income effectively connected with a United States trade or business of the non-U.S. holder and generally will be subject to U.S. federal income tax on a net basis in the same manner as a U.S. holder. A non-U.S. holder’s shares of our common stock generally will not constitute a U.S. real property interest if either (1) we are a “domestically controlled qualified investment entity” at the effective time, or (2) both (a) that class of our stock is regularly traded on an established securities market at the date of the Company Merger and (b) the non-U.S. holder holds 5% or less of the total fair market value of that class of stock at all times during the shorter of (x) the five-year period ending with the effective date of the Company Merger and (y) the non-U.S. holder’s holding period for the stock. As discussed above, our common stock is not regularly traded on an established securities market as of the date of this proxy statement. A “qualified investment entity” includes a REIT. Assuming we qualify as a REIT, we will be a “domestically controlled qualified investment entity” at the effective time if non-U.S. holders held directly or indirectly less than 50% in value of our common stock at all times during the five-year period ending with the effective time. While we believe that we currently are a domestically controlled REIT, no assurances can be given that the actual ownership of our stock has been or will be sufficient for us to qualify as a “domestically controlled qualified investment entity” at the effective time.

Income Tax Treaties. If a non-U.S. holder is eligible for treaty benefits under an income tax treaty with the United States, the non-U.S. holder may be able to reduce or eliminate certain of the U.S. federal income tax consequences discussed above, such as the branch profits tax. Non-U.S. holders should consult their tax advisor regarding possible relief under an applicable income tax treaty.

U.S. Withholding Tax. As described above, it is unclear whether the receipt of the merger consideration by a non-U.S. holder will be treated as a sale or exchange of our common stock or as a distribution from us that is attributable to gain from the deemed sale of our United States real property interests in the Company Merger. Accordingly, we intend to withhold U.S. federal income tax at a rate of 35% (or 20% to the extent provided in applicable Treasury Regulations) from the portion of the merger consideration that is, or is treated as, attributable to gain from the sale of United States real property interests and paid to a non-U.S. holder.

A non-U.S. holder may be entitled to a refund or credit against the holder’s U.S. federal income tax liability, if any, with respect to any amount withheld pursuant to FIRPTA, provided that the required information is furnished to the IRS on a timely basis. Non-U.S. holders should consult their tax advisor regarding withholding tax considerations.

Information Reporting and Backup Withholding

Backup withholding, currently at a rate of 28%, and information reporting may apply to the cash received pursuant to the exchange of our common stock in the Company Merger. Backup withholding will not apply, however, to a holder who:

•	in the case of a U.S. holder, furnishes a correct taxpayer identification number and certifies that it is not subject to backup withholding on an IRS Form W-9 or successor form;

•	in the case of a non-U.S. holder, furnishes an applicable IRS Form W-8 or successor form; or

•	is otherwise exempt from backup withholding and complies with other applicable rules and certification requirements.

Backup withholding is not an additional tax and any amount withheld under these rules may be credited against the holder’s U.S. federal income tax liability and may entitle the holder to a refund if required information is timely furnished to the IRS.

Additional Withholding Tax on Payments Made to Foreign Accounts

Withholding taxes may be imposed under Sections 1471 through 1474 of the Code (such Sections commonly referred to as FATCA) on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. The application of FATCA to the payment of the merger consideration made to a non-U.S. holder with respect to our common stock pursuant to the Company Merger is not entirely clear. We urge you to consult your tax advisor regarding FATCA and the application of these rules to such payment.

THE FOREGOING DOES NOT PURPORT TO BE A COMPLETE ANALYSIS OF THE POTENTIAL TAX CONSIDERATIONS RELATING TO THE COMPANY MERGER AND IS NOT TAX ADVICE. THEREFORE, HOLDERS OF OUR COMMON STOCK ARE STRONGLY URGED TO CONSULT THEIR TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE COMPANY MERGER, INCLUDING THE APPLICABILITY AND EFFECT OF U.S. FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX LAWS IN THEIR PARTICULAR CIRCUMSTANCES

INTERESTS OF CERTAIN PERSONS IN THE COMPANY MERGER

In considering the recommendation of our board of directors with respect to the Company Merger and the Merger Agreement, stockholders should be aware that our directors and executive officers have interests in the Company Merger that may be different from, or in addition to, those of our stockholders generally. These interests may create potential conflicts of interest. Our board of directors was aware of these potential conflicts of interest and considered them, among other matters, in reaching its decision to approve the Company Merger and to recommend that the stockholders vote in favor of approving the Company Merger.

Stock and Restricted Stock Held by our Directors and Executive Officers

Under the terms of the Merger Agreement, immediately prior to the effective time of the Company Merger, the vesting and forfeiture restrictions on shares of our restricted stock granted under our Employee and Director Long-Term Incentive Plan prior to April 6, 2015 will lapse and such shares will be fully vested in the holder thereof. With respect to the grants of restricted stock made on April 6, 2015 to certain of our employees and our directors and executive officers, (i) 50% of the shares granted will vest upon the effective time of the Company Merger, and (ii) 50% of the shares granted will vest upon the effective time of the Company Merger, subject to us achieving certain FFO performance levels. Shares of restricted stock will have the same rights and be subject to the same conditions in the Company Merger as shares of our common stock not subject to any vesting or forfeiture restrictions, including the right to receive the merger consideration. Upon completion of the Company Merger, our directors and executive officers will be entitled to receive $13.75, without interest and less any applicable withholding taxes, for each share of restricted stock that vests upon the effective time of the Company Merger. As of the record date, our directors and executive officers owned 215,877 unvested shares of restricted stock, including 74,238 shares subject to performance vesting, assuming target performance, held by our executive officers, which are described in further detail in footnote 4 to the table appearing under “—Golden Parachute Compensation” below.

Additionally, immediately prior to the effective time of the Company Merger, we will pay in cash to all holders of restricted stock an amount equal to all accrued but unpaid dividends owed to each such holder. The accrued but unpaid dividends payable to each of our executive officers is set forth in footnote 3 to the table appearing under “—Golden Parachute Compensation” below, and the accrued but unpaid dividends payable to each of Messrs. Morris and Perry, our independent directors, is $4,609.

OP Units

The Merger Agreement provides that, in the Partnership Merger, each OP Unit, other than OP Units held directly or indirectly by Extra Space, will be converted into the right to receive cash equal to $13.75 for each OP Unit, without interest and less applicable withholding taxes, unless such holder is an “accredited investor” as defined by SEC rules and makes a valid election to receive partnership units of Extra Space OP. As of the record date, certain of our executive officers owned, or could be deemed to beneficially own, OP Units that will be converted into the right to receive the consideration upon completion of the Partnership Merger in the following amounts:

Executive Officer	OP Units (1)	Merger Consideration (2)
H. Michael Schwartz (3)	1,399,585	$19,244,294
James L. Berg (4)	56,193	772,654
Wayne Johnson	49,730	683,788
Paula Mathews	55,395	761,681
Michael McClure	54,147	744,521
Ken Morrison	48,732	670,065

	1,663,782	$22,877,003

(1)	Pursuant to the terms of SmartStop OP’s partnership agreement, upon a notice of redemption from a holder of the OP Units, the OP Units can be exchanged for cash based on the fair market value of our common stock or, at our election, on a one-for-one basis for our common stock. The OP Units set forth in this table include Class B Limited Partnership Units, which will be automatically converted into OP Units at the closing of the Merger.
(2)	Pursuant to the terms of the Merger Agreement, holders of OP Units can receive common partnership units of Extra Space OP in lieu of cash in respect of his or her OP Units provided such holder is an “accredited investor” as defined by SEC rules and makes a valid election to receive such common partnership units of Extra Space OP. For purposes of this table, we have assumed that no executive officer will make such election.
(3)	Includes 960,501 OP Units owned by Greenshoe Holdings, LLC, an entity controlled by Mr. Schwartz, 290,023 OP Units owned by Churchill TRI, LLC, an entity controlled by Mr. Schwartz, 97,510 OP Units owned by Eiffel Capital, LLC, an entity controlled by Mr. Schwartz, 3,120 OP Units owned by Mr. Schwartz individually, and 48,431 OP Units, which are owned indirectly through U.S. Advisor LLC, an entity in which Mr. Schwartz has no voting power or investment control.
(4)	Includes 44,565 OP Units, which are owned directly, and 11,628 OP Units, which are owned indirectly through U.S. Advisor LLC, an entity in which Mr. Berg has no voting power or investment control.

2015 Fiscal Year Bonuses

As described under “The Merger Agreement—Employee Benefit Matters” below, we have the right under the Merger Agreement to pay full year annual bonus awards in respect of the 2015 fiscal year upon the earlier of (i) immediately prior to the effective time of the Company Merger and (ii) following the completion of the 2015 fiscal year. These bonus payments will be based on the greater of actual performance (linearly extrapolating in good faith our performance as of the closing date of the Company Merger through the end of the 2015 fiscal year) and target performance.

For an estimate of the value of the bonus payments described above that would be payable to each of our executive officers, see “—Golden Parachute Compensation” below. We estimate that the aggregate amount of the bonus payments described above that would be payable to all of our executive officers, assuming target performance, is approximately $1.0 million.

Payments Following Change in Control; Non-Retention

We have no employment agreements with our executive officers and our other key personnel; however, effective August 31, 2014, we entered into severance agreements with our six executive officers and began to compensate them under arrangements approved by our Compensation Committee and board of directors.

Each of the severance agreements for our executive officers provide for severance payments upon the termination of the executive officer’s employment under various conditions. The level of severance pay depends upon the circumstances of the executive officer’s termination of employment. If, within two years following a Change in Control (as defined below), one of our executive officers was terminated without Cause (as defined below) or the executive officer terminates his or her employment for Good Reason (as defined below), then the executive officer would be entitled to a severance payment equal to 2.0 times the sum of (i) his or her annual base salary for the year in which such termination occurs, plus (ii) his or her target bonus for the year in which such termination occurs (assuming the transaction occurs in 2015) (2.5 times these amounts for Mr. McClure and 3.0 times these amounts for Mr. Schwartz).

Under the terms of our executive officers’ severance agreements, “Change in Control” means the first to occur of any of the following events: (a) the consummation of the acquisition by any person of beneficial ownership of twenty-five percent (25%) or more of the combined voting power of our then outstanding voting securities; (b) the consummation of: a merger or consolidation if our stockholders immediately before such merger or consolidation do not, as a result of such merger or consolidation, own, directly or indirectly, more than fifty percent (50%) of the combined voting power of the then outstanding voting securities of the entity resulting from such merger or consolidation in substantially the same proportion as their ownership of the combined voting power of our voting securities outstanding immediately before such merger or consolidation; (c) the date a majority of members of our board of directors is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the board of directors before the date of the appointment or election; or (d) a dissolution or liquidation of SmartStop OP, or the date that any one person, or more than one person acting as a group acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from SmartStop OP that have a total gross fair market value equal to or more than forty percent (40%) of the total gross fair market value of all of the assets of SmartStop OP immediately before such acquisition or acquisitions. The Company Merger will constitute a Change in Control for purposes of the executive severance agreements.

“Cause” means any of the following, as determined in the reasonable discretion of the board of directors, after providing such executive officer specific charges and the opportunity to respond thereto: (a) a willful and continued failure to substantially perform substantially one’s duties as an officer of SmartStop, which failure, if curable, is not cured within thirty (30) days after written notice is given to such executive officer thereof, (b) any material action, which involves willful misfeasance or gross negligence, (c) the requirement of, or direction by, a federal or state regulatory agency which has jurisdiction over us to terminate such executive officer’s employment, (d) any conduct, action or inaction, which causes substantially diminished good will or otherwise is deemed substantially harmful or contrary to the interests of SmartStop, (e) a conviction of any criminal offense which involves dishonesty or breach of trust, or (f) any intentional and material breach or violation of a material term, condition, or covenant of any agreement between the executive officer and us, or condition of employment, including our code of conduct.

“Good Reason” means that the executive officer terminated his or her employment with us because, within the twelve (12) month period preceding termination, one or more of the following conditions arose and the executive officer notified us of such condition within ninety (90) days of its occurrence and we did not remedy such condition within thirty (30) days of such notice: (a) a material diminution in the executive officer’s base salary as in effect on the date hereof or as the same may be increased from time to time; (b) a material diminution in authority, duties, or responsibilities; or (c) a forced move to a location more than sixty (60) miles from the executive officer’s place of business.

The Merger Agreement provides that each of our executive officers will be terminated in connection with the completion of the Company Merger, which will be deemed to be a termination without Cause following a Change in Control. All severance payments and benefits relating to our executive officers’ termination will be paid by Extra Space at the effective time. The following table quantifies the payments our executive officers, including our named executive officers, will receive following their termination, pursuant to the terms of their severance agreements:

Executive Officer	Termination-Related Payments and Benefits
H. Michael Schwartz	$2,700,000
James L. Berg	$500,000
Wayne Johnson	$700,000
Paula Mathews	$500,000
Michael McClure	$1,375,000
Ken Morrison	$750,000

Indemnification and Insurance

The Merger Agreement provides that rights relating to indemnification, exculpation, advancement of expenses and directors’ and officers’ insurance for our current directors and officers will be continued for six years after the completion of the Company Merger. These arrangements are described more fully in “The Merger Agreement—Indemnification and Insurance,” beginning on page 70.

Sale of the Excluded Assets

The Merger Agreement provides that prior to the completion of the Mergers, we must sell all of the Excluded Assets. The Excluded Assets will be sold pursuant to asset purchase agreements, for an aggregate purchase price of approximately $90 million to Strategic 1031, LLC, an entity owned and controlled by H. Michael Schwartz, our President, Chief Executive Officer and Chairman of our board of directors. We anticipate completing the sale of each of the Excluded Assets prior to the completion of the Mergers. You will not receive any special dividend or payment in respect of the sale of the Excluded Assets since the per share merger consideration has already been increased to account for the sale of the Excluded Assets. The Excluded Assets are described more fully in “The Merger Agreement—Sale of the Excluded Assets,” beginning on page 62.

Termination of Certain Affiliate Agreements

As part of the transaction by which we became self-administered, we entered into a letter agreement (the “Acquisition Fee Tail Agreement”) dated September 4, 2014 among us, SmartStop OP, and SSH relating to acquisition fees payable to SSH for acquisitions sourced on behalf of the Managed REITs. On or before the Closing Date, we will enter into an amendment and termination of the Acquisition Fee Tail Agreement that will result in the acceleration of a $2.0 million payment to SSH, to the extent such payment was not otherwise paid.

As part of the transaction by which we became self-administered, we entered into a non-competition agreement with H. Michael Schwartz, our President, Chief Executive Officer and Chairman of our board of directors (the “Schwartz Non-Competition Agreement”) dated September 4, 2014, and effective on August 31, 2014. Under the Schwartz Non-Competition Agreement, for a period of twenty-four (24) months following the effective date, Mr. Schwartz is prohibited from undertaking certain competitive activities. In connection with the closing of the Company Merger and Mr. Schwartz’s termination, we will, pursuant to the terms of the Merger Agreement, terminate the Schwartz Non-Competition Agreement as of the effective time of the Company Merger.

Golden Parachute Compensation

The following table sets forth the estimated aggregate dollar value of all compensation of any type that may be paid or become payable to our executive officers that is based on or otherwise relates to completion of the Company Merger.

Executive Officer	Cash ($) (1)(2)(3)	Equity ($) (4)	Total ($)
H. Michael Schwartz	3,139,957	1,430,963	4,570,920
James Berg	552,220	79,503	631,723
Wayne Johnson	856,659	238,494	1,095,153
Paula Mathews	552,220	79,503	631,723
Michael McClure	1,639,651	524,700	2,164,351
Ken Morrison	880,550	198,756	1,079,306

(1)

Includes the cash severance payment payable to each executive officer in connection with his or her termination of employment at the time of the Company Merger under his or her severance agreement, the target annual bonus for fiscal 2015 payable to each executive officer and the cash payment in lieu of accrued but unpaid dividends payable in respect of shares of restricted stock held by each of our executive officers. The cash severance payment, as further described above under “—Payments Following Change in Control; Non-Retention,” is an amount equal to the sum of the then-current annual base salary plus the executive’s target bonus for the fiscal year ended December 31, 2014 (assuming the transaction occurs in 2015) multiplied by (a) three for Mr. Schwartz, (b) two and one-half for Mr. McClure, and (c) two for the other executive officers. The calculations in the table are based on the executive officers’ annual base salaries as of August 4, 2015 ($500,000 for Mr. Schwartz, $300,000 for Mr. McClure, $250,000 for Mr. Morrison and $200,000 for each of the other executive officers). The target annual bonus for fiscal 2015 payable to each executive officer is described under footnote 2 to this table. The cash payment in lieu of accrued but unpaid dividends payable to our executive officers is described in footnote 3 to this table. Pursuant to the terms of the Merger Agreement, the cash severance payment would be paid in a lump sum at the effective time of the Company Merger, subject to the executive officer’s execution of a general release of claims in favor of us and agreement to comply with certain confidential information and non-solicitation restrictions for a period of one year following the date of termination. The cash severance payment for each executive officer is a “double-trigger” payment (i.e., it is conditioned upon the Company Merger occurring and the executive officer’s termination of employment in connection with or following the Company Merger). The Merger Agreement provides for the termination of each of the executive officers as of the effective time of the Company Merger. The 2015 fiscal year annual bonus is a “single-trigger” payment (i.e., unless it is paid in the ordinary course prior to the closing of the Company Merger, it will be conditioned only on the closing of the Company Merger and will be paid without regard to the executive officer’s termination of employment).

(2)	The cash payment includes an estimate of the bonus payments payable to our executive officers in respect of the 2015 fiscal year bonus plan. Set forth in the table immediately below are the target bonuses and maximum bonuses for each of our executive officers under the 2015 fiscal year bonus plan. Pursuant to the terms of the Merger Agreement, we are permitted to pay full year annual bonus awards in respect of the 2015 fiscal year upon the earlier of (i) immediately prior to the effective time of the Company Merger and (ii) following the completion of the 2015 fiscal year. These bonus payments will be based on the greater of actual performance (linearly extrapolating in good faith our performance as of the closing date of the Company Merger through the end of the 2015 fiscal year) and target performance. For purposes of this table, we have estimated the bonus payments by assuming target performance.

Executive Officer	Target Bonus ($)	Maximum Bonus ($)
H. Michael Schwartz	400,000	600,000
James L. Berg	50,000	75,000
Wayne Johnson	150,000	225,000
Paula Mathews	50,000	75,000
Michael McClure	250,000	375,000
Ken Morrison	125,000	187,500

(3)	The cash payment includes cash payments in lieu of accrued but unpaid dividends payable in respect of shares of restricted stock held by our executive officers and assumes that the Mergers are consummated on October 1, 2015. Such amounts payable to each executive officer are identified in the table immediately below (and, with respect to the performance vesting restricted stock, assuming achievement of the performance criteria at target, in the first column, and assuming achievement of the performance criteria at the maximum level, in the second column). These amounts are subject to “single-trigger” vesting (i.e., the vesting of such shares of restricted stock and payment of the accrued but unpaid dividends on such shares is only conditioned on the closing of the Company Merger, not the executive officer’s subsequent termination of employment in connection with or following the Company Merger). As described in footnote (4) below, in the event the performance criteria applicable to the performance vesting restricted shares are achieved at the maximum level, each executive officer will be issued additional shares of our common stock immediately prior to the Company Merger in an amount equal to fifty percent (50%) of his or her “target” number of shares of restricted stock subject to performance vesting. While these potential additional shares are not currently outstanding and have not been accruing dividends since April 6, 2015, we will make a payment to each executive officer of the amount of dividends that would have accrued on such additional shares as if they had been outstanding since April 6, 2015 if they are ultimately earned and issued to the executive officers. For purposes of this table, we have estimated the cash payments in lieu of accrued but unpaid dividends by assuming target performance.

Executive Officer	“Target” Cash Payment in Lieu of Accrued but Unpaid Dividends ($)	“Maximum” Cash Payment in Lieu of Accrued but Unpaid Dividends ($)
H. Michael Schwartz	39,957	47,062
James L. Berg	2,200	2,615
Wayne Johnson	6,659	7,844
Paula Mathews	2,220	2,615
Michael McClure	14,651	17,257
Ken Morrison	5,550	6,537

(4)	Represents the value of the accelerated vesting of restricted stock for each executive officer, which restricted stock will vest immediately prior to the effective time of the Company Merger, calculated as the number of shares of restricted stock that will vest multiplied by the cash merger consideration of $13.75 per share. Our restricted stock is subject to “single-trigger” vesting (i.e., the accelerated vesting of such shares of restricted stock is only conditioned on the closing of the Company Merger, not the executive officer’s subsequent termination of employment in connection with or following the Company Merger). With respect to the grants of restricted stock made on April 6, 2015, (i) 50% of the shares vest upon the effective time of the Company Merger, and (ii) 50% of the shares vest upon the effective time of the Company Merger, subject to the Company achieving certain performance criteria. Set forth in the table immediately below are the shares of restricted stock vesting at the effective time of the Company Merger that are subject to time vesting, and the number of shares subject to performance vesting, assuming achievement of the performance criteria at target. In the event we achieve the performance criteria at the maximum level, each executive officer will be granted an additional number of shares of our common stock immediately prior to the Company Merger equal to fifty percent (50%) of his or her “target” number of shares of restricted stock subject to performance vesting. For purposes of this table, we have assumed achievement of the performance criteria at target.

Executive Officer	Non-Performance Time Vesting Restricted Shares	“Target” Performance Vesting Restricted Shares	“Maximum” Performance Vesting Restricted Shares
H. Michael Schwartz	69,380	41,628	62,442
James L. Berg	3,855	2,313	3,470
Wayne Johnson	11,563	6,938	10,407
Paula Mathews	3,855	2,313	3,470
Michael McClure	25,440	15,264	22,896
Ken Morrison	9,637	5,782	8,673

THE MERGER AGREEMENT

The following description is a summary of the material provisions of the Merger Agreement. This summary does not contain all of the terms of the Merger Agreement and is qualified by reference to the complete text of the Merger Agreement, which is attached to this proxy statement as Annex A and which we incorporate by reference into this proxy statement. We encourage you to read carefully the entire Merger Agreement, as the rights and obligations of the parties are governed by the express terms of the Merger Agreement and not by this summary or any other information contained in this proxy statement.

The Merger Agreement contains representations and warranties made by, and to, us, SmartStop OP, Extra Space, Extra Space OP, Merger Sub I and Merger Sub II. These representations and warranties, which are set forth in the copy of the Merger Agreement attached to this proxy statement as Annex A, were made for the purposes of negotiating and entering into the Merger Agreement between the parties. In addition, these representations and warranties were made as of specified dates, may be subject to standards of materiality different from what may be viewed as material to stockholders, or may have been used for the purpose of allocating risk between the parties instead of establishing such matters as facts. Moreover, information concerning the subject matter of the representations and warranties, which do not purport to be accurate as of the date of this proxy statement, may have changed since the date of the Merger Agreement and subsequent developments or new information qualifying a representation or warranty may have been included in this proxy statement.

The Mergers

The Company Merger

Subject to the terms and conditions of the Merger Agreement and in accordance with Maryland law, at the effective time of the Company Merger, we will merge with and into Merger Sub I. Our separate corporate existence will cease, and Merger Sub I will continue as the surviving company and an indirect wholly-owned subsidiary of Extra Space OP. As a result of the Company Merger, all of the property, rights, privileges and powers of us and Merger Sub I will vest in the surviving company, and all of the debts, liabilities and duties of us will become the debts, liabilities and duties of the surviving company. Immediately after the Company Merger, Merger Sub I will transfer the Transferred Units to a subsidiary of Extra Space.

The Partnership Merger

Subject to the terms and conditions of the Merger Agreement and in accordance with Delaware law, at the effective time of the Partnership Merger, Merger Sub II will merge with and into SmartStop OP. The separate existence of Merger Sub II will cease and SmartStop OP will continue as the surviving entity.

Closing Date and Effective Times of the Mergers

Subject to the terms and conditions of the Merger Agreement, the closing date of the Mergers will occur as promptly as practicable and, in any event, not later than the third business day after the date on which the conditions to closing of the Mergers are satisfied or waived, other than conditions which by their terms are required to be satisfied at the closing, unless the parties agree to another date for the closing.

The effective time of the Company Merger will occur following the close of business on the closing date, with such date and time specified in the articles of merger for the Company Merger filed with the State Department of Assessments and Taxation of Maryland in accordance with applicable Maryland law, or at a later time as the parties specify in the filing in accordance with applicable law. The parties will file the articles of merger with the State Department of Assessments and Taxation of Maryland as soon as reasonably practicable on the closing date.

The effective time of the Partnership Merger will occur following the close of business on the closing date, with such date and time specified in a certificate of merger for the Partnership Merger filed with the Delaware

Secretary of State in accordance with applicable Delaware law, or at a later time as the parties specify in the filings in accordance with applicable law. The parties will file a certificate of merger with the Delaware Secretary of State as soon as reasonably practicable on the closing date. The effective time of the Partnership Merger will take place after the effective time of the Company Merger and completion of the Transfer.

Organizational Documents

The articles of organization and operating agreement of Merger Sub I as in effect immediately prior to the effective time of the Company Merger, will be the articles of organization and operating agreement of the surviving company following the Company Merger.

The certificate of limited partnership and the Third Amended and Restated Agreement of Limited Partnership of SmartStop OP, as in effect immediately prior to the effective time of the Partnership Merger, will be the certificate of limited partnership and the agreement of limited partnership of the surviving partnership following the Partnership Merger.

Sole Member and Officers of Merger Sub I; General Partner of Surviving Partnership

The sole member and officers of Merger Sub I immediately prior to the effective time of the Company Merger will be the sole member and officers of the surviving company following the Company Merger. The sole member and officers of the surviving company will hold their office in accordance with the articles of organization and operating agreement of the surviving company. Extra Space OP will be the indirect general partner of SmartStop OP immediately after the Partnership Merger.

Effect of the Company Merger

At the effective time of the Company Merger, by virtue of the Company Merger and without any action on the part of us, Extra Space, Merger Sub I or our stockholders:

•	Each share of our common stock issued and outstanding immediately prior to the effective time of the Company Merger, except as noted below, will automatically be converted into the right to receive an amount in cash equal to $13.75, payable to the holder thereof, without interest and less any applicable withholding taxes. Shares of our common stock held by SmartStop OP, any of our direct or indirect subsidiaries, Extra Space, Merger Sub I, Merger Sub II or any of its subsidiaries will automatically be cancelled with no payment being made for those shares. All shares of our common stock that are converted into the right to receive the merger consideration will no longer be outstanding and will automatically be cancelled, and each certificate previously representing such shares will only represent the right to receive the merger consideration.

•	The issued and outstanding limited liability company interests of Merger Sub I will remain outstanding, will not be affected by the Company Merger and will constitute issued and outstanding limited liability company interests of the surviving company.

•	If we declare or make any distributions to the holders of our common stock during the term of the Merger Agreement in excess of certain permitted distributions, the merger consideration will be decreased by an amount equal to the per share amount of such excess distributions.

Effect of the Partnership Merger

At the effective time of the Partnership Merger, by virtue of the Partnership Merger and without any action on the part of Merger Sub II, Extra Space OP, SmartStop OP, any partners of SmartStop OP or the partners of Extra Space OP:

•

Each OP Unit outstanding immediately prior to the effective time of the Partnership Merger, other than OP Units held directly or indirectly by Extra Space, will automatically be converted into the right to receive an amount in cash equal to $13.75, payable to the holder thereof, without interest and less any applicable withholding taxes, unless such holder is an “accredited investor” as defined by SEC rules and makes a valid election to receive common partnership units of Extra Space OP, in which case and in lieu of cash, each OP Unit shall be converted into the right to receive 0.2031 common partnership units of Extra Space OP, including the right to receive cash in lieu of any fractional interests in such units.

•	Each issued and outstanding limited liability company membership interest of Merger Sub II will be cancelled in connection with the Partnership Merger and shall cease to exist.

•	If SmartStop OP declares or makes any distributions to the holders of the OP Units during the term of the Merger Agreement in excess of certain permitted distributions, the merger consideration will be decreased by an amount equal to the per OP Unit amount of such excess distributions.

Treatment of Restricted Stock

The Merger Agreement provides that at the effective time of the Company Merger, each share of our common stock that is subject to vesting or other lapse restrictions that is outstanding immediately prior to the effective time will, as of the effective time, become fully vested (to the extent not already vested and without regard to the satisfaction of any vesting or other lapse restriction) and be converted into the right to receive an amount equal to the merger consideration of $13.75 per share, less applicable tax withholdings. Additionally, we will pay in cash to each holder of restricted stock an amount equal to all accrued but unpaid dividends owed to each such holder.

Dividends and Distributions

During the term of the Merger Agreement, we are permitted to pay to the holders of our common stock or OP Units, as applicable, regular cash dividends and other distributions declared quarterly in advance, paid monthly and accrued daily including and through the consummation of the Mergers, in accordance with past practice at a rate not to exceed the annual rate of $0.70 per share or OP Unit. If we declare or make any other distributions during the term of the Merger Agreement without the prior written consent of Extra Space, then the merger consideration payable in respect of shares of our common stock or the OP Units, as applicable, will be decreased by an amount equal to the per share or OP Unit amount of such excess distributions.

Exchange Procedures

At or prior to the Company Merger effective time, Extra Space will deposit with an exchange agent designated by Extra Space, and reasonably satisfactory to us, cash in an amount sufficient to pay the merger consideration, to be held for the benefit of our stockholders and the holders of the OP Units (the “exchange fund”). Extra Space will cause the exchange agent to make payments of the merger consideration out of the exchange fund in accordance with the Merger Agreement, and the exchange fund is not permitted to be used for any other purpose.

No later than three business days after the effective time of the Company Merger, Extra Space will cause the exchange agent to mail a letter of transmittal to each record holder of our common stock that was converted into the right to receive the merger consideration in the Company Merger, together with instructions for the use of the letter of transmittal to surrender certificates formerly representing our common stock in exchange for the merger consideration. Extra Space will also cause the exchange agent to mail a letter of transmittal to each record holder of the OP Units that were converted into the right to receive the merger consideration in the Partnership Merger, together with instructions for the delivery of the letter of transmittal in exchange for the merger consideration. No interest will be paid or will accrue on the merger consideration.

The merger consideration paid to the holders of our common stock, in accordance with the exchange and payment procedures contained in the Merger Agreement, is paid in full satisfaction of all rights and privileges pertaining to shares of our common stock exchanged (and, if applicable, represented by certificates exchanged)

and, after the effective time of the Company Merger, holders of shares of common stock will cease to be, and have no rights as, our stockholders other than the right to receive the merger consideration. The merger consideration paid to the holders of the OP Units, in accordance with the exchange (and if applicable, evidenced by certificates exchanged) and payment procedures contained in the Merger Agreement, is paid in full satisfaction of all rights and privileges pertaining to the OP Units exchanged, and, after the effective time of the Partnership Merger, holders of the OP Units will have no further rights with respect to the OP Units other than the right to receive the merger consideration.

The exchange agent will invest the exchange fund as directed by the surviving company. Extra Space is required to promptly replace or restore any losses in the exchange fund with respect to those investments. Any interest earned on the exchange fund will be paid to the surviving company. Any portion of the exchange fund that remains undistributed to the holders of our common stock or the OP Units for twelve months after the effective time of the Company Merger will be delivered to the surviving company. After the exchange fund is returned to the surviving company, holders of our common stock or the OP Units may only look to the surviving company (subject to abandoned property, escheat and similar laws) for payment of the merger consideration.

If any holder of our common stock or the OP Units has not complied with the procedures for receiving payment of the merger consideration, as applicable, prior to the time at which such holder’s merger consideration would escheat to, or become the property of, any governmental entity pursuant to applicable abandoned property, escheat or other similar laws), such amounts will become the property of the surviving company free and clear of any claims or interests of such holders or their successors or assigns. None of Extra Space, Extra Space OP, Merger Sub I or Merger Sub II, us or SmartStop OP, or the exchange agent will be liable for any merger consideration delivered to a public official pursuant to any abandoned property, escheat or similar laws.

Extra Space, us, the surviving company, the surviving partnership or the exchange agent will be entitled to deduct and withhold from the merger consideration any amounts that are required to be deducted and withheld under applicable tax laws.

If a certificate for our common stock or the OP Units has been lost, stolen or destroyed, the exchange agent will pay the merger consideration upon receipt of (i) an affidavit of that fact by the claimant, and (ii) such bond or insurance as Extra Space or the exchange agent may determine is reasonably necessary.

Election to Receive Common Partnership Units of Extra Space OP

Each OP Unit outstanding immediately prior to the effective time of the Partnership Merger, other than OP Units held directly or indirectly by Extra Space, will automatically be converted into, and will be cancelled in exchange for, the right to receive an amount in cash equal $13.75. If we or SmartStop OP declare or make any distributions to the holders of the OP Units during the term of the Merger Agreement without the prior written consent of Extra Space in excess of certain permitted distributions, including regular cash dividends and other distributions declared quarterly in advance, paid monthly and accrued daily including and through the consummation of the Partnership Merger, in accordance with past practice at a rate not to exceed the annual rate of $0.70 per OP Unit, the merger consideration will be decreased by an amount equal to the per OP Unit amount of such excess distributions.

Holders of the OP Units may, however, be entitled to elect to convert all of their OP Units into common partnership units of Extra Space OP, in lieu of receiving cash merger consideration. As a condition to making the election, each holder of the OP Units must (i) represent to Extra Space that the holder is an Accredited Investor (as defined under Rule 501 of the Securities Act), and (ii) agree to be bound by the terms of the limited partnership agreement of Extra Space OP.

Shortly after holders of our common stock receive their proxy statements, holders of the OP Units will receive a form of election in the mail. The form of election will clearly state the election deadline, which is Thursday, September 24, 2015, and that all forms of election and revocations thereof must be sent to the principal executive office of Extra Space located at 2795 East Cottonwood Parkway, Suite 400, Salt Lake City, Utah 84121. To properly make the election, the holder must ensure that Extra Space receives the form of election, which must be properly completed and signed, by 5:00 p.m. Mountain Time on Thursday, September 24, 2015. Forms of election may be revoked only by written notice received by Extra Space before 5:00 p.m. Mountain Time on Thursday, September 24, 2015. The determination of Extra Space will be binding as to whether or not elections to receive common partnership units of Extra Space OP have been properly made or revoked.

After properly making the election, the holder’s OP Units will be converted into 0.2031 common partnership units of Extra Space OP, which includes right to receive cash in lieu of any of any fractional interest created by the conversion.

No Appraisal or Dissenters’ Rights

No appraisal or dissenters’ rights will be available with respect to the Company Merger and any other transactions contemplated by the Merger Agreement.

Representations and Warranties

We made customary representations and warranties to Extra Space, Extra Space OP, Merger Sub I and Merger Sub II in the Merger Agreement with respect to us, SmartStop OP and our subsidiaries. These representations and warranties are subject, in many cases, to specified exceptions and qualifications contained in the Merger Agreement or in the disclosure schedules delivered in connection with the Merger Agreement, including “materiality” and “company material adverse effect” qualifications. None of these representations and warranties survive the effective time of the Company Merger. These representations and warranties relate to, among other things:

•	due organization, valid existence, good standing, qualification to do business, and our subsidiaries;

•	organizational documents;

•	capitalization;

•	due authorization, execution, delivery, and validity of the Merger Agreement;

•	conflict with organizational documents or applicable laws, certain agreements, consents and approvals;

•	permits and compliance with law;

•	SEC filings and financial statements, internal accounting controls, disclosure controls and procedures, the absence of certain liabilities;

•	the information in this proxy statement or any other document filed with the SEC;

•	the absence of any company material adverse effect since January 1, 2014;

•	labor and other employment matters and employee benefit plans;

•	material contracts;

•	litigation;

•	environmental matters;

•	intellectual property;

•	our owned or leased real properties;

•	tax matters, including our status as a REIT;

•	insurance;

•	receipt of a fairness opinion from Robert A. Stanger & Co., Inc.;

•	exemption of the Mergers from anti-takeover statutes;

•	stockholder vote required in connection with the Company Merger;

•	brokerage, finder’s or other similar fees;

•	inapplicability of the Investment Company Act of 1940, as amended;

•	related-party transactions;

•	sale of the Excluded Assets; and

•	limitation on warranties and disclaimer of other representations and warranties.

The Merger Agreement defines “company material adverse effect” as any event, circumstance, change or effect that is material and adverse to the business, assets, properties, liabilities, financial condition or results of operations of us and our subsidiaries, taken as a whole, or that will, or would reasonably be expected to, prevent or materially impair the ability of us, SmartStop OP, Extra Space, Extra Space OP, Merger Sub I or Merger Sub II to consummate the Mergers before March 31, 2016. However, no event, circumstance, change or effect to the extent arising out of or resulting from the following items, in and of themselves, will constitute a company material adverse effect, and except as noted below, none of the following items will be taken into account in determining whether there has been or will be a company material adverse effect:

(i)	our failure to meet any projections or forecasts (provided that any event, circumstance, change or effect giving rise to such failure or decrease shall be taken into account in determining whether there has been a company material adverse effect);

(ii)	any events, circumstances, changes or effects that affect the self-storage REIT industry generally;

(iii)	any changes in the United States or global economy or capital, financial or securities markets generally, including changes in interest or exchange rates;

(iv)	any changes in the legal or regulatory conditions in the geographic regions in which we and our subsidiaries operate or own or lease properties;

(v)	the commencement, escalation or worsening of a war or armed hostilities or the occurrence of acts of terrorism or sabotage;

(vi)	the negotiation, execution or announcement of the Merger Agreement, or the consummation or anticipation of the Mergers or other transactions contemplated by the Merger Agreement;

(vii)	the taking of any action expressly required by, or the failure to take any action expressly prohibited by, the Merger Agreement, or the taking of any action at the written request or with the prior written consent of an executive officer of Extra Space;

(viii)	earthquakes, hurricanes or other natural disasters;

(ix)	any damage or destruction of property owned or leased by us or any of our subsidiaries that is substantially covered by insurance; or

(x)	changes in law or generally accepted accounting principles in the United States, which in the case of each of clauses (ii), (iii), (v) and (x) do not disproportionately affect us and our subsidiaries, taken as a whole, relative to other similarly situated participants in the self-storage REIT industry in the United States, and in the case of clauses (iv) and (viii) do not disproportionately affect us and our subsidiaries, taken as a whole, relative to other participants in the self-storage REIT industry in the geographic regions in which the we and our subsidiaries operate or own or lease properties.

Extra Space, Extra Space OP, Merger Sub I and Merger Sub II made customary representations and warranties to us in the Merger Agreement with respect to Extra Space, Extra Space OP, Merger Sub I, Merger Sub II and Extra Space’s other subsidiaries. These representations and warranties are subject, in many cases, to specified exceptions and qualifications contained in the Merger Agreement or in the disclosure schedules delivered in connection with the Merger Agreement, including “materiality” qualifications. None of these representations and warranties survive the effective time of the Mergers. These representations and warranties relate to, among other things:

•	due organization, valid existence, good standing, qualification to do business, and subsidiaries;

•	due authorization, execution, delivery, and validity of the Merger Agreement;

•	conflict with organizational documents or applicable laws, certain agreements, consents and approvals;

•	SEC filings and financial statements;

•	availability of sufficient funds to complete the Mergers and the other transactions contemplated by the Merger Agreement;

•	brokerage, finders or other similar fees;

•	litigation;

•	ownership of our common stock;

•	the information this proxy statement or any other document filed with the SEC; and

•	limitation on warranties and disclaimer of other representations and warranties.

Conduct of Our Business Pending the Mergers

We have agreed to certain restrictions on us and our subsidiaries until the earlier of the effective time of the Company Merger or the valid termination of the Merger Agreement. In general, except with Extra Space’s prior written consent (which consent shall not be unreasonably withheld, delayed, or conditioned), or as may be expressly required or permitted pursuant to the Merger Agreement, or to the extent required by law, we have agreed that we will, and will cause each of our subsidiaries to conduct our business in all material respects in the ordinary course and in a manner consistent with past practice, and use reasonable best efforts to maintain our material assets and properties in their current condition (normal wear and tear and damage caused by casualty or by any reason outside of the control of us or our subsidiaries excepted), preserve intact in all material respects our current business organization, goodwill, ongoing business and relationships with third parties, and keep available the services of our present officers, employees and service providers, maintain all insurance policies held by us, and maintain our status as a REIT.

We have also agreed that, until the effective time of the Company Merger and subject to certain exceptions set forth in the Merger Agreement and the disclosure schedules delivered in connection with the Merger Agreement, or unless we otherwise obtain Extra Space’s prior agreement in writing (which consent shall not be unreasonably withheld, delayed or conditioned), we will not and will cause our subsidiaries not to, among other things:

•	amend or propose to amend our organizational documents or the organizational documents of our subsidiaries;

•	split, combine, reclassify, or subdivide any shares of stock or other ownership interests of us or our subsidiaries;

•	with limited exceptions (including distributions reasonably required to maintain our status as a REIT and regular cash dividends and distributions declared quarterly in advance, paid monthly and accrued daily including and through the consummation of the Mergers, in accordance with past practice at a rate not to exceed the annual rate of $0.70 per share), declare, set aside, or pay any dividend on or make any other distributions (whether in cash, stock, property, or otherwise) with respect to shares of capital stock of us or our subsidiaries or other equity ownership interests in us or our subsidiaries;

•	redeem, repurchase, or otherwise acquire, directly or indirectly, any shares of our capital stock or other equity interests of us or any of our subsidiaries, other than withholding shares to satisfy withholding tax obligations;

•	issue, sell, pledge, dispose, encumber or grant any shares of the capital stock of us or any of our subsidiaries, or any options, warrants, convertible securities or other rights of any kind to acquire any shares, capital stock, or other equity interests of us or any of our subsidiaries;

•	grant, confer, award or modify the terms of any restricted stock, convertible securities or other rights to acquire, or denominated in, the capital stock of us or our subsidiaries;

•	acquire or agree to acquire any real property, personal property (other than personal property at a cost less than $250,000 in the aggregate), corporation, partnership, limited liability company other business organization or any division or a material amount of assets thereof, except acquisitions by us or any of our subsidiaries of or from any of our existing wholly-owned subsidiaries;

•	sell, pledge, assign, transfer, dispose of or encumber, or effect a deed in lieu of foreclosure with respect to, any property or assets;

•	incur, create, assume, refinance, replace or prepay any indebtedness for borrowed money or issue or amend the terms of any debt securities or assume, guarantee or endorse, or otherwise become responsible (whether directly, contingently or otherwise) for the indebtedness of any other person;

•	make any loans, advances or capital contributions to, or investments in, any other person or entity (including to any of our officers, directors, employees, affiliates, agents or consultants), make any change in our existing borrowing or lending arrangements for or on behalf of such persons or entities, or enter into any “keep well” or similar agreement to maintain the financial condition of another entity;

•	enter into, renew, modify, amend or terminate, or waive, release, compromise or assign any rights or claims under, any material contract, other than any termination of a material contract that happens automatically or the entry into a new material contract where the aggregate payment under any such new contracts do not exceed $250,000 individually or $1,000,000 in the aggregate;

•	enter into, renew, modify, amend or terminate, or waive, release, compromise or assign any rights or claims under, property leases, other than the entry into any new lease or renewal of a current lease, in each case not involving a ground lease, where aggregate payments under any such new leases and existing leases do not exceed $250,000 individually or $1,000,000 in the aggregate;

•	enter into any lease agreements with tenants or renew, modify or extend any lease for a term greater than six months, at rental rates materially less than the rates then in effect for like storage units, or which allow material rent concessions unless such rent concessions are made in the ordinary course of business consistent with past practice;

•	waive, release, assign any material rights or claims or make any payment, direct or indirect, of any liability of us or any of our subsidiaries before the same comes due in accordance with its terms, other than in the ordinary course of business consistent with past practice;

•	settle or compromise (A) any legal action, suit or arbitration proceeding, in each case made or pending against us or any of our subsidiaries, and (B) any legal action, suit or proceeding involving any present, former or purported holder or group of holders of our common stock other than in accordance with the Merger Agreement, in each case, in an amount in excess of $250,000;

•

(A) hire or terminate any of our employees (other than termination for cause) or promote or appoint any person to a position of officer or director of us or any of our subsidiaries, (B) increase in any manner the amount, rate or terms of compensation or benefits of any of our directors, officers, employees or service providers, except as may be required by any plan or arrangement as in effect on the date of the Merger Agreement, (C) pay or agree to pay any pension, retirement allowance or other compensation or benefit not contemplated by any benefit plan, (D) enter into, adopt, amend or terminate any employment, bonus, change in control, severance or retirement contract or benefit plan or other compensation or benefit plan, (E) accelerate the vesting or payment of any award under any benefit plan or of any other compensation or benefits under any benefit plan, or (F) grant any awards under any equity-based, bonus, incentive, performance or other compensation plan or arrangement, or (G) take any action to fund or in any way secure the payment of compensation or benefits under any employee plan, agreement, contract, arrangement or benefit plan, in each case, other than in the ordinary course of business consistent with past practice or any law;

•	fail to maintain all financial books and records in all material respects in accordance with GAAP (or any interpretation thereof) or make any material change to our methods of accounting in effect at January 1, 2015, except as required by a change in GAAP (or any interpretation thereof) or in applicable law, or make any change, other than in the ordinary course of business consistent with past practice, with respect to accounting policies, unless required by GAAP or the SEC;

•	enter into any new line of business;

•	fail to duly and timely file all material reports and other material documents required to be filed with the SEC or any other governmental authority, subject to extensions permitted by law;

•	enter into or amend any tax protection agreement, make, change or rescind any material election relating to taxes, change a material method of tax accounting, file or amend any material tax return, settle or compromise any material federal, state, local or foreign tax liability, audit, claim or assessment, enter into any material closing agreement related to taxes, or knowingly surrender any right to claim any material tax refund;

•	take any action that could, or fail to take any action, the failure of which could, reasonably be expected to cause (i) us to fail to qualify as a REIT or (ii) any of our subsidiaries’ entity classification for income tax purposes to change;

•	adopt a plan of merger, complete or partial liquidation or resolutions providing for or authorizing such merger, liquidation or a dissolution, consolidation, recapitalization or bankruptcy reorganization;

•	permit any material insurance policy to terminate or lapse without replacing such policy with comparable coverage or amend or cancel any material insurance policy;

•	initiate or consent to any material zoning reclassification of any real property or any other material change to any approved site plan, special use permit, planned development approval or other land use entitlement affecting any property owned or leased by us or any of our subsidiaries;

•	effect any deed in lieu of foreclosure, or sell, assign, encumber or transfer to a lender any property;

•	form any new funds or joint ventures;

•	make or commit to make any capital expenditures in excess of $250,000 individually, or $1,000,000 in the aggregate;

•	amend or modify the compensation terms or any other obligations of us contained in our engagement letters with Robert A. Stanger & Co., Inc., Citigroup Global Markets, Inc. or KeyBanc Capital Markets Inc. in a manner adverse to us, any of our subsidiaries or Extra Space, or engage other financial advisors in connection with the transactions contemplated by the Merger Agreement;

•	take or agree to take any action that would reasonably be expected to result in any of the conditions to the Mergers set forth in the Merger Agreement to not be satisfied; and

•	authorize, or enter into any contract, agreement, commitment or arrangement to do any of the foregoing,

provided that none of the foregoing restrictions shall restrict us or any of our subsidiaries from completing the sale of the Excluded Assets.

Additionally, nothing in the Merger Agreement will prohibit us from taking any action, at any time or from time to time, that in the reasonable judgment of our board of directors, upon advice of our counsel, is reasonably necessary for us to continue to maintain our qualification as a REIT under the Code for any period or portion thereof ending on or prior to the effective time.

Conduct of Extra Space’s Business Pending the Mergers

Extra Space has agreed to certain restrictions until the earlier of the effective time of the Company Merger or the valid termination of the Merger Agreement. Extra Space has agreed that it will not take any action that is intended to or would result in any of the conditions to the Mergers becoming incapable of being satisfied, or take any action or fail to take any action which would, or would reasonably be expected to, prevent, materially delay or materially impede the ability of us and Merger Sub I to consummate the Company Merger, or the ability of SmartStop OP or Merger Sub II to consummate the Partnership Merger, or the ability of Extra Space, Extra Space OP, Merger Sub I, Merger Sub II, us or SmartStop OP to complete the other transactions contemplated by the Merger Agreement.

Additionally, nothing in the Merger Agreement will prohibit Extra Space from taking any action, at any time or from time to time, that in the reasonable judgment of Extra Space’s board of directors, upon advice of counsel to Extra Space, is reasonably necessary for Extra Space to continue to maintain its qualification as a REIT under the Code for any period or portion thereof ending on or prior to the effective time.

Sale of the Excluded Assets

We have agreed to use our reasonable best efforts to complete the sale of the Excluded Assets on or prior to the closing date of the Company Merger. The Excluded Assets consist of the following assets owned by us and/or SmartStop OP:

•	all of the membership interests in SSTI Canada Acquisitions, LLC, which is the indirect owner of our Canadian properties;

•	all of the membership interests in SSTI Ladera Land, LLC, a Delaware limited liability company, which is the owner of a 3.585 acre tract of land located in Ladera Ranch, California;

•	our indirect 1.492% interest in Montgomery County, DST; and

•	all of the membership interests of SmartStop Asset Management, LLC, a Delaware limited liability company (formerly named Strategic Storage Realty Group, LLC), Strategic Capital Markets Group, LLC, a Delaware limited liability company, Entreprises SSTI Canada TRS Inc., a corporation formed under the laws of Quebec, SSPM Canada, LLC, a Delaware limited liability company, together with all intellectual property associated therewith.

On June 15, 2015, we entered into separate asset purchase agreements with Strategic 1031, an entity owned and controlled by H. Michael Schwartz, our Chief Executive Officer, President and Chairman of our board of directors, pursuant to which we agreed to sell the Excluded Assets for an aggregate purchase price of approximately $90 million. These transactions are expected to close prior to the effective time of the Company Merger. Descriptions of each asset purchase agreement may be found in our Current Report on Form 8-K filed with the SEC on June 15, 2015 and are incorporated herein by reference.

We also agreed that we would not (i) amend, modify, waive or terminate any asset purchase agreement relating to the Excluded Assets, including with regards to (A) expanding the conditions precedent to the closing of the sale of the Excluded Assets, (B) extending the closing date under the Excluded Assets’ respective asset purchase agreements or taking any action reasonably expected to delay or hinder the closing of the sale of the Excluded Assets, (C) imposing any additional liability on, or otherwise expanding the obligations of, us, (D) reducing the amount, or otherwise modifying the form, of consideration to be received in respect of the sale of the Excluded Assets, or (E) otherwise modifying the asset purchase agreements with respect to the Excluded Assets in any respect, or (ii) assign any of our rights under the Excluded Asset’s respective asset purchase agreements, in each case, without Extra Space’s prior written consent.

In the event one or more asset purchase agreements with respect to the Excluded Assets are terminated, we have agreed to use our reasonable best efforts to enter into an asset purchase agreement with another person that is reasonably acceptable to Extra Space, to provide reasonable notice to Extra Space and keep it reasonably apprised of the status and expectations related to such additional purchase and sale agreements. To the extent that an additional asset purchase agreement is required, the restrictions described in the immediately preceding paragraph will apply.

Consents and Filings

The parties to the Merger Agreement have agreed to use their reasonable best efforts to take all actions, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable under applicable laws to complete the Mergers and other transactions contemplated by the Merger Agreement, including:

•	causing the satisfaction of all conditions required for the closing of the Mergers;

•	obtaining all necessary actions or nonactions, waivers, consents and approvals from any third party necessary in connection with the consummation of the Mergers and the other transactions contemplated by the Merger Agreement, and the making of all necessary registrations and filings and the taking of all reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any governmental authority or other persons necessary in connection with the consummation of the Mergers and the other transactions contemplated by the Merger Agreement;

•	defending all lawsuits or other legal proceedings, whether judicial or administrative, challenging the Merger Agreement or the consummation of the Mergers or the other transactions contemplated by the Merger Agreement, including seeking to have any stay or temporary restraining order entered by any court or other governmental authority vacated or reversed, the avoidance of each and every impediment under any antitrust, merger control, competition or trade regulation law that may be asserted by any governmental authority with respect to the Mergers so as to enable the closing of the Mergers to occur as soon as reasonably possible; and

•	the execution and delivery of any additional instruments necessary to consummate the Mergers and the other transactions contemplated by the Merger Agreement, and to fully carry out the purposes of the Merger Agreement.

Each party has agreed to give notice to any third parties and use reasonable best efforts to obtain any third party consents necessary, proper or advisable to complete the Mergers. Each party to the Merger Agreement also agreed to furnish information required for any application or other filing required to be made by any governmental entity in connection with the transactions contemplated by the Merger Agreement. Each party has the right to review the filings made by the other or by any of its respective affiliates. In addition, each party has agreed to notify the other party of written communications from governmental entities, consult with the other party prior to making any presentations or submissions to any governmental authority.

Proxy Statement; Stockholders’ Meeting; Notice to Limited Partners

We agreed to prepare and file this proxy statement with the SEC relating to the special meeting of stockholders as promptly as practicable after the execution of the Merger Agreement, but in any event no later than twenty-five business days thereafter. We also agreed to use our reasonable best efforts to obtain and furnish the information required to be included by the SEC in this proxy statement, to respond, after consultation with Extra Space, promptly to any comments made by the SEC with respect to this proxy statement, and to cause this proxy statement to be mailed to our stockholders after receiving notice that the SEC is not reviewing the proxy statement or has concluded its review of the proxy statement. Subject to the provisions of the Merger Agreement that permit our board of directors to change its recommendation of the Company Merger, we also agreed to include in this proxy statement the determination of our board of directors that the Merger Agreement and the Company Merger are advisable to and in the best interests of our stockholders and the recommendation of our board of directors that our stockholders approve the Company Merger. We have also agreed to promptly circulate if necessary, amended or supplemental proxy materials and, if required in connection therewith, to resolicit proxies.

We agreed to call, give notice of, convene and hold the special meeting of stockholders to which this proxy statement relates as promptly as reasonably practicable after the date this proxy statement is cleared by the SEC for the purpose of obtaining stockholder approval of the Company Merger. At any time at or prior to the special meeting of stockholders to which this proxy statement relates, we may adjourn or postpone the special meeting after consulting with Extra Space:

•	to the extent necessary to ensure that any necessary supplement or amendment to the proxy statement is provided to our stockholders sufficiently in advance of the vote on the Company Merger to ensure that such vote occurs on the basis of full and complete information as required under applicable law; or

•	if additional time is reasonably required to solicit proxies in favor of the adoption of the Company Merger, provided Extra Space has provided its consent.

Access to Information; Confidentiality; Notification of Events

The Merger Agreement requires that we and our subsidiaries provide Extra Space and its representatives, with limited exceptions, reasonable access during normal business hours and upon reasonable advance notice to all of our and their respective properties, offices, books, contracts, commitments, personnel, and records, and a copy of each report, schedule, registration statement and other document filed by it pursuant to the requirements of federal or state securities laws (to the extent not publicly available) and all other information (financial or otherwise) concerning its business, properties, and personnel as Extra Space may reasonably request. Extra Space will also be permitted reasonable access during normal business hours and upon reasonable advance notice in order to prepare or cause to be prepared surveys, inspections, engineering studies, environmental assessments and other tests, examination of studies with respect to the real property owned or leased by us and any of our subsidiaries, so long as such access does not unduly interfere with our ordinary conduct of business.

Extra Space will hold, and will cause its representatives and affiliates to hold, any nonpublic information in confidence to the extent required by and in accordance with, and will otherwise comply with, the terms of their existing confidentiality agreements.

The Merger Agreement provides that each of us and Extra Space agrees to provide prompt written notice to the other upon becoming aware of the occurrence or impending occurrence of any event or circumstance relating to us, Extra Space or any of their respective subsidiaries, which would reasonably be likely to have, individually or in the aggregate, a material adverse effect or if unremedied by the effective time, would cause or constitute a material breach of a representation, warranty or covenant contained in the Merger Agreement.

Acquisition Proposals

No Solicitation of Acquisition Proposals

We have agreed that, until the effective time of the Mergers and subject to specified exceptions described below, we, SmartStop OP and our subsidiaries will not authorize or permit any of our representatives to, directly or indirectly, take any action to:

•	solicit, initiate, knowingly encourage or knowingly facilitate any inquiry, discussion, offer or request that constitutes, or could reasonably be expected to lead to any acquisition proposal;

•	engage in any discussions or negotiations regarding, or furnish to any third party any non-public information in connection with, or knowingly facilitate in any way any effort by, any third party in furtherance of any acquisition proposal or inquiry;

•	approve or recommend any acquisition proposal or enter into any letter of intent, memorandum of understanding, agreement in principle or other agreement with respect to any acquisition proposal (except certain confidentiality agreements with a person to whom we are permitted to provide information under the Merger Agreement); or

•	propose or agree to do any of the foregoing.

We agreed to terminate any discussions, negotiations or communications conducted before the date of the Merger Agreement regarding any acquisition proposal. Until the effective time of the Mergers, we also agreed that we would take such action as is necessary to enforce any confidentiality or standstill provision or provisions of similar effect to which we or any of our subsidiaries are a party or beneficiary. However, we are permitted to waive those standstill or similar provisions for the limited purpose of allowing a third party to submit an acquisition proposal.

Ability to Furnish Information and Engage in Discussions in Response to Certain Acquisition Proposals

Prior to the approval of the Company Merger by our stockholders, if we receive an unsolicited bona fide written acquisition proposal and our board of directors determines, in good faith and after consultation with its independent financial advisor and outside legal counsel, that such acquisition proposal is or could reasonably be expected to lead to a superior proposal and that a failure to take action on such acquisition proposal would be inconsistent with our directors’ duties under applicable law, we may furnish non-public information to, and engage in discussions and negotiations with, the person making the acquisition proposal. We have agreed to notify Extra Space promptly, but in no event, later than 48 hours after receiving any acquisition proposal or if any third party informs us that it is considering making an acquisition proposal.

Prior to furnishing non-public information to, or engaging in discussions or negotiations with, the person making the acquisition proposal, we are required to enter into a confidentiality agreement with that person that contains confidentiality undertakings no less favorable to us than those contained in the confidentiality agreement we signed with Extra Space. In addition, substantially concurrently with our disclosure to the person making the acquisition proposal, we are required to provide Extra Space any non-public information we provide to the person making the acquisition proposal if that information was not previously provided to Extra Space.

Ability to Change Recommendation or Terminate in Response to an Intervening Event or Superior Proposal

Prior to the approval of the Company Merger by our stockholders, our board of directors will be permitted to effect a change in its recommendation of the Company Merger (i) upon the occurrence of an Intervening Event (as defined below that, in the good faith determination of our board of directors, after consultation with outside legal counsel, the failure to take such action would be inconsistent with the directors’ duties under applicable law), or (ii) if we receive an unsolicited bona fide written acquisition proposal that our board of directors determines, in good faith and after consultation with its independent financial advisor and outside legal counsel, constitutes a superior proposal (after giving effect to any adjustments to the terms of the Merger Agreement which may be offered by Extra Space) and that a failure to take action on such acquisition proposal would be inconsistent with our directors’ duties under applicable law, our board of directors may effect an Adverse Recommendation Change (as defined below) with respect to the superior proposal, including approving or recommending the superior proposal.

However, prior to effecting a change in our board of directors’ recommendation of the Company Merger with respect to a superior proposal, we are required:

•

to provide prior written notice to Extra Space, at least three business days in advance, of our intention to take those actions with respect to the superior proposal, which notice is required to specify the material terms and conditions of the superior proposal, including the identity of the person making the superior proposal, and contemporaneously provide a copy of any proposed definitive agreements with respect to the superior proposal; and

•	during the three business day notice period, negotiate with Extra Space in good faith to make adjustments in the terms and conditions of the Merger Agreement so that the acquisition proposal ceases to constitute a superior proposal.

If there are material revisions to the terms of an acquisition proposal after the start of a three business day notice period, we are required to deliver a new written notice to Extra Space and to comply with the requirements of the Merger Agreement with respect to the new written notice, and a new notice period will re-commence on the date of the new notice, except that the notice period for such new written notice will be two business days.

The Merger Agreement does not prohibit us or our board of directors from disclosing to our stockholders a position contemplated by Rule 14e-2(a) or Rule 14d-9 promulgated under the Exchange Act; provided that any disclosure other than a “stop, look and listen” or similar communication of the type contemplated by Rule 14d-9(f) promulgated under the Exchange Act, an express rejection of the acquisition proposal or an express reaffirmation of our recommendation that you vote for the Company Merger will be deemed to be a change in our recommendation of the Company Merger.

Agreement to Provide Certain Notices to Extra Space

We agreed to notify Extra Space substantially concurrently if we or our representatives receive an acquisition proposal, any request related to an acquisition proposal for information relating to us, SmartStop OP or our subsidiaries or any inquiry or request for discussions or negotiations regarding any acquisition proposal. This written notice is required to include the identity of the person making the acquisition proposal, inquiry or request and a copy of the acquisition proposal, inquiry or request (or, if not in writing, a description of the material terms and conditions of the acquisition proposal, inquiry or request). We also agreed to keep Extra Space reasonably informed on a substantially current basis of material developments with respect to any acquisition proposal, inquiry or request, including the material terms and conditions of any acquisition proposal and of any material modifications to the acquisition proposal. We agreed to promptly notify Extra Space if we determine to begin providing non-public information or engaging in discussions or negotiations with respect an acquisition proposal in accordance with the Merger Agreement.

Definitions of “Acquisition Proposal” and “Superior Proposal”

For purposes of the Merger Agreement, “acquisition proposal” means any offer or proposal (other than the Mergers or the sale of the Excluded Assets) concerning any:

•	merger, consolidation, share exchange, business combination or similar transaction involving us or any of our subsidiaries;

•	any sale, lease, exchange, mortgage, pledge, license, transfer or other disposition, directly or indirectly, by merger, consolidation, sale of equity interests, share exchange, joint venture, business combination or otherwise, of any assets of us or any of our subsidiaries representing twenty percent (20%) or more of the consolidated assets of us and our subsidiaries, taken as a whole as determined on a book-value basis;

•	any issue, sale or other disposition of (including by way of merger, consolidation, joint venture, business combination, share exchange or any similar transaction) securities (or options, rights or warrants to purchase, or securities convertible into, such securities) representing twenty percent (20%) or more of the voting power of us;

•	any tender offer or exchange offer in which any person or “group” (as such term is defined in Rule 13d-3 promulgated under the Exchange Act) seeks to acquire beneficial ownership (as such term is defined in Rule 13d-3 promulgated under the Exchange Act), or the right to acquire beneficial ownership, of twenty percent (20%) or more of the outstanding shares of any class of our voting securities;

•	any recapitalization, restructuring, liquidation, dissolution or other similar type of transaction with respect to us in which a third party acquires beneficial ownership of 20% or more of the outstanding shares of any class of our voting securities; or

•	any transaction which is similar in form, substance or purpose to any of the foregoing transactions.

For purposes of the Merger Agreement, “superior proposal” means a bona fide written acquisition proposal (except that, for purposes of this definition, the references in the definition of “acquisition proposal” to “20%” shall be replaced by “50%”) made by a third party on terms that our board of directors determines in good faith, after consultation with our outside legal counsel and financial advisors, taking into account all financial, legal, regulatory and any other aspects of the transaction described in such proposal, including the identity of the person making such proposal, any break-up fees, expense reimbursement provisions and conditions to consummation, as well as any changes to the financial terms of the Merger Agreement proposed by Extra Space in response to such proposal or otherwise, to be

•	more favorable to us and our stockholders (solely in their capacity as such) from a financial point of view than the transactions contemplated by the Merger Agreement; and

•	reasonably capable of being completed on the terms proposed.

Termination

The Merger Agreement may be terminated and the Mergers may be abandoned at any time prior to the effective time of the Mergers, whether before or after the stockholders approve the Company Merger, as follows:

•	by mutual written consent of Extra Space and us;

•	by either Extra Space or us if:

•	the Company Merger has not been consummated on or before March 31, 2016, provided that this right to terminate is not available to a party whose breach of the Merger Agreement has been the principle cause of, or resulted in, the failure of the Company Merger to occur on or before March 31, 2016;

•	any court of competent jurisdiction or other governmental entity has issued an order or taken any other action permanently restraining, enjoining or otherwise prohibiting the Mergers, and such order or other action has become final and non-appealable, provided that this right to terminate is not available to a party if the issuance of such order was primarily due to the failure of such party to perform any of its obligations under the Merger Agreement; or

•	the approval of the Company Merger by our stockholders is not obtained at a meeting of stockholders at which a vote on the Company Merger is taken by reason of the failure to obtain the required vote provided that this right to terminate shall not be available to us if the failure to obtain such approval was primarily due to our failure to perform any of our obligations under the Merger Agreement;

•	by us if:

•

Extra Space has materially breached the Merger Agreement, and (i) such breach would, or would reasonably be expected to, result in a failure of Extra Space’s ability to satisfy certain closing conditions, and (ii) such breach cannot be cured on or before March 31, 2016 or, if curable, is not cured by Extra Space within 20 days of receipt by Extra Space of written notice of such breach;

provided, however, that we shall not have the right to terminate the Merger Agreement pursuant to the foregoing if we are then in breach of any of our representations, warranties, covenants or agreements set forth in the Merger Agreement such that we would not satisfy certain closing conditions;

•	upon the occurrence of an Intervening Event;

•	our board of directors, in compliance with the terms of the Merger Agreement described above under the heading “— Acquisition Proposals,” determines to accept a superior proposal and enters into a definitive agreement with respect to the superior proposal; and

•	by Extra Space if:

•	we have materially breached the Merger Agreement, and (i) such breach would, or would reasonably be expected to, result in a failure of our ability to satisfy certain closing conditions, and (ii) such breach cannot be cured on or before March 31, 2016 or, if curable, is not cured by us within 20 days of receipt by us of written notice of such breach; provided, however, that Extra Space shall not have the right to terminate the Merger Agreement pursuant to the foregoing if Extra Space is then in breach of any of its representations, warranties, covenants or agreements set forth in the Merger Agreement such that it would not satisfy certain closing conditions;

•	our board of directors withdraws, modifies or amends its recommendation of the Company Merger in any manner adverse to Extra Space or approves or recommends any acquisition proposal;

•	we fail to comply with our obligations set forth in the Merger Agreement regarding an acquisition proposal;

•	our board of directors fails to include in this proxy statement its recommendation that our stockholders vote for the Company Merger; or

•	our board of directors otherwise enters into any letter of intent, agreement in principle or agreement with respect to an acquisition proposal in breach of the Merger Agreement.

If either we or Extra Space validly terminate the Merger Agreement, the Merger Agreement will become void and of no further force and effect, and no party will have any liability with respect to the Merger Agreement, except with respect to:

•	any liabilities or damages incurred or suffered by a party as a result of the willful and material breach by the other party of any of the breaching party’s representations, warranties, covenants or other agreements set forth in the Merger Agreement; and

•	the provision of the Merger Agreement that requires Extra Space to comply with the confidentiality agreement we signed with Extra Space with respect to confidential information that we disclose to Extra Space pursuant to the Merger Agreement, the provision of the Merger Agreement related to public announcements with respect to the Mergers, and certain other general provisions of the Merger Agreement related to, among other things, fees and expenses, specific performance and definitions.

Termination Fee

The Merger Agreement provides that we may be required to pay a termination fee to Extra Space in certain circumstances. We are required to pay a termination fee of $38 million (the “Termination Fee”) to Extra Space, within two business days after termination of the Merger Agreement, if, prior to the receipt of our stockholders’ approval of the Company Merger, the Merger Agreement is terminated by us upon the occurrence of an Intervening Event or in connection with the entry into a definitive agreement with respect to a Superior Proposal.

Further, if (i) either we or Extra Space terminate the Merger Agreement because the Mergers have not been consummated on or before March 31, 2016, or (ii) either we or Extra Space terminate the Merger Agreement because the approval of the Company Merger by our stockholders is not obtained at a meeting of stockholders at which a vote on the Company Merger is taken by reason of the failure to obtain the required vote, or (iii) Extra Space terminates the Merger Agreement, prior to the receipt of our stockholders’ approval of the Company Merger, because we have breached or failed to perform in any material respect any of our representations, warranties, covenants or other agreements set forth in the Merger Agreement, subject to certain cure rights, and in each case above we have received an acquisition proposal that has been publicly announced and within twelve months of the termination of the Merger Agreement, we consummate a transaction regarding, or execute a definitive agreement which is later consummated, with respect to an acquisition proposal, we are required to pay the Termination Fee to Extra Space no later than two business days after the earlier of entering into a definitive agreement with respect to the acquisition proposal and the consummation of such acquisition proposal.

We are required to reimburse Extra Space for all expenses incurred in connection with the Mergers, subject to a cap of $3 million (the “Expense Reimbursement”) within two business days, in the event the approval of the Company Merger by our stockholders is not obtained at a meeting of stockholders at which a vote on the Company Merger is taken by reason of the failure to obtain the required vote. Notwithstanding the foregoing, we will not be required to pay to Extra Space both the Termination Fee and the Expense Reimbursement.

If we are required to pay a termination fee to Extra Space under the Merger Agreement, we are required to deposit the amount of the termination fee into an escrow account for the benefit of Extra Space. Under the terms of the Merger Agreement, Extra Space will receive payments of the termination fee out of the escrow account from time to time in amounts that do not exceed that maximum amount that can be paid to Extra Space without causing Extra Space to fail to meet certain REIT income requirements under the Code. Any amount remaining in the escrow account after five years will be released to the surviving company on the December 31 that follows such five year anniversary.

Expenses

All costs and expenses incurred in connection with the Company Merger, the Merger Agreement and the transactions contemplated by the Merger Agreement will be paid by the party incurring or required to incur the expenses, except as otherwise described above under “—Termination Fee.”

Specific Performance

The parties to the Merger Agreement are entitled to injunctions, specific performance and other equitable relief to prevent breaches of the Merger Agreement and to enforce specifically the terms and provisions of the Merger Agreement in addition to any and all other remedies at law or in equity.

Employee Benefit Matters

As discussed above, our executive officers will be terminated at the effective time of the Company Merger. We have agreed to use our reasonable best efforts to ensure that we maintain good employee relations, that our employees continue to be employed through the effective time of the Mergers and that we not engage in any activity intended to discourage any employee, other than certain specified employees, from continuing their employment with Extra Space or the surviving company.

Extra Space has agreed to recognize all service of our employees that continue their employment with the surviving company and its subsidiaries after the effective time of the Company Merger for purposes of vesting, determining eligibility to participate, and level of benefits under any of Extra Space’s benefit plans, other than benefit accruals under a defined benefit pension plan or where such application would result in a duplication of benefits.

Each of our employees that continue their employment with the surviving company and its subsidiaries after the effective time of the Company Merger, including their dependents and domestic partners, will be immediately eligible to participate in any and all Extra Space plans to the extent coverage under such plan replaces coverage previously provided to such employee by us. All of our employees, including those executive officers terminated at the effective time of the Company Merger, are eligible to receive their full year annual bonus awards in an amount based on the greater of actual performance (linearly extrapolating in good faith our performance as of the closing date of the Company Merger through the end of the 2015 fiscal year) and target performance. Additionally, pursuant to the terms of the Merger Agreement, we have established a cash-based retention program in an aggregate amount of up to $1.5 million for those of our employees jointly identified by our chief executive officer and the chief executive officer of Extra Space. Awards under the program will become payable 60 days following the effective time of the Company Merger. No awards under this program have been, or will be, allocated to an executive officer of the Company.

The Merger Agreement does not require the continued employment of our employees and, except as otherwise required by the Merger Agreement, does not prevent Extra Space from amending or terminating any benefit plans maintained by them after the effective time of the Company Merger. However, at the effective time of the Company Merger, we and our subsidiaries are required to terminate any benefit plan, equity plan and certain affiliate transactions.

Indemnification and Insurance

From and after the effective time of the Company Merger, Extra Space has agreed to provide exculpation, indemnification, and advancement of expenses of our and our subsidiaries; current and past officers and directors, which is at least as favorable in scope and amount to such indemnitees as the exculpation, indemnification, and advancement of expenses provided to such persons by us and our subsidiaries immediately prior to the effective time of the Mergers.

Without limiting the foregoing, and without limiting any other or additional rights that any indemnitee has under any indemnification agreement or the governing documents of us, Extra Space, or their respective subsidiaries, following the effective time of the Company Merger, Extra Space has agreed to (i) indemnify, defend and hold harmless each indemnitee against and from any fees, costs or reasonable expenses (including reasonable attorneys’ fees), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any action, whether civil, criminal, administrative or investigative, to the extent such action arises out of, relates to or pertains to (A) any action or omission or alleged action or omission in such indemnitee’s capacity as a director, officer, partner or member of us or our subsidiaries, or (B) the Merger Agreement or any of the transactions contemplated thereby, including the Mergers; and (ii) pay in advance of the final disposition of any such action, and advance to each indemnitee, the expenses (including attorneys’ fees and expenses incurred by any indemnitee in connection with enforcing any rights with respect to indemnification) of any indemnitee, subject to Extra Space‘s receipt of an undertaking by or on behalf of such indemnitee to repay such advanced amount if it shall ultimately be determined that such indemnitee is not entitled to be indemnified. Notwithstanding anything to the contrary set forth in the Merger Agreement, Extra Space shall not be liable for any settlement effected without its prior written consent (which consent shall not be unreasonably withheld, delayed or conditioned) and shall not have any obligation to any indemnitee to the extent that a court of competent jurisdiction determines in a final and non-appealable order that such indemnification is prohibited by law, in which case the indemnitee will promptly refund to Extra Space the amount of such expenses theretofore advanced.

The Merger Agreement provides that Extra Space will maintain, for a period of six years after the effective time of the Company Merger, our officers’ and directors’ liability insurance policies, provided that Extra Space may substitute those policies with policies that have at least the same coverage and amounts, that are no less advantageous in any material respect to such former directors and officers and so long as any such substitution does not result in gaps or lapses of coverage with respect to matters occurring prior to the effective time of the Company Merger. Notwithstanding the foregoing, Extra Space will not be required to pay annual premiums in the aggregate of more than 250% of the current annual premiums paid by us for such coverage. To the extent that such coverage exceeds such amount, Extra Space is only required to maintain or procure such coverage as can reasonably be obtained that does not exceed 250% of the current annual premiums paid by us for such coverage.

Notice of Certain Events

We and Extra Space have agreed to notify each other promptly if we or Extra Space, as applicable, become aware of:

•	any notice or other communication from any governmental authority in connection with the Merger Agreement, the Mergers or the other transactions contemplated by the Merger Agreement;

•	any notice or other communication from any person alleging that such person’s consent is required in connection with the Mergers or the other transactions contemplated by the Merger Agreement;

•	any representation or warranty made by the other party in the Merger Agreement becomes untrue or inaccurate such that the closing conditions would reasonably be expected to be incapable of being satisfied by March 31, 2016, or the other party fails to comply with or satisfy any material covenant, condition or agreement contained in the Merger Agreement; or

•	any material claims that relate to the Merger Agreement, the Mergers or the other transactions contemplated by the Merger Agreement are threatened or commenced.

Conditions to the Mergers

The obligations of the parties to complete the Mergers are subject to the following mutual conditions:

•	approval of the Company Merger, the Merger Agreement and the other transactions contemplated by the Merger Agreement by our stockholders; and

•	the absence of any law or order making the Mergers illegal, or otherwise restricting, preventing or prohibiting the consummation of the Mergers, or otherwise restraining, enjoining, preventing, prohibiting or making illegal the acquisition of some or all of the shares of our common stock by Extra Space.

The obligations of Extra Space, Extra Space OP, Merger Sub I and Merger Sub II to complete the Mergers are subject to the following additional conditions:

•	except for the representations and warranties described in the two immediately succeeding bullet points, which are subject to the conditions described in those bullet points, the representations and warranties of us and SmartStop OP contained in the Merger Agreement, without giving effect to any limitation as to “materiality” or “company material adverse effect” contained in the representations and warranties, must be true and correct as of the closing date of the Mergers as though made on and as of the closing date, except that those representations and warranties which address matters only as of a particular date need only be true and correct as of such date, and except for failures of the representations and warranties to be true and correct, individually or in the aggregate, that do not and would not reasonably be expected to have a company material adverse effect;

•	the representations and warranties of us and SmartStop OP that relate to:

•	the due organization, valid existence, good standing and power and authority to carry on the businesses of us, SmartStop OP and our subsidiaries;

•	our ownership of the equity interests in our subsidiaries;

•	our and SmartStop OP’s power and authority to execute and deliver, and to perform our respective obligations under, the Merger Agreement and to consummate the transactions contemplated by the Merger Agreement;

•	our receipt of a fairness opinion;

•	the inapplicability to the Company Merger of the restrictions on business combinations, control share acquisitions or other anti-takeover laws under Maryland law or other applicable law;

•	the inapplicability of broker’s, finder’s, investment banker’s, or other similar fees, except for fees owed to Robert A. Stanger & Co., Inc., Citigroup Global Markets, Inc., or KeyBanc Capital Markets Inc.;

•	the inapplicability of the Investment Company Act of 1940, as amended;

and, in each case, that are not qualified as to “company material adverse effect” must be true and correct in all material respects, and those that are qualified as to “company material adverse effect” must be true and correct in all respects, in each case as of the closing date as though made on and as of the closing date, except that those representations and warranties which address matters only as of a particular date need only be true and correct as of such date;

•	the representations and warranties of us and SmartStop OP that relate to our capitalization and the capitalization of SmartStop OP must be true and correct in all respects, subject to de minimis inaccuracies, as of the closing date as though made on and as of the closing date;

•	we and SmartStop OP will have performed or complied in all material respects with all material agreements and covenants to be performed or complied with under the Merger Agreement prior to the closing of the Mergers;

•	our and SmartStop OP’s delivery to Extra Space of a closing certificate;

•	since June 15, 2015, the date of the Merger Agreement, there shall not have been any event, change or occurrence that, individually or in the aggregate, has resulted or would result in, a company material adverse effect;

•	the closing of the sale of the Excluded Assets;

•	the receipt of all required consents;

•	the entry into amended and restated property management agreements between SmartStop Asset Management (or its affiliates) and certain subsidiaries and affiliates of SST II and SSGT;

•	the entry into sub-property management agreements between SmartStop Asset Management and an affiliate of Extra Space;

•	the receipt of a tax opinion of Baker, Donelson, Bearman, Caldwell & Berkowitz, PC, our tax counsel, regarding our status as a REIT under the Code, subject to customary assumptions, qualifications and representations; and

•	the execution of a non-solicitation agreement by Extra Space and each of our executive officers.

The obligations of us and SmartStop OP to complete the Mergers are subject to the following additional conditions:

•	except for the representations and warranties described in the immediately succeeding bullet point, which are subject to the condition described in that bullet point, the representations and warranties of Extra Space, Extra Space OP, Merger Sub I and Merger Sub II contained in the Merger Agreement shall be true and correct as of the closing date as though made on and as of the closing date, except that those representations and warranties which address matters only as of a particular date need only be true and correct as of such date, and except that this condition will be deemed satisfied so long as any failure of the representations and warranties to be true and correct has not had a material adverse effect on Extra Space and would not otherwise prevent or materially delay completion of the Mergers;

•	the representations and warranties of Extra Space, Extra Space OP, Merger Sub I and Merger Sub II that relate to the organizational documents of Extra Space and its subsidiaries; Extra Space and Extra Space OP’s power and authority to execute and deliver, and to perform its respective obligations under, the Merger Agreement and to consummate the transactions contemplated by the Merger Agreement; solvency of the surviving company and the inapplicability of broker’s, finder’s, investment banker’s, or other similar fees must be true and correct on and as of the closing date with the same effect as though such representations and warranties were made on and as of the closing date;

•	Extra Space, Extra Space OP, Merger Sub I and Merger Sub II will have performed or complied in all material respects with all material agreements and covenants to be performed or complied with under the Merger Agreement prior to the closing of the Mergers; and

•	Extra Space will make the payments required to be made upon the closing of the Mergers.

For the purposes of the Merger Agreement, a “material adverse effect” on Extra Space means any change, event, state of facts or development that is materially adverse to the business, financial condition, or results of operations of Extra Space and its subsidiaries, taken as a whole.

Amendment and Waiver

At any time prior to the receipt our stockholders’ approval of the Company Merger and the effective time of the Company Merger, the Merger Agreement may be amended by the parties to the Merger Agreement. After our stockholders approve the Company Merger, no amendment to the Merger Agreement may be made that, by applicable law, requires further stockholder approval or that changes the amount or form of consideration to be received under the Merger Agreement. Any amendment to the Merger Agreement must be in writing and signed by the parties to the Merger Agreement.

The Merger Agreement also provides that, at any time prior to the effective time of the Company Merger, we and SmartStop OP, on one hand, or Extra Space, Extra Space OP, Merger Sub I and Merger Sub II on the other hand, may extend the time for the performance of any obligations or other acts of the other parties, waive any inaccuracies in the representations and warranties of the other parties contained in the Merger Agreement or other documents delivered pursuant to the Merger Agreement, or waive compliance by the other parties with any of the agreements or conditions contained in the Merger Agreement. Any extension or waiver of the Merger Agreement must be in writing and signed by the parties to be bound by the extension or waiver.

Governing Law and Jurisdiction; Waiver of Jury Trial

The Merger Agreement, and all actions relating to the Merger Agreement and the Merger, are governed by Maryland law (without giving effect to conflicts of laws principles thereof), except that the Partnership Merger is governed by Delaware law.

Each party to the Merger Agreement has (i) irrevocably agreed to submit to the personal jurisdiction of the courts of the State of Maryland and/or the U.S. District Court for the District of Maryland, for purposes of any legal action, directly or indirectly, arising out of or relating to the Merger Agreement or the actions of the parties to the Merger Agreement in the negotiation, administration, performance and enforcement of the Merger Agreement, (ii) irrevocably agreed that all such legal actions may be brought before, and determined by, only a state or federal court sitting in or for the State of Maryland with subject matter jurisdiction over such claims, (iii) agreed that it will not attempt to deny or defeat personal jurisdiction by motion or request leave from such court, and (iv) agrees that it will not bring any legal action relating to the Merger Agreement or the transactions contemplated by the Merger Agreement in any court other than the U.S. District Court for the District of Maryland or a Maryland state court.

In addition, each party has irrevocably waived any right to a trial by jury in any legal action, proceeding or counterclaim arising out of or relating to the Merger Agreement or the transactions contemplated by the Merger Agreement.

ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPANY MERGER-RELATED COMPENSATION (PROPOSAL 2)

As required by Section 14A of the Exchange Act and the applicable SEC rules issued thereunder, we are required to submit a proposal to our stockholders for a non-binding, advisory vote to approve the payment of certain compensation to our named executive officers that is based on or otherwise relates to the Company Merger. This proposal is commonly known as “say-on-golden parachutes,” and we refer to it as the named executive officer Company Merger-related compensation proposal. This compensation is summarized in the Golden Parachute Compensation table under “Interests of Certain Persons in the Company Merger,” including the footnotes to the table.

Our board of directors encourages you to review carefully the named executive officer Company Merger-related compensation information disclosed in this proxy statement.

Our board of directors unanimously recommends that you vote “FOR” the following resolution:

“RESOLVED, that the stockholders of SmartStop Self Storage, Inc. hereby approve, on a non-binding, advisory basis, the compensation to be paid or become payable to its named executive officers that is based on or otherwise relates to the Company Merger as disclosed pursuant to Item 402(t) of Regulation S-K in the Golden Parachute Compensation table and the footnotes to that table.”

The vote on the named executive officer Company Merger-related compensation proposal is a vote separate and apart from the vote on the proposal to approve the Company Merger. Accordingly, you may vote to approve the Company Merger and vote not to approve the named executive officer Company Merger-related compensation proposal and vice versa. Because the vote on the named executive officer Company Merger-related compensation proposal is advisory only, it will not be binding on either us or Extra Space. Accordingly, if the Company Merger is approved and completed, the compensation will be payable, subject only to the conditions applicable thereto, regardless of the outcome of the named executive officer Company Merger-related compensation proposal.

The above resolution approving the Company Merger-related compensation of our named executive officers on an advisory basis will require the affirmative vote of holders of not less than a majority of the votes cast on the proposal.

Our board of directors unanimously recommends a vote “FOR” the named executive officer Company Merger-related compensation proposal.

APPROVAL FOR CERTAIN ADJOURNMENTS OF

THE SPECIAL MEETING

(PROPOSAL 3)

Although it is not currently expected, the special meeting may be adjourned for the purpose of soliciting additional proxies if we have not received sufficient votes for approval of the Company Merger. Any adjournments may be made without notice, other than by an announcement at the special meeting, by approval of the affirmative vote of holders of not less than a majority of the votes cast on the proposal.

If the persons named as proxies on the proxy card are asked to vote for one or more adjournments of the special meeting to permit further solicitation of proxies if there are not sufficient votes at the special meeting to approve the Company Merger, they will only have the authority to vote on such matter as instructed by you or your proxy and, if no instructions are provided, will vote for such adjournment. Any adjournment of the special meeting for the purpose of soliciting additional proxies will allow our stockholders who have already granted their proxies to revoke them at any time prior to their use.

Our board of directors unanimously recommends a vote “FOR” the approval of adjournments of the special meeting, if necessary or appropriate, for the purpose of soliciting additional proxies.

MARKET PRICE OF THE COMPANY’S COMMON STOCK

There is no established trading market for our common stock and unless and until our shares are listed on a national securities exchange, it is not expected that a public market for our shares will develop. We provide reports of our quarterly and annual determinations of the current value of our net assets per outstanding share of our common stock to fiduciaries of plans subject to the annual reporting requirements of ERISA and IRA trustees or custodians so that they can prepare reports relating to an investment in our shares.

On September 4, 2014, our board of directors approved an estimated value per share of our common stock of $10.81 based on the estimated value of our assets less the estimated value of our liabilities, or net asset value, divided by the number of shares outstanding on an adjusted, fully diluted basis, calculated as of June 30, 2014. We provided this estimated value per share to assist broker-dealers in connection with their obligations under applicable FINRA rules with respect to customer account statements and to assist fiduciaries in discharging their obligations under Employee Retirement Income Security Act reporting requirements. This valuation was performed in accordance with the provisions of Practice Guideline 2013-01, Valuations of Publicly Registered Non-Listed REITs, issued by the Investment Program Association (IPA) in April 2013.

Our Nominating and Corporate Governance Committee, comprised of our two independent directors, was responsible for the oversight of the valuation process, including the review and approval of the valuation process and methodology used to determine our estimated value per share, the consistency of the valuation methodology with real estate standards and practices and the reasonableness of the assumptions used in the valuations and appraisals. The estimated value per share was based upon the recommendation and valuation of our Former Advisor, based on the methodologies and assumptions described in our Annual Report on Form 10-K, which we filed with the SEC on March 25, 2015. With regard to the valuation of our real estate properties, we engaged Cushman & Wakefield Western, Inc. (“Cushman & Wakefield”) to provide an appraisal of 124 self-storage properties (123 were wholly-owned and one was 99% owned) on an individual property basis and on a portfolio basis. The effective date of valuation was June 30, 2014 and the results of the valuations were communicated in a report dated July 31, 2014. Cushman & Wakefield conducted its valuations in conformity with the requirements of the Code of Professional Ethics & Standards of Professional Practice of the Appraisal Institute, which include the Uniform Standards of Professional Appraisal Practice.

Cushman & Wakefield is a third-party real estate valuation and advisory firm that does not have any direct or indirect material interest in any transaction with us or our Former Advisor. Cushman & Wakefield has previously, from time to time, conducted third-party appraisals on certain of our self-storage properties pursuant to engagements by us or our Former Advisor, or on behalf of lenders who have loaned money to us secured by our properties. We do not believe that there are any material conflicts of interest between Cushman & Wakefield, on the one hand, and us, our Former Advisor and its affiliates, on the other hand. However, we have agreed to indemnify and hold harmless Cushman & Wakefield, its subsidiaries and affiliates and their respective directors, officers, employees, agents, contractors and controlling persons from and against any and all losses, claims, damages and liabilities relating to or arising out of the reference to or inclusion of Cushman & Wakefield’s report in our Registration Statement on Form S-3 filed with the SEC on September 23, 2013.

After considering all information provided, and based on our Nominating and Corporate Governance Committee’s extensive knowledge of our assets, it concluded that the estimated value per share proposed by our Former Advisor was reasonable and recommended to our board of directors that it adopt $10.81 as the estimated value per share of our common stock. Our board of directors unanimously agreed upon the estimated value per share of $10.81 recommended by our Nominating and Corporate Governance Committee, which determination is ultimately and solely the responsibility of our board of directors. Additional information regarding the methodology and key assumptions underlying the estimated value per share recommended by our Nominating and Corporate Governance Committee, as well as the limitations of using an estimated value per share, may be found in our Annual Report on Form 10-K, which we filed with the SEC on March 25, 2015.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of our common stock and the OP Units as of August 4, 2015 by (i) each of our directors; (ii) each of our named executive officers; (iii) our directors, our named executive officers and other executive officers as a group; and (iv) each person known by us to be the beneficial owner of more than five percent of our outstanding common stock.

Each person named in the table has sole voting or investment power with respect to all shares of our common stock shown as beneficially owned by such person, except as otherwise set forth in the notes to the table. In addition to the beneficial ownership of our common stock, pursuant to SEC rules and regulations, we are required to report the beneficial ownership of all securities that are owned by each of the persons named below that vest or become convertible or exchangeable for our common stock through October 3, 2015, the 60th day from August 4, 2015. Some of our directors and executive officers beneficially own OP Units. Pursuant to the terms of SmartStop OP’s partnership agreement, upon a notice of redemption from a holder of the OP Units, the OP Units can be exchanged for cash based on the fair market value of our common stock or at the election of the company on a one-for-one basis for our common stock. As of August 4, 2015, we had 58,611,848 shares of our common stock issued and outstanding and SmartStop OP had 3,316,992 OP Units that were not beneficially owned by us.

Beneficial Owner (1)	Number of Shares of Common Stock Beneficially Owned (2)		Percent of All Shares of Common Stock (3)	Number of Shares of Common Stock and OP Units Beneficially Owned (2)		Percent of All Common Shares and OP Units (4)
H. Michael Schwartz	7,058	(5)	*	1,406,643	(6)	2.3%
Harold “Skip” Perry	10,653		*	10,653		**
Timothy S. Morris	10,595		*	10,595		**
James L. Berg	397		*	56,590	(7)	**
Wayne Johnson	1,156		*	50,886		**
Paula Mathews	386		*	55,781		**
Michael McClure	2,544		*	56,691		**
Ken Morrison	964		*	49,696		**

All directors and executive officers as a group (8 persons)	33,753			1,697,535		2.7%

*	Represents less than 1% of our outstanding common stock as of August 4, 2015.
**	Represents less than 1% of our outstanding common stock and operating partnership units as of August 4, 2015.
(1)	Unless otherwise provided, the address of each beneficial owner listed is 111 Corporate Drive, Suite 120, Ladera Ranch, California 92694.
(2)	Except as otherwise indicated by footnote, and subject to community property laws where applicable, the persons named in the table above have sole voting and investment power with respect to all shares of common stock show as beneficially owned by them.
(3)	Assumes a total of 58,611,848 shares of common stock outstanding as of August 4, 2015.
(4)	Assumes a total of 61,928,840 shares of our common stock and operating partnership units are outstanding as of August 4, 2015, comprised of 58,611,848 shares of common stock and 3,316,992 operating partnership units which may be exchanged for cash or, at our option, shares of common stock on a one-for-one basis.
(5)	Includes 100 shares owned by Strategic Storage Advisor, LLC, which is indirectly owned and controlled by Mr. Schwartz.
(6)	Includes 48,431 OP Units, which are owned indirectly through an entity in which Mr. Schwartz has no voting power or investment control.
(7)	Includes 11,628 OP Units, which are owned indirectly through an entity in which Mr. Berg has no voting power or investment control.

NO APPRAISAL OR DISSENTERS’ RIGHTS

As permitted by the MGCL, our charter provides that stockholders are not be entitled to exercise any appraisal rights unless our board of directors, upon the affirmative vote of a majority of the board of directors, determines that such rights apply. Because our board of directors has not made such a determination, our stockholders are not entitled to exercise any appraisal rights in connection with the Company Merger.

SUBMISSION OF STOCKHOLDER PROPOSALS

We intend to hold an annual meeting in 2015 only if the Mergers are not completed. If we hold such an annual meeting, it will be more than 60 days after the anniversary date of the 2014 annual meeting. In order to be eligible for inclusion in our proxy materials for our 2015 annual meeting under Rule 14a-8 under the Exchange Act, if such meeting is held, written notice of any stockholder proposal must be received by us a reasonable time before we begin to print and mail our proxy materials for such annual meeting. In addition, nominations by stockholders of candidates for directors and proposals by stockholders other than pursuant to the process provided for under Rule 14a-8 under the Exchange Act must be submitted in accordance with our bylaws. Our bylaws currently provide that in order for a stockholder to nominate a candidate for election as a director at an annual meeting of stockholders or propose business for consideration at an annual meeting where the date of mailing of the notice for such annual meeting is delayed by more than 30 days from the first anniversary of the date of mailing of the notice for the previous year’s annual meeting, written notice (including certain specified information) must be delivered to our Secretary, at our principal executive offices, no sooner than the 150th day prior to the date of mailing of the notice for the annual meeting and not later than 5:00 pm local time on the later of either (1) the 120th day prior to the date of mailing of the notice for such annual meeting, or (2) the tenth day following the day on which public announcement of the date of mailing of the notice for such meeting is first made, whichever is later. Our Secretary will provide a copy of our bylaws upon written request and without charge.

MULTIPLE STOCKHOLDERS SHARING AN ADDRESS

The SEC has adopted a rule concerning the delivery of documents filed by us with the SEC, including proxy statements, which allows us to send a single proxy statement to any household at which two or more stockholders reside if they share the same last name or we reasonably believe they are members of the same family. This procedure is referred to as “householding.” This rule benefits both you and us. It reduces the volume of duplicate information received at your household and helps us reduce expenses. Each stockholder subject to householding will continue to receive a separate proxy card or voting instruction card.

We will promptly deliver, upon written or oral request, a separate copy of this proxy statement to a stockholder at a shared address to which a single copy was previously delivered. If you received a single copy of this proxy statement, but you would prefer to receive your own copy, you may direct requests for separate copies to SmartStop Self Storage, Inc., Attention: Paula Mathews, 111 Corporate Drive, Suite 120, Ladera Ranch, California 92694 or call us at (877) 327-3485. Also, if your household currently receives multiple copies of disclosure documents and you would like to receive just one set, please contact us at the same address and phone number.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports and proxy statements with the SEC. You may read and copy any reports, proxy statements or other information that we file with the SEC at the following location of the SEC:

Public Reference Room

Securities and Exchange Commission

100 F Street, N.E., Room 1580

Washington, D.C. 20549

Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 100 F Street, N.E., Room 1580, Washington, D.C. 20549, at prescribed rates. Our public filings are also available to the public from document retrieval services and the Internet website maintained by the SEC at http://www.sec.gov and on our website at http://www.strategicstoragetrust.com under “About SSTI—SEC Filings.”

Any person, including any beneficial owner, to whom this proxy statement is delivered may request copies of reports, proxy statements or other information concerning us, without charge, by written or telephonic request directed to us at SmartStop Self Storage, Inc., Attention: Paula Mathews, 111 Corporate Drive, Suite 120, Ladera Ranch, California 92694. If you would like to request documents, please do so promptly in order to receive them before the special meeting.

We are “incorporating by reference” information into this proxy statement, meaning that we are disclosing important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this proxy statement, except to the extent that the information is superseded by information in this proxy statement.

The following documents contain important information about us and our financial condition and operating results, and are hereby incorporated by reference:

•	Annual Report on Form 10-K for the year ended December 31, 2014, filed with the SEC on March 25, 2015;

•	Annual Report on Form 10-K/A for the year ended December 31, 2014, filed with the SEC on April 29, 2015;

•	Quarterly Report on Form 10-Q for the quarter ended March 31, 2015, filed with the SEC on May 14, 2015; and

•	Current Reports on Forms 8-K and 8-K/A dated April 3, 2015, May 27, 2015, June 15, 2015, July 16, 2015 and July 17, 2015, respectively.

We also incorporate by reference any documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement and prior to the date of the special meeting. The information contained in any of these documents will be considered part of this proxy statement from the date these documents are filed.

No persons have been authorized to give any information or to make any representations other than those contained in this proxy statement and, if given or made, such information or representations must not be relied upon as having been authorized by us or any other person. This proxy statement is dated August 4, 2015. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date, and the mailing of this proxy statement to stockholders shall not create any implication to the contrary.

ANNEX A

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER, dated as of June 15, 2015 (this “Agreement”), is made by and among Extra Space Storage Inc., a Maryland corporation (“Parent”), Extra Space Storage LP, a Delaware limited partnership (the “Partnership”), Edgewater REIT Acquisition (MD) LLC, a Maryland limited liability company and a direct or indirect wholly-owned subsidiary of the Partnership (“Merger Sub I”), Edgewater Partnership Acquisition (DE) LLC, a Delaware limited liability company and a direct or indirect wholly-owned subsidiary of the Partnership (“Merger Sub II”), SmartStop Self Storage, Inc., a Maryland corporation (the “Company”), and SmartStop Self Storage Operating Partnership, L.P., a Delaware limited partnership (“Merger Partnership”).

W I T N E S S E T H:

WHEREAS, the parties wish to effect a business combination transaction in which the Company will be merged with and into Merger Sub I, with Merger Sub I being the surviving company (the “Company Merger”) on the terms and subject to the conditions set forth in this Agreement and in accordance with the Maryland General Corporation Law (the “MGCL”) and the Maryland Limited Liability Company Act (the “MLLCA”);

WHEREAS, immediately after the Company Merger but before the Partnership Merger, Merger Sub I will transfer certain of its Merger Partnership Units to a Parent Subsidiary that is treated as a Taxable REIT Subsidiary;

WHEREAS, the parties also wish to effect a merger of Merger Sub II with and into Merger Partnership, with Merger Partnership being the surviving entity immediately following the consummation of the foregoing transactions (the “Partnership Merger” and, together with the Company Merger, the “Mergers”), on the terms and subject to the conditions set forth in this Agreement and in accordance with the Delaware Limited Liability Company Act (the “DLLCA”) and the Delaware Revised Uniform Limited Partnership Act, as amended (the “DRULPA”);

WHEREAS, concurrently herewith, the Company and certain Company Subsidiaries are entering into the Excluded Asset Purchase Agreements (as defined below) pursuant to which Strategic 1031, LLC, a Delaware limited liability company (“Strategic 1031”), will acquire certain of the Company’s non-core real property assets and non-traded REIT platform assets (collectively, the “Excluded Assets”) and the transactions contemplated thereby will close prior to the closing of the Mergers;

WHEREAS, the holders of Merger Partnership Units (as defined below) other than the Company (or, after the Company Merger, other than any Parent Subsidiary) (the “Minority Limited Partners”) may elect to receive in the Partnership Merger, on the terms and subject to the conditions specified herein, in exchange for Merger Partnership Units, Partnership Units (as defined below) in the Partnership (each such Minority Limited Partner, a “Roll-Over Limited Partner”) in an amount described in Section 3.2(a). In the Partnership Merger, any Merger Partnership Units held by Minority Limited Partners not making the foregoing election will be converted into the right to receive cash per Merger Partnership Unit (each such Minority Limited Partner, a “Cash-Out Limited Partner”) in an amount described in Section 3.2(a);

WHEREAS, the respective boards of directors of the Company and Parent have approved this Agreement, the Company Merger and the other transactions contemplated by this Agreement and declared that this Agreement, the Company Merger and the other transactions contemplated by this Agreement are advisable;

WHEREAS, Parent, as the sole indirect general partner of the Partnership, has determined that it is advisable and in the best interests of the Partnership and the limited partners of the Partnership for the Partnership to enter into this Agreement and to consummate, and to cause Merger Sub II to consummate, the Partnership Merger on the terms and conditions set forth herein;

WHEREAS, Parent, acting in its capacity as the sole indirect member of Merger Sub I, on behalf of Merger Sub I, has approved this Agreement, the Company Merger and the other transactions contemplated by this Agreement;

WHEREAS, Parent, acting in its capacity as the sole indirect member of Merger Sub II, on behalf of Merger Sub II, has approved this Agreement, the Partnership Merger and the other transactions contemplated by this Agreement;

WHEREAS, the board of directors of the Company has directed that this Agreement, the Company Merger and the other transactions contemplated by this Agreement be submitted for consideration at a meeting of the Company’s stockholders and has resolved to recommend that the stockholders vote to approve the Company Merger and the other transactions contemplated by this Agreement;

WHEREAS, the Company, as the sole general partner of Merger Partnership, has determined that it is advisable and in the best interests of Merger Partnership and the limited partners of Merger Partnership for Merger Partnership to enter into this Agreement and to consummate the Partnership Merger on the terms and conditions set forth herein; and

WHEREAS, each of the Company, Merger Partnership, Parent, Merger Sub I, Merger Sub II and the Partnership desire to make certain representations, warranties, covenants and agreements in connection with the Mergers, and also to prescribe various conditions to the Mergers.

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants and subject to the conditions herein, and intending to be legally bound hereby, the parties hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Definitions.

(a) For purposes of this Agreement:

“Action” means any claim, action, suit, proceeding, arbitration, mediation or other investigation by or before any Governmental Authority.

“Affiliate” of a specified Person means a Person who, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person.

“Business Day” means any day other than a Saturday, Sunday or a day on which all banking institutions in New York, New York are authorized or obligated by Law or executive order to close.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company Benefit Plan” means each “employee benefit plan” (within the meaning of Section 3(3) of ERISA) and each employment, consulting, termination, severance, change in control, separation, retention stock option, restricted stock, long-term incentive plan unit or profits interest unit, outperformance, stock purchases, deferred compensation, bonus, incentive compensation, fringe benefits, health, medical, dental, disability, accident, life insurance, welfare benefit, cafeteria, vacation, paid time off, perquisite, retirement, pension, or savings or any other compensation or employee benefit plan, agreement, program, policy or other arrangement, whether or not subject to ERISA, in each case sponsored, maintained or contributed to, or required to be maintained or contributed to, by the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate may have any obligation or liability (whether actual or contingent).

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“Company Common Stock” means shares of Company common stock, par value $0.001 per share.

“Company Employee” means each employee of the Company and/or any Company Subsidiary.

“Company Material Adverse Effect” means any event, circumstance, change or effect (a) that is material and adverse to the business, assets, properties, liabilities, financial condition or results of operations of the Company and the Company Subsidiaries, taken as a whole, or (b) that will, or would reasonably be expected to, prevent or materially impair the ability of the Company, Merger Partnership, Parent, Merger Sub I, Merger Sub II or the Partnership to consummate the Mergers before the Outside Date; provided, however, that for purposes of clause (a) “Company Material Adverse Effect” shall not include any event, circumstance, change or effect to the extent arising out of or resulting from (i) any failure of the Company to meet any projections or forecasts (it being understood and agreed that any event, circumstance, change or effect giving rise to such failure or decrease shall be taken into account in determining whether there has been a Company Material Adverse Effect), (ii) any events, circumstances, changes or effects that affect the self-storage REIT industry generally, (iii) any changes in the United States or global economy or capital, financial or securities markets generally, including changes in interest or exchange rates, (iv) any changes in the legal or regulatory conditions in the geographic regions in which the Company and the Company Subsidiaries operate or own or lease properties, (v) the commencement, escalation or worsening of a war or armed hostilities or the occurrence of acts of terrorism or sabotage, (vi) the negotiation, execution or announcement of this Agreement, or the consummation or anticipation of the Mergers or other transactions contemplated hereby, (vii) the taking of any action expressly required by, or the failure to take any action expressly prohibited by, this Agreement, or the taking of any action at the written request or with the prior written consent of an executive officer of Parent, (viii) earthquakes, hurricanes or other natural disasters, (ix) any damage or destruction of Company Property that is substantially covered by insurance, or (x) changes in Law or GAAP, which in the case of each of clauses (ii), (iii), (v) and (x) do not disproportionately affect the Company and the Company Subsidiaries, taken as a whole, relative to other similarly situated participants in the self-storage REIT industry in the United States, and in the case of clauses (iv) and (viii) do not disproportionately affect the Company and the Company Subsidiaries, taken as a whole, relative to other participants in the self-storage REIT industry in the geographic regions in which the Company and the Company Subsidiaries operate or own or lease properties.

“Company Restricted Share” means any share of Company Common Stock that is subject to restrictions on transfer and/or forfeiture granted pursuant to the Company Stock Plan or otherwise.

“Company Stock Plan” means the Company’s Employee and Director Long-Term Incentive Plan.

“Company Subsidiary” means (a) any corporation of which more than fifty percent (50%) of the outstanding voting securities is, directly or indirectly, owned by the Company, and (b) any partnership, limited liability company, joint venture or other entity of which more than fifty percent (50%) of the total equity interest is, directly or indirectly, owned by the Company or of which the Company or any Company Subsidiary is a general partner, manager, managing member or the equivalent, including, without limitation, Merger Partnership.

“Company Title Insurance Policy” means a policy of title insurance insuring the Company’s or the applicable Company Subsidiary’s (or the applicable predecessor’s) title to or leasehold interest in Company Properties, subject to the matters and printed exceptions set forth in such Company Title Insurance Policy.

“Confidentiality Agreement” means the letter agreement, dated February 25, 2015, as amended from time to time, by and between the Company and Parent.

“control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, as trustee or executor, by contract or otherwise.

“DRIP” means the Company’s Amended and Restated Distribution Reinvestment Plan.

3

“Environmental Law” means any Law which regulates or relates to the protection or clean-up of the environment, the use, treatment, storage, transportation, generation, manufacture, processing, distribution, handling, labeling or disposal of, or emission, discharge or other release or threatened release of, or exposure to, Hazardous Substances or otherwise dangerous substances, wastes, pollution or materials (whether, gas, liquid or solid), the preservation or protection of waterways, groundwater, drinking water, air, wildlife, plants or other natural resources, or the health and safety of persons or property, including without limitation protection of the health and safety of employees. Environmental Laws shall include the Federal Insecticide, Fungicide, Rodenticide Act, Resource Conservation & Recovery Act, Clean Water Act, Safe Drinking Water Act, Atomic Energy Act, Occupational Safety and Health Act, Toxic Substances Control Act, Clean Air Act, Comprehensive Environmental Response, Compensation and Liability Act, Emergency Planning and Community Right-to-Know Act, Hazardous Materials Transportation Act and all analogous or related federal, state or local laws, each as amended.

“Environmental Permit” means any permit, approval, license or other authorization required under any applicable Environmental Law.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” means any entity, trade or business (whether or not incorporated) that, together with any other entity, trade or business (whether or not incorporated), is required to be treated as a single employer under Section 414(b), (c), (m) or (o) of the Code.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Asset Closings” means the closings or series of closings contemplated by the Excluded Asset Purchase Agreements.

“Excluded Asset Companies” means the entities listed in Section 1.1(a)(i) of the Company Disclosure Letter.

“Excluded Asset Purchase Agreements” means, collectively, (a) the Asset Purchase Agreement by and among the Company, Merger Partnership and Strategic 1031, dated as of the date hereof, relating to the transfer of the membership interests in SSTI Canada Acquisitions, LLC, a Delaware limited liability company, (b) the Asset Purchase Agreement by and among the Company, Merger Partnership and Strategic 1031, dated as of the date hereof, relating to the transfer of the membership interests in SSTI 30 Terrace RD, LLC, a Delaware limited liability company, (c) the Asset Purchase Agreement by and among the Company, Merger Partnership and Strategic 1031, dated as of the date hereof, relating to the transfer of the membership interests in SSTI Ladera Land, LLC, a Delaware limited liability company, (d) the Asset Purchase Agreement by and among the Company, Merger Partnership, Self Storage REIT II, LLC, USA SS REIT II Operating Partnership, L.P. and Strategic 1031, dated as of the date hereof, relating to the transfer of the Company’s indirect 1.492% interest in Montgomery County, DST, a Delaware statutory trust, and (e) the Asset Purchase Agreement by and among the Company, Merger Partnership, Strategic Storage Property Management, LLC, SmartStop Self Storage TRS, Inc. and Strategic 1031, dated as of the date hereof, relating to the transfer of the membership interests in SmartStop Asset Management, LLC, a Delaware limited liability company, Strategic Capital Markets Group, LLC, a Delaware limited liability company, SSPM Canada, LLC, a Delaware limited liability company, and Enterprises SSTI Canada TRS Inc., a corporation formed under the laws of Quebec.

“Excluded Asset Sellers” means the entities listed in Section 1.1(a)(ii) of the Company Disclosure Letter.

“Excluded Asset Transactions” means the transactions contemplated by the Excluded Asset Purchase Agreements.

4

“Expenses” mean all fees, costs and expenses (including all fees, costs and expenses of counsel, accountants, investment bankers, experts, consultants and financial advisors to a party hereto and its Affiliates) incurred by a party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement, the preparation, printing and filing of the Proxy Statement and all SEC and other regulatory filing fees incurred in connection with the Proxy Statement, the solicitation of stockholder approval, engaging the services of the Paying Agent, obtaining third party consents, any other filings with the SEC and all other matters related to the closing of the Mergers and the other transactions contemplated by this Agreement.

“GAAP” means the United States generally accepted accounting principles.

“Governmental Authority” means any United States (federal, state or local) or foreign government, arbitration panel, or any governmental, supra-governmental or quasi-governmental, regulatory, judicial or administrative authority, board, bureau, agency, commission or self-regulatory organization.

“Hazardous Substances” means any material, substance or waste that is listed, classified, regulated, characterized or otherwise defined as “hazardous,” “toxic,” “radioactive,” or “contaminant,” or words of similar intent or meaning under applicable Environmental Law, including petroleum and petroleum products, including crude oil and any fractions thereof, PCB, mold, methane, asbestos and radon.

“Indebtedness” means, with respect to any Person, (a) all indebtedness, notes payable, accrued interest payable or other obligations for borrowed money, whether secured or unsecured, (b) all obligations under conditional sale or other title retention agreements, or incurred as financing, in either case with respect to property acquired by such Person, (c) all obligations issued, undertaken or assumed as the deferred purchase price for any property or assets, (d) all obligations under capital leases, (e) all obligations in respect of bankers acceptances or letters of credit, (f) all obligations under interest rate cap, swap, collar or similar transaction or currency hedging transactions, and (g) any guarantee (other than customary non-recourse carve-outs or “bad boy” guarantees) of any of the foregoing, whether or not evidenced by a note, mortgage, bond, indenture or similar instrument.

“Indemnitee” means any individual who, at or prior to the Company Merger Effective Time, was an officer, director, partner or member of the Company or served on behalf of the Company as an officer, director, partner or member of any of the Company Subsidiaries.

“Intellectual Property” means all United States and foreign (a) patents, patent applications, invention disclosures, and all related continuations, continuations-in-part, divisionals, reissues, re-examinations, substitutions and extensions thereof, (b) trademarks, service marks, trade dress, logos, trade names, corporate names, Internet domain names, design rights and other source identifiers, together with the goodwill symbolized by any of the foregoing, (c) copyrightable works and copyrights, (d) confidential and proprietary information, including trade secrets, know-how, ideas, formulae, models and methodologies, (e) all rights in the foregoing and in other similar intangible assets, and (f) all applications and registrations for the foregoing.

“Intervening Event” means a material event, development or change in circumstances with respect to the Company and the Company Subsidiaries (excluding Company Subsidiaries which are Excluded Asset Companies), taken as a whole, that occurred or arose after the date of this Agreement, which (a) was unknown to, nor reasonably foreseeable by, the Company Board as of or prior to the date of this Agreement and (b) becomes known to or by the Company Board prior to the receipt of the Company Stockholder Approval; provided, however, in no event shall the receipt of a Company Acquisition Proposal or a Superior Proposal constitute an Intervening Event.

“Investment Company Act” means the Investment Company Act of 1940, as amended.

“IRS” means the United States Internal Revenue Service or any successor agency.

5

“knowledge” means the actual knowledge of the following officers of the Company and Parent, as applicable, after inquiry reasonable under the circumstances: (a) for the Company, each person identified as an executive officer of the Company in the Company’s Annual Report on Form 10-K/A filed with the SEC on April 29, 2015; and (b) for Parent, each person identified as an executive officer of Parent in Parent’s proxy statement filed with the SEC in connection with Parent’s 2015 annual meeting.

“Law” means any and all domestic (federal, state or local) or foreign laws, rules, regulations, orders, judgments or decrees promulgated by any Governmental Authority.

“Lien” means with respect to any asset (including any security), any mortgage, deed of trust, claim, condition, covenant, lien, pledge, charge, security interest, preferential arrangement, option or other third party right (including right of first refusal or first offer), restriction, right of way, easement, or title defect or encumbrance of any kind in respect of such asset, including any restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of ownership.

“Merger Partnership Agreement” means that certain Third Amended and Restated Agreement of Limited Partnership of SmartStop Self Storage Operating Partnership, L.P., as amended.

“Merger Partnership Unit” means any partnership interest in Merger Partnership.

“NYSE” means the New York Stock Exchange.

“Order” means a judgment, order or decree of a Governmental Authority.

“Parent Common Stock” means shares of Parent common stock, par value $0.01 per share.

“Parent Material Adverse Effect” means any event, circumstance, change or effect (a) that is material and adverse to the business, assets, properties, liabilities, financial condition or results of operations of Parent and the Parent Subsidiaries, taken as a whole, or (b) that will, or would reasonably be expected to, prevent or materially impair the ability of the Company, Merger Partnership, Parent, Merger Sub I, Merger Sub II or the Partnership to consummate the Mergers before the Outside Date; provided, however, that for purposes of clause (a) “Parent Material Adverse Effect” shall not include any event, circumstance, change or effect to the extent arising out of or resulting from (i) any failure of Parent to meet any projections or forecasts (it being understood and agreed that any event, circumstance, change or effect giving rise to such failure or decrease shall be taken into account in determining whether there has been a Parent Material Adverse Effect), (ii) any events, circumstances, changes or effects that affect the self-storage REIT industry generally, (iii) any changes in the United States or global economy or capital, financial or securities markets generally, including changes in interest or exchange rates, (iv) any changes in the legal or regulatory conditions in the geographic regions in which Parent and the Parent Subsidiaries operate or own or lease properties, (v) the commencement, escalation or worsening of a war or armed hostilities or the occurrence of acts of terrorism or sabotage, (vi) the negotiation, execution or announcement of this Agreement, or the consummation or anticipation of the Mergers or other transactions contemplated hereby, (vii) the taking of any action expressly required by, or the failure to take any action expressly prohibited by, this Agreement, or the taking of any action at the written request or with the prior written consent of an executive officer of the Company, (viii) earthquakes, hurricanes or other natural disasters, (ix) any damage or destruction of real property or improvements owned or leased by Parent or a Parent Subsidiary that is substantially covered by insurance, or (xi) changes in Law or GAAP, which in the case of each of clauses (ii), (iii), (v) and (x) do not disproportionately affect Parent and the Parent Subsidiaries, taken as a whole, relative to other similarly situated participants in the self-storage REIT industry in the United States, and in the case of clauses (iv) and (viii) do not disproportionately affect Parent and the Parent Subsidiaries, taken as a whole, relative to other participants in the self-storage REIT industry in the geographic regions in which Parent and the Parent Subsidiaries operate or own or lease properties.

6

“Parent Subsidiary” means (a) any corporation of which more than fifty percent (50%) of the outstanding voting securities is, directly or indirectly, owned by Parent, and (b) any partnership, limited liability company or other entity (other than any joint venture) of which more than fifty percent (50%) of the total equity interest is, directly or indirectly, owned by Parent or of which Parent or any Parent Subsidiary is a general partner, manager, managing member or the equivalent, including, without limitation, the Partnership.

“Partnership Agreement” means that certain Fourth Amended and Restated Agreement of Limited Partnership of Extra Space Storage LP, as amended.

“Partnership Unit” means an “OP Unit” as defined in the Partnership Agreement.

“Person” means an individual, corporation, partnership, limited partnership, limited liability company, person (including, without limitation, a “person” as defined in Section 13(d)(3) of the Exchange Act), trust, association or other entity or a government or a political subdivision, agency or instrumentality of a government.

“Representative” means, with respect to any Person, such Person’s directors, officers, employees, consultants, advisors (including, without limitation, counsel, accountants, investment bankers, experts, consultants and financial advisors), agents and other representatives.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002, as amended.

“SEC” means the U.S. Securities and Exchange Commission (including the staff thereof).

“Securities Act” means the Securities Act of 1933, as amended.

“Service Provider” means any director or individual independent contractor of the Company or any Company Subsidiary or ERISA Affiliate.

“Tax” or “Taxes” means any and all federal, state, local or foreign or other taxes of any kind, together with any interest, penalties and additions to tax, imposed by any Governmental Authority, including, without limitation, taxes on or with respect to income, franchise, gross receipts, property, sales, use, transfer, recording, stamp, capital stock, payroll, employment, unemployment, escheat and net worth, and taxes in the nature of excise, withholding, backup withholding, alternative or add-on minimum, estimated and value added taxes, whether disputed or not and including any obligation to indemnify or otherwise assume or succeed to the tax liability of any other Person.

“Tax Return” means any return, report or similar statement, together with any attached schedule relating to Taxes, including information returns, refunds claims, amended returns and declarations of estimated Tax.

“Termination Payment” means the Termination Fee or the Expense Amount, as applicable and payable pursuant to Section 8.3.

“Third Party” means any Person or group of Persons other than Parent, Merger Sub I, Merger Sub II and their respective Affiliates.

(b) The following terms shall have the respective meanings set forth in the Section set forth below opposite such term:

Acceptable Confidentiality Agreement	Section 6.5(b)
Adverse Recommendation Change	Section 6.5(d)
Affiliate Transactions	Section 6.14
Agreement	Preamble
Alternative Acquisition Agreement	Section 6.5(a)

7

Alternative Excluded Asset Purchase Agreement	Section 6.7(c)
Articles of Merger	Section 2.3(a)
Cash-Out Limited Partner	Recitals
Certificate	Section 3.3(b)
Closing	Section 2.2
Closing Date	Section 2.2
Company	Preamble
Company Acquisition Proposal	Section 6.5(i)(i)
Company Board	Section 3.6
Company Bylaws	Section 4.2
Company Charter	Section 4.2
Company Disclosure Letter	Article IV
Company Financial Advisor	Section 4.19(a)
Company Insurance Policies	Section 4.18
Company Leased Property	Section 4.16(a)
Company Lease	Section 4.16(a)
Company Material Contract	Section 4.12(a)
Company Merger	Recitals
Company Merger Effective Time	Section 2.3(a)
Company Owned Property	Section 4.16(a)
Company Permits	Section 4.6(a)
Company Permitted Liens	Section 4.16(b)
Company Preferred Stock	Section 4.3(a)
Company Property	Section 4.16(a)
Company Recommendation	Section 4.4(a)
Company SEC Filings	Section 4.7(a)
Company Stockholder Approval	Section 4.21
Company Stockholders Meeting	Section 6.3(c)
Company Subsidiary Partnership	Section 4.17(h)
Company Tax Protection Agreements	Section 4.17(h)
Company Third Party	Section 4.16(l)
D&O Insurance	Section 6.10(c)
Debt Financing	Section 6.16
DLLCA	Recitals
DRULPA	Recitals
DSOS	Section 2.3(b)
Election Date	Section 3.2(b)(i)
Exchange Fund	Section 3.3(a)
Excluded Assets	Recitals
Expense Amount	Section 8.3(a)(ii)
Form of Election	Section 3.2(b)(i)
Interim Period	Section 6.1(a)
Inquiry	Section 6.5(a)
Maximum Amount	Section 8.3(d)
Maximum Premium	Section 6.10(c)
Merger Consideration	Section 3.2(a)
Merger Partnership	Preamble
Merger Sub I	Preamble
Merger Sub II	Preamble
Mergers	Recitals
Minority Limited Partners	Recitals
MGCL	Recitals

8

MLLCA	Recitals
New Plans	Section 6.13(c)
Notice of Superior Proposal	Section 6.5(e)
Old Plans	Section 6.13(c)
Outside Date	Section 8.1(b)(i)
Parent	Preamble
Parent Disclosure Letter	Article V
Parent SEC Filing	Section 5.4(a)
Partnership	Preamble
Partnership Approval	Section 4.4(b)
Partnership Merger	Recitals
Partnership Merger Certificate	Section 2.3(b)
Partnership Merger Consideration	Section 3.2(a)
Partnership Merger Effective Time	Section 2.3(b)
Paying Agent	Section 3.3(a)
Payor	Section 3.7
PCB	Section 4.14(j)
Per Company Common Share Merger Consideration	Section 3.1(b)
Per Partnership Unit Merger Consideration	Section 3.2(a)
Proxy Statement	Section 4.5(b)
Qualified REIT Subsidiary	Section 4.1(d)
Qualifying Income	Section 8.3(d)
REIT	Section 4.17(b)
Required Consents	Section 6.6(a)
Roll-Over Limited Partner	Recitals
SDAT	Section 2.3(a)
Solvent	Section 4.25(d)
Strategic 1031	Recitals
Superior Proposal	Section 6.5(i)(ii)
Surviving Company	Section 2.1(a)
Surviving Partnership	Section 2.1(c)
Takeover Statutes	Section 4.20
Taxable REIT Subsidiary	Section 4.1(d)
Tenant Leases	Section 4.16(h)
Terminated Employee	Section 6.13(a)
Termination Fee	Section 8.3(a)(i)
Transfer Taxes	Section 8.7
Unit Election	Section 3.2(b)

ARTICLE II

THE MERGERS

Section 2.1 The Mergers.

(a) Subject to the terms and conditions of this Agreement, and in accordance with the MGCL and the MLLCA, at the Company Merger Effective Time, the Company and Merger Sub I shall consummate the Company Merger, pursuant to which (i) the Company shall be merged with and into Merger Sub I and the separate corporate existence of the Company shall thereupon cease and (ii) Merger Sub I shall be the surviving company in the Company Merger (the “Surviving Company”), such that following the Company Merger, the Surviving Company will be a direct or indirect wholly-owned subsidiary of the Partnership. The Company Merger shall have the effects provided in this Agreement and as specified in the MGCL and the MLLCA.

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(b) Immediately after the Company Merger but before the Partnership Merger, Merger Sub I will transfer certain of its Merger Partnership Units to a Parent Subsidiary that is treated as a Taxable REIT Subsidiary.

(c) Subject to the terms and conditions of this Agreement, and in accordance with the DLLCA and the DRULPA, at the Partnership Merger Effective Time, Merger Partnership and Merger Sub II shall consummate the Partnership Merger, pursuant to which (i) Merger Sub II shall be merged with and into Merger Partnership and the separate existence of Merger Sub II shall thereupon cease and (ii) Merger Partnership shall be the surviving partnership in the Partnership Merger (the “Surviving Partnership”). The Partnership Merger shall have the effects provided in this Agreement and as specified in the DLLCA and the DRULPA.

Section 2.2 Closing. The closing of the Mergers (the “Closing”) shall occur as promptly as practicable (but in no event later than the third (3rd) Business Day after all of the conditions set forth in Article VII (other than those conditions that by their terms are required to be satisfied or waived at the Closing, but subject to the satisfaction or waiver of such conditions) shall have been satisfied or waived by the party entitled to the benefit of the same), or at such other time and date as shall be agreed upon by the parties. The date on which the Closing occurs is referred to in this Agreement as the “Closing Date.” The Closing shall take place at the offices of Latham & Watkins LLP, 12670 High Bluff Drive, San Diego, California 92130, or at such other place as agreed to by the parties.

Section 2.3 Effective Times.

(a) Prior to the Closing, Parent shall prepare and, on the Closing Date, the Company, Parent and Merger Sub I shall (i) cause articles of merger with respect to the Company Merger (the “Articles of Merger”) to be duly executed and filed with the State Department of Assessments and Taxation of Maryland (the “SDAT”) as provided under the MGCL and the MLLCA and (ii) make any other filings, recordings or publications required to be made by the Company or Merger Sub I under the MGCL and the MLLCA in connection with the Company Merger. The Company Merger shall become effective following the close of business on the Closing Date, with such date and time specified in the Articles of Merger, or on such other date and time, not more than thirty (30) days after acceptance for record of the Articles of Merger by the SDAT, as shall be agreed to by the Company and Parent and specified in the Articles of Merger, following acceptance for record by the SDAT (such date and time being hereinafter referred to as the “Company Merger Effective Time”).

(b) Prior to the Closing, Parent shall prepare and, on the Closing Date, immediately after the Company has filed the Articles of Merger, Merger Sub II shall (i) file with the Secretary of State of the State of Delaware (the “DSOS”) a certificate of merger (the “Partnership Merger Certificate”), executed in accordance with the applicable provisions of the DLLCA and the DRULPA, and (ii) make all other filings or recordings required under the DLLCA and the DRULPA to effect the Partnership Merger. The Partnership Merger shall become effective immediately after the Company Merger Effective Time and the transfer by Merger Sub I of certain of its Merger Partnership Units (acquired by Merger Sub I as a consequence of the Company Merger) to a Parent Subsidiary that is treated as a Taxable REIT Subsidiary upon the close of business on the Closing Date, with such date and time specified in the Partnership Merger Certificate, or on such other date and time as shall be agreed to by Merger Partnership and the Partnership and specified in the Partnership Merger Certificate (the “Partnership Merger Effective Time”).

Section 2.4 Organizational Documents. At the Company Merger Effective Time, the articles of organization and operating agreement of Merger Sub I, as in effect immediately prior to the Company Merger Effective Time, shall be the articles of organization and operating agreement of the Surviving Company, until thereafter amended in accordance with applicable Law and the applicable provisions of such articles of organization and operating agreement. At the Partnership Merger Effective Time, the Merger Partnership Agreement, as amended by Parent in its discretion, shall be the limited partnership agreement of the Surviving Partnership, until thereafter amended in accordance with applicable Law and the applicable provisions of such limited partnership agreement.

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Section 2.5 Sole Member and Officers of the Surviving Company; General Partner of the Surviving Partnership.

(a) The sole member of Merger Sub I immediately prior to the Company Merger Effective Time shall be the sole member of the Surviving Company from and after the Company Merger Effective Time.

(b) The officers of Merger Sub I immediately prior to the Company Merger Effective Time shall be the initial officers of the Surviving Company from and after the Company Merger Effective Time.

(c) The Partnership shall be the direct or indirect general partner of Merger Partnership from and after the Company Merger Effective Time and the direct or indirect general partner of the Surviving Partnership from and after the Partnership Merger Effective Time.

Section 2.6 Tax Consequences. The parties intend that, for U.S. federal and applicable state income tax purposes, (a) the Company Merger shall be treated as a taxable sale by the Company of assets to the Partnership in exchange for the Merger Consideration to be provided to the stockholders of the Company and the assumption of all of the Company’s liabilities, followed by the distribution of such Merger Consideration to the stockholders of the Company in liquidation of the Company pursuant to Section 331 and Section 562 of the Code, and that this Agreement be, and is hereby adopted as, a “plan of liquidation” of the Company for U.S. federal income tax purposes, (b) the Partnership Merger shall be treated as (i) a contribution by the Minority Limited Partners to the Partnership of that portion of their Merger Partnership Units that are converted into Partnership Units, as provided for herein, under Section 721 of the Code and (ii) a taxable transfer by the Minority Limited Partners to the Partnership of that portion of their Merger Partnership Units that are converted into cash, as provided for herein, and (c) Merger Partnership or the Surviving Partnership, as applicable, shall continue to be treated as a partnership after the Mergers. The parties agree not to take any position on any Tax Return that is inconsistent with the foregoing for all U.S. federal, and, if applicable, state and local tax purposes.

Section 2.7 Transaction Structure. Notwithstanding anything in this Agreement to the contrary, the Company shall, if requested by Parent prior to the mailing of the Proxy Statement, agree to, and cooperate in the implementation of, any changes to the structure of the transactions contemplated by this Agreement, including (a) changing the direction of the Company Merger so that the Company is the Surviving Company, or (b) changing the direction of the Partnership Merger so that Merger Sub II is the Surviving Partnership, and otherwise cooperate with Parent with respect to any other reasonable changes (including to minimize Transfer Taxes) regarding the structure of the transactions contemplated hereby (including entering into appropriate amendments to this Agreement); provided, however, that such cooperation contemplated by this Section 2.7 shall not (w) have any adverse impact on the Company or Merger Partnership, (x) alter or change the amount or form of the consideration to be issued to holders of Company Common Stock or Merger Partnership Units, (y) adversely change the Tax consequences of the Company Merger or Partnership Merger to holders of Company Common Stock or Merger Partnership Units, as applicable, or (z) materially impede or delay consummation of the Mergers.

ARTICLE III

EFFECTS OF THE MERGER

Section 3.1 Effect on Company Shares. At the Company Merger Effective Time, by virtue of the Company Merger and without any action on the part of the Company, Parent, Merger Sub I, Merger Sub II or the holder of any securities of the Company, Parent, Merger Sub I or Merger Sub II:

(a) Cancellation of Company Securities. Each share of Company Common Stock issued and outstanding immediately prior to the Company Merger Effective Time that is held by the Company, any Company Subsidiary, Parent or any Parent Subsidiary shall automatically be cancelled and retired and shall cease to exist, and no payment shall be made with respect thereto.

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(b) Company Merger Consideration; Conversion of Company Common Stock. Each share of Company Common Stock issued and outstanding immediately prior to the Company Merger Effective Time (other than shares to be cancelled in accordance with Section 3.1(a)) shall automatically be converted into the right to receive an amount in cash equal to $13.75, without interest, subject to adjustment as provided in Section 3.1(d) (the “Per Company Common Share Merger Consideration”). All shares of Company Common Stock, when so converted, shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate or book-entry share registered in the transfer books of the Company that immediately prior to the Company Merger Effective Time represented shares of Company Common Stock shall cease to have any rights with respect to such Company Common Stock other than the right to receive the Per Company Common Share Merger Consideration.

(c) Treatment of Merger Sub I Membership Interests. Each limited liability company interest of Merger Sub I issued and outstanding immediately prior to the Company Merger Effective Time shall remain a limited liability company interest of the Surviving Company.

(d) Adjustments. Without limiting the other provisions of this Agreement, if at any time during the period between the date of this Agreement and the Company Merger Effective Time, the Company should split, combine or otherwise reclassify the Company Common Stock, or make a distribution in Company Common Stock, or otherwise change the Company Common Stock into any other securities, then (without limiting any other rights of Parent or Merger Sub I hereunder), the Per Company Common Share Merger Consideration shall be ratably adjusted to reflect any such change.

Section 3.2 Effect on Partnership Units. At the Partnership Merger Effective Time, by virtue of the Partnership Merger and without any action on the part of Merger Partnership, the Partnership or the holder of any securities thereof:

(a) Partnership Merger Consideration; Conversion of Merger Partnership Units. Each Merger Partnership Unit outstanding immediately prior to the Partnership Merger Effective Time (other than any Merger Partnership Units held by a Parent Subsidiary) shall automatically be converted into, and shall be cancelled in exchange for, the right to receive an amount in cash equal to the Per Company Common Share Merger Consideration, without interest (the “Per Partnership Unit Merger Consideration”); provided, that in lieu of receiving the Per Partnership Unit Merger Consideration, if, but only if, (x) the holder of such Merger Partnership Unit has effectively made and not revoked a valid election pursuant to Section 3.2(b) to receive Partnership Units in respect thereof, and (y) the issuance of such Partnership Units would be exempt from registration under the Securities Act and applicable state securities laws, then each of such holder’s Merger Partnership Units shall be converted into 0.2031 Partnership Units, including the right to receive, pursuant to Section 3.9, cash in lieu of any fractional interests in Partnership Units into which such Merger Partnership Units have been converted pursuant to this Section 3.2(a). The aggregate amount of cash payable as the Per Partnership Unit Merger Consideration and aggregate Partnership Units issued upon conversion of such Merger Partnership Units, including cash in lieu of fractional interests of such Merger Partnership Units, are hereinafter referred to as the “Partnership Merger Consideration” and, together with the aggregate Per Company Common Share Merger Consideration, the “Merger Consideration.”

(b) Election. Subject to Section 3.2(b)(iv) and in accordance with Section 3.2(a), each eligible holder of Merger Partnership Units shall be entitled, with respect to all, but not less than all, of such holder’s Merger Partnership Units, to make an unconditional election, on or prior to the Election Date, to receive in the Partnership Merger in lieu of the Per Partnership Unit Merger Consideration to which such holder would otherwise be entitled, Partnership Units (a “Unit Election”) as follows:

(i) The Partnership shall prepare and deliver to Merger Partnership, as promptly as reasonably practicable following the date the Proxy Statement is mailed to the stockholders of the Company and, in any event, not later than three (3) Business Days thereafter, and Merger Partnership shall mail to the

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holders of Merger Partnership Units, a form of election, which form shall be subject to the reasonable approval of the Company (the “Form of Election”). The Form of Election may be used by each holder of Merger Partnership Units to designate such holder’s election to convert all, but not less than all, of the Merger Partnership Units held by such holder into Partnership Units. Any such holder’s election to receive Partnership Units shall be deemed to have been properly made only if Parent shall have received at its principal executive office, not later than 5:00 p.m., Salt Lake City time, on the date that is three (3) Business Days before the scheduled date of the Company Stockholders Meeting (the “Election Date”), a Form of Election specifying that such holder elects to receive Partnership Units and otherwise properly completed and signed. The Form of Election shall state therein the date that constitutes the Election Date.

(ii) A Form of Election may be revoked by any holder of a Merger Partnership Unit only by written notice received by Parent prior to 5:00 p.m., Salt Lake City time, on the Election Date. In addition, all Forms of Election shall automatically be revoked if the Partnership Merger has been abandoned.

(iii) The determination of Parent shall be binding as to whether or not elections to receive Partnership Units have been properly made or revoked. If Parent reasonably determines that any election to receive Partnership Units was not properly made, the Merger Partnership Units with respect to which such election was not properly made shall be converted into Per Partnership Unit Merger Consideration in accordance with Section 3.2(a). Parent may make such rules as are consistent with this Section 3.2(b) for the implementation of elections provided for herein as shall be reasonably necessary or desirable to fully effect such elections.

(iv) Each holder of Merger Partnership Units, as a condition to making a Unit Election with respect to such holder’s Merger Partnership Units, shall (A) represent to Parent that such holder is an Accredited Investor (as such term is defined under Rule 501 promulgated under the Securities Act) and (B) agree to be bound by the terms of the limited partnership agreement of the Surviving Partnership as it will be in effect immediately following the Partnership Merger Effective Time.

(v) The Company agrees to reasonably cooperate with Parent in preparing any disclosure statement or other disclosure information to accompany the Form of Election, including information applicable to an offering of securities exempt from registration under the Securities Act pursuant to Rule 506 thereunder, each of which shall be subject to the reasonable approval of the Company.

(vi) Promptly after the Partnership Merger Effective Time, the Partnership shall deliver to each holder of Merger Partnership Units entitled to receive Partnership Units pursuant to the terms of Section 3.2(a) and this Section 3.2(b), a notice confirming such holder’s record ownership of the Partnership Units issuable pursuant hereto in respect of such Merger Partnership Units.

(vii) Each Person that receives Partnership Units pursuant to the terms of Section 3.2(a) and this Section 3.2(b) shall automatically be admitted as a limited partner of the Partnership at the Partnership Merger Effective Time.

(c) Treatment of Merger Partnership Units Held By Parent Subsidiary. Each Merger Partnership Unit issued and outstanding immediately prior to the Partnership Merger Effective Time held by a Parent Subsidiary shall remain an outstanding partnership unit of the Surviving Partnership.

(d) Adjustments. Without limiting the other provisions of this Agreement, if at any time during the period between the date of this Agreement and the Partnership Merger Effective Time, Merger Partnership should split, combine or otherwise reclassify the Merger Partnership Units, or make a distribution in Merger Partnership Units, or otherwise change the Merger Partnership Units into any other securities, then (without limiting any other rights of Parent, the Partnership or Merger Sub II hereunder), the Per Partnership Unit Merger Consideration shall be ratably adjusted to reflect any such change.

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Section 3.3 Exchange Fund; Paying Agent.

(a) Prior to the mailing of the Proxy Statement, Parent shall appoint a bank or trust company reasonably satisfactory to the Company to act as paying agent (the “Paying Agent”) for (i) the payment and delivery of the Merger Consideration, as provided in Section 3.1(b) and Section 3.2(a), other than any Partnership Units to be issued in accordance with this Article III pursuant to the Unit Election, and (ii) if Parent wishes the Paying Agent to so act, in Parent’s discretion, the exchange of Merger Partnership Units for Partnership Units in accordance with this Article III pursuant to the Unit Election (the cash portion of the Merger Consideration and any such Partnership Units referred to herein as the “Exchange Fund”). On or before the Company Merger Effective Time, Parent shall deposit, or cause to be deposited, with the Paying Agent the Exchange Fund for the benefit of the holders of shares of Company Common Stock and Cash-Out Limited Partners, as applicable. The Paying Agent shall make payments of the Per Company Common Share Merger Consideration and the Partnership Merger Consideration out of the Exchange Fund in accordance with this Agreement and the Articles of Merger. The Company shall cooperate with Parent and the Paying Agent to facilitate an orderly transfer of funds. The Exchange Fund shall not be used for any other purpose.

(b) Share and Unit Transfer Books. At the Partnership Merger Effective Time, the share transfer books of the Company and the unit transfer books of Merger Partnership shall be closed and thereafter there shall be no further registration of transfers of Company Common Stock or Merger Partnership Units. From and after the Closing Date, the holders of certificates representing ownership of Company Common Stock or, if applicable, Merger Partnership Units outstanding immediately prior to the Company Merger Effective Time or Partnership Merger Effective Time, as applicable, or any book-entry shares or book-entry units representing Company Common Stock or Merger Partnership Units (each such certificate, book-entry share or book-entry unit, a “Certificate”), shall cease to have rights with respect to such shares or units, as applicable, except as otherwise provided for herein. On or after the Closing Date, any Certificates presented to the Paying Agent, the Surviving Company or the Surviving Partnership in accordance with this Agreement shall be exchanged for the Per Company Common Share Merger Consideration, Per Partnership Unit Merger Consideration or Partnership Units, as applicable, with respect to Company Common Stock or Merger Partnership Units formerly represented thereby.

Section 3.4 Exchange Procedures.

(a) Procedure. As promptly as reasonably practicable after the Closing Date (but in any event within three (3) Business Days thereafter), the Surviving Company shall cause the Paying Agent to mail to each holder of record of a Certificate or Certificates: (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Paying Agent, and which letter shall be in such form and have such other provisions as Parent and the Company may reasonably specify), and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Per Company Common Share Merger Consideration, Per Partnership Unit Merger Consideration or Partnership Units, as applicable, to which the holder thereof is entitled. Upon surrender of a Certificate for cancellation to the Paying Agent or to such other agent or agents reasonably satisfactory to the Company as may be appointed by Parent, together with such letter of transmittal, duly executed and completed in accordance with the instructions thereto, and such other documents as may reasonably be required by the Paying Agent, the holder of such Certificate shall be entitled to receive in exchange therefor the Per Company Common Share Merger Consideration, Per Partnership Unit Merger Consideration or Partnership Units, as applicable, payable in respect of Company Common Stock or Merger Partnership Units, as applicable, previously represented by such Certificate pursuant to the provisions of this Article III, and the Certificate so surrendered shall forthwith be cancelled. In the event of a transfer of ownership of Company Common Stock or Merger Partnership Units to a Person that is not registered in the transfer records of the Company or Merger Partnership, payment may be made to a Person other than the Person in whose name the Certificate so surrendered is registered, if such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the Person requesting such payment shall pay any transfer or other Taxes required by reason of the payment to a Person other than the registered

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holder of such Certificate or establish to the reasonable satisfaction of Parent that such Tax has been paid or is not applicable. Until surrendered as contemplated by this Section 3.4, each Certificate shall be deemed at any time after the Closing Date to represent only the right to receive, upon such surrender, the Per Company Common Share Merger Consideration, Per Partnership Unit Merger Consideration or Partnership Units, as applicable, as contemplated by this Section 3.4. No interest shall be paid or accrue on any cash payable upon surrender of any Certificate.

(b) No Further Ownership Rights in Company Common Stock or Merger Partnership Units. On the Closing Date, holders of Company Common Stock or Merger Partnership Units (that are converted into the right to receive Per Company Common Share Merger Consideration, Per Partnership Unit Merger Consideration or Partnership Units) shall cease to be, and shall have no rights as, stockholders of the Company or limited partners of Merger Partnership other than the right to receive the Per Company Common Share Merger Consideration, Per Partnership Unit Merger Consideration or Partnership Units, as applicable, provided under this Article III. The Per Company Common Share Merger Consideration, Per Partnership Unit Merger Consideration or Partnership Units, as applicable, paid or delivered upon the surrender for exchange of Certificates representing Company Common Stock or Merger Partnership Units in accordance with the terms of this Article III shall be deemed to have been paid or delivered, as the case may be, in full satisfaction of all rights and privileges pertaining to Company Common Stock or Merger Partnership Units exchanged therefor.

(c) Termination of Exchange Fund. Any portion of the Exchange Fund which remains undistributed to the holders of Certificates for twelve (12) months after the Closing Date shall be delivered to the Surviving Company, and any holders of Company Common Stock or Merger Partnership Units prior to the Company Merger or Partnership Merger, as applicable, who have not theretofore complied with this Article III shall thereafter look only to the Surviving Company for payment of the Per Company Common Share Merger Consideration, Per Partnership Unit Merger Consideration or Partnership Units, as applicable.

(d) No Liability. None of Parent, Merger Sub I, Merger Sub II, the Partnership, the Company, Merger Partnership, the Surviving Company, the Surviving Partnership or the Paying Agent, or any employee, officer, trustee, director, agent or Affiliate thereof, shall be liable to any Person in respect of Merger Consideration from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law. Any amounts remaining unclaimed by holders of Certificates immediately prior to the time at which such amounts would otherwise escheat to, or become the property of, any Governmental Authority shall, to the extent permitted by applicable Law, become the property of the Surviving Company, free and clear of any claims or interest of any such holders or their successors, assigns or personal representatives previously entitled thereto.

(e) Investment of Exchange Fund. The Paying Agent shall invest any cash included in the Exchange Fund, as directed by the Surviving Company, on a daily basis. Any interest and other income resulting from such investments shall be paid to the Surviving Company. To the extent that there are losses with respect to such investments, or the Exchange Fund diminishes for other reasons below the level required to make prompt payments of the Per Company Common Share Merger Consideration and Per Partnership Unit Merger Consideration as contemplated hereby, Parent shall promptly replace or restore the portion of the Exchange Fund lost through investments or other events so as to ensure that the Exchange Fund is, at all times, maintained at a level sufficient to make such payments.

(f) Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed to the reasonable satisfaction of Parent and the Paying Agent, and if reasonably required by Parent or the Paying Agent, the posting by such Person of a bond in such reasonable amount as Parent or the Paying Agent may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent (or, if subsequent to the termination of the Exchange Fund and subject to Section 3.4(c), the Surviving Company) will issue, in exchange for such lost, stolen or destroyed Certificate, the Per Company Common Share Merger Consideration, Per Partnership Unit Merger Consideration or Partnership Units, as applicable, payable in respect thereof, pursuant to this Agreement.

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Section 3.5 Company Restricted Shares. Immediately prior to the Company Merger Effective Time, each Company Restricted Share granted under the Company Stock Plan shall be fully vested and non-forfeitable, and all Company Common Stock represented thereby shall be considered outstanding for all purposes of this Agreement and subject to the right to receive the Per Company Common Share Merger Consideration, subject to Section 3.7.

Section 3.6 DRIP. The Company’s board of directors (the “Company Board”) has, prior to the date hereof, taken all actions to suspend or terminate the DRIP, and following such suspension or termination, shall not issue any shares of Company Common Stock under the DRIP.

Section 3.7 Withholding Rights. The Company, Parent, the Partnership, the Surviving Company, the Surviving Partnership or the Paying Agent (each, a “Payor”), as applicable, shall be entitled to deduct and withhold, or cause to be deducted and withheld, from any amounts otherwise payable pursuant to this Agreement to any Person such amounts as it is required to deduct and withhold with respect to the making of such payment (and, with respect to the Company Restricted Shares, the vesting of such Company Restricted Shares) under the Code and the rules and regulations promulgated thereunder, or any provision of state, local or foreign Tax Law. To the extent that amounts are so deducted or withheld, or caused to be deducted or withheld, by the applicable Payor, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made by the applicable Payor.

Section 3.8 Dissenters’ Rights. No dissenters’ or appraisal rights shall be available with respect to the Mergers or the other transactions contemplated by this Agreement.

Section 3.9 Fractional Interests. No certificate or scrip representing fractional interests in Partnership Units shall be issued upon the surrender for exchange of Merger Partnership Units, and such fractional interests shall not entitle the owner thereof to vote or to any other rights of a unitholder of the Partnership. Notwithstanding any other provision of this Agreement, each holder of Merger Partnership Units converted pursuant to the Partnership Merger who would otherwise have been entitled to receive a fraction of a Partnership Unit shall receive, in lieu thereof, cash, without interest, in an amount equal to the product of (a) the volume weighted average price of Parent Common Stock for the last full trading day ending immediately prior to the date of this Agreement, multiplied by (b) such fraction of a Partnership Unit.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

OF THE COMPANY AND MERGER PARTNERSHIP

Except (a) as set forth in the disclosure letter that has been prepared by the Company and delivered by the Company to Parent in connection with the execution and delivery of this Agreement (the “Company Disclosure Letter”) ((x) it being agreed that disclosure of any item in any Section of the Company Disclosure Letter with respect to any Section or subsection of Article IV of this Agreement shall be deemed disclosed with respect to any other Section or subsection of Article IV of this Agreement to the extent such relationship is reasonably apparent, provided that nothing in the Company Disclosure Letter is intended to broaden the scope of any representation or warranty of the Company or Merger Partnership and (y) no reference to or disclosure of any item or other matter in the Company Disclosure Letter shall be construed as an admission or indication that (1) such item or other matter is material, (2) such item or other matter is required to be referred to or disclosed in the Company Disclosure Letter, or (3) any breach or violation of applicable Laws or any contract, agreement, arrangement or understanding to which the Company or any Company Subsidiary is a party exists or has actually occurred), or (b) as disclosed in publicly available Company SEC Filings, filed with, or furnished to, as applicable, the SEC on or after January 1, 2013 and prior to the date of this Agreement (excluding any risk factor disclosures contained in such documents under the heading “Risk Factors” and any disclosure of risks or other

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matters included in any “forward-looking statements” disclaimer or other statements that are cautionary, predictive or forward-looking in nature), the Company and Merger Partnership hereby jointly and severally represent and warrant to Parent, Merger Sub I, Merger Sub II and the Partnership that:

Section 4.1 Organization and Qualification; Subsidiaries.

(a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland and has the requisite organizational power and authority and any necessary governmental authorization to own, lease and, to the extent applicable, operate its properties and to carry on its business as it is now being conducted. The Company is duly qualified or licensed to do business, and is in good standing, in each jurisdiction where the character of the properties owned, operated or leased by it or the nature of its business makes such qualification, licensing or good standing necessary, except for such failures to be so qualified, licensed or in good standing that, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect.

(b) Merger Partnership is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite partnership power and authority and any necessary governmental authorization to own, lease and, to the extent applicable, operate its properties and to carry on its business as it is now being conducted. Merger Partnership is duly qualified or licensed to do business as a foreign limited partnership, and is in good standing, in each jurisdiction where the character of the properties owned, operated or leased by it or the nature of its business makes such qualification, licensing or good standing necessary, except for such failures to be so qualified, licensed or in good standing that, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect.

(c) Each Company Subsidiary is duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization, as the case may be, and has the requisite organizational power and authority and any necessary governmental authorization to own, lease and, to the extent applicable, operate its properties and to carry on its business as it is now being conducted. Each Company Subsidiary is duly qualified or licensed to do business, and is in good standing, in each jurisdiction where the character of the properties owned, operated or leased by it or the nature of its business makes such qualification, licensing or good standing necessary, except for such failures to be so qualified, licensed or in good standing that, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect.

(d) Section 4.1(d) of the Company Disclosure Letter sets forth a true and complete list of the Company Subsidiaries, including a list of each Company Subsidiary that is a “qualified REIT subsidiary” within the meaning of Section 856(i)(2) of the Code (“Qualified REIT Subsidiary”), or a “taxable REIT subsidiary” within the meaning of Section 856(l) of the Code (“Taxable REIT Subsidiary”), together with (i) the jurisdiction of incorporation or organization, as the case may be, of each Company Subsidiary, including each jurisdiction in which each of the Company Subsidiaries is qualified or licensed to do business, (ii) the type of and percentage of interest held (including capital account balances for any entity treated as a partnership for income tax purposes), directly or indirectly, by the Company or Merger Partnership in each Company Subsidiary, (iii) the names of and the type of and percentage of interest held (including capital account balances for any entity treated as a partnership for income tax purposes) by any Person other than the Company, Merger Partnership or any other Company Subsidiary in each Company Subsidiary, (iv) the classification for U.S. federal income tax purposes of each Company Subsidiary, and (v) each assumed name under which each of the Company Subsidiaries conducts business in any jurisdiction.

(e) Except as set forth in Section 4.1(e) of the Company Disclosure Letter, neither the Company nor any Company Subsidiary, directly or indirectly, owns any interest or investment (whether equity or debt) in any Person (other than equity interests in the Company Subsidiaries and investments in bank time deposits and money market accounts).

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Section 4.2 Organizational Documents. The Company has made available to Parent complete and correct copies of (a) the Company’s charter, as amended or supplemented to date (the “Company Charter”) and the Company’s bylaws, as amended to date (the “Company Bylaws”), and (b) the organizational documents of each Company Subsidiary, each as in effect on the date hereof.

Section 4.3 Capital Structure.

(a) The authorized capital stock of the Company consists of 700,000,000 shares of Company Common Stock and 200,000,000 shares of preferred stock, par value $0.001 per share (the “Company Preferred Stock”). As of the close of business on June 12, 2015, (i) 58,611,848 shares of Company Common Stock were issued and outstanding, (ii) no shares of Company Preferred Stock were issued and outstanding, (iii) 234,076 Company Restricted Shares were subject to outstanding awards granted pursuant to the Company Stock Plan, and (iv) 5,612,109 shares of Company Common Stock were available for grant under the Company Stock Plan. All issued and outstanding shares of the capital stock of the Company are duly authorized, validly issued, fully paid and non-assessable, and no class of capital stock of the Company is entitled to preemptive rights. There are no outstanding bonds, debentures, notes or other Indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matter on which holders of shares of Company Common Stock may vote. Section 4.3(a) of the Company Disclosure Letter sets forth, for each holder of Company Restricted Shares outstanding as of the date of this Agreement, (A) the name of the holder of Company Restricted Shares, (B) the number of outstanding Company Restricted Shares, (C) the date of grant of such Company Restricted Shares, and (D) the vesting schedule for such Company Restricted Shares. There are no other rights, options, stock or unit appreciation rights, phantom stock or units, restricted stock units, dividend equivalents or similar rights with respect to the Company Common Stock or Merger Partnership Units granted under the Company Benefit Plans or otherwise other than the Company Restricted Shares disclosed in Section 4.3(a) of the Company Disclosure Letter. Each grant of Company Restricted Shares was duly authorized no later than the date on which the grant of such Company Restricted Shares was by its terms to be effective by all necessary corporate action, including, as applicable, approval by the Company Board, or a committee thereof, and any required stockholder approval by the necessary number of votes or written consents, and each Company Restricted Share grant was made in accordance in all material respects with the terms of the Company Stock Plan and applicable Law.

(b) All of the outstanding shares of capital stock of each of the Company Subsidiaries that is a corporation are duly authorized, validly issued, fully paid and nonassessable. All equity interests in Merger Partnership and in each of the other Company Subsidiaries that is a partnership or limited liability company are duly authorized and validly issued. All shares of capital stock of (or other ownership interests in) each of the Company Subsidiaries which may be issued upon exercise of outstanding options or exchange rights are duly authorized and, upon issuance will be validly issued, fully paid and nonassessable. Except as set forth in Section 4.3(b) of the Company Disclosure Letter, the Company owns, directly or indirectly, all of the issued and outstanding capital stock and other ownership interests of each of the Company Subsidiaries, free and clear of all encumbrances other than statutory or other liens for Taxes or assessments which are not yet due or delinquent, or the validity of which is being contested in good faith by appropriate proceedings and for which adequate reserves are being maintained (if such reserves are required pursuant to GAAP), and there are no existing options, warrants, calls, subscriptions, convertible securities or other securities, agreements, commitments or obligations of any character relating to the outstanding capital stock or other securities of any Company Subsidiary or which would require any Company Subsidiary to issue or sell any shares of its capital stock, ownership interests or securities convertible into or exchangeable for shares of its capital stock or ownership interests.

(c) Except as set forth in Section 4.3(c) of the Company Disclosure Letter, there are no securities, options, warrants, calls, rights, commitments, agreements, rights of first refusal, arrangements or undertakings of any kind to which the Company, Merger Partnership or any other Company Subsidiary is a party or by which any of them is bound, obligating the Company or any Company Subsidiary to issue, deliver or sell or create, or cause to be issued, delivered or sold or created, additional shares of Company Common Stock, shares of Company

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Preferred Stock, Merger Partnership Units or other equity securities or phantom stock or other contractual rights the value of which is determined in whole or in part by the value of any equity security of the Company, Merger Partnership or any other Company Subsidiary or obligating the Company, Merger Partnership or any other Company Subsidiary to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, right of first refusal, arrangement or undertaking. Except as set forth in Section 4.3(c) of the Company Disclosure Letter, there are no outstanding contractual obligations of the Company, Merger Partnership or any other Company Subsidiary to repurchase, redeem or otherwise acquire any shares of Company Common Stock, shares of Company Preferred Stock, Merger Partnership Units or other equity securities of the Company, Merger Partnership or any other Company Subsidiary (other than in satisfaction of withholding Tax obligations pursuant to certain awards outstanding under the Company Stock Plan in the event the grantees fail to satisfy withholding Tax obligations). None of the Company, Merger Partnership nor any other Company Subsidiary is a party to or bound by any agreements or understandings concerning the voting (including voting trusts and proxies) of any capital stock of the Company, Merger Partnership or any other Company Subsidiary.

(d) Except as set forth in Section 4.3(d) of the Company Disclosure Letter, there are no agreements or understandings to which the Company or any of the Company Subsidiaries is a party with respect to the voting of any securities of the Company or any Company Subsidiary or which restrict the transfer of any such securities, nor does the Company have knowledge of any third party agreements or understandings with respect to the voting of any such securities or which restrict the transfer of any such securities.

(e) As of the date of this Agreement, Merger Partnership had outstanding 3,316,991 Merger Partnership Units, each of which is redeemable in exchange for one share of Company Common Stock, subject to the terms and conditions of the Merger Partnership Agreement. The Company is the sole general partner of Merger Partnership and, as of the date hereof, owns approximately 94.6% of the Merger Partnership Units. Section 4.3(e) of the Company Disclosure Letter sets forth a list of all other holders of the Merger Partnership Units, such holder’s most recent address known to Merger Partnership and the exact number and class or series of Merger Partnership Units held. The partnership interests of Merger Partnership owned by the Company are subject only to the restrictions on transfer set forth in the Merger Partnership Agreement, and those imposed by applicable securities laws.

(f) Except as set forth in Section 4.3(f) of the Company Disclosure Letter, neither the Company nor any Company Subsidiary is under any obligation, contingent or otherwise, by reason of any agreement to register the offer and sale or resale of any of its securities under the Securities Act.

(g) All dividends or distributions on the Company Common Stock, Company Preferred Stock and Merger Partnership Units and any dividends or distributions on any securities of any Company Subsidiary which have been authorized or declared prior to the date hereof have been paid in full (except to the extent such dividends have been publicly announced and are not yet due and payable).

Section 4.4 Authority.

(a) The Company has the requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and, subject to receipt of the Company Stockholder Approval, to consummate the Mergers and the other transactions contemplated by this Agreement. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or the Mergers or to consummate the transactions contemplated hereby, subject, with respect to the Mergers, to receipt of the Company Stockholder Approval and the filing of the Articles of Merger with the SDAT and the Partnership Merger Certificate with the DSOS. The Company Board, at a duly held meeting, has, by unanimous vote of the entire Company Board, (i) duly and validly authorized the execution and delivery of this Agreement and declared advisable the consummation of the Company Merger and the other transactions contemplated hereby (excluding

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the Excluded Asset Transactions, which were approved by a duly authorized special committee of the Company Board), (ii) directed that the Company Merger and the other transactions contemplated hereby be submitted for consideration at the Company Stockholders Meeting, and (iii) resolved to recommend that the stockholders of the Company vote in favor of the approval of the Company Merger and the other transactions contemplated hereby (the “Company Recommendation”) and to include such recommendation in the Proxy Statement, subject to Section 6.5.

(b) Merger Partnership has the requisite power and authority to execute and deliver this Agreement, to perform its obligations hereunder and, subject to receipt of the Partnership Approval (which has already been obtained), to consummate the Partnership Merger and the other transactions contemplated by this Agreement. The execution and delivery of this Agreement by Merger Partnership and, subject to receipt of the Partnership Approval (which has already been obtained), the consummation by Merger Partnership of the transactions contemplated hereby have been duly and validly authorized, and no other proceedings on the part of Merger Partnership are necessary to authorize this Agreement or the Partnership Merger or to consummate the transactions contemplated hereby. “Partnership Approval” means the consent of the general partner of Merger Partnership.

(c) This Agreement has been duly executed and delivered by the Company and Merger Partnership and, assuming due authorization, execution and delivery by each of Parent, Merger Sub I, Merger Sub II and the Partnership, constitutes a legally valid and binding obligation of the Company and Merger Partnership, enforceable against the Company and Merger Partnership in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at Law).

Section 4.5 No Conflict; Required Filings and Consents.

(a) The execution and delivery of this Agreement by the Company and Merger Partnership do not, and the performance of this Agreement and the consummation of the Mergers and the other transactions contemplated hereby by the Company and Merger Partnership will not, (i) assuming receipt of the Company Stockholder Approval, conflict with or violate any provision of (A) the Company Charter, Company Bylaws, Certificate of Limited Partnership of Merger Partnership or the Merger Partnership Agreement or (B) any equivalent organizational or governing documents of any other Company Subsidiary, (ii) assuming that all consents, approvals, authorizations and permits described in Section 4.5(b) have been obtained, all filings and notifications described in Section 4.5(b) have been made and any waiting periods thereunder have terminated or expired, conflict with or violate any Law applicable to the Company, Merger Partnership or any other Company Subsidiary or by which any property or asset of the Company, Merger Partnership or any other Company Subsidiary is bound, or (iii) require any consent or notice or approval under, result in any breach of, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any right of termination, acceleration or cancellation (with or without notice or the lapse of time or both) of, or give rise to any right of purchase, first offer or forced sale under or result in the creation of a Lien on any property or asset of the Company, Merger Partnership or any other Company Subsidiary pursuant to, any note, bond, debt instrument, indenture, contract, agreement, ground lease, license, permit or other legally binding obligation to which the Company, Merger Partnership or any other Company Subsidiary is a party, except, as to clauses (ii) and (iii), respectively, for any such conflicts, violations, breaches, defaults or other occurrences which, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect.

(b) The execution and delivery of this Agreement by the Company and Merger Partnership do not, and the performance of this Agreement by the Company and Merger Partnership will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, except (i) the filing with the SEC of (A) a proxy statement in preliminary and definitive form relating to the Company

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Stockholders Meeting (together with any amendments or supplements thereto, the “Proxy Statement”) and (B) such reports under, and other compliance with, the Exchange Act (and the rules and regulations promulgated thereunder) and the Securities Act (and the rules and regulations promulgated thereunder) as may be required in connection with this Agreement and the transactions contemplated hereby, (ii) the filing of the Articles of Merger with the SDAT and the Partnership Merger Certificate with the DSOS, (iii) such filings and approvals as may be required by any applicable state securities or “blue sky” Laws, (iv) such filings as may be required in connection with state and local transfer Taxes, and (v) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect.

Section 4.6 Permits; Compliance with Law.

(a) Except for the authorizations, licenses, permits, certificates, approvals, variances, exemptions, orders, franchises, certifications and clearances that are the subject of Section 4.14 or Section 4.16, which are addressed solely in those Sections, the Company and each Company Subsidiary is in possession of all authorizations, licenses, permits, certificates, approvals, variances, exemptions, orders, franchises, certifications and clearances of any Governmental Authority and accreditation and certification agencies, bodies or other organizations, including building permits and certificates of occupancy, necessary for the Company and each Company Subsidiary to own, lease and, to the extent applicable, operate its properties or to carry on its respective business substantially as it is being conducted as of the date hereof (the “Company Permits”), and all such Company Permits are valid and in full force and effect, except where the failure to be in possession of, or the failure to be valid or in full force and effect of, any of the Company Permits, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect. All applications required to have been filed for the renewal of the Company Permits have been duly filed on a timely basis with the appropriate Governmental Authority, and all other filings required to have been made with respect to such Company Permits have been duly made on a timely basis with the appropriate Governmental Authority, except in each case for failures to file which, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect. Neither the Company nor any Company Subsidiary has received any claim or notice nor has any knowledge indicating that the Company or any Company Subsidiary is currently not in compliance with the terms of any such Company Permits, except where the failure to be in compliance with the terms of any such Company Permits, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect.

(b) Neither the Company nor any Company Subsidiary is in conflict with, or in default or violation of (i) any Law applicable to the Company or any Company Subsidiary or by which any property or asset of the Company or any Company Subsidiary is bound (except for Laws that are subject of Section 4.10, Section 4.11, Section 4.14, Section 4.15 or Section 4.17, which are addressed solely in those sections), or (ii) any Company Permits (except for the Company Permits that are subject of Section 4.14 or Section 4.16, which are addressed solely in those sections), except in each case for any such conflicts, defaults or violations that, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect. Except as have not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, no investigation, review or proceeding by any Governmental Authority with respect to the Company or any Company Subsidiary or their operations is pending or, to the Company’s knowledge, threatened, and, to the Company’s knowledge, no Governmental Authority has indicated an intention to conduct the same.

Section 4.7 SEC Filings; Financial Statements.

(a) The Company has filed with, or furnished (on a publicly available basis) to, the SEC all forms, reports, schedules, statements and documents required to be filed or furnished by it under the Securities Act or the Exchange Act, as the case may be, including any amendments or supplements thereto, from and after January 1, 2013 (collectively, the “Company SEC Filings”). Each Company SEC Filing, as amended or

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supplemented, if applicable, (i) as of its date, or, if amended or supplemented, as of the date of the most recent amendment or supplement thereto, complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the applicable rules and regulations of the SEC thereunder, and (ii) did not, at the time it was filed (or became effective in the case of registration statements), or, if amended or supplemented, as of the date of the most recent amendment or supplement thereto, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. No Company Subsidiary is separately subject to the periodic reporting requirements of the Exchange Act.

(b) Each of the consolidated financial statements contained or incorporated by reference in the Company SEC Filings (as amended, supplemented or restated, if applicable), including the related notes and schedules, was prepared (except as indicated in the notes thereto) in accordance with GAAP applied on a consistent basis throughout the periods indicated, and each such consolidated financial statement presented fairly, in all material respects, the consolidated financial position, results of operations, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries as of the respective dates thereof and for the respective periods indicated therein (subject, in the case of unaudited quarterly financial statements, to normal year-end adjustments).

(c) The records, systems, controls, data and information of the Company and the Company Subsidiaries that are used in the system of internal accounting controls described in the following sentence are recorded, stored, maintained and operated under means that are under the exclusive ownership and direct control of the Company or the Company Subsidiaries or accountants, except for any non-exclusive ownership and non-direct control that, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect. The Company and the Company Subsidiaries have devised and maintain a system of internal accounting controls sufficient to provide reasonable assurances regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including that: (i) transactions are executed only in accordance with management’s authorization; (ii) transactions are recorded as necessary to permit preparation of the financial statements of the Company and the Company Subsidiaries and to maintain accountability for the assets of the Company and the Company Subsidiaries; (iii) access to such assets is permitted only in accordance with management’s authorization; and (iv) accounts, notes and other receivables and inventory are recorded accurately, and proper and adequate procedures are implemented to effect the collection thereof on a current and timely basis. The Company’s principal executive officer and its principal financial officer have disclosed to the Company’s auditors and the audit committee of the Company Board (A) all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting that are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial data, and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls, and the Company has made available to Parent copies of any written materials relating to the foregoing. The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 promulgated under the Exchange Act) designed to ensure that material information relating to the Company required to be included in reports filed under the Exchange Act, including its consolidated subsidiaries, is made known to the Company’s principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared, and, to the knowledge of the Company, such disclosure controls and procedures are effective in timely alerting the Company’s principal executive officer and its principal financial officer to material information required to be included in the Company’s periodic reports required under the Exchange Act. Since the enactment of the Sarbanes-Oxley Act, none of the Company or any Company Subsidiary has made any prohibited loans to any director or executive officer of the Company (as defined in Rule 3b-7 promulgated under the Exchange Act).

(d) None of the Company or the Company Subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise), except for liabilities or obligations (i) expressly contemplated by or under this Agreement, including, without limitation, Section 6.1 hereof, (ii) disclosed in

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publicly available Company SEC Filings filed with the SEC prior to the date of this Agreement, (iii) incurred in the ordinary course of business consistent with past practice since the most recent balance sheet set forth in the Company SEC Filings filed with the SEC prior to the date of this Agreement, (iv) described in any Section of the Company Disclosure Letter or (v) that, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect.

(e) To the knowledge of the Company, none of the Company SEC Filings is the subject of ongoing SEC review and the Company has not received any comments from the SEC with respect to any of the Company SEC Filings since January 1, 2013 which remain unresolved, nor has it received any inquiry or information request from the SEC as to any matters affecting the Company which has not been adequately addressed. The Company has made available to Parent true and complete copies of all written comment letters from the staff of the SEC received since January 1, 2013 through the date of this Agreement relating to the Company SEC Filings and all written responses of the Company thereto through the date of this Agreement. None of the Company SEC Filings is the subject of any confidential treatment request by the Company.

Section 4.8 Disclosure Documents. None of the information supplied or to be supplied by or on behalf of the Company or any Company Subsidiary for inclusion or incorporation by reference in the Proxy Statement or any other documents to be filed with the SEC in connection herewith will, at the date the Proxy Statement is first mailed to the stockholders of the Company, at the time of the Company Stockholders Meeting or at the Company Merger Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading. The representations and warranties contained in this Section 4.8 will not apply to statements or omissions included in the Proxy Statement to the extent based upon information supplied to the Company by or on behalf of Parent, Merger Sub I, Merger Sub II or the Partnership explicitly for use therein.

Section 4.9 Absence of Certain Changes or Events. Since January 1, 2014, except as contemplated by this Agreement or as set forth in Section 4.9 of the Company Disclosure Letter, (a) the Company and each Company Subsidiary has conducted its business in the ordinary course consistent with past practice, (b) there has not been any change, effect, event, circumstance, occurrence or state of facts which has had or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, and (c) except (i) for regular quarterly cash dividends on Company Common Stock and Merger Partnership Units or (ii) in transactions between the Company and any Company Subsidiary, none of the Company, Merger Partnership nor any other Company Subsidiary has authorized, declared, set aside or paid any dividend or other distribution (whether in cash, stock or property or any combination thereof and whether or not out of earnings and profits of the Company or Merger Partnership) in respect of its stock, partnership interests or other equity interests or made any actual, constructive or deemed distribution in respect of any shares of its stock, partnership interests or other equity interests or otherwise made any payments to equityholders in their capacity as such.

Section 4.10 Employee Benefit Plans.

(a) Section 4.10(a) of the Company Disclosure Letter sets forth a true and complete list of each Company Benefit Plan. The Company has delivered or made available to Parent a true, correct and complete copy of each Company Benefit Plan and, with respect thereto, if applicable, (i) all amendments, trust (or other funding vehicle) agreements, summary plan descriptions and insurance contracts, (ii) the most recent annual report (Form 5500 series including, where applicable, all schedules and actuarial and accountants’ reports) filed with the IRS, (iii) the most recent actuarial report or other financial statement, if applicable, (iv) the most recent determination letter or opinion letter, if any, issued by the IRS, and any pending request for such a letter and (v) all material filings and correspondence with any Governmental Authority.

(b) Each Company Benefit Plan has been established and administered in all material respects in accordance with its terms, and in compliance with, all applicable Laws, including ERISA and the Code.

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(c) Each Company Benefit Plan that is intended to qualify under Section 401(a) of the Code has either received a favorable determination letter from the IRS as to its qualified status or may rely upon an opinion letter for a prototype plan and, to the Company’s knowledge, nothing has occurred that could adversely affect the qualified status of any such Company Benefit Plan.

(d) There has been no prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code and other than a transaction that is exempt under a statutory or administrative exemption) with respect to any Company Benefit Plan that would result in any material liability to the Company or any Company Subsidiary.

(e) There is no pending or, to the knowledge of the Company, threatened Action against the Company Benefit Plans, the assets of any of the trusts under such Company Benefit Plans or the sponsor or administrator of any of the Company Benefit Plans, or against any fiduciary of the Company Benefit Plans (other than routine claims for benefits) that would result in any material liability to the Company or any Company Subsidiary.

(f) No Company Benefit Plan is, and none of the Company, any Company Subsidiaries or any ERISA Affiliate maintains, contributes to, or participates in, or has ever maintained, contributed to, or participated in, or otherwise has any obligation or liability in connection with: (i) a “pension plan” under Section 3(2) of ERISA that is subject to Title IV or Section 302 of ERISA or Section 412 or 4971 of the Code, (ii) a “multiemployer plan” (as defined in Section 3(37) of ERISA), (iii) a “multiple employer welfare arrangement” (as defined in Section 3(40) of ERISA), or (iv) a “multiple employer plan” (as defined in Section 413(c) of the Code).

(g) Except to the extent required by applicable Law, no Company Benefit Plan provides any of the following retiree or post-employment benefits to any Person: medical, disability or life insurance benefits. The Company, each Company Subsidiary and each ERISA Affiliate is in compliance in all material respects with (i) the requirements of the applicable health care continuation and notice provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, and the regulations (including proposed regulations) thereunder and any similar state Law and (ii) the applicable requirements of the Health Insurance Portability and Accountability Act of 1996, as amended, and the regulations (including the proposed regulations) thereunder.

(h) Except as set forth in Section 4.10(h) of the Company Disclosure Letter, neither the execution of this Agreement nor the consummation of the transactions contemplated hereby will, individually or together with the occurrence of any other event: (i) result in any payment becoming due to any Company Employee or former employee or other Service Provider or former Service Provider of the Company or any Company Subsidiary, (ii) increase or otherwise enhance any benefits otherwise payable by the Company or any Company Subsidiary or the amount of compensation due to any Company Employee or former employee or other Service Provider or former Service Provider of the Company or any Company Subsidiary or (iii) result in the acceleration of the time of payment or vesting of any such benefits or the funding of any such compensation or benefits.

(i) Neither the execution of this Agreement nor the consummation of the Mergers will (individually or together with the occurrence of any other event) result in a requirement to pay any tax “gross up” or similar “make whole” payment to any Person (including any Company Employee, director, or Service Provider).

(j) Reserved.

(k) Each Company Benefit Plan has been maintained and operated in documentary and operational compliance with Section 409A of the Code or an available exemption therefrom.

(l) Neither the Company nor any Company Subsidiary is a party to or has any obligation under any Contract or Company Benefit Plan to compensate any Person for excise taxes payable pursuant to Section 4999 of the Code or for additional taxes payable pursuant to Section 409A of the Code.

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(m) The Company and the Company Subsidiaries have properly classified individuals providing services to the Company, the Company Subsidiaries and the ERISA Affiliates as employees or independent contractors with respect to each such entity in all material respects under applicable Law and the Company Benefit Plans.

(n) Neither the Company nor any Company Subsidiary has sponsored, maintained, participated in, contributed to, or has been required to sponsor, maintain, participate in or contribute to, any employee benefit plan, program or other arrangement providing compensation or benefits to any services provider (or any dependent thereof) which is subject to the laws of any jurisdiction outside of the United States or Canada.

Section 4.11 Labor and Other Employment Matters.

(a) The Company and each Company Subsidiary is in compliance in all material respects with all applicable Laws with respect to labor, employment, fair employment practices, terms and conditions of employment, workers’ compensation, occupational safety and health, plant closings, wages and hours and immigration, including all such Laws relating to wages, hours, the Worker Adjustment and Retraining Notification Act and any similar state or local “mass layoff” or “plant closing” Law, collective bargaining, discrimination, civil rights, affirmative action, safety and health, workers’ compensation and the collection and payment of withholding and/or social security Taxes and any similar Tax.

(b) Neither the Company nor any Company Subsidiary is a party or subject to any labor union or collective bargaining agreement, and, to the Company’s knowledge, none of the Company’s or any Company Subsidiary’s personnel are represented by a labor organization and no organizational effort is presently being made or threatened by or on behalf of any labor union with respect to the employees of the Company or any Company Subsidiary. There are no pending or, to the knowledge of the Company, threatened labor disputes, strike, lock-out, work stoppages, requests for representation, pickets or work slow-downs against the Company or any Company Subsidiary, nor has such event or labor difficulty occurred within the past three (3) years.

(c) There are no unfair labor practice charges, grievances or complaints filed or, to the Company’s knowledge, threatened by or on behalf of any Company Employee or group of Company Employees.

(d) Except as set forth in Section 4.11(d) of the Company Disclosure Letter, there are no pending or, to the knowledge of the Company, threatened material investigations, claims, charges, audits, complaints or proceedings against the Company or any Company Subsidiary by or before any Governmental Authority involving any applicant for employment, any current or former Company Employee or any class of the foregoing.

Section 4.12 Material Contracts.

(a) Except for contracts listed in Section 4.12(a) of the Company Disclosure Letter or filed as exhibits to the Company SEC Filings filed with the SEC prior to the date of this Agreement, neither the Company nor any Company Subsidiary, as of the date of this Agreement, is a party to or bound by any contract that:

(i) is required to be filed as an exhibit to the Company’s Annual Report on Form 10-K pursuant to Item 601(b)(2), (3), (4), (9) or (10) of Regulation S-K promulgated by the SEC;

(ii) obligates the Company or any Company Subsidiary to make non-contingent aggregate annual expenditures (other than principal and/or interest payments or the deposit of other reserves with respect to debt obligations) in excess of $250,000 and is not cancellable within sixty (60) days without material penalty to the Company or any Company Subsidiary, except for any Company Lease or any ground lease affecting any Company Property;

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(iii) contains any non-compete or exclusivity provisions with respect to any line of business or geographic area that restricts the business of the Company or any Company Subsidiary, or that otherwise restricts the lines of business conducted by the Company or any Company Subsidiary or the geographic area in which the Company or any Company Subsidiary may conduct business;

(iv) is an agreement which obligates the Company or any Company Subsidiary to indemnify any past or present directors, officers, trustees, employees and agents of the Company or any Company Subsidiary pursuant to which the Company or Company Subsidiary is the indemnitor, other than any operating agreements or property management agreements or any similar agreement pursuant to which a Company Subsidiary that is not wholly-owned, directly or indirectly, by the Company provides such an indemnification to any such directors, officers, trustees, employees or agents in connection with the indemnification by such non-wholly-owned Company Subsidiary of the Company or another Company Subsidiary thereunder;

(v) constitutes an Indebtedness obligation of the Company or any Company Subsidiary with a principal amount outstanding greater than $250,000;

(vi) would prohibit or materially delay the consummation of the Mergers as contemplated by this Agreement;

(vii) requires the Company or any Company Subsidiary to dispose of or acquire assets or properties (other than in connection with the expiration of a Company Lease or a ground lease affecting a Company Property) with a fair market value in excess of $250,000, or involves any pending or contemplated merger, consolidation or similar business combination transaction, except for any Company Lease or any ground lease affecting any Company Property;

(viii) constitutes an interest rate cap, interest rate collar, interest rate swap or other contract or agreement relating to a hedging transaction;

(ix) constitutes an agreement under which the Company or any Company Subsidiary has purchased or sold real property and has uncompleted financial obligations in excess of $250,000;

(x) requires the Company or any Company Subsidiary to make any reprorations or adjustments to previously paid prorations with respect to any Company Properties that would reasonably be expected to result in the loss of future payments to, or an obligation to make payments by, the Company or any Company Subsidiary of more than $250,000;

(xi) sets forth the operational terms of a joint venture, partnership, limited liability company or strategic alliance of the Company or any Company Subsidiary (excluding agreements solely between the Company and any wholly-owned Company Subsidiary other than any Excluded Asset Company);

(xii) is an agreement wherein a Third Party provides property management services to the Company or any Company Subsidiary;

(xiii) constitutes a loan to any Person (including any Excluded Asset Company, but excluding any other wholly-owned Company Subsidiary) by the Company or any Company Subsidiary in an amount in excess of $250,000;

(xiv) is an agreement or policy for risk sharing or reinsurance with a professional reinsurance company;

(xv) is an agreement with respect to an Affiliate Transaction; or

(xvi) is not otherwise described in clauses (i) through (xv) above that is material to the Company and any Company Subsidiary, taken as a whole.

Each contract listed in Section 4.12(a) of the Company Disclosure Letter, or filed as an exhibit to Company SEC Filings filed with the SEC prior to the date of this Agreement, to which the Company or any Company Subsidiary, as of the date of this Agreement, is a party or by which it is bound is referred to herein as a “Company Material Contract.”

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(b) Except as, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect, each Company Material Contract is legal, valid, binding and enforceable on the Company and each Company Subsidiary that is a party thereto and, to the knowledge of the Company, each other party thereto, and is in full force and effect, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at Law). Except as, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect, the Company and each Company Subsidiary has performed all obligations required to be performed by it prior to the date hereof under each Company Material Contract and, to the knowledge of the Company, each other party thereto has performed all obligations required to be performed by it under such Company Material Contract prior to the date hereof. None of the Company or any Company Subsidiary, nor, to the knowledge of the Company, any other party thereto, is in material breach or violation of, or default under, any Company Material Contract, and no event has occurred that with notice or lapse of time or both would constitute a violation, breach or default under any Company Material Contract, except where in each case such breach, violation or default would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Neither the Company nor any Company Subsidiary has received notice of any violation or default under any Company Material Contract, except for violations or defaults that, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect.

Section 4.13 Litigation. Except as set forth in Section 4.13 of the Company Disclosure Letter and except for stockholder or derivative litigation that may be brought relating to this Agreement or the transactions contemplated hereby, (a) there is no Action pending or, to the knowledge of the Company, threatened against the Company or any Company Subsidiary or any of its or their respective properties or assets (i) that involves amounts in excess of $250,000 individually or in excess of $1,000,000 in the aggregate, (ii) that questions the validity of this Agreement or any action to be taken by the Company in connection with the consummation of the Mergers, or (iii) that has had or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (b) there is no Action pending or, to the knowledge of the Company, threatened by or before any Governmental Authority, nor, to the knowledge of the Company, is there any investigation pending by any Governmental Authority, in each case, against the Company or any Company Subsidiary, and (c) neither the Company nor any Company Subsidiary, nor any of the Company’s or any Company Subsidiary’s respective property, is subject to any outstanding Order, writ or injunction of any Governmental Authority.

Section 4.14 Environmental Matters. Except as set forth in Section 4.14 of the Company Disclosure Letter:

(a) The Company and each Company Subsidiary are in compliance with all Environmental Laws.

(b) The Company and each Company Subsidiary have all Environmental Permits necessary to conduct their current operations and are in compliance with their respective Environmental Permits, and all such Environmental Permits are in good standing.

(c) Neither the Company nor any Company Subsidiary has received any written notice, demand, letter or claim alleging that the Company or any such Company Subsidiary is in violation of, or liable under, any Environmental Law.

(d) There is no litigation, investigation, request for information or other proceeding pending, or, to the knowledge of the Company, threatened against the Company and any Company Subsidiary under any Environmental Law that, individually or in the aggregate, has had or would reasonably be expected to have a Company Material Adverse Effect.

(e) Neither the Company nor any Company Subsidiary has entered into or agreed to any consent decree or Order or is subject to any judgment, decree or judicial, administrative or compliance Order relating to

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compliance with Environmental Laws, Environmental Permits or the investigation, sampling, monitoring, treatment, remediation, removal or cleanup of Hazardous Substances and no investigation, litigation or other proceeding is pending or, to the knowledge of the Company, threatened against the Company or any Company Subsidiary under any Environmental Law that, individually or in the aggregate, has had or would reasonably be expected to have a Company Material Adverse Effect.

(f) Neither the Company nor any Company Subsidiary has assumed, by contract or operation of Law, any liability under any Environmental Law or relating to any Hazardous Substances, or is an indemnitor in connection with any threatened or asserted claim by any third-party indemnitee for any liability under any Environmental Law or relating to any Hazardous Substances that, individually or in the aggregate, has had or would reasonably be expected to have a Company Material Adverse Effect.

(g) Neither the Company nor any Company Subsidiary has caused, and to the knowledge of the Company, no Third Party has caused any release of a Hazardous Substance that would be required to be investigated or remediated by the Company or any Company Subsidiary under any Environmental Law that, individually or in the aggregate, has had or would reasonably be expected to have a Company Material Adverse Effect.

(h) To the knowledge of the Company, there are no wetlands (as that term is defined in Section 404 of the Federal Water Pollution Control Act, as amended, 33 U.S.C. Section 1254, and applicable state laws) at any of the Company Properties nor is any Company Property subject to any current or, to the knowledge of the Company, threatened environmental deed restriction, use restriction, institutional or engineering control or order or agreement with any Governmental Authority or any other restriction of record.

(i) No capital expenditures are presently required to maintain or achieve compliance at any Company Property with Environmental Laws that, individually or in the aggregate, have had or would reasonably be expected to have a Company Material Adverse Effect.

(j) To the knowledge of the Company, there are no underground storage tanks, polychlorinated biphenyls (“PCB”) or PCB-containing equipment, except for PCB or PCB-containing equipment owned by utility companies, or friable or asbestos or asbestos-containing materials at any Company Property.

(k) There have been no incidents of substantial water damage or visible evidence of mold, bacteria or toxic growth at any of the Company Properties that, individually or in the aggregate, have had or would reasonably be expected to have a Company Material Adverse Effect.

(l) There is no site to which the Company or any Company Subsidiary has transported or arranged for the transport of Hazardous Substances which, to the knowledge of the Company, is or may become the subject of any Action under an Environmental Law.

Section 4.15 Intellectual Property.

(a) Section 4.15(a) of the Company Disclosure Letter sets forth a correct and complete list of all material Intellectual Property registrations and applications for registration owned by the Company and Merger Partnership.

(b) Except as, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect, (i) the Company and the Company Subsidiaries own or are licensed or otherwise possess valid rights to use all Intellectual Property necessary to conduct the business of the Company and the Company Subsidiaries as it is currently conducted, (ii) the conduct of the business of the Company and the Company Subsidiaries as it is currently conducted does not infringe, misappropriate or otherwise violate the Intellectual Property rights of any Third Party, (iii) there are no pending or, to the knowledge of the Company,

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threatened claims with respect to any of the Intellectual Property rights owned by the Company or any Company Subsidiary, and (iv) to the knowledge of the Company, no Third Party is currently infringing or misappropriating Intellectual Property owned by the Company or any Company Subsidiary. The Company and the Company Subsidiaries are taking all actions that they reasonably believe are necessary to maintain and protect each material item of Intellectual Property that they own.

Section 4.16 Properties.

(a) Section 4.16(a) of the Company Disclosure Letter sets forth a list of the common name of each facility and whether real property of such facility is (i) owned by the Company or any Company Subsidiary (all such real property interests, together with all buildings, structures and other improvements and fixtures located on or under such real property and all easements, rights and other appurtenances to such owned real property, are individually referred to herein as a “Company Owned Property” and collectively referred to herein as the “Company Owned Properties”), or (ii) leased (as lessee or sublessee), including ground leased, by the Company or any Company Subsidiary (all such real property interests, together with all buildings, structures and other improvements and fixtures located on or under such real property and all easements, rights and other appurtenances to such real property, are individually referred to herein as a “Company Leased Property” and collectively referred to herein as the “Company Leased Properties”). All Company Owned Property or Company Leased Property shall be individually referred to herein as a “Company Property” and collectively referred to herein as the “Company Properties.” Except for the Company Properties set forth in Section 4.16(a) of the Company Disclosure Letter, there are no real properties that the Company or any Company Subsidiary owns or leases (as lessee or sublessee) or is obligated (whether under contract for purchase, lease or otherwise) to buy, lease or sublease at some future date. True and complete copies of all leases or subleases relating to the Company Leased Properties to which the Company or any Company Subsidiary is a lessee or sublessee, together with all amendments, modifications, supplements, renewals and extensions related thereto, have been made available to Parent (each, a “Company Lease,” and collectively, the “Company Leases”). Section 4.16(a) of the Company Disclosure Letter identifies any Company Properties and/or Company Leases that relate to other than self-storage facilities (e.g., billboards, etc.).

(b) The Company or a Company Subsidiary owns good and valid fee simple title or leasehold title (as applicable) to each of the Company Properties, in each case, free and clear of Liens, except for Company Permitted Liens. For the purposes of this Agreement, “Company Permitted Liens” mean any (i) Liens relating to any Indebtedness disclosed in Section 4.16(b) of the Company Disclosure Letter, (ii) Liens that result from any statutory or other Liens for Taxes or assessments that are not yet subject to penalty or the validity of which is being contested in good faith by appropriate proceedings and for which there are adequate reserves on the financial statements of the Company (if such reserves are required pursuant to GAAP), (iii) Liens and obligations arising under any Company Material Contracts (including any Lien securing Indebtedness disclosed in Section 4.16(b) of the Company Disclosure Letter) or other service contracts, management agreements, leasing commission agreements, agreements or obligations set forth in Section 4.16(b) of the Company Disclosure Letter, or Company Leases or ground leases or air rights affecting any Company Property, (iv) Liens imposed or promulgated by Law or any Governmental Authority, including zoning regulations, permits and licenses, (v) Liens that are disclosed on the existing Company Title Insurance Policies made available by or on behalf of the Company or any Company Subsidiary to Parent prior to the date hereof, (vi) any cashiers’, landlords’, workers’, mechanics’, carriers’, workmen’s, repairmen’s and materialmen’s liens and other similar Liens imposed by Law and incurred in the ordinary course of business consistent with past practice that are not yet subject to penalty or the validity of which is being contested in good faith by appropriate proceedings, and (vii) any other Liens, limitations, restrictions or title defects that do not materially impair the value of the Company Property or the continued use and operation of the Company Property as currently used and operated.

(c) Except as set forth in Section 4.16(c) of the Company Disclosure Letter, the Company Properties (x) are supplied with utilities and other services sufficient for their continued operation as they are now being operated, (y) are, to the knowledge of the Company, in working order sufficient for their normal operation in the

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manner currently being operated and without any material structural defects other than as may be disclosed in any physical condition reports that have been made available to Parent, and (z) are, to the knowledge of the Company, adequate and suitable for the purposes for which they are presently being used.

(d) To the knowledge of the Company, each of the Company Properties has sufficient access to and from publicly dedicated streets for its current use and operation, without any constraints that interfere with the normal use, occupancy and operation thereof.

(e) Neither the Company nor any of the Company Subsidiaries has received (i) written notice that any certificate, permit or license from any Governmental Authority having jurisdiction over any of the Company Properties or any agreement, easement or other right of an unlimited duration that is necessary to permit the current use and operation of the buildings and improvements on any of the Company Properties or that is necessary to permit the current use and operation of all utilities, parking areas, retention ponds, driveways, roads and other means of egress and ingress to and from any of the Company Properties is not in full force and effect as of the date of this Agreement, except for such failures that, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect, or of any pending written threat of modification or cancellation of any of the same, that, individually or in the aggregate, would reasonably be expected to have a Company Material Adverse Effect, or (ii) written notice of any uncured violation of any Laws affecting any of the Company Properties which, individually or in the aggregate, has had or would reasonably be expected to have a Company Material Adverse Effect.

(f) No certificate, variance, permit or license from any Governmental Authority having jurisdiction over any of the Company Properties or any agreement, easement or other right that is necessary to permit the current use of the buildings and improvements on any of the Company Properties or that is necessary to permit the current use of all parking areas, driveways, roads and other means of egress and ingress to and from any of the Company Properties has failed to be obtained or is not in full force and effect, and neither the Company nor any Company Subsidiary has received written notice of any outstanding threat of modification or cancellation of any such certificate, variance, permit or license, except for any of the foregoing as, individually or in the aggregate, would not reasonably be expected to be material to any Company Property.

(g) Except as set forth in Section 4.16(g) of the Company Disclosure Letter, no condemnation, eminent domain or similar proceeding has occurred or is pending with respect to any Company Property and neither the Company nor any Company Subsidiary has received any written notice to the effect that (i) any condemnation or rezoning proceedings are threatened with respect to any of the Company Properties, or (ii) any zoning regulation or ordinance (including with respect to parking), Board of Fire Underwriters rules, building, fire, health or other Law has been violated (and remains in violation) for any Company Property.

(h) The rent rolls for each of the Company Properties, dated as of June 1, 2015 which rent rolls have previously been made available by or on behalf of the Company or any Company Subsidiary to Parent, correctly reference in all material respects each lease or sublease that was in effect as of the date of this Agreement and to which the Company or the Company Subsidiaries are parties as lessors or sublessors with respect to each of the applicable Company Properties (all leases or subleases, together with all amendments, modifications, supplements, renewals and extensions related thereto, the “Tenant Leases”).

(i) With respect to each Company Lease, except as set forth in Section 4.16(i) of the Company Disclosure Letter, (i) the Company or the applicable Company Subsidiary has performed all material obligations required to be performed by it to date under such Company Lease, (ii) neither the Company nor the applicable Company Subsidiary, on the one hand, nor, to the Company’s knowledge, any other party, on the other hand, is in material breach or default under such Company Lease, (iii) no basis for termination of such Company Lease has occurred and (iv) no event has occurred which, with or without the lapse of time or the giving of notice or opportunity to cure, would constitute a material breach or default or give rise to a right of termination by the Company or the applicable Company Subsidiary, nor, to the Company’s knowledge, any other party thereunder,

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and no written termination of or notice of default has been received with respect to such Company Lease. Except as set forth in Section 4.16(i) of the Company Disclosure Letter, none of the Company Leases is subject to termination or modification as a result of the execution of this Agreement or the consummation of the transactions contemplated hereby. No purchase option has been exercised under any such Company Lease.

(j) Except as set forth in Section 4.16(j) of the Company Disclosure Letter, there are no Tax abatements or exemptions specifically affecting the Company Properties, and the Company and the Company Subsidiaries have not received any written notice of (and the Company and the Company Subsidiaries do not have any knowledge of) any proposed increase in the assessed valuation of any of the Company Properties or of any proposed public improvement assessments that will result in the Taxes or assessments payable in the next tax period increasing by an amount material to the Company and the Company Subsidiaries, considered as a whole.

(k) Except for Company Permitted Liens or as set forth in Section 4.16(k) of the Company Disclosure Letter, (i) there are no unexpired option to purchase agreements, rights of first refusal or first offer or any other rights to purchase or otherwise acquire any Company Property or any portion thereof that would materially adversely affect the Company’s, or the Company Subsidiary’s, ownership, ground lease or right to use a Company Property subject to a Company Lease, and (ii) there are no other outstanding rights or agreements to enter into any contract for sale, ground lease or letter of intent to sell or ground lease any Company Property or any portion thereof that is owned by any Company Subsidiary, which, in each case, is in favor of any party other than the Company or a Company Subsidiary (a “Company Third Party”).

(l) Except as set forth in Section 4.16(l) of the Company Disclosure Letter, neither the Company nor any Company Subsidiary is a party to any agreement pursuant to which the Company or any Company Subsidiary manages or manages the development of any real property for any Company Third Party.

(m) Except as set forth in Section 4.16(m) of the Company Disclosure Letter, the Company and each Company Subsidiary, as applicable, is in possession of title insurance policies with respect to each Company Property. A copy of each Company Title Insurance Policy in the possession of the Company has been made available to Parent. No written claim has been made against any Company Title Insurance Policy, which, individually or in the aggregate, would be material to any Company Property.

(n) Section 4.16(n) of the Company Disclosure Letter lists (i) to the knowledge of the Company, each of the Company Properties which are under development as of the date hereof, and describes the status of such development as of the date hereof, and (ii) to the knowledge of the Company, all real properties under contract or currently proposed for acquisition, development or commencement of construction by the Company or a Company Subsidiary pursuant to binding agreements.

(o) The Company and the Company Subsidiaries have good and valid title to, or a valid and enforceable leasehold interest in, or other right to use, all personal property owned, used or held for use by them as of the date of this Agreement (other than property owned by tenants and used or held in connection with the applicable tenancy), except as, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect. None of the Company’s or any of the Company Subsidiaries’ ownership of or leasehold interest in any such personal property is subject to any Liens, except for Company Permitted Liens and Liens that, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect. Except as set forth in Section 4.16(o) of the Company Disclosure Letter, the Company and the Company Subsidiaries do not have any leased personal property with monthly lease obligations in excess of $25,000 individually and that are not terminable upon thirty (30) days’ notice, and all such monthly lease obligations do not exceed $250,000 in the aggregate.

Section 4.17 Taxes.

(a) The Company and each Company Subsidiary has timely filed with the appropriate Governmental Authority all federal and state income Tax Returns and other material Tax Returns required to be filed, taking

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into account any extensions of time within which to file such Tax Returns, and all such Tax Returns were complete and correct in all material respects. The Company and each Company Subsidiary have duly paid (or there has been paid on their behalf), or made adequate provisions for, all material Taxes required to be paid by them, whether or not shown on any Tax Return.

(b) The Company (i) for all taxable years commencing with the Company’s taxable year ended December 31, 2008 through December 31, 2014, has been subject to taxation as a real estate investment trust within the meaning of Section 856 of the Code (a “REIT”) and has satisfied all requirements to qualify as a REIT for such years; (ii) has operated since January 1, 2015 to the date hereof in a manner consistent with the requirements for qualification and taxation as a REIT; (iii) intends to continue to operate in such a manner as to qualify as a REIT for its taxable year that will end with the Company Merger; and (iv) has not taken or omitted to take any action that could reasonably be expected to result in a challenge by the IRS or any other Governmental Authority to its status as a REIT, and no such challenge is pending or, to the knowledge of the Company, threatened. Neither the Company nor any Company Subsidiary owns any interest in a corporation for U.S. federal income tax purposes, other than a corporation that qualifies as a Qualified REIT Subsidiary or as a Taxable REIT Subsidiary. The Company’s dividends paid deduction, within the meaning of Section 561 of the Code, for each taxable year, taking into account any dividends subject to Sections 857(b)(9) or 858 of the Code, has not been less than the sum of (i) the Company’s REIT taxable income, as defined in Section 857(b)(2) of the Code, determined without regard to any dividends paid deduction for such year and (ii) the Company’s net capital gain for such year.

(c) (i) There are no audits, investigations by any Governmental Authority or other proceedings pending or, to the knowledge of the Company, threatened with regard to any material Taxes or material Tax Returns of the Company or any Company Subsidiary; (ii) no deficiency for Taxes of the Company or any Company Subsidiary has been claimed, proposed or assessed in writing or, to the knowledge of the Company, threatened, by any Governmental Authority, which deficiency has not yet been settled, except for such deficiencies which are being contested in good faith or with respect to which the failure to pay, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect; (iii) neither the Company nor any Company Subsidiary has waived any statute of limitations with respect to the assessment of Taxes or agreed to any extension of time with respect to any Tax assessment or deficiency for any open tax year; (iv) neither the Company nor any Company Subsidiary currently is the beneficiary of any extension of time within which to file any material Tax Return, (v) neither the Company nor any Company Subsidiary has received for any open tax year a written claim by a Governmental Authority in a jurisdiction where the Company or such Company Subsidiary does not file Tax Returns that the Company or such Company Subsidiary is or may be subject to taxation by that jurisdiction, and (vi) neither the Company nor any of the Company Subsidiaries has entered into any “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign income Tax Law).

(d) Each Company Subsidiary that is a partnership or limited liability company has been since its formation treated for U.S. federal income tax purposes as a partnership or disregarded entity, as the case may be, and not as a corporation or an association taxable as a corporation.

(e) Neither the Company nor any Company Subsidiary holds any asset the disposition of which would be subject to (or to rules similar to) Section 1374 of the Code (or otherwise result in any “built-in gains” Tax under Section 337(d) of the Code and the Treasury Regulations thereunder).

(f) Since its inception, (i) the Company and the Company Subsidiaries have not incurred any material liability for Taxes under Sections 857(b)(1), 857(b)(4), 857(b)(5), 857(b)(6)(A), 857(b)(7), 860(c) or 4981 of the Code which have not been previously paid, and (ii) neither the Company nor any Company Subsidiary has incurred any material liability for Taxes other than (x) in the ordinary course of business or consistent with past practice, or (y) transfer or similar Taxes arising in connection with sales of property. No event has occurred, and no condition or circumstance exists, which presents a material risk that any material Tax described in the preceding sentence will be imposed upon the Company or the Company Subsidiaries.

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(g) The Company and the Company Subsidiaries have complied, in all material respects, with all applicable Laws, rules and regulations relating to the payment and withholding of Taxes (including, without limitation, withholding of Taxes pursuant to Sections 1441, 1442, 1445, 1446 and 3402 of the Code or similar provisions under any state and foreign Laws) and have duly and timely withheld and, in each case, have paid over to the appropriate taxing authorities all material amounts required to be so withheld and paid over on or prior to the due date thereof under all applicable Laws.

(h) Except as set forth in Section 4.17(h) of the Company Disclosure Letter, there are no Company Tax Protection Agreements (as defined below) in force or effect, and no person has raised in writing, or to the knowledge of the Company threatened to raise, a claim against the Company or any Company Subsidiary for any breach of any Company Tax Protection Agreements. As used herein, “Company Tax Protection Agreements” means any written agreement to which the Company or any Company Subsidiary is a party pursuant to which: (i) any liability to holders of limited partnership or limited liability company interests in a Company Subsidiary Partnership relating to Taxes may arise, whether or not as a result of the consummation of the transactions contemplated by this Agreement; and/or (ii) in connection with the deferral of income Taxes of a holder of limited partnership or limited liability company interests in a Company Subsidiary Partnership, the Company or the Company Subsidiaries have agreed to (A) maintain a minimum level of debt, continue a particular debt or provide rights to guarantee debt, (B) retain or not dispose of assets for a period of time that has not since expired, (C) make or refrain from making Tax elections, (D) use (or refrain from using) a specified method of taking into account book-tax disparities under Section 704(c) of the Code with respect to one or more assets, and/or (E) only dispose of assets in a particular manner. As used herein, “Company Subsidiary Partnership” means a subsidiary of the Company that is a partnership for U.S. federal income tax purposes.

(i) There are no material Tax Liens upon any property or assets of the Company or any Company Subsidiary except Liens for Taxes not yet due and payable or that are being contested in good faith by appropriate proceedings and for which adequate reserves are being maintained (if such reserves are required pursuant to GAAP).

(j) Neither the Company nor any Company Subsidiary has requested, has received or is subject to any written ruling of a Governmental Authority or has entered into any written agreement with a Governmental Authority with respect to any Taxes.

(k) Except as set forth in Section 4.17(k) of the Company Disclosure Letter, there are no Tax allocation or sharing agreements or similar arrangements with respect to or involving the Company or any Company Subsidiary, and after the Closing Date neither the Company nor any Company Subsidiary shall be bound by any such Tax allocation agreements or similar arrangements or have any liability thereunder for amounts due in respect of periods prior to the Closing Date.

(l) Neither the Company nor any Company Subsidiary (A) has been a member of an affiliated group filing a consolidated U.S. federal income Tax Return or (B) has any liability for the Taxes of any Person (other than the Company or any Company Subsidiary) under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

(m) Neither the Company nor any Company Subsidiary has participated in any “listed transaction” within the meaning of Treasury Regulation Section 1.6011-4(b)(2).

(n) Neither the Company nor any of the Company Subsidiaries has constituted either a “distributing corporation” or a “controlled corporation” (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code (A) in the two (2) years prior to the date of this Agreement or (B) in a distribution which could otherwise constitute part of a “plan” or “series of related transactions” (within the meaning of Section 355(e) of the Code) in conjunction with transactions contemplated by this Agreement.

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(o) Neither the Company nor any Company Subsidiary: (i) has agreed to make any adjustment pursuant to Section 481(a) of the Code, (ii) has any knowledge that the IRS has proposed, in writing, such an adjustment or a change in accounting method with respect to the Company or any Company Subsidiary or (iii) has any application pending with the IRS or any other Governmental Authority requesting permission for any change in accounting method.

(p) To the knowledge of the Company (and other than in connection with the transactions contemplated by this Agreement), there are no proposed reassessments of any real property owned by the Company or any Company Subsidiary that would result in a material increase in the amount of any material Tax to which the Company or any Company Subsidiary would be subject.

(q) No written power of attorney that has been granted by the Company or any of the Company Subsidiaries (other than to the Company or a Company Subsidiary) currently is in force with respect to any matter relating to Taxes.

Section 4.18 Insurance. The Company has made available to Parent copies of all material insurance policies and all material fidelity bonds or other material insurance service contracts in the Company’s possession providing coverage for all Company Properties (the “Company Insurance Policies”). The Company Insurance Policies include all material insurance policies and all material fidelity bonds or other material insurance service contracts required by any Company Lease. Except for those matters that, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect, there is no claim for coverage by the Company or any Company Subsidiary pending under any of the Company Insurance Policies that has been denied or disputed by the insurer. Except as, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect, all premiums payable under all Company Insurance Policies have been paid, and the Company and the Company Subsidiaries have otherwise complied with the terms and conditions of all of the Company Insurance Policies. To the knowledge of the Company, the Company Insurance Policies are valid and enforceable in accordance with their terms and are in full force and effect. No written notice of cancellation or termination has been received by the Company or any Company Subsidiary with respect to any such policy which has not been replaced on substantially similar terms prior to the date of such cancellation.

Section 4.19 Opinion of Financial Advisor.

(a) The Company has received the opinion of Robert A. Stanger & Co., Inc. (“Company Financial Advisor”) that, as of the date of such opinion and subject to the assumptions, qualifications, limitations and other matters set forth therein, the Per Company Common Share Merger Consideration is fair from a financial point of view to the holders of Company Common Stock. The Company has been authorized by the Company Financial Advisor to permit, subject to review and consent by the Company Financial Advisor, the inclusion of the opinion of the Company Financial Advisor in its entirety, and references thereto, in the Proxy Statement.

(b) The Company has received the opinion of the Company Financial Advisor that, as of the date of such opinion and subject to the assumptions, qualifications, limitations and other matters set forth therein, the consideration to be received by the Excluded Asset Sellers pursuant to the Excluded Asset Purchase Agreements is fair from a financial point of view to the Excluded Asset Sellers.

Section 4.20 Takeover Statutes. The Company Board has taken all action necessary to render inapplicable to this Agreement and the Mergers the restrictions on business combinations contained in Subtitle 6 of Title 3 of the MGCL. The restrictions on control share acquisitions contained in Subtitle 7 of Title 3 of the MGCL are not applicable to this Agreement and the Mergers. There are no other “business combination,” “control share acquisition,” “fair price,” “moratorium” or other takeover or anti-takeover statutes or similar federal or state Laws (collectively, “Takeover Statutes”) or any takeover provisions in the Company Charter, Company Bylaws, Certificate of Limited Partnership of Merger Partnership or the Merger Partnership Agreement that would hinder, prevent or delay the Company’s and Merger Partnership’s ability to consummate the Mergers or the other transactions contemplated by this Agreement.

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Section 4.21 Vote Required. The affirmative vote of the holders of not less than a majority of the outstanding shares of Company Common Stock entitled to vote thereon (the “Company Stockholder Approval”) is the only vote of the holders of any class or series of shares of stock of the Company necessary to adopt this Agreement and approve the Company Merger and the other transactions contemplated hereby (other than the Partnership Approval, which has already been obtained).

Section 4.22 Brokers. No broker, finder or investment banker (other than the Company Financial Advisor, Citigroup Global Markets Inc. and KeyBanc Capital Markets Inc.) is entitled to any brokerage, finder’s or other fee or commission in connection with the Mergers based upon arrangements made by or on behalf of the Company or any Company Subsidiary.

Section 4.23 Investment Company Act. Neither the Company nor any Company Subsidiary is required to be registered as an investment company under the Investment Company Act.

Section 4.24 Affiliate Transactions. Except as set forth in Section 4.24 of the Company Disclosure Letter or in the Company SEC Filings filed with the SEC prior to the date of this Agreement or as permitted by this Agreement, from January 1, 2014 through the date of this Agreement, there have not been any transactions that would be required to be disclosed under Item 404 of Regulation S-K promulgated by the SEC.

Section 4.25 Excluded Asset Transactions.

(a) None of the Excluded Asset Companies owns or has any rights to any of the assets or properties used in the business conducted by the Company or any Company Subsidiary other than the Excluded Assets. Except as set forth in Section 4.25(a)(i) of the Company Disclosure Letter, none of the Excluded Asset Companies has any liabilities or obligations with respect to the Excluded Assets or under any contract or arrangement. Except as set forth in Section 4.25(a)(ii) of the Company Disclosure Letter, neither the Company nor any Company Subsidiary (other than the Excluded Asset Companies) has any liabilities or obligations with respect to the Excluded Assets or under any contract or arrangement of any Excluded Asset Company.

(b) The consideration provided pursuant to the Excluded Asset Purchase Agreements (i) is fair and reasonable and (ii) constitutes reasonably equivalent value and fair consideration under Title 11 of the United States Code and other applicable Laws.

(c) The Excluded Asset Transactions were not made to hinder, delay or defraud any creditor of any Excluded Asset Company.

(d) Except as set forth in Section 4.25(d) of the Company Disclosure Letter, as of the date hereof and upon the consummation of the Excluded Asset Transactions, each Excluded Asset Company (i) is and will be Solvent, (ii) has and will have sufficient capital for carrying on its business and (iii) is and will be able to pay its debts as they mature. As used in this Agreement, the term “Solvent” means, with respect to a particular date, that on such date (A) the present fair market value (or present fair saleable value) of the assets of each Excluded Asset Company is not less than the total amount required to pay the liabilities of such Excluded Asset Company on its total existing debts and liabilities (including contingent liabilities) as they become absolute and matured; (B) each Excluded Asset Company is able to pay its debts and other liabilities, contingent obligations and commitments as they mature and become due in the normal course of business; (C) no Excluded Asset Company is incurring debts or liabilities beyond its ability to pay as such debts and liabilities mature; (D) no Excluded Asset Company is engaged in any business or transaction, or proposes to engage in any business or transaction, for which its property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which any Excluded Asset Company is engaged; and (E) no Excluded Asset Company is otherwise insolvent under the standards set forth in applicable Laws.

(e) Each of the Excluded Asset Sellers had as of the date of the Excluded Asset Purchase Agreements and continues to have the requisite organizational power and authority to execute and deliver the Excluded Asset

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Purchase Agreements, and has the requisite organizational power and authority to perform its obligations thereunder and to consummate the transactions contemplated thereby. The execution and delivery of the Excluded Asset Purchase Agreements by each of the Excluded Asset Sellers, and the consummation by each of the Excluded Asset Sellers of the transactions contemplated thereby, have been duly and validly authorized by all necessary organizational action, and no other organizational proceedings on the part of each of the Excluded Asset Sellers is necessary to authorize the Excluded Asset Purchase Agreements or the consummation of the transactions contemplated thereby. No vote of the holders of shares of Company Common Stock or any other class or series of capital stock or other equity securities of the Company or any Company Subsidiary is required in connection with the execution or delivery of the Excluded Asset Purchase Agreements by any of the Excluded Asset Sellers or in connection with the consummation of any of the transactions contemplated thereby. Each of the Excluded Asset Purchase Agreements has been duly executed and delivered by each of the Excluded Asset Sellers and, assuming the Excluded Asset Purchase Agreements were duly authorized, executed and delivered by the other parties thereto, constitutes a legally valid and binding obligation of each of the Excluded Asset Sellers, enforceable against each of them in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

(f) The execution and delivery of the Excluded Asset Purchase Agreements by any of the Excluded Asset Sellers does not, and the performance of the Excluded Asset Purchase Agreements and the consummation of the transactions contemplated thereby by any of the Excluded Asset Sellers will not, (i) conflict with or violate any provision of the Company Charter or Company Bylaws or any equivalent organizational documents of any Company Subsidiary, (ii) conflict with or violate any Law applicable to the Company or any Company Subsidiary or by which any property or asset of the Company or any Company Subsidiary is bound or (iii) require any consent or approval under, result in any breach of or any loss of any benefit under, or result in the triggering of any payments pursuant to, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any right of termination, acceleration or cancellation of, or result in the creation of a Lien on any property or asset of the Company or any Company Subsidiary pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit or other legally binding obligation to which the Company or any Company Subsidiary is a party, except as to clauses (ii) and (iii), respectively, for any such conflicts, violations, breaches, defaults or other occurrences which would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. The execution and delivery of the Excluded Asset Purchase Agreements by any of the Excluded Asset Sellers did not, and the performance of the Excluded Asset Purchase Agreements by the Excluded Asset Sellers will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority.

Section 4.26 No Other Representations or Warranties. Except for the representations and warranties contained in this Article IV, neither the Company, Merger Partnership, any of the other Company Subsidiaries nor any other Person makes any other express or implied representation or warranty on behalf of the Company or any of its Affiliates.

ARTICLE V

REPRESENTATIONS AND WARRANTIES

OF PARENT, MERGER SUB I, MERGER SUB II AND THE PARTNERSHIP

Except as set forth in the disclosure letter that has been prepared by Parent and delivered by Parent to the Company in connection with the execution and delivery of this Agreement (the “Parent Disclosure Letter”) ((x) it being agreed that disclosure of any item in any Section of the Parent Disclosure Letter with respect to any Section or subsection of Article V of this Agreement shall be deemed disclosed with respect to any other Section or subsection of Article V of this Agreement to the extent such relationship is reasonably apparent, provided that nothing in the Parent Disclosure Letter is intended to broaden the scope of any representation or warranty of

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Parent, Merger Sub I, Merger Sub II or the Partnership, and (y) no reference to or disclosure of any item or other matter in the Parent Disclosure Letter shall be construed as an admission or indication that (1) such item or other matter is material, (2) such item or other matter is required to be referred to or disclosed in the Parent Disclosure Letter, or (3) any breach or violation of applicable Laws or any contract, agreement, arrangement or understanding to which Parent, Merger Sub I, Merger Sub II, the Partnership or any other Parent Subsidiary is a party exists or has actually occurred)), Parent, Merger Sub I, Merger Sub II and the Partnership hereby jointly and severally represent and warrant to the Company and Merger Partnership that:

Section 5.1 Organization and Qualification; Subsidiaries.

(a) Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland and has the requisite organizational power and authority and any necessary governmental authorization to own, lease and, to the extent applicable, operate its properties and to carry on its business as it is now being conducted. Parent is duly qualified or licensed to do business, and is in good standing, in each jurisdiction where the character of the properties owned, operated or leased by it or the nature of its business makes such qualification, licensing or good standing necessary, except for such failures to be so qualified, licensed or in good standing that, individually or in the aggregate, have not had and would not reasonably be expected to have a Parent Material Adverse Effect.

(b) Merger Sub I is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Maryland and has the requisite organizational power and authority and any necessary governmental authorization to own, lease and, to the extent applicable, operate its properties and to carry on its business as it is now being conducted. Merger Sub I is duly qualified or licensed to do business, and is in good standing, in each jurisdiction where the character of the properties owned, operated or leased by it or the nature of its business makes such qualification, licensing or good standing necessary, except for such failures to be so qualified, licensed or in good standing that, individually or in the aggregate, have not had and would not reasonably be expected to have a Parent Material Adverse Effect.

(c) Merger Sub II is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite organizational power and authority and any necessary governmental authorization to own, lease and, to the extent applicable, operate its properties and to carry on its business as it is now being conducted. Merger Sub II is duly qualified or licensed to do business, and is in good standing, in each jurisdiction where the character of the properties owned, operated or leased by it or the nature of its business makes such qualification, licensing or good standing necessary, except for such failures to be so qualified, licensed or in good standing that, individually or in the aggregate, have not had and would not reasonably be expected to have a Parent Material Adverse Effect.

(d) The Partnership is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite partnership power and authority and any necessary governmental authorization to own, lease and, to the extent applicable, operate its properties and to carry on its business as it is now being conducted. The Partnership is duly qualified or licensed to do business, and is in good standing, in each jurisdiction where the character of the properties owned, operated or leased by it or the nature of its business makes such qualification, licensing or good standing necessary, except for such failures to be so qualified, licensed or in good standing that, individually or in the aggregate, have not had and would not reasonably be expected to have a Parent Material Adverse Effect.

Section 5.2 Authority.

(a) Each of Parent, Merger Sub I, Merger Sub II and the Partnership has the requisite power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Mergers and the other transactions contemplated by this Agreement. The execution and delivery of this Agreement by each of Parent, Merger Sub I, Merger Sub II and the Partnership and the consummation by each of Parent, Merger Sub I, Merger Sub II and the Partnership of the transactions contemplated hereby have been duly

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and validly authorized by all necessary corporate, limited liability company and limited partnership action, and no other corporate, limited liability company or limited partnership proceedings on the part of Parent, Merger Sub I, Merger Sub II or the Partnership, as applicable, are necessary to authorize this Agreement or the Mergers or to consummate the transactions contemplated hereby, subject, with respect to the Mergers, to the filing of the Articles of Merger with the SDAT and the Partnership Merger Certificate with the DSOS.

(b) This Agreement has been duly executed and delivered by each of Parent, Merger Sub I, Merger Sub II and the Partnership and, assuming due authorization, execution and delivery by the Company and Merger Partnership, constitutes a legally valid and binding obligation of each of Parent, Merger Sub I, Merger Sub II and the Partnership, enforceable against Parent, Merger Sub I, Merger Sub II and the Partnership in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at Law).

Section 5.3 No Conflict; Required Filings and Consents.

(a) The execution and delivery of this Agreement by each of Parent, Merger Sub I, Merger Sub II and the Partnership do not, and the performance of this Agreement and the consummation of the Mergers and the other transactions contemplated hereby by each of Parent, Merger Sub I, Merger Sub II and the Partnership will not, (i) conflict with or violate any provision of (A) the organizational or governing documents of Parent, Merger Sub I, Merger Sub II or the Partnership or (B) any equivalent organizational or governing documents of any other Parent Subsidiary, (ii) assuming that all consents, approvals, authorizations and permits described in Section 5.3(b) have been obtained, all filings and notifications described in Section 5.3(b) have been made and any waiting periods thereunder have terminated or expired, conflict with or violate any Law applicable to Parent, Merger Sub I, Merger Sub II, the Partnership or any other Parent Subsidiary or by which any property or asset of Parent, Merger Sub I, Merger Sub II, the Partnership or any other Parent Subsidiary is bound, or (iii) require any consent or notice or approval under, result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any right of termination, acceleration or cancellation (with or without notice or the lapse of time or both) of, or give rise to any right of purchase, first offer or forced sale under or result in the creation of a Lien on any property or asset of Parent, Merger Sub I, Merger Sub II, the Partnership or any other Parent Subsidiary pursuant to, any note, bond, debt instrument, indenture, contract, agreement, ground lease, license, permit or other legally binding obligation to which Parent, Merger Sub I, Merger Sub II, the Partnership or any other Parent Subsidiary is a party, except, as to clauses (ii) and (iii), respectively, for any such conflicts, violations, breaches, defaults or other occurrences which, individually or in the aggregate, have not had and would not reasonably be expected to have a Parent Material Adverse Effect.

(b) The execution and delivery of this Agreement by each of Parent, Merger Sub I, Merger Sub II and the Partnership do not, and the performance of this Agreement by each of Parent, Merger Sub I, Merger Sub II and the Partnership will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, except (i) the filing with the SEC of (A) the Proxy Statement and (B) such reports under, and other compliance with, the Exchange Act (and the rules and regulations promulgated thereunder) and the Securities Act (and the rules and regulations promulgated thereunder) as may be required in connection with this Agreement and the transactions contemplated hereby, (ii) as may be required under the rules and regulations of the NYSE, (iii) the filing of the Articles of Merger with the SDAT and the Partnership Merger Certificate with the DSOS, (iv) such filings and approvals as may be required by any applicable state securities or “blue sky” Laws, (v) such filings as may be required in connection with state and local transfer Taxes, and (vi) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, individually or in the aggregate, has not had and would not reasonably be expected to have a Parent Material Adverse Effect.

Section 5.4 SEC Filings; Financial Statements.

(a) Parent has filed with, or furnished (on a publicly available basis) to, the SEC all forms, reports, schedules, statements and documents required to be filed or furnished by it under the Securities Act or the

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Exchange Act, as the case may be, including any amendments or supplements thereto, from and after January 1, 2013 (collectively, the “Parent SEC Filings”). Each Parent SEC Filing, as amended or supplemented, if applicable, (i) as of its date, or, if amended or supplemented, as of the date of the most recent amendment or supplement thereto, complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the applicable rules and regulations of the SEC thereunder, and (ii) did not, at the time it was filed (or became effective in the case of registration statements), or, if amended or supplemented, as of the date of the most recent amendment or supplement thereto, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

(b) Each of the consolidated financial statements contained or incorporated by reference in the Parent SEC Filings (as amended, supplemented or restated, if applicable), including the related notes and schedules, was prepared (except as indicated in the notes thereto) in accordance with GAAP applied on a consistent basis throughout the periods indicated, and each such consolidated financial statement presented fairly, in all material respects, the consolidated financial position, results of operations, stockholders’ equity and cash flows of Parent and its consolidated subsidiaries as of the respective dates thereof and for the respective periods indicated therein, except as otherwise noted therein (subject, in the case of unaudited quarterly financial statements, to normal year-end adjustments).

Section 5.5 Sufficient Funds. Parent will have available at the Company Merger Effective Time sufficient cash or lines of credit to satisfy its obligations hereunder, including to pay any and all amounts required to be paid in connection with the consummation of the transactions contemplated by this Agreement, including the Mergers.

Section 5.6 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the Mergers based upon arrangements made by or on behalf of Parent, Merger Sub I, Merger Sub II, the Partnership or any other Parent Subsidiary.

Section 5.7 Litigation. There is no Action pending or, to the knowledge of Parent, threatened against Parent or any Parent Subsidiary or any of its or their respective properties or assets that would reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

Section 5.8 No Ownership of Company Common Stock. As of the date of this Agreement, neither Parent nor any Parent Subsidiary, including Merger Sub I, Merger Sub II and the Partnership, own any Company Common Stock or other securities of the Company or Merger Partnership.

Section 5.9 Proxy Statement. None of the information, if any, supplied by Parent, Merger Sub I, Merger Sub II or the Partnership to the Company for inclusion in the Proxy Statement or other documents to be filed with the SEC in connection herewith will contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary in order to make statements therein not false or misleading at the time and in light of the circumstances under which such statement is made.

Section 5.10 No Additional Representations. Except for the representations and warranties contained in this Article V, neither Parent, Merger Sub I, Merger Sub II, the Partnership nor any other Person makes any other express or implied representation or warranty on behalf of Parent, Merger Sub I, Merger Sub II and the Partnership or any of their Affiliates. Each of Parent, Merger Sub I, Merger Sub II and the Partnership acknowledges that neither the Company nor any other Person has made any representation or warranty, express or implied, as to the accuracy or completeness of any information regarding the Company furnished or made available to Parent and its Representatives, except as expressly set forth in Article IV (which includes the Company Disclosure Letter and the Company SEC Filings, as applicable).

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ARTICLE VI

COVENANTS AND AGREEMENTS

Section 6.1 Conduct of Business by the Company.

(a) The Company covenants and agrees that, between the date of this Agreement and the earlier to occur of the Company Merger Effective Time and the date, if any, on which this Agreement is terminated pursuant to Section 8.1 (the “Interim Period”), except to the extent required by Law, as may be agreed in writing by Parent (which consent shall not be unreasonably withheld, delayed or conditioned), as may be expressly required or permitted pursuant to this Agreement, or as set forth in this Section 6.1(a) or Section 6.1(c) of the Company Disclosure Letter, the Company shall, and shall cause each of the Company Subsidiaries to, (i) conduct its business in all material respects in the ordinary course and in a manner consistent with past practice, and (ii) use its reasonable best efforts to maintain its material assets and properties in their current condition (normal wear and tear and damage caused by casualty or by any reason outside of the Company’s or any Company Subsidiaries’ control excepted), preserve intact in all material respects its current business organization, goodwill, ongoing businesses and relationships with Third Parties, keep available the services of its present officers, Company Employees and Service Providers, maintain all Company Insurance Policies, and maintain the status of the Company as a REIT.

(b) The Company shall (i) use its reasonable best efforts to obtain the opinion of Baker, Donelson, Bearman, Caldwell & Berkowitz PC described in Section 7.2(j) and (ii) deliver to Baker, Donelson, Bearman, Caldwell & Berkowitz PC an officer’s certificate dated as of the Closing Date and signed by an officer of the Company and Merger Partnership, containing representations of the Company and Merger Partnership as shall be reasonably necessary or appropriate to enable Baker, Donelson, Bearman, Caldwell & Berkowitz PC to render the opinion described in Section 7.2(j).

(c) Without limiting the foregoing, the Company covenants and agrees that, during the Interim Period, except to the extent required by Law, as may be agreed in writing by Parent (which consent shall not be unreasonably withheld, delayed or conditioned), as may be expressly required or permitted pursuant to this Agreement, or as set forth in Section 6.1(a) or Section 6.1(c) of the Company Disclosure Letter, the Company shall not, and shall not cause or permit any Company Subsidiary to, do any of the following:

(i) amend or propose to amend the Company Charter or Company Bylaws (or such equivalent organizational or governing documents of any Company Subsidiary);

(ii) split, combine, reclassify or subdivide any shares of stock or other equity securities or ownership interests of the Company or any Company Subsidiary;

(iii) declare, set aside or pay any dividend on or make any other distributions (whether in cash, stock, property or otherwise) with respect to shares of capital stock of the Company or any Company Subsidiary or other equity securities or ownership interests in the Company or any Company Subsidiary, except (A) as permitted pursuant to Section 6.12(a), (B) for (1) the payment of dividends or distributions declared prior to the date of this Agreement and (2) regular cash dividends and distributions (declared quarterly in advance, paid monthly, and accrued daily) including and through the Closing Date, in accordance with past practice at a rate not to exceed the annual rate of $0.70 per share or unit, as applicable, or (C) in transactions between the Company and any of its wholly-owned Company Subsidiaries or solely between wholly-owned Company Subsidiaries (excluding for purposes of this subclause (C), Company Subsidiaries which are Excluded Asset Companies);

(iv) redeem, repurchase or otherwise acquire, directly or indirectly, any shares of its capital stock or other equity interests of the Company or a Company Subsidiary, other than the withholding of shares of Company Common Stock to satisfy withholding Tax obligations with respect to awards granted pursuant to the Company Stock Plan;

(v) except for transactions among the Company and one or more wholly-owned Company Subsidiaries or among one or more wholly-owned Company Subsidiaries (excluding for purposes of

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this Section 6.1(c)(v), Company Subsidiaries which are Excluded Asset Companies), or as otherwise contemplated in Section 6.1(c)(v) of the Company Disclosure Letter, issue, sell, pledge, dispose, encumber or grant any shares of the Company’s or any of the Company Subsidiaries’ capital stock, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of the Company’s or any of the Company Subsidiaries’ capital stock or other equity interests;

(vi) except as otherwise contemplated in Section 6.1(c)(vi) of the Company Disclosure Letter, grant, confer, award, or modify the terms of any Company Restricted Shares, convertible securities, or other rights to acquire, or denominated in, any of the Company’s or any of the Company Subsidiaries’ capital stock;

(vii) acquire or agree to acquire (including by merger, consolidation or acquisition of stock or assets) any real property, personal property (other than personal property at a total cost of less than $250,000 in the aggregate), corporation, partnership, limited liability company, other business organization or any division or material amount of assets thereof, except acquisitions by the Company or any wholly-owned Company Subsidiary of or from an existing wholly-owned Company Subsidiary (excluding for purposes of this Section 6.1(c)(vii), Company Subsidiaries which are Excluded Asset Companies);

(viii) sell, pledge, assign, transfer, dispose of or encumber, or effect a deed in lieu of foreclosure with respect to, any property or assets, except (A) pursuant to an obligation arising under any agreement referenced in Section 4.16 of the Company Disclosure Letter, or (B) in the case of pledges and encumbrances, in the ordinary course of business consistent with past practice and that would not be material to any Company Property or any assets of the Company or any Company Subsidiary;

(ix) incur, create, assume, refinance, replace or prepay any Indebtedness for borrowed money or issue or amend the terms of any debt securities or assume, guarantee or endorse, or otherwise become responsible (whether directly, contingently or otherwise) for the Indebtedness of any other Person (including any Excluded Asset Company, but excluding any other wholly-owned Company Subsidiary), except (A) Indebtedness incurred under the Company’s existing credit facility pursuant to the Company’s budget set forth in Section 6.1(c)(ix) of the Company Disclosure Letter or (B) as set forth in Section 6.1(c)(ix) of the Company Disclosure Letter;

(x) make any loans, advances or capital contributions to, or investments in, any other Person (including to any of its officers, directors, employees, Affiliates, agents or consultants), make any change in its existing borrowing or lending arrangements for or on behalf of any such Persons, or enter into any “keep well” or similar agreement to maintain the financial condition of another entity, other than (A) by the Company or a wholly-owned Company Subsidiary to the Company or a wholly-owned Company Subsidiary (excluding for purposes of this Section 6.1(c)(x), Company Subsidiaries which are Excluded Asset Companies), (B) loans or advances required to be made under any of the Company Leases, or (C) as set forth in Section 6.1(c)(x) of the Company Disclosure Letter;

(xi) enter into, renew, modify, amend or terminate, or waive, release, compromise or assign any rights or claims under, any Company Material Contract (or any contract that, if existing as of the date hereof, would be a Company Material Contract), other than (A) any termination or renewal in accordance with the terms of any existing Company Material Contract that occurs automatically without any action by the Company or any Company Subsidiary and that will be fully assigned or otherwise transferred in connection with the Excluded Asset Transactions or (B) the entry into any new contract or renewal of any Company Material Contract where the aggregate payments under any such new contracts and existing Company Material Contracts do not exceed $250,000 individually or $1,000,000 in the aggregate;

(xii) enter into, renew, modify, amend or terminate, or waive, release, compromise or assign any rights or claims under, any Company Lease (or any lease for real property that, if existing as of the date hereof, would be a Company Lease), other than the entry into any new lease or renewal of any

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Company Lease, in each case not involving a ground lease, where the aggregate payments under any such new leases and existing Company Leases do not exceed $250,000 individually or $1,000,000 in the aggregate;

(xiii) enter into any lease agreements with tenants or renew, modify or extend any Company Lease or Tenant Lease other than Company Leases or Tenant Leases for storage space on Company Property in the ordinary course of business and in no event: (A) for a term greater than six (6) months; (B) at rental rates materially less than the rates then in effect for like storage units; or (C) which allow material rent concessions unless such rent concessions are made in the Company’s ordinary course of business consistent with past practice;

(xiv) waive, release, assign any material rights or claims or make any payment, direct or indirect, of any liability of the Company or any Company Subsidiary before the same comes due in accordance with its terms, other than in the ordinary course of business consistent with past practice;

(xv) settle or compromise (A) any legal action, suit or arbitration proceeding, in each case made or pending against the Company or any of the Company Subsidiaries, and (B) any legal action, suit or proceeding involving any present, former or purported holder or group of holders of the Company Common Stock other than in accordance with Section 6.8, in each case, in an amount in excess of $250,000;

(xvi) (A) hire or terminate any Company Employee (other than termination for cause) or promote or appoint any Person to a position of officer or director of the Company or any Company Subsidiary, (B) increase in any manner the amount, rate or terms of compensation or benefits of any of its directors, officers, Company Employees or Service Providers, except as may be required under any existing Company Benefit Plans, (C) pay or agree to pay any pension, retirement allowance or other compensation or benefit not contemplated by any Company Benefit Plan to any director, officer, Company Employee or Service Provider of the Company or any Company Subsidiary, whether past or present, (D) enter into, adopt, amend or terminate any employment, bonus, change in control, severance or retirement contract or Company Benefit Plan or other compensation or employee benefits arrangement, (E) accelerate the vesting or payment of any compensation or benefits under any Company Benefit Plan or other compensation arrangement, (F) grant any awards under any equity-based, bonus, incentive, performance or other compensation plan or arrangement or Company Benefit Plan or (G) take any action to fund or in any other way secure the payment of compensation or benefits under any employee plan, agreement, contract or arrangement or Company Benefit Plan, in each case, other than in the ordinary course of business consistent with past practice or as required by Law;

(xvii) fail to maintain all financial books and records in all material respects in accordance with GAAP (or any interpretation thereof) or make any material change to its methods of accounting in effect at January 1, 2015, except as required by a change in GAAP (or any interpretation thereof) or in applicable Law, or make any change, other than in the ordinary course of business consistent with past practice, with respect to accounting policies, unless required by GAAP or the SEC;

(xviii) enter into any new line of business;

(xix) fail to duly and timely file all material reports and other material documents required to be filed with any Governmental Authority, subject to extensions permitted by Law;

(xx) enter into or amend any Company Tax Protection Agreement, make, change or rescind any material election relating to Taxes, change a material method of Tax accounting, file or amend any material Tax Return, settle or compromise any material U.S. federal, state, local or foreign Tax liability, audit, claim or assessment, enter into any material closing agreement related to Taxes, or knowingly surrender any right to claim any material Tax refund, except in each case (A) if required by Law or (B) if necessary (x) to preserve the Company’s qualification as a REIT under the Code or (y) to qualify or preserve the status of any Company Subsidiary as a disregarded entity or partnership for U.S. federal income tax purposes or as a Qualified REIT Subsidiary or a Taxable REIT Subsidiary under the applicable provisions of Section 856 of the Code, as the case may be;

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(xxi) take any action that could, or fail to take any action, the failure of which could, reasonably be expected to cause (A) the Company to fail to qualify as a REIT or (B) any Company Subsidiary’s entity classification for income tax purposes to change;

(xxii) adopt a plan of merger, complete or partial liquidation or resolutions providing for or authorizing such merger, liquidation or a dissolution, consolidation, recapitalization or bankruptcy reorganization;

(xxiii) permit any material insurance policy to terminate or lapse without replacing such policy with comparable coverage or amend or cancel any material insurance policy;

(xxiv) initiate or consent to any material zoning reclassification of any real property or any other material change to any approved site plan, special use permit, planned development approval or other land use entitlement affecting any Company Property;

(xxv) effect any deed in lieu of foreclosure, or sell, assign, encumber or transfer to a lender any property;

(xxvi) form any new funds or joint ventures;

(xxvii) except pursuant to the Company’s budget set forth in Section 6.1(c)(ix) of the Company Disclosure Letter, make or commit to make any capital expenditures in excess of $250,000 individually or $1,000,000 in the aggregate;

(xxviii) amend or modify the compensation terms or any other obligations of the Company contained in the engagement letter with the Company Financial Advisor, Citigroup Global Markets Inc. or KeyBanc Capital Markets Inc. in a manner adverse to the Company, any Company Subsidiary or Parent or engage other financial advisors in connection with the transactions contemplated by this Agreement;

(xxix) take, or agree to commit to take, any action that would reasonably be expected to result in any of the conditions to the Mergers set forth in Article VII not being satisfied; or

(xxx) authorize, or enter into any contract, agreement, commitment or arrangement to do any of the foregoing;

provided that none of the foregoing provisions of this Section 6.1 shall in any way restrict the ability of the Company or any of the Company Subsidiaries to consummate the Excluded Asset Transactions pursuant to the express terms of the Excluded Asset Purchase Agreements.

(d) Notwithstanding anything to the contrary set forth in this Agreement, nothing in this Agreement shall prohibit the Company from taking any action, at any time or from time to time, that in the reasonable judgment of the Company Board, upon advice of counsel to the Company, is reasonably necessary for the Company to maintain its qualification as a REIT under the Code for any period or portion thereof ending on or prior to the Company Merger Effective Time.

Section 6.2 Conduct of Business by Parent.

(a) Parent covenants and agrees that during the Interim Period, Parent shall not (i) take any action that is intended to or would result in any of the conditions to the Mergers becoming incapable of being satisfied; or (ii) take any action or fail to take any action which would, or would reasonably be expected to, prevent, materially delay or materially impede the ability of the Company and Merger Sub I to consummate the Company Merger, or the ability of Merger Partnership and Merger Sub II to consummate the Partnership Merger, or the ability of any of Parent, Merger Sub I, Merger Sub II, the Partnership, the Company and Merger Partnership to complete the other transactions contemplated by this Agreement.

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(b) Notwithstanding anything to the contrary set forth in this Agreement, nothing in this Agreement shall prohibit Parent from taking any action, at any time or from time to time, that in the reasonable judgment of the Parent Board, upon advice of counsel to Parent, is reasonably necessary for Parent to continue to maintain its qualification as a REIT under the Code for any period or portion thereof ending on or prior to the Company Merger Effective Time.

Section 6.3 Preparation of Proxy Statement.

(a) As promptly as practicable following the date of this Agreement (but in any event not later than twenty-five (25) Business Days thereafter), the Company shall prepare the Proxy Statement and after consultation with, and approval by Parent, file the preliminary Proxy Statement with the SEC. The Company shall use its reasonable best efforts to (i) obtain and furnish the information required to be included by the SEC in the Proxy Statement, respond, after consultation with Parent, promptly to any comments made by the SEC with respect to the Proxy Statement, and (ii) promptly upon the earlier of (x) receiving notification that the SEC is not reviewing the preliminary Proxy Statement and (y) the conclusion of any SEC review of the preliminary Proxy Statement, cause a definitive Proxy Statement to be mailed to the Company’s stockholders and, if necessary, after the definitive Proxy Statement shall have been so mailed, promptly circulate amended or supplemental proxy materials and, if required in connection therewith, resolicit proxies; provided, however, that no such amended or supplemental proxy materials will be filed with the SEC or mailed by the Company without consultation and review by Parent. The Company shall promptly notify Parent of the receipt of any comments from the SEC and of any request from the SEC for amendments or supplements to the Proxy Statement or for additional information, and shall promptly supply Parent with copies of all written correspondence between the Company or its Representatives, on the one hand, and the SEC or members of its staff, on the other hand, with respect to the Proxy Statement, the Mergers or any of the other transactions contemplated by this Agreement. Parent shall reasonably cooperate with the Company in connection with the preparation of the Proxy Statement, including furnishing to the Company any and all information regarding Parent, Merger Sub I, Merger Sub II, the Partnership and their respective Affiliates as may be required to be disclosed therein. The Proxy Statement shall contain the Company Recommendation, except to the extent that the Company Board shall have effected an Adverse Recommendation Change, as permitted by and determined in accordance with Section 6.5(d).

(b) If at any time prior to the Company Stockholders Meeting any event or circumstance relating to the Company or Parent or any of their respective subsidiaries, or their respective officers or directors, should be discovered by the Company or Parent, as the case may be, which, pursuant to Exchange Act, should be set forth in an amendment or a supplement to the Proxy Statement, so that the Proxy Statement would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the Company or Parent, as the case may be, shall promptly inform the other party hereto, and an appropriate amendment or supplement describing such information shall be filed with the SEC and, to the extent required by applicable Law, disseminated to the Company’s stockholders. All documents that the Company is responsible for filing with the SEC in connection with the Mergers will comply as to form and substance in all material respects with the applicable requirements of the Exchange Act and the rules and regulations thereunder.

(c) Company Stockholders Meeting. Subject to the Company’s rights with respect to a Superior Proposal or Intervening Event under Section 6.5, the Company shall, as soon as reasonably practicable following the date of this Agreement, duly call, give notice of, convene and hold a meeting of the holders of the Company Common Stock (the “Company Stockholders Meeting”) for the purpose of seeking the Company Requisite Vote. The Company shall, through the Company Board, (i) make the Company Recommendation and (ii) use its reasonable best efforts to solicit the Company Requisite Vote (including by soliciting proxies from the Company’s stockholders), except to the extent that the Company Board shall have effected an Adverse Recommendation Change, as permitted by and determined in accordance with Section 6.5(d). The Company shall keep Parent updated with respect to proxy solicitation results as reasonably requested by Parent. Notwithstanding anything to the contrary contained in this Agreement, the Company may adjourn or postpone the Company

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Stockholders Meeting (A) after consultation with Parent, to the extent necessary to ensure that any necessary supplement or amendment to the Proxy Statement is provided to the holders of Company Common Stock sufficiently in advance of a vote on this Agreement and the Company Merger to ensure that such vote occurs on the basis of full and complete information as required under applicable Law or (B) after consent by Parent, if additional time is reasonably required to solicit proxies in favor of the adoption of this Agreement and the Company Merger.

Section 6.4 Access to Information; Confidentiality.

(a) During the Interim Period, to the extent permitted by applicable Law, the Company shall, and shall cause each of the Company Subsidiaries to, afford to Parent and its Representatives reasonable access during normal business hours and upon reasonable advance notice to all of its and their respective properties, offices, books, contracts, commitments, personnel and records and, during such period, the Company shall, and shall cause each of the Company Subsidiaries to, furnish reasonably promptly to Parent (i) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of federal or state securities Laws, and (ii) all other information (financial or otherwise) concerning its business, properties and personnel as Parent may reasonably request, including the information set forth in Section 6.4 of the Company Disclosure Letter. Subject to the terms of the Tenant Leases, Parent shall have the right to such reasonable access during normal business hours and upon reasonable advance notice in order to prepare or cause to be prepared surveys, inspections, engineering studies, environmental assessments and other tests, examination or studies with respect to the Company Properties that Parent deems to be reasonably necessary, so long as such access does not unduly interfere with the Company’s ordinary conduct of business.

(b) Parent will hold, and will cause its Representatives and Affiliates to hold, any nonpublic information, including any information exchanged pursuant to this Section 6.4, in confidence to the extent required by and in accordance with, and will otherwise comply with, the terms of the Confidentiality Agreement.

(c) Each of the Company and Parent agree to give prompt written notice to the other upon becoming aware of the occurrence or impending occurrence of any event or circumstance relating to it or any of the Company Subsidiaries or the Parent Subsidiaries, respectively, which (i) would be reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect or a Parent Material Adverse Effect, as the case may be, or (ii) if unremedied by the Company Merger Effective Time, would cause or constitute a material breach of any of its representations, warranties or covenants contained herein, and to use its reasonable best efforts to prevent or promptly to remedy the same; provided, however, that no such notification shall affect the representations and warranties of any party or relieve any party of any breach of any such representation or warranty or affect the remedies available to the party receiving notice hereunder.

Section 6.5 Company Acquisition Proposals.

(a) Subject to the other provisions of this Section 6.5, during the Interim Period, the Company agrees that it shall not, and shall cause each of the Company Subsidiaries not to, and shall not authorize and shall use reasonable best efforts to cause its and their officers and directors, managers or equivalent, and other Representatives not to, directly or indirectly through another Person, (i) solicit, initiate, knowingly encourage or knowingly facilitate any inquiry, discussion, offer or request that constitutes, or could reasonably be expected to lead to, a Company Acquisition Proposal (an “Inquiry”), (ii) engage in any discussions or negotiations regarding, or furnish to any Third Party any non-public information in connection with, or knowingly facilitate in any way any effort by, any Third Party in furtherance of any Company Acquisition Proposal or Inquiry, (iii) approve or recommend a Company Acquisition Proposal, or enter into any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement, share purchase agreement, asset purchase agreement, share exchange agreement, option agreement or other similar definitive agreement (other than an Acceptable Confidentiality Agreement entered into in accordance with this Section 6.5) providing for or relating to a Company Acquisition Proposal (an “Alternative Acquisition Agreement”), or (iv) propose or agree to do any of the foregoing.

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(b) Notwithstanding anything to the contrary in this Section 6.5, at any time prior to obtaining the Company Stockholder Approval, the Company may, directly or indirectly, through any Representative, in response to an unsolicited bona fide written Company Acquisition Proposal by a Third Party made after the date of this Agreement (that did not result from a breach of this Section 6.5) (i) furnish non-public information to such Third Party (and such Third Party’s Representatives) making a Company Acquisition Proposal (provided, however, that (A) prior to so furnishing such information, the Company receives from the Third Party an executed confidentiality agreement on customary terms no more favorable to such Person than the Confidentiality Agreement (such confidentiality agreement, an “Acceptable Confidentiality Agreement”), and (B) any non-public information concerning the Company or the Company Subsidiaries that is provided to such Third Party shall, to the extent not previously provided to Parent, be provided to Parent prior to or simultaneously with providing it to such Third Party), and (ii) engage in discussions or negotiations with such Third Party (and such Third Party’s Representatives) with respect to the Company Acquisition Proposal if, in the case of each of clauses (i) and (ii): (x) the Company Board determines in good faith, after consultation with outside legal counsel and financial advisors, that such Company Acquisition Proposal constitutes, or is reasonably likely to result in, a Superior Proposal, and (y) the Company Board determines in good faith, after consultation with outside legal counsel, that failure to take such action would be inconsistent with the directors’ duties under applicable Law; provided, however, that in each of the foregoing clauses (i) and (ii), such Company Acquisition Proposal was not solicited in violation of this Section 6.5.

(c) The Company shall notify Parent promptly (but in no event later than 48 hours) after receipt of any Company Acquisition Proposal or any request for nonpublic information relating to the Company or any Company Subsidiary by any Third Party that informs the Company that it is considering making, or has made, a Company Acquisition Proposal, or any Inquiry from any Person seeking to have discussions or negotiations with the Company relating to a possible Company Acquisition Proposal. Such notice shall be made orally and confirmed in writing, and shall indicate the identity of the Third Party making the Company Acquisition Proposal, request or Inquiry and the material terms and conditions of any Company Acquisition Proposals, Inquiries, proposals or offers (including a copy thereof if in writing and any related documentation or correspondence). The Company shall also promptly, and in any event within 48 hours, notify Parent, orally and in writing, if it enters into discussions or negotiations concerning any Company Acquisition Proposal or provides nonpublic information or data to any Person in accordance with this Section 6.5(c) and keep the other party informed of the status and terms of any such proposals, offers, discussions or negotiations on a current basis, including by providing a copy of all material documentation or correspondence relating thereto.

(d) Except as permitted by this Section 6.5(d), neither the Company Board nor any committee thereof shall (i) withhold, withdraw, modify or qualify in any manner adverse to Parent (or publicly propose to withhold, withdraw, modify or qualify in a manner adverse to Parent), the Company Recommendation, (ii) approve, adopt or recommend (or publicly propose to approve, adopt or recommend) any Company Acquisition Proposal, (iii) fail to include the Company Recommendation in the Proxy Statement, (iv) fail to publicly recommend against any Company Acquisition Proposal within ten (10) Business Days of the request of Parent or reaffirm the Company Recommendation within ten (10) Business Days (any of the actions described in clauses (i), (ii), (iii) and (iv) of this Section 6.5(d), an “Adverse Recommendation Change”), or (v) approve, adopt, declare advisable or recommend (or agree to, resolve or propose to approve, adopt, declare advisable or recommend), or cause or permit the Company to enter into, any Alternative Acquisition Agreement (other than an Acceptable Confidentiality Agreement entered into in accordance with this Section 6.5). Notwithstanding anything to the contrary set forth in this Agreement, at any time prior to obtaining the Company Stockholder Approval, the Company Board shall be permitted to effect an Adverse Recommendation Change (x) upon the incurrence of an Intervening Event, that, in the good faith determination of the Company Board, after consultation with outside legal counsel, the failure to take such action would be inconsistent with the directors’ duties under applicable Law, or (y) if the Company Board (i) has received an unsolicited bona fide Company Acquisition Proposal (that did not result from a breach of this Section 6.5) that, in the good faith determination of the Company Board, after consultation with outside legal counsel and financial advisors, constitutes a Superior Proposal, after having complied with, and giving effect to all of the adjustments which may be offered by Parent pursuant to

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Section 6.5(e), and such Company Acquisition Proposal is not withdrawn, and (ii) determines in good faith, after consultation with outside legal counsel, that failure to take such action would be inconsistent with the directors’ duties under applicable Law.

(e) The Company Board shall not be entitled to effect an Adverse Recommendation Change as permitted under clause (y) of Section 6.5(d) unless (i) the Company has provided a written notice (a “Notice of Superior Proposal”) to Parent that the Company intends to take such action, specifying in reasonable detail the reasons therefor and describing the material terms and conditions of, and attaching a complete copy of, the Superior Proposal that is the basis of such action (it being understood that such material terms shall include the identity of the Third Party), (ii) during the three (3) Business Day period following Parent’s receipt of the Notice of Superior Proposal, the Company shall, and shall cause its Representatives to, negotiate with Parent in good faith (to the extent Parent desires to negotiate) to make such adjustments in the terms and conditions of this Agreement so that such Superior Proposal ceases to constitute a Superior Proposal, and (iii) following the end of the three (3) Business Day period, the Company Board shall have determined in good faith, after consultation with outside legal counsel and financial advisors, taking into account any changes to this Agreement proposed in writing by Parent in response to the Notice of Superior Proposal or otherwise, that the Superior Proposal giving rise to the Notice of Superior Proposal continues to constitute a Superior Proposal and, after consultation with outside legal counsel, that failure to take such action would be inconsistent with the directors’ duties under applicable Law. Any amendment to the financial terms or any other material amendment of such Superior Proposal shall require a new Notice of Superior Proposal, and the Company shall be required to comply again with the requirements of this Section 6.5(e); provided, however, that references to the three (3) Business Day period above shall then be deemed to be references to a two (2) Business Day period.

(f) Nothing contained in this Section 6.5 or elsewhere in this Agreement shall prohibit the Company or the Company Board, directly or indirectly through its Representatives, from disclosing to the Company’s stockholders a position contemplated by Rule 14e-2(a) and Rule 14d-9 promulgated under the Exchange Act; provided, however, that any disclosure other than a “stop, look and listen” or similar communication of the type contemplated by Rule 14d-9(f) promulgated under the Exchange Act, an express rejection of any applicable Company Acquisition Proposal or an express reaffirmation of the Company Recommendation to the Company’s stockholders in favor of the Company Merger shall be deemed to be an Adverse Recommendation Change.

(g) The Company shall, and shall cause each of the Company Subsidiaries, and its and their officers and directors, managers or equivalent, and other Representatives to (i) immediately cease any existing discussions, negotiations or communications with any Person conducted heretofore with respect to any Company Acquisition Proposal and (ii) take such action as is necessary to enforce any confidentiality or “standstill” provisions or provisions of similar effect to which the Company or any of the Company Subsidiaries is a party or of which the Company or any of the Company Subsidiaries is a beneficiary; provided, however, that the Company shall be permitted to waive any “standstill” provision or provision of similar effect for the limited purpose of allowing a Third Party to submit a Company Acquisition Proposal. The Company shall use its reasonable best efforts to cause all Third Parties who have been furnished confidential information regarding the Company in connection with the solicitation of or discussions regarding a Company Acquisition Proposal within the six (6) months prior to the date of this Agreement to promptly return or destroy such information (to the extent that the Company is entitled to have such information returned or destroyed).

(h) Nothing in this Section 6.5 shall (i) permit the Company to terminate this Agreement or (ii) affect any other obligation of the Company under this Agreement. The Company shall not submit to the vote of its stockholders any Company Acquisition Proposal other than the Company Merger prior to the termination of this Agreement.

(i) For purposes of this Agreement:

(i) “Company Acquisition Proposal” means any proposal or offer for (or expression by a Third Party that it is considering or may engage in), whether in one transaction or a series of related

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transactions, (A) any merger, consolidation, share exchange, business combination or similar transaction involving the Company or any of the Company Subsidiaries, (B) any sale, lease, exchange, mortgage, pledge, license, transfer or other disposition, directly or indirectly, by merger, consolidation, sale of equity interests, share exchange, joint venture, business combination or otherwise, of any assets of the Company or any Company Subsidiary representing twenty percent (20%) or more of the consolidated assets of the Company and the Company Subsidiaries, taken as a whole as determined on a book-value basis, (C) any issue, sale or other disposition of (including by way of merger, consolidation, joint venture, business combination, share exchange or any similar transaction) securities (or options, rights or warrants to purchase, or securities convertible into, such securities) representing twenty percent (20%) or more of the voting power of the Company, (D) any tender offer or exchange offer in which any Person or “group” (as such term is defined in Rule 13d-3 promulgated under the Exchange Act) shall seek to acquire beneficial ownership (as such term is defined in Rule 13d-3 promulgated under the Exchange Act), or the right to acquire beneficial ownership, of twenty percent (20%) or more of the outstanding shares of any class of voting securities of the Company, (E) any recapitalization, restructuring, liquidation, dissolution or other similar type of transaction with respect to the Company in which a Third Party shall acquire beneficial ownership of twenty percent (20%) or more of the outstanding shares of any class of voting securities of the Company or (F) any transaction which is similar in form, substance or purpose to any of the foregoing transactions; provided, however, that the term “Company Acquisition Proposal” shall not include the Company Merger, the Partnership Merger, the Excluded Asset Transactions or the other transactions contemplated by this Agreement.

(ii) “Superior Proposal” means a bona fide written Company Acquisition Proposal (except that, for purposes of this definition, the references in the definition of “Company Acquisition Proposal” to “twenty percent (20%)” shall be replaced by “fifty percent (50%)”) made by a Third Party on terms that the Company Board determines in good faith, after consultation with the Company’s outside legal counsel and financial advisors, taking into account all financial, legal, regulatory and any other aspects of the transaction described in such proposal, including the identity of the Person making such proposal, any break-up fees, expense reimbursement provisions and conditions to consummation, as well as any changes to the financial terms of this Agreement proposed by Parent in response to such proposal or otherwise, to be (A) more favorable to the Company and the Company’s stockholders (solely in their capacity as such) from a financial point of view than the transactions contemplated by this Agreement and (B) reasonably capable of being completed on the terms proposed.

(j) References in this Section 6.5 to “Company Board” shall include a duly authorized committee thereof.

Section 6.6 Appropriate Action; Consents; Filings.

(a) Upon the terms and subject to the conditions set forth in this Agreement (including Section 6.5), each of the Company and Parent shall and shall cause the Company Subsidiaries and the Parent Subsidiaries, respectively, to use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other party in doing, all things necessary, proper or advisable under applicable Law or pursuant to any contract or agreement to consummate and make effective, as promptly as practicable, the Mergers and the other transactions contemplated by this Agreement, including (i) the taking of all actions necessary to cause the conditions to Closing set forth in Article VII to be satisfied, (ii) the obtaining of all necessary actions or nonactions, waivers, consents and approvals from Governmental Authorities or other Persons necessary in connection with the consummation of the Mergers and the other transactions contemplated by this Agreement and the making of all necessary registrations and filings (including filings with Governmental Authorities, if any) and the taking of all reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Authority or other Persons necessary in connection with the consummation of the Mergers and the other transactions contemplated by this Agreement,

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each of which is set forth in Section 6.6(a) of the Company Disclosure Letter (collectively, the “Required Consents”), (iii) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the Mergers or the other transactions contemplated by this Agreement, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Authority vacated or reversed, the avoidance of each and every impediment under any antitrust, merger control, competition or trade regulation Law that may be asserted by any Governmental Authority with respect to the Mergers so as to enable the Closing to occur as soon as reasonably possible, and (iv) the execution and delivery of any additional instruments necessary to consummate the Mergers and the other transactions contemplated by this Agreement and to fully carry out the purposes of this Agreement.

(b) In connection with and without limiting the foregoing, each of Parent and the Company shall give (or shall cause the Parent Subsidiaries or the Company Subsidiaries, respectively, to give) any notices to Third Parties, and each of Parent and the Company shall use, and cause each of their respective Affiliates to use, its reasonable best efforts to obtain any Third Party consents not covered by Section 6.6(a) that are necessary, proper or advisable to consummate the Mergers, including consents or notices required by any telephone company or related to website advertising. Each of the parties hereto will furnish to the other such necessary information and reasonable assistance as the other may request in connection with the preparation of any required governmental filings or submissions and will cooperate in responding to any inquiry from a Governmental Authority, including promptly informing the other party of such inquiry, consulting in advance before making any presentations or submissions to a Governmental Authority, and supplying each other with copies of all material correspondence, filings or communications between either party and any Governmental Authority with respect to this Agreement. To the extent practicable, and permitted by a Governmental Authority, each party hereto shall permit Representatives of the other party to participate in meetings (whether by telephone or in person) with such Governmental Authority. Notwithstanding the foregoing, obtaining any approval or consent from any Third Party pursuant to this Section 6.6(b) shall not be a condition to the obligations of Parent.

Section 6.7 Excluded Asset Transactions.

(a) The Company shall, and shall cause the other Excluded Asset Sellers and the Excluded Asset Companies to, cause the Excluded Asset Closings to occur in full on or prior to the Closing Date in accordance with the terms of the Excluded Asset Purchase Agreements.

(b) Notwithstanding anything to the contrary in this Agreement, including Section 6.1, the Company shall not, and shall cause the other Excluded Asset Sellers and the Excluded Asset Companies not to (i) agree to or effect any amendment or modification to, or any waiver under, or any termination of the Excluded Asset Purchase Agreements, including with regards to (A) expanding the conditions precedent to the Excluded Asset Closings, (B) extending the closing date thereunder or taking any action reasonably expected to delay or hinder the Excluded Asset Closings, (C) imposing any additional liability on, or otherwise expanding the obligations of, the Excluded Asset Sellers, (D) reducing the amount, or modifying the form, of consideration to be paid for the Excluded Assets or (E) otherwise modifying the Excluded Asset Purchase Agreements in any respect, or (ii) assign any of their respective rights under the Excluded Asset Purchase Agreements or any agreement, document or instrument contemplated thereby or executed in connection therewith, in each case without the prior written consent of Parent, which shall not be unreasonably withheld, delayed or conditioned (it being understood that any consent provided by Parent hereunder shall not and shall not be deemed to affect Parent’s closing conditions or constitute a waiver thereof).

(c) In the event that any Excluded Asset Purchase Agreement is terminated by any other party thereto, the Company shall use its reasonable best efforts to, and to cause the other Excluded Asset Sellers and the Excluded Asset Companies to, enter into one or more substitute purchase agreements that are reasonably acceptable to Parent (each an “Alternative Excluded Asset Purchase Agreement”) and shall provide reasonable notice to Parent, and keep Parent reasonably apprised of the status and expectations related to any Alternative Excluded Asset Purchase Agreement.

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(d) In the event that the Company and the other Excluded Asset Sellers enter into any Alternative Excluded Asset Purchase Agreement, the term “Excluded Asset Purchase Agreements” shall be deemed to include any Alternative Excluded Asset Purchase Agreement to the extent then in effect. Without limiting the generality of the foregoing, the obligations set forth in Section 6.7(a) and Section 6.7(b) shall apply to any Alternative Excluded Asset Purchase Agreement.

Section 6.8 Notification of Certain Matters; Transaction Litigation.

(a) The Company shall give prompt notice to Parent, and Parent shall give prompt notice to the Company, of any notice or other communication received by such party from any Governmental Authority in connection with this Agreement, the Mergers or the other transactions contemplated by this Agreement, or from any Person alleging that the consent of such Person is or may be required in connection with the Mergers or the other transactions contemplated by this Agreement.

(b) The Company shall give prompt notice to Parent, and Parent shall give prompt notice to the Company, if (i) any representation or warranty made by it contained in this Agreement becomes untrue or inaccurate such that the applicable closing conditions would reasonably be expected to be incapable of being satisfied by the Outside Date or (ii) it fails to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

(c) The Company shall give prompt notice to Parent, and Parent shall give prompt notice to the Company, of any Action commenced or, to such party’s knowledge, threatened against, relating to or involving such party or any of the Company Subsidiaries or the Parent Subsidiaries, respectively, which relate to this Agreement, the Mergers or the other transactions contemplated by this Agreement. The Company shall give Parent the opportunity to reasonably participate in the defense and settlement of any stockholder litigation against the Company and/or its directors relating to this Agreement and the transactions contemplated hereby, and no such settlement shall be agreed to without Parent’s prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed).

Section 6.9 Public Announcements. So long as this Agreement is in effect, the Company and Parent shall, and shall cause their respective Affiliates to, to the extent reasonably practicable, consult with each other before issuing any press release or otherwise making any public statements or filings with respect to this Agreement or any of the transactions contemplated hereby, and none of the parties shall issue any such press release or make any such public statements or filing prior to obtaining the other parties’ consent (which consent shall not be unreasonably withheld, conditioned or delayed); provided, however, that a party may, without obtaining the other parties’ consent, issue such press release or make such public statement or filing as may be required by Law, Order or the applicable rules of any stock exchange or the applicable provisions of any listing agreement of any party hereto. If for any reason it is not practicable to consult with the other party before making any public statement with respect to this Agreement or any of the transactions contemplated hereby, then the party making such statement shall not make a statement that is inconsistent with public statements or filings to which the other party had previously consented; provided, further, that such consultation and consent shall not be required with respect to any release, communication or announcement to the extent permitted by Section 6.5.

Section 6.10 Directors’ and Officers’ Indemnification and Insurance.

(a) From and after the Company Merger Effective Time, the Surviving Company shall provide exculpation, indemnification and advancement of expenses for each Indemnitee, which is at least as favorable in scope and amount to such Indemnitee as the exculpation, indemnification and advancement of expenses provided to such Indemnitee by the Company and the Company Subsidiaries immediately prior to the Company Merger

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Effective Time in the Company Charter or the Company Bylaws or each of the Company Subsidiaries’ respective articles or certificates of incorporation or bylaws (or comparable organizational or governing documents), as in effect on the date of this Agreement; provided that such exculpation, indemnification and advancement of expenses covers actions or omissions at or prior to the Company Merger Effective Time, including all transactions contemplated by this Agreement.

(b) Without limiting the provisions of Section 6.10(a), during the period commencing as of the Company Merger Effective Time and ending on the sixth (6th) anniversary of the Company Merger Effective Time, Parent and the Surviving Company shall (and Parent shall cause the Surviving Company to): (i) indemnify, defend and hold harmless each Indemnitee against and from any fees, costs or expenses (including attorneys’ fees), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any Action, whether civil, criminal, administrative or investigative, to the extent such Action arises out of or pertains to (x) any action or omission or alleged action or omission in such Indemnitee’s capacity as a director, officer, partner or member of the Company or any of the Company Subsidiaries, or (y) this Agreement or any of the transactions contemplated hereby, including the Mergers; and (ii) pay in advance of the final disposition of any such Action the reasonable expenses (including reasonable attorneys’ fees and expenses incurred by any Indemnitee in connection with enforcing any rights with respect to indemnification) of any Indemnitee upon receipt of an undertaking by or on behalf of such Indemnitee to repay such amount if it shall ultimately be determined that such Indemnitee is not entitled to be indemnified. Notwithstanding anything to the contrary set forth in this Agreement, Parent or the Surviving Company (i) shall not be liable for any settlement effected without their prior written consent (which consent shall not be unreasonably withheld, delayed or conditioned); and (ii) shall not have any obligation hereunder to any Indemnitee to the extent that a court of competent jurisdiction shall determine in a final and non-appealable order that such indemnification is prohibited by applicable Law, in which case the Indemnitee shall promptly refund to Parent or the Surviving Company the amount of all such expenses theretofore advanced pursuant hereto.

(c) Parent shall cause the Surviving Company to maintain the Company’s officers’ and directors’ liability insurance policies (accurate and complete copies of which have been previously provided to Parent) in effect on the date hereof (collectively, the “D&O Insurance”) for a period of not less than six (6) years after the Closing Date; provided that the Surviving Company may substitute therefor policies of at least the same coverage and amounts containing terms no less advantageous in any material respect to such former directors or officers so long as such substitution does not result in gaps or lapses of coverage with respect to matters occurring prior to the Company Merger Effective Time; provided further that in no event shall Parent or the Surviving Company be required to pay annual premiums in the aggregate of more than an amount equal to 250% of the current annual premiums paid by the Company for such insurance (the “Maximum Premium”), to maintain or procure insurance coverage pursuant hereto; provided further that if the amount of the annual premiums necessary to maintain or procure such insurance coverage exceeds the Maximum Premium, Parent and the Surviving Company shall procure and maintain for such six-year period as much coverage as can be reasonably obtained for the Maximum Premium. Parent shall have the option to cause coverage to be extended under the Company’s D&O Insurance by obtaining a six-year “tail” policy or policies on terms and conditions no less advantageous in any material respect than the Company’s existing D&O Insurance, subject to the limitations set forth in the provisos above in this Section 6.10(c), and such “tail” policy or policies shall satisfy the provisions of this Section 6.10(c).

(d) Any Indemnitee wishing to claim indemnification under this Section 6.10, upon learning of any claim, action, proceeding or investigation described above, shall promptly notify the Surviving Company thereof in writing; provided that the failure to so notify the Surviving Company shall not affect the indemnification obligations of the Surviving Company under this Section 6.10, except to the extent such failure to notify prejudices the Surviving Company.

(e) The Indemnitees to whom this Section 6.10 applies shall be third-party beneficiaries of this Section 6.10. The provisions of this Section 6.10 are intended to be for the benefit of each Indemnitee and his or her successors, heirs, executors, trustees, fiduciaries, administrators or representatives.

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(f) In the event that Parent or the Surviving Company or any of their successors or assigns consolidates with or merges into any other Person and shall not be the continuing or surviving entity of such consolidation or merger, or transfers or conveys all or a majority of its properties and assets to any Person, then, and in each such case, proper provision shall be made so that the successors and assigns of Parent or the Surviving Company, as applicable, shall succeed to the obligations set forth in this Section 6.10.

Section 6.11 Certain Tax Matters.

(a) REIT Matters. The Company shall take all actions, and refrain from taking all actions, as are necessary to ensure that the Company (i) will qualify for taxation as a REIT for U.S. federal income tax purposes for its current taxable year and any other taxable year that includes the Closing Date, and (ii) will not become liable for U.S. federal income Tax under Section 857(b) or 4981 of the Code. During the Interim Period, the Company shall accommodate all reasonable requests of Parent with respect to maintenance of the Company’s REIT status, including for the Company’s 2015 taxable year and, if applicable, 2016 taxable year.

(b) Mitigation of Taxes. Parent and the Company shall, upon written request, use their reasonable best efforts to obtain any certificate or other document from any Governmental Authority or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including with respect to the transactions contemplated by this Agreement).

(c) Tax Returns. The Company shall prepare or cause to be prepared and timely file or cause to be timely filed (in each case, including applicable extensions) all Tax Returns for the Company and each Company Subsidiary required to be filed on or prior to the Closing Date, and the Company shall pay all Taxes shown as due on such Tax Returns. Any such Tax Returns shall be prepared in a manner consistent with the historical Tax accounting practices of the Company (except as may be required under applicable Tax Law). The Company shall provide to Parent copies of such Tax Returns at least five (5) days prior to the due date of such Tax Returns (including applicable extensions) and the Company shall consider in good faith any and all reasonable comments of Parent with respect to such Tax Returns.

(d) FIRPTA Certificate. On the Closing Date, prior to the Company Merger, the Company shall deliver to Merger Sub I a duly executed certificate of non-foreign status, dated as of the Closing Date, substantially in the form of the sample certification set forth in Treasury Regulations Section 1.1445-2(b)(2)(iv)(B).

Section 6.12 Distributions.

(a) During the Interim Period, the Company may make distributions reasonably required for the Company to maintain its status as a REIT under the Code or to avoid the payment of income or excise tax under Sections 857 or 4981 of the Code.

(b) If the Company declares distributions pursuant to Section 6.12(a) or any other provision of this Agreement (including Section 6.1(d)) in excess of the distributions permitted under Section 6.1(c)(iii)(B), the Per Company Common Share Merger Consideration and Per Partnership Unit Merger Consideration shall be decreased by an amount equal to the per share amount of such excess distributions.

Section 6.13 Employee Matters.

(a) Effective immediately following the Closing, the employment of each Company Employee listed in Section 6.13(a) of the Company Disclosure Letter shall be terminated by the Surviving Company (each such employee, a “Terminated Employee”); provided that Parent and the Surviving Company shall be liable for all termination-related payments or benefits set forth in Section 6.13(a) of the Company Disclosure Letter to be paid to such Terminated Employees as a result of such terminations.

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(b) The Company and the Company Subsidiaries shall (i) use their reasonable best efforts to maintain good employee relations, (ii) use their reasonable best efforts to ensure that the Company Employees (other than the Terminated Employees) continue to be employed through the Closing Date, and (iii) not engage in any activity intended to discourage any Company Employee from continuing employment with Parent or the Surviving Company following the Closing.

(c) For all purposes (including purposes of vesting, eligibility to participate and level of benefits) under the employee benefit plans of Parent and the Parent Subsidiaries providing benefits to any Company Employees after the Company Merger Effective Time (the “New Plans”), each Company Employee shall be credited with his or her years of service with the Company and Company Subsidiaries and their respective predecessors before the Company Merger Effective Time, to the same extent as such Company Employee was entitled, before the Company Merger Effective Time, to credit for such service under any similar Company Benefit Plan in which such Company Employee participated or was eligible to participate immediately prior to the Company Merger Effective Time; provided that the foregoing shall not apply with respect to benefit accrual under any defined benefit pension plan or to the extent that its application would result in a duplication of benefits. In addition, and without limiting the generality of the foregoing, (i) each Company Employee and his or her eligible dependents and domestic partners shall be immediately eligible to participate, without any waiting time, in any and all New Plans to the extent coverage under such New Plan replaces coverage under a comparable Company Benefit Plan in which such Company Employee participated immediately before the Company Merger Effective Time (such plans, collectively, the “Old Plans”), and (ii) for purposes of each New Plan providing medical, dental, pharmaceutical and/or vision benefits to any Company Employee, Parent shall cause all pre-existing condition exclusions and actively-at-work requirements of such New Plan to be waived for such employee and his or her covered dependents, unless such conditions would not have been waived under the comparable plans of the Company or the Company Subsidiaries in which such employee participated immediately prior to the Company Merger Effective Time, and Parent shall cause any eligible expenses incurred by such employee and his or her covered dependents during the portion of the plan year of the Old Plans ending on the date such employee’s participation in the corresponding New Plan begins to be taken into account under such New Plan for purposes of satisfying all deductible, coinsurance and maximum out-of-pocket requirements applicable to such employee and his or her covered dependents for the applicable plan year as if such amounts had been paid in accordance with such New Plan.

(d) Parent hereby acknowledges that a “change of control” (or similar phrase) within the meaning of the Company Benefit Plans will occur at or prior to the Company Merger Effective Time.

(e) The Company may establish a cash retention program with a retention pool in the aggregate amount of up to $1,500,000, in form and substance reasonably satisfactory to Parent, with any retention awards from such retention pool to be paid upon the 60th day following the Company Merger Effective Time. The retention awards contemplated by this Section 6.13(e) shall be allocated to the Company Employees (other than the Terminated Employees) identified, and in the amounts determined, by mutual agreement of the Chief Executive Officer of the Company and the Chief Executive Officer of Parent. If a retention award or portion thereof is forfeited by a participant prior to the Company Merger Effective Time, the Chief Executive Officer of the Company (or his designees) may reallocate the retention award (or unpaid portion thereof) to existing employees or new hires of the Company and the Company Subsidiaries, but only with the prior written consent of Parent, subject to the provisions of this Section 6.13(e).

(f) Prior to making any material written communications to the Company Employees pertaining to compensation or benefit matters that are affected by the transactions contemplated by this Agreement, the Company shall provide Parent with a copy of the intended communication, Parent shall have a reasonable period of time to review and comment on the communication (provided that Parent shall review and comment promptly), and Parent and the Company shall cooperate in providing any such mutually agreeable communication.

(g) Notwithstanding anything to the contrary in this Agreement, the Company shall have the right to pay annual bonus awards to the Company Employees in respect of fiscal year 2015 upon the earlier of

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(i) immediately prior to the Company Merger Effective Time if the Company Merger Effective Time occurs prior to the end of fiscal year 2015 and (ii) following completion of fiscal year 2015, with such payments to be based upon the greater of (x) actual performance (linearly extrapolating in good faith the Company’s performance as of the Closing Date through the end of fiscal year 2015 if the Company Merger Effective Time occurs prior to the end of fiscal year 2015) and (y) target performance. Section 6.13(g) of the Company Disclosure Letter sets forth the annual bonus awards paid in respect of fiscal year 2014 and the estimated full year annual bonus awards expected to be paid in respect of fiscal year 2015 (linearly extrapolating in good faith the Company’s performance as of the date of this Agreement through the end of fiscal year 2015).

(h) Nothing in this Section 6.13 or any other provision of this Agreement shall (i) confer upon any Company Employee any right to continue in the employ or service of Parent, the Surviving Company or any Affiliate of Parent, or shall interfere with or restrict in any way the rights of Parent, the Surviving Company or any Affiliate of Parent, which rights are hereby expressly reserved, to discharge or terminate the services of any Company Employee at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in a written agreement between Parent, the Surviving Company or any Affiliate of Parent and the Company Employee, (ii) be construed to establish, amend, or modify any benefit or compensation plan, program, agreement, contract, policy or arrangement or (iii) limit the ability of Parent or any of its Affiliates (including, following the Company Merger Effective Time, the Surviving Company, the Surviving Partnership and their subsidiaries) to amend, modify or terminate in accordance with its terms any benefit or compensation plan, program, agreement, contract, policy or arrangement at any time assumed, established, sponsored or maintained by any of them. Notwithstanding any provision in this Agreement to the contrary, nothing in this Section 6.13 shall create any third party beneficiary rights in any other Person, including any current or former director, officer, employee or other service provider of the Company or its Affiliates or any participant in any Company Benefit Plan or other employee benefit plan, agreement or other arrangement (or any beneficiaries or dependents thereof).

Section 6.14 Termination of Plans and Agreements. Unless otherwise notified by Parent in writing, the Company shall and shall cause the Company Subsidiaries to take all actions necessary to terminate, and shall cause to be terminated, effective immediately prior to the Company Merger Effective Time, (a) any and all Company Benefit Plans intended to qualify under Section 401(a) of the Code, (b) the Company Stock Plan, such that no further awards shall be granted thereunder, and (c) any and all transactions that would be required to be disclosed under Item 404 of Regulation S-K promulgated by the SEC (except, for purposes hereof, there shall be no dollar threshold of $120,000 or otherwise) (the “Affiliate Transactions”) (other than those set forth in Section 6.14 of the Company Disclosure Letter) that have liabilities or obligations remaining in whole or in part after the Company Merger Effective Time, in each case without any further liability or obligation of Parent, the Company or the Surviving Company thereunder. In connection with clause (c) above, the Company shall use its reasonable best efforts to obtain from the other party or parties to each such Affiliate Transaction a release in favor of Parent, the Surviving Company and their respective Affiliates from any and all liabilities or obligations arising out of such Affiliate Transaction.

Section 6.15 Resignations. Upon the written request of Parent, (a) the Company shall cause any or all of the directors (or persons occupying similar positions in any limited liability company or other entity) and/or officers of the Company and each Company Subsidiary to resign or be removed or, as to officers, to resign or be terminated, effective as of the Closing, and (b) if the Company or any of its affiliated entities has the right to appoint any director (or person occupying a similar position in any limited liability company or other entity), or to cause the resignation or termination of any officer of any other entity in which the Company (directly or indirectly) owns an equity interest, the Company shall cause, effective as of the Closing, such director to resign or be removed and/or such officer to resign or be terminated.

Section 6.16 Cooperation.

(a) The parties acknowledge and agree that, except as otherwise directed by Parent, all Indebtedness of the Company and each Company Subsidiary shall be repaid or otherwise terminated on the Closing Date. In

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anticipation thereof, at Parent’s request, the Company shall, and shall cause each of the Company Subsidiaries to, (i) use its reasonable best efforts to deliver all notices and take all other actions reasonably necessary or advisable to facilitate the redemption, defeasance or payoff of all Indebtedness of the Company, and the release of all Liens securing such Indebtedness, and (ii) provide such assistance with any debt financing (the “Debt Financing”) as is reasonably requested by Parent related to debt obtained by Parent to pay the Merger Consideration and other amounts due by Parent in connection with the Mergers, including any expenses related thereto, and the refinancing of any existing credit agreements of which Parent is a party (provided, however, that such requested assistance does not unreasonably interfere with the ongoing operations of the Company or any Company Subsidiary). Such assistance shall include, but not be limited to, the following: (A) delivery to Parent and its current or potential lenders of any financial information pertaining to the Company and Company Subsidiaries reasonably necessary to obtain such Debt Financing; (B) participation by the Company’s senior management and Representatives in the negotiation, execution and delivery of any Debt Financing documents as may be reasonably requested by Parent; (C) taking such actions as are reasonably requested by Parent or its current or potential lenders to facilitate the satisfaction on a timely basis of all conditions precedent to obtaining such Debt Financing; and (D) causing its independent auditors and other Representatives to cooperate with the Debt Financing. The Company further agrees to cooperate with Parent in obtaining such title insurance as Parent or any current or potential lender in connection with the Debt Financing may reasonably request. The Company and Parent shall work together in good faith and pursue with their reasonable best efforts to cause the release of any exceptions to title to any of the Company Owned Properties as may be reasonably unacceptable to Parent or any current or potential lender in connection with the Debt Financing.

(b) Notwithstanding the foregoing, Parent agrees that (i) the effectiveness of any definitive documentation executed by the Company or any Company Subsidiaries shall be subject to the consummation of the Closing, (ii) this Section 6.16 shall not require the Company, any Company Subsidiary nor any of their Affiliates to (A) agree to any contractual obligation relating to any proposed Debt Financing that is not conditioned upon the consummation of the Closing and that does not terminate without any liability to the Company, any Company Subsidiary or any of their Affiliates upon the termination of this Agreement in accordance with its terms, (B) pay any commitment or other similar fee, reimburse any expenses, provide any indemnities or incur or assume any obligations in connection with any Debt Financing, or (C) take any action that would reasonably be expected to conflict with or violate the Company’s or any Company Subsidiary’s respective organizational or governing documents, (iii) the Company and the Company Subsidiaries may share non-public information with respect to the Company and its businesses that Parent or its Affiliates may share with its current or potential lenders, provided that the recipients of such information agree to customary confidentiality arrangements, (iv) none of the representations, warranties or covenants of the Company shall be deemed breached or violated by any action taken by the Company or any Company Subsidiary at the request of Parent or any of Parent’s current or potential lenders pursuant to this Section 6.16, (v) Parent shall promptly, upon request of the Company, reimburse the Company for all reasonable out-of-pocket fees and expenses incurred by the Company or any of the Company Subsidiaries, or any of their Representatives, including attorneys’ fees, in connection with any action taken by any of them at the request of Parent or their current or potential lenders pursuant to, and in accordance with this Section 6.16 (provided, that the Company shall have given prior written notice to Parent of the nature and estimated amount of any such fees and expenses that it expected to incur), (vi) Parent shall indemnify and hold harmless the Company and the Company Subsidiaries and their respective Representatives from and against any and all liabilities, losses, damages, claims, costs, expenses (including attorneys’ fees), interest, awards, judgments and penalties suffered or incurred by any of them in connection with the Debt Financing and any information used in connection therewith (other than historical information relating to the Company and any Company Subsidiary) and all other actions taken by the Company, the Company Subsidiaries and their respective Representatives taken at Parent’s request pursuant to this Section 6.16, except to the extent finally determined by a court of competent jurisdiction to have arisen from the Company’s, any Company Subsidiary’s or their respective Representatives’ fraud, gross negligence or willful misconduct, and (vii) Parent shall keep the Company reasonably informed of the status of its efforts to arrange and consummate any Debt Financing.

(c) To assist Parent in arranging for the continuation of existing insurance coverage for the Company’s tenants following the Closing, the Company shall, and shall cause each of the Company Subsidiaries to, use its

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reasonable best efforts to facilitate discussions between the existing tenant insurers and Parent with respect to the continuation of the existing insurance policies and policy renewal programs following the Closing. Such assistance shall include the provision to Parent by the Company and its current and former third party administrators of the tenant insurance programs of copies of the master policies, loss histories and premiums, historical policy sales, current insurance certificate holders and detail on administrative costs, and other information reasonably necessary or advisable for Parent to obtain a substitute master policy and program for tenant insurance coverage following the Closing.

ARTICLE VII

CONDITIONS

Section 7.1 Conditions to the Obligations of Each Party. The respective obligations of each party to effect the Mergers and to consummate the other transactions contemplated by this Agreement shall be subject to the satisfaction or (to the extent permitted by Law) waiver by each of the parties, at or prior to the Company Merger Effective Time, of the following conditions:

(a) Stockholder Approval. The Company Stockholder Approval shall have been obtained.

(b) No Restraints. No Governmental Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Law or Order (whether temporary, preliminary or permanent) which is then in effect and has the effect of making the Mergers illegal or otherwise restricting, preventing or prohibiting consummation of the Mergers or otherwise restraining, enjoining, preventing, prohibiting or making illegal the acquisition of some or all of the shares of Company Common Stock by Parent.

Section 7.2 Conditions to the Obligations of Parent, Merger Sub I, Merger Sub II and the Partnership. The respective obligations of Parent, Merger Sub I, Merger Sub II and the Partnership to effect the Mergers and to consummate the other transactions contemplated by this Agreement are subject to the satisfaction or (to the extent permitted by Law) waiver by Parent, at or prior to the Company Merger Effective Time, of the following additional conditions:

(a) Representations and Warranties. (i) The representations and warranties set forth in Section 4.1(a) and (b) (Organization and Qualification; Subsidiaries), Section 4.3(a) (Capital Structure) (except for the first two sentences), Section 4.4 (Authority), Section 4.19 (Opinion of Financial Advisor), Section 4.20 (Takeover Statutes), Section 4.21 (Vote Required), Section 4.22 (Brokers), and Section 4.23 (Investment Company Act) shall be true and correct in all material respects as of the date of this Agreement and as of the Company Merger Effective Time, as though made as of the Company Merger Effective Time, (ii) the representations and warranties set forth in the first two sentences of Section 4.3(a) (Capital Structure) shall be true and correct in all but de minimis respects as of the date of this Agreement and as of the Company Merger Effective Time, as though made as of the Company Merger Effective Time, and (iii) each of the other representations and warranties of the Company and Merger Partnership contained in this Agreement shall be true and correct as of the date of this Agreement and as of the Company Merger Effective Time, as though made as of the Company Merger Effective Time, except (x) in each case, representations and warranties that are made as of a specific date shall be true and correct only on and as of such date, and (y) in the case of clause (iii) where the failure of such representations or warranties to be true and correct (without giving effect to any materiality or “Company Material Adverse Effect” qualifications set forth therein) does not have, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(b) Agreements and Covenants. Each of the Company and Merger Partnership shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Company Merger Effective Time.

(c) Officer’s Certificate. The Company and Merger Partnership shall have delivered to Parent a certificate, dated as of the Closing Date and signed by a senior officer on behalf of the Company and Merger Partnership, certifying to the effect that the conditions set forth in Section 7.2(a) and Section 7.2(b) have been satisfied.

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(d) Absence of Material Adverse Effect. Since the date of this Agreement, there shall not have been any event, change or occurrence that, individually or in the aggregate, has had or would reasonably be expected to have a Company Material Adverse Effect.

(e) Excluded Asset Transactions. The Excluded Asset Closings shall have occurred.

(f) Required Consents. The Company shall have delivered to Parent evidence reasonably satisfactory to Parent that the Company has obtained the Required Consents.

(g) Amended and Restated Property Management Agreements. Each of the property management agreements set forth in Section 4.16(l) of the Company Disclosure Letter shall have been amended and restated in substantially the form of the Amended and Restated Property Management Agreement attached hereto as Exhibit A.

(h) Sub-Property Management Agreements. Extra Space Management, Inc. shall have entered into Sub-Property Management Agreements, substantially in the form attached hereto as Exhibit B, with respect to each Amended and Restated Property Management Agreement entered into pursuant to Section 7.2(g).

(i) Letter Agreements. Extra Space Management, Inc. shall have entered into (i) letter agreements, substantially in the form attached hereto as Exhibit C-1, with each of SS Growth Property Management, LLC and Strategic Storage Property Management II, LLC, and (ii) letter agreements, substantially in the form attached hereto as Exhibit C-2, with each of SS Growth Property Management, LLC, SS Growth Operating Partnership L.P., Strategic Storage Property Management II, LLC and Strategic Storage Operating Partnership II, L.P.

(j) REIT Opinion. Parent shall have received a written opinion of Baker, Donelson, Bearman, Caldwell & Berkowitz PC, dated as of the Closing Date substantially in the form attached hereto as Exhibit D, to the effect that, commencing with the Company’s taxable year that ended on December 31, 2008, the Company has been organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Code and its actual method of operation has enabled the Company to meet, through the Company Merger Effective Time, the requirements for qualification and taxation as a REIT under the Code (which opinion will be subject to customary exceptions, assumptions and qualifications and based on customary representations contained in an officer’s certificate, in form and substance reasonably satisfactory to Parent, executed by an officer of the Company and Merger Partnership).

(k) Non-Solicitation Agreement. Parent and each of the identified members of Company management shall have entered into a Non-Solicitation Agreement, substantially in the form attached hereto as Exhibit E.

Section 7.3 Conditions to the Obligations of the Company and Merger Partnership. The obligations of the Company and Merger Partnership to effect the Mergers and to consummate the other transactions contemplated by this Agreement are subject to the satisfaction or (to the extent permitted by Law) waiver by the Company, at or prior to the Company Merger Effective Time, of the following additional conditions:

(a) Representations and Warranties. (i) The representations and warranties set forth in Section 5.1 (Organization and Qualification; Subsidiaries), Section 5.2 (Authority), Section 5.5 (Sufficient Funds) and Section 5.6 (Brokers) shall be true and correct in all material respects as of the date of this Agreement and as of the Company Merger Effective Time, as though made as of the Company Merger Effective Time, and (ii) each of the other representations and warranties of Parent, Merger Sub I, Merger Sub II and the Partnership contained in this Agreement shall be true and correct as of the date of this Agreement and as of the Company Merger Effective Time, as though made as of the Company Merger Effective Time, except (x) in each case, representations and warranties that are made as of a specific date shall be true and correct only on and as of such date, and (y) in the case of clause (iii) where the failure of such representations or warranties to be true and correct (without giving effect to any materiality or “Parent Material Adverse Effect” qualifications set forth therein) does not have, and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

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(b) Agreements and Covenants. Each of Parent, Merger Sub I, Merger Sub II and the Partnership shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Company Merger Effective Time.

(c) Officer’s Certificate. Parent shall have delivered to the Company a certificate, dated as of the Closing Date and signed by a senior officer on behalf of Parent, certifying to the effect that the conditions set forth in Section 7.3(a) and Section 7.3(b) have been satisfied.

Section 7.4 Frustration of Closing Conditions. No party may rely, either as a basis for not consummating the Mergers or the other transactions contemplated hereby or terminating this Agreement and abandoning the Mergers, on the failure of any condition set forth in Section 7.1, Section 7.2 or Section 7.3, as the case may be, to be satisfied if such failure was caused by such party’s breach of any provision of this Agreement.

ARTICLE VIII

TERMINATION, AMENDMENT AND WAIVER

Section 8.1 Termination. This Agreement may be terminated at any time prior to the Company Merger Effective Time, whether before or after receipt of the Company Stockholder Approval (except as otherwise expressly noted), as follows:

(a) by mutual written agreement of each of Parent and the Company; or

(b) by either Parent or the Company, if:

(i) the Company Merger Effective Time shall not have occurred on or before March 31, 2016 (the “Outside Date”); provided, however, that the right to terminate this Agreement pursuant to this Section 8.1(b)(i) shall not be available to any party if the failure of such party to perform any of its obligations under this Agreement has been a principal cause of, or resulted in, the failure of the Mergers to be consummated on or before such date; or

(ii) any Governmental Authority of competent jurisdiction shall have issued an Order or taken any other action permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement, and such Order or other action shall have become final and non-appealable; provided, however, that the right to terminate this Agreement under this Section 8.1(b)(ii) shall not be available to a party if the issuance of such final, non-appealable Order was primarily due to the failure of such party to perform any of its obligations under this Agreement; or

(iii) the Company Stockholder Approval shall not have been obtained at a duly held Company Stockholders Meeting (including any adjournment or postponement thereof) at which this Agreement and the transactions contemplated hereby have been voted upon; provided that the right to terminate this Agreement under this Section 8.1(b)(iii) shall not be available to the Company if the failure to obtain such Company Stockholder Approval was primarily due to the Company’s failure to perform any of its obligations under this Agreement; or

(c) by the Company, if

(i) Parent shall have breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements set forth in this Agreement, which breach or failure to perform (x) would, or would reasonably be expected to, result in a failure of a condition set forth in Section 7.3(a) or Section 7.3(b) and (y) cannot be cured on or before the Outside Date or, if curable, is not cured by Parent within twenty (20) days of receipt by Parent of written notice of such breach or failure; provided that the Company shall not have the right to terminate this Agreement pursuant to this Section 8.1(c) if the Company is then in breach of any of its respective representations, warranties, covenants or agreements set forth in this Agreement such that the conditions set forth in either Section 7.2(a) or Section 7.2(b) would not be satisfied; or

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(ii) by written notice from the Company to Parent prior to obtaining the Company Stockholder Approval, upon the occurrence of an Intervening Event, or if the Company Board has approved, and concurrently with the termination hereunder, the Company enters into, a definitive agreement providing for the implementation of a Superior Proposal; but only if the Company is not then in material breach of Section 6.5; provided that such termination shall not be effective unless and until the Company has paid the Termination Fee in accordance with Section 8.3; or

(d) by Parent, if:

(i) the Company shall have breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements set forth in this Agreement, which breach or failure to perform (x) would, or would reasonably be expected to, result in a failure of a condition set forth in Section 7.2(a) or Section 7.2(b) and (y) cannot be cured on or before the Outside Date or, if curable, is not cured by the Company within twenty (20) days of receipt by the Company of written notice of such breach or failure; provided that Parent shall not have the right to terminate this Agreement pursuant to this Section 8.1(d)(i) if Parent is then in breach of any of its representations, warranties, covenants or agreements set forth in this Agreement such that the conditions set forth in either Section 7.3(a) or Section 7.3(b) would not be satisfied; or

(ii) prior to the receipt of Company Stockholder Approval, (w) the Company Board shall have effected an Adverse Recommendation Change, (x) the Company shall have materially breached any of its obligations under Section 6.5, (y) the Company shall have failed to include in the Proxy Statement the recommendation of the Company Board in favor of approval of the Company Merger, or (z) the Company enters into an Alternative Acquisition Agreement (other than an Acceptable Confidentiality Agreement entered into in compliance with Section 6.5); provided, however, that Parent shall not have the right to terminate this Agreement pursuant to this Section 8.1(d)(ii) if Parent or a Parent Subsidiary shall have materially breached its obligations under this Agreement and such breach shall not have been substantially cured by Parent at the time of the Adverse Recommendation Change, the material breach of the Company’s obligations under Section 6.5, the failure to include in the Proxy Statement the recommendation of the Company Board in favor of approval of the Company Merger, or the entry into an Alternative Acquisition Agreement (as applicable).

Section 8.2 Effect of Termination. In the event that this Agreement is terminated and the Mergers and the other transactions contemplated by this Agreement are abandoned pursuant to Section 8.1, written notice thereof shall be given to the other party or parties, specifying the provisions hereof pursuant to which such termination is made and describing the basis therefor in reasonable detail, and this Agreement shall forthwith become null and void and of no further force or effect whatsoever without liability on the part of any party hereto (or any of the Company Subsidiaries, Parent Subsidiaries or any of the Company’s or Parent’s respective Representatives), and all rights and obligations of any party hereto shall cease; provided, however, that, notwithstanding anything in the foregoing to the contrary (a) no such termination shall relieve any party hereto of any liability or damages resulting from or arising out of any willful or intentional breach of this Agreement; and (b) the Confidentiality Agreement, this Section 8.2, Section 8.3, Section 8.6, Article IX and the definitions of all defined terms appearing in such sections shall survive any termination of this Agreement pursuant to Section 8.1. If this Agreement is terminated as provided herein, all filings, applications and other submissions made pursuant to this Agreement, to the extent practicable, shall be withdrawn from the Governmental Authority or other Person to which they were made.

Section 8.3 Termination Fee.

(a) If, but only if, this Agreement is terminated:

(i) by either the Company or Parent pursuant to Section 8.1(b)(i) or Section 8.1(b)(iii) or by Parent pursuant to Section 8.1(d)(i) and the Company (x) receives or has received a Company Acquisition

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Proposal after the date of this Agreement, which proposal has been publicly announced (and in the case of a termination pursuant to Section 8.1(b)(iii), such Company Acquisition Proposal shall not have been publicly withdrawn prior to the Company Stockholders Meeting) and (y) within twelve (12) months of the termination of this Agreement, consummates a transaction regarding, or executes a definitive agreement which is later consummated with respect to, a Company Acquisition Proposal, then the Company shall pay, or cause to be paid, to Parent a fee equal to $38,000,000 (the “Termination Fee”) by wire transfer of same day funds to an account designated by Parent, no later than two (2) Business Days after the earlier of entering into a definitive agreement with respect to a Company Acquisition Proposal and the consummation of such Company Acquisition Proposal; provided, however, that for purposes of this Section 8.3(a)(i), the references to “twenty percent (20%)” in the definition of Company Acquisition Proposal shall be deemed to be references to “fifty percent (50%)”;

(ii) by either the Company or Parent pursuant to Section 8.1(b)(iii), the Company shall pay, or cause to be paid, to Parent the aggregate amount of all Expenses incurred by Parent, Merger Sub I, Merger Sub II, the Partnership and their respective Affiliates in connection with this Agreement and the transactions contemplated hereby, provided that such amount shall not exceed $3,000,000 (the “Expense Amount”), by wire transfer of same day funds to an account designated by Parent within two (2) Business Days of such termination; or

(iii) by the Company pursuant to Section 8.1(c)(ii) or Parent pursuant to Section 8.1(d)(ii), then the Company shall pay, or cause to be paid, to Parent the Termination Fee by wire transfer of same day funds to an account designated by Parent within two (2) Business Days of such termination.

(b) Notwithstanding anything to the contrary set forth in this Agreement, the parties agree that:

(i) under no circumstance shall the Company be required to pay both the Termination Fee and the Expense Amount, or be required to pay the Termination Fee or the Expense Amount, as applicable, on more than one occasion; and

(ii) the Company shall not be required to pay under any circumstance any amount in excess of the Termination Fee or the Expense Amount, as applicable, subject to the provisions of Section 8.2 and Section 8.3(c).

(c) Each of the parties hereto acknowledges that (i) the agreements contained in this Section 8.3 are an integral part of the transactions contemplated by this Agreement, (ii) the Termination Payment is not a penalty, but is liquidated damages, in a reasonable amount that will compensate Parent in the circumstances in which such fee is payable for the efforts and resources expended and opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the transactions contemplated hereby, which amount would otherwise be impossible to calculate with precision, and (iii) without these agreements, the parties would not enter into this Agreement; accordingly, if the Company fails to timely pay any amount due pursuant to this Section 8.3 and, in order to obtain such payment, Parent commences a suit that results in a judgment against the Company for the payment of any amount set forth in this Section 8.3, the Company shall pay Parent its Expenses in connection with such suit, together with interest on such amount at the annual rate of five percent (5%) for the period from the date such payment was required to be made through the date such payment was actually received, or such lesser rate as is the maximum permitted by applicable Law.

(d) (i) If the Company is required to pay to Parent a Termination Payment, such Termination Payment shall be paid into escrow on the date such payment is required to be paid by the Company pursuant to this Agreement by wire transfer of immediately available funds to an escrow account designated in accordance with this Section 8.3(d). In the event that the Company is obligated to pay to Parent the Termination Payment, the amount payable to Parent in any tax year of Parent shall not exceed the lesser of (i) the Termination Payment and (ii) the sum of (A) the maximum amount that can be paid to Parent without causing Parent to fail to meet the requirements of Section 856(c)(2) and (3) of the Code for the relevant tax year, determined as if the payment of such amount did not constitute income described in Sections 856(c)(2) or 856(c)(3) of the Code (“Qualifying

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Income”) and Parent has $2,000,000 of income from unknown sources during such year which is not Qualifying Income (in addition to any known or anticipated income which is not Qualifying Income) (the “Maximum Amount”), in each case, as determined by Parent’s independent accountants, plus (B) in the event Parent receives either (x) a letter from Parent’s counsel indicating that Parent has received a ruling from the IRS as described below in this Section 8.3(d) or (y) an opinion from Parent’s outside counsel as described below in this Section 8.3(d), an amount equal to the excess of the Termination Payment less the amount payable under clause (A) above.

(ii) To secure the Company’s obligation to pay these amounts, the Company shall deposit into escrow an amount in cash equal to the Termination Payment with an escrow agent selected by Parent on such terms (subject to this Section 8.3(d)) as shall be mutually agreed upon by the Company, Parent and the escrow agent. The payment or deposit into escrow of the Termination Payment pursuant to this Section 8.3(d) shall be made at the time the Company is obligated to pay to Parent such amount pursuant to Section 8.3 by wire transfer. The escrow agreement shall provide that the Termination Payment in escrow or any portion thereof shall not be released to Parent unless the escrow agent receives any one or combination of the following: (i) a letter from Parent’s independent accountants indicating the Maximum Amount, in which case the escrow agent shall release such amount to Parent, or (ii) a letter from Parent’s counsel indicating that (A) Parent received a ruling from the IRS holding that the receipt by Parent of the Termination Payment should either constitute Qualifying Income or should be excluded from gross income within the meaning of Sections 856(c)(2) and (3) of the Code or (B) Parent’s outside counsel has rendered a legal opinion to the effect that the receipt by Parent of the Termination Payment should either constitute Qualifying Income or should be excluded from gross income within the meaning of Sections 856(c)(2) and (3) of the Code, in which case the escrow agent shall release the remainder of the Termination Payment to Parent. Any amount of the Termination Payment that remains unpaid as of the end of a taxable year shall be paid as soon as possible during the following taxable year, subject to the foregoing limitations of this Section 8.3(d); provided that the obligation of the Company to pay the unpaid portion of the Termination Payment shall terminate on the December 31 following the date which is five (5) years from the date of this Agreement.

Section 8.4 Amendment. Subject to compliance with applicable Law, this Agreement may be amended by mutual agreement of the parties hereto by action taken or authorized by their respective boards of directors (or similar governing body or entity) at any time before or after receipt of the Company Stockholder Approval and prior to the Company Merger Effective Time; provided, however, that after the Company Stockholder Approval has been obtained, there shall not be (a) any amendment of this Agreement that changes the amount or the form of the consideration to be delivered under this Agreement to the holders of Company Common Stock, or which by applicable Law or in accordance with the rules of any stock exchange requires the further approval of the stockholders of the Company without such further approval of such stockholders, or (b) any amendment or change not permitted under applicable Law. This Agreement may not be amended except by an instrument in writing signed by each of the parties hereto.

Section 8.5 Waiver. At any time prior to the Company Merger Effective Time, subject to applicable Law, any party hereto may (a) extend the time for the performance of any obligation or other act of any other party hereto, (b) waive any inaccuracy in the representations and warranties of the other party contained herein or in any document delivered pursuant hereto, and (c) subject to the proviso of Section 8.4, waive compliance with any agreement or condition contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby. Notwithstanding the foregoing, no failure or delay by the Company, Merger Partnership, Parent, Merger Sub I, Merger Sub II or the Partnership in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder.

Section 8.6 Fees, Costs and Expenses. Except as otherwise provided in this Agreement, all Expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such Expenses, whether or not the transactions contemplated by this Agreement are consummated.

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Section 8.7 Transfer Taxes. Parent and the Company shall cooperate in the preparation, execution and filing of all returns, questionnaires, applications or other documents regarding any real property transfer or gains, sales, use, transfer, value added, stock transfer or stamp taxes, any transfer, recording, registration and other fees and any similar Taxes that become payable in connection with the transactions contemplated by this Agreement (together with any related interests, penalties or additions to Tax, “Transfer Taxes”), and shall cooperate in attempting to minimize the amount of Transfer Taxes. From and after the Company Merger Effective Time, the Surviving Company or the Surving Partnership, as applicable, shall pay or cause to be paid all Transfer Taxes.

ARTICLE IX

GENERAL PROVISIONS

Section 9.1 Non-Survival of Representations and Warranties. None of the representations, warranties, covenants or agreements in this Agreement or any certificate, exhibit, schedule or other writing delivered pursuant to this Agreement, including any rights arising out of any breach of such representations, warranties, covenants or agreements shall survive the earlier of: (a) the Company Merger Effective Time, or (b) the termination of this Agreement, except in either event, for those covenants or agreements which by their terms contemplate performance after the Company Merger Effective Time or the termination of this Agreement (including, without limitation, the covenants and agreements in Section 6.10, Section 6.13, Section 6.16, Section 8.2, Section 8.3, Section 8.6, and the provisions of this Article IX). The Confidentiality Agreement will survive termination of this Agreement in accordance with its terms.

Section 9.2 Notices. Any notice, request, claim, demand and other communications hereunder shall be sufficient and duly given if in writing and sent (i) by facsimile transmission (providing confirmation of transmission) or e-mail of a pdf attachment (provided that any notice received by facsimile or e-mail transmission or otherwise at the addressee’s location on any Business Day after 5:00 p.m. (Mountain time) shall be deemed to have been received at 9:00 a.m. (Mountain time) on the next Business Day), or (ii) by overnight delivery service (with proof of service), hand delivery or certified or registered mail (return receipt requested and first-class postage prepaid), addressed as follows (or at such other address for a party as shall be specified in a notice given in accordance with this Section 9.2):

if to Parent, Merger Sub I, Merger Sub II or the Partnership:

Extra Space Storage Inc.

2795 East Cottonwood Parkway, Suite 400

Salt Lake City, UT 84121

Fax: (801) 365-4876

E-mail: gmcneal@extraspace.com

Attention: Executive Vice President and Chief Legal Officer

with a copy (which shall not constitute notice) to:

Latham & Watkins LLP

12670 High Bluff Drive

San Diego, CA 92130

Fax: (858) 523-5450

E-mail: craig.garner@lw.com

Attention: Craig M. Garner, Esq.

if to the Company or Merger Partnership:

SmartStop Self Storage, Inc.

111 Corporate Drive, Suite 120

Ladera Ranch, CA 92694

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Fax: (949) 429-6606

E-mail: hms@smartstop.com

Attention: H. Michael Schwartz

with a copy (which shall not constitute notice) to:

Baker, Donelson, Bearman, Caldwell & Berkowitz, PC

165 Madison Avenue, Suite 2000

Memphis, TN 38103

Fax: (901) 577-2343

Email: rmattern@bakerdonelson.com

Attention: Richard F. Mattern, Esq.

Section 9.3 Interpretation; Certain Definitions. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. Consequently, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement. When a reference is made in this Agreement to an Article, Section, Appendix or Exhibit, such reference shall be to an Article or Section of, or an Appendix or Exhibit to, this Agreement, unless otherwise indicated. The table of contents and headings for this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other instrument made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any Law defined or referred to herein or in any agreement or instrument that is referred to herein means such Law as from time to time amended, modified or supplemented, including (in the case of statutes) by succession of comparable successor Laws. References to a Person are also to its successors and permitted assigns. All references to “dollars” or “$” refer to currency of the United States of America.

Section 9.4 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced under any present or future Law, or public policy, (a) such term or other provision shall be fully separable, (b) this Agreement shall be construed and enforced as if such invalid, illegal or unenforceable provision had never comprised a part hereof, and (c) all other conditions and provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable term or other provision or by its severance herefrom so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that transactions contemplated by this Agreement be consummated as originally contemplated to the fullest extent possible.

Section 9.5 Assignment; Delegation. Neither this Agreement nor any rights, interests or obligations hereunder shall be assigned or delegated, in whole or in part, by any of the parties hereto (whether by operation of Law or otherwise) without the prior written consent of the other parties hereto (except to the Surviving Company or the Surviving Partnership).

Section 9.6 Entire Agreement. This Agreement (including the exhibits, schedules, annexes and appendices hereto) constitutes, together with the Confidentiality Agreement, the entire agreement between the parties with respect to the subject matter hereof and thereof and supersedes all prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof and thereof.

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Section 9.7 No Third-Party Beneficiaries. This Agreement is not intended to and shall not confer any rights or remedies upon any Person other than the parties hereto and their respective successors and permitted assigns, except for the provisions of Section 6.10. The representations and warranties in this Agreement are the product of negotiations among the parties hereto and are for the sole benefit of the parties hereto. Any inaccuracies in such representations and warranties are subject to waiver by the parties hereto in accordance with Section 8.5 without notice or liability to any other Person. The representations and warranties in this Agreement may represent an allocation among the parties hereto of risks associated with particular matters regardless of the knowledge of any of the parties hereto. Accordingly, Persons other than the parties hereto may not rely upon the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date of this Agreement or as of any other date.

Section 9.8 Specific Performance. The parties hereto agree that irreparable harm, for which monetary damages (even if available) would not be an adequate remedy, would occur in the event that one or more parties hereto do not perform the provisions of this Agreement (including failing to take such actions as are required of a party hereunder to consummate the Mergers and the other transactions contemplated by this Agreement) in accordance with the Agreement’s specified terms or otherwise breach(es) such provisions. Accordingly, the parties acknowledge and agree that the parties, or any of them, shall be entitled to an injunction, specific performance and other equitable relief to prevent and/or remedy a breach of this Agreement and to enforce specifically the terms and provisions hereof, in addition to any other remedy to which they are entitled at Law or in equity. Each of the parties agrees that it will not oppose the granting of an injunction, specific performance, or other equitable relief on the basis that any other party has an adequate remedy at Law or that any award of specific performance is not an appropriate remedy for any reason at Law or in equity. Any party seeking an injunction or injunctions to prevent a breach or breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement shall not be required to provide any bond or other security in connection with the request for or grant of any such order or injunction.

Section 9.9 Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by facsimile transmission or by e-mail of a pdf attachment shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 9.10 Governing Law. This Agreement and all Actions (whether based on contract, tort or otherwise), directly or indirectly, arising out of or relating to this Agreement or the actions of Parent, Merger Sub I, Merger Sub II, the Partnership, the Company or Merger Partnership in the negotiation, administration, performance and enforcement thereof, shall be governed by, and construed in accordance with, the laws of the State of Maryland, without giving effect to any choice or conflict of Laws provision or rule (whether of the State of Maryland or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Maryland, except that the laws of the State of Delaware (including the provisions of the DLLCA and the DRULPA applicable to the Partnership Merger) will apply to the Partnership Merger.

Section 9.11 Consent to Jurisdiction.

(a) Each of the parties hereto hereby (i) irrevocably submits to and agrees to be subject to the personal jurisdiction of the courts of the State of Maryland and/or the U.S. District Court for the District of Maryland, for the purpose of any Action (whether based in contract, tort or otherwise), directly or indirectly, arising out of or relating to this Agreement or the actions of the parties hereto in the negotiation, administration, performance and enforcement thereof, (ii) irrevocably agrees that all such claims or any such Action may and shall be brought before, and determined by, only a state or federal court sitting in or for the State of Maryland with subject matter jurisdiction over such claim(s) or Action(s), (iii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (iv) agrees that it will not (except for a

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suit on the judgment as expressly permitted by Section 9.11(c)) bring any claim or Action relating to this Agreement or the transactions contemplated by this Agreement in any court other than the U.S. District Court for the District of Maryland or a Maryland state court.

(b) Each of the parties hereto irrevocably consents to the service of the summons and complaint and any other process in any other Action relating to the transactions contemplated by this Agreement, on behalf of itself or its property, by personal delivery of copies of such process to such party and nothing in this Section 9.11 shall affect the right of any party to serve legal process in any other manner permitted by Law.

(c) Each of Parent, Merger Sub I, Merger Sub II, the Partnership, the Company and Merger Partnership agrees that a final judgment in any Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.

Section 9.12 WAIVER OF JURY TRIAL. Each party hereby irrevocably and unconditionally waives, to the fullest extent permitted by applicable Law, any right such party may have to a trial by jury in any Action or proceeding, or with respect to any claim or counterclaim (whether based in contract, tort or otherwise), directly or indirectly, arising out of or relating to this Agreement or the transactions contemplated hereby, or the actions of the parties hereto in the negotiation, administration, performance and enforcement thereof. Each of the parties hereto certifies and acknowledges that (a) no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of Action, proceeding or counterclaim, seek to enforce the foregoing waiver, (b) each such party understands and has considered the implications of this waiver, (c) each such party makes this waiver voluntarily, and (d) each such party has been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 9.12.

Section 9.13 Tax Advice. Neither Parent, Merger Sub I, Merger Sub II, the Partnership or their respective advisors, on the one hand, nor the Company, Merger Partnership or their respective advisors, on the other hand, make any representations or warranties to the other regarding the Tax treatment of the Mergers or any other transaction contemplated hereunder, except as explicitly stated in this Agreement or the documents delivered pursuant to this Agreement, and each of the parties acknowledges that it is relying solely on its own Tax advisors in connection with this Agreement.

[Remainder of page intentionally left blank; signature pages follow.]

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IN WITNESS WHEREOF, Parent, Merger Sub I, Merger Sub II, the Partnership, the Company and Merger Partnership have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

EXTRA SPACE STORAGE INC.

By:	/s/ Kenneth M. Wooley
	Name:	Kenneth M. Wooley
	Title:	Executive Chairman

EDGEWATER REIT ACQUISITION (MD) LLC

By:	/s/ David L. Rasmussen
	Name:	David L. Rasmussen
	Title:	Manager

EDGEWATER PARTNERSHIP ACQUISITION (DE) LLC

By:	/s/ David L. Rasmussen
	Name:	David L. Rasmussen
	Title:	Manager

EXTRA SPACE STORAGE LP

BY:	ESS HOLDINGS BUSINESS TRUST I, its sole general partner

By:	/s/ P. Scott Stubbs
	Name:	P. Scott Stubbs
	Title:	Trustee

[Signature Page to Merger Agreement]

SMARTSTOP SELF STORAGE, INC.

By:	/s/ H. Michael Schwartz
	Name:	H. Michael Schwarz
	Title:	Chief Executive Officer and President

SMARTSTOP SELF STORAGE OPERATING PARTNERSHIP, L.P.

By:	/s/ H. Michael Schwartz
	Name:	H. Michael Schwarz
	Title:	Chief Executive Officer and President

[Signature Page to Merger Agreement]

EXECUTION VERSION

AMENDMENT NO. 1 TO

AGREEMENT AND PLAN OF MERGER

This Amendment No. 1 to Agreement and Plan of Merger, dated as of July 16, 2015 (this “Amendment”), is made by and among Extra Space Storage Inc., a Maryland corporation (“Parent”), Extra Space Storage LP, a Delaware limited partnership (the “Partnership”), Edgewater REIT Acquisition (MD) LLC, a Maryland limited liability company and a direct or indirect wholly-owned subsidiary of the Partnership (“Merger Sub I”), Edgewater Partnership Acquisition (DE) LLC, a Delaware limited liability company and a direct or indirect wholly-owned subsidiary of the Partnership (“Merger Sub II”), SmartStop Self Storage, Inc., a Maryland corporation (the “Company”), and SmartStop Self Storage Operating Partnership, L.P., a Delaware limited partnership (“Merger Partnership”).

RECITALS

WHEREAS, Parent, the Partnership, Merger Sub I, Merger Sub II, the Company and Merger Partnership entered into that certain Agreement and Plan of Merger, dated as of June 15, 2015 (as amended, supplemented or otherwise modified, the “Merger Agreement”), relating to the merger of the Company with and into Merger Sub I, with Merger Sub I being the surviving company (the “Company Merger”), and the merger of Merger Sub II with and into Merger Partnership, with Merger Partnership being the surviving entity (together with the Company Merger, the “Mergers”);

WHEREAS, concurrently with this Amendment, that certain Asset Purchase Agreement, dated as of June 15, 2015, by and among the Company, Merger Partnership and Strategic 1031, LLC, a Delaware limited liability company, relating to the transfer of the membership interests in SSTI 30 Terrace RD, LLC, a Delaware limited liability company (“SSTI 30 Terrace”), is being terminated with the result that SSTI 30 Terrace will be acquired by Parent at the closing of the Mergers; and

WHEREAS, the parties to the Merger Agreement desire to amend the Merger Agreement as set forth below.

NOW, THEREFORE, in consideration of the mutual execution hereof and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Amendment of Merger Agreement. The Merger Agreement shall be amended as follows:

(a) The definition of “Excluded Asset Purchase Agreements” is hereby amended and restated in its entirety to read as follows:

“Excluded Asset Purchase Agreements” means, collectively, (a) the Asset Purchase Agreement by and among the Company, Merger Partnership and Strategic 1031, dated as of the date hereof, relating to the transfer of the membership interests in SSTI Canada Acquisitions, LLC, a Delaware limited liability company, (b) the Asset Purchase Agreement by and among the Company, Merger Partnership and Strategic 1031, dated as of the date hereof, relating to the transfer of the membership interests in SSTI Ladera Land, LLC, a Delaware limited liability company, (c) the Asset Purchase Agreement by and among the Company, Merger Partnership, Self Storage REIT II, LLC, USA SS REIT II Operating Partnership, L.P. and Strategic 1031, dated as of the date hereof, relating to the transfer of the Company’s indirect 1.492% interest in Montgomery County, DST, a Delaware statutory trust, and (d) the Asset Purchase Agreement by and among the Company, Merger Partnership, Strategic Storage Property Management, LLC, SmartStop Self Storage TRS, Inc. and Strategic 1031, dated as of the date hereof, relating to the transfer of the membership interests in SmartStop Asset Management, LLC, a Delaware limited liability company, Strategic Capital Markets Group, LLC, a Delaware limited liability company, SSPM Canada, LLC, a Delaware limited liability company, and Enterprises SSTI Canada TRS Inc., a corporation formed under the laws of Quebec.”

(b) The Company Disclosure Letter is amended as follows:

(i)	Item (i)(b) of Section 1.1(a) is hereby deleted;

(ii)	the reference to SSTI 30 Terrace RD, LLC in Item (ii)(a) of Section 1.1(a) is hereby deleted;

(iii)	Items 15 and 40 of Section 4.25(a)(i) are hereby deleted;

(iv)	Item 4 of Section 4.25(a)(ii) is hereby deleted;

(v)	the first sentence of Item 1 of Section 6.1(a) is hereby deleted; and

(vi)	the first sentence of Item (ix)(1) of Section 6.1(c) is hereby deleted.

2. Miscellaneous.

(a) From and after the date hereof, each reference in the Merger Agreement to “this Agreement,” “hereunder,” “hereof,” “herein,” or words of like import, shall mean and be a reference to the Merger Agreement as amended hereby. Capitalized terms used but not defined herein shall have the meanings assigned to them in the Merger Agreement.

(b) Except as specifically set forth above, the Merger Agreement shall remain unaltered and in full force and effect and the respective terms, conditions or covenants thereof are hereby in all respects ratified and confirmed.

(c) This Amendment shall be governed and construed on the same basis as the Merger Agreement, as set forth therein.

(d) This Amendment may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by facsimile transmission or by e-mail of a pdf attachment shall be effective as delivery of a manually executed counterpart of this Amendment.

[Remainder of page intentionally left blank; signature pages follow.]

2

IN WITNESS WHEREOF, Parent, Merger Sub I, Merger Sub II, the Partnership, the Company and Merger Partnership have caused this Amendment to be executed as of the date first written above by their respective officers thereunto duly authorized.

EXTRA SPACE STORAGE INC.

By:	/s/ Gwyn G. McNeal
Name: Gwyn G. McNeal
Title: Chief Legal Officer

EDGEWATER REIT ACQUISITION (MD) LLC

By:	/s/ David L. Rasmussen
Name: David L. Rasmussen
Title: Manager

EDGEWATER PARTNERSHIP ACQUISITION (DE) LLC

By:	/s/ David L. Rasmussen
Name: David L. Rasmussen
Title: Manager

EXTRA SPACE STORAGE LP

By:	ESS HOLDINGS BUSINESS TRUST I, its sole general partner

By:	/s/ P. Scott Stubbs
Name: P. Scott Stubbs
Title: Trustee

[Signature Page to Amendment No. 1 to Merger Agreement]

SMARTSTOP SELF STORAGE, INC.

By:	/s/ H. Michael Schwartz
Name: H. Michael Schwartz
Title: Chief Executive Officer and President

SMARTSTOP SELF STORAGE OPERATING PARTNERSHIP, L.P.

By:	/s/ H. Michael Schwartz
Name: H. Michael Schwartz
Title: Chief Executive Officer and President

[Signature Page to Amendment No. 1 to Merger Agreement]

ANNEX B

ROBERT A. STANGER & CO., INC. Investment Banking	1129 Broad Street, Suite 201 Shrewsbury, New Jersey 07702-4314 (732) 389-3600 FAX: (732) 389-1751

The Board of Directors of

SmartStop Self Storage, Inc.

111 Corporate Drive, Suite 120

Ladera Ranch, California 92694

Gentlemen:

Robert A. Stanger & Co., Inc. (“Stanger”) has been advised that SmartStop Self Storage, Inc. (“SmartStop”), as general partner of SmartStop Self Storage Operating Partnership, L.P. (“SmartStop OP”, and together with SmartStop, the “Company”) is contemplating entering into an Agreement and Plan of Merger (the “Merger Agreement”) by and among SmartStop and SmartStop OP, and Extra Space Storage Inc. (“Extra Space”), Extra Space Storage LP, (“Extra Space OP”), Edgewater REIT Acquisition (MD) LLC, a direct or indirect wholly-owned subsidiary of Extra Space OP (“Merger Sub I”), and Edgewater Partnership Acquisition (DE) LLC, a direct or indirect wholly-owned subsidiary of Extra Space OP (“Merger Sub II”). The Company, Extra Space, Extra Space OP, Merger Sub I and Merger Sub II are referred to collectively as the “Parties.” Pursuant to the Merger Agreement, SmartStop will be merged with and into Merger Sub I, with Merger Sub I being the surviving entity of the merger with SmartStop, and after the post-merger transfer by Merger Sub I of certain interests in SmartStop OP to a subsidiary of Extra Space, Merger Sub II will be merged with and into SmartStop OP, with SmartStop OP being the surviving entity and wholly-owned subsidiary of Extra Space OP (collectively, the “Merger Transactions”).

We have been further advised that in connection with the Merger Agreement, SmartStop and SmartStop OP agreed to sell certain assets (the “Excluded Assets”) identified by Extra Space as being not complementary with the Extra Space asset portfolio. These assets to be sold include the following: (i) all of the membership interests in SSTI Canada Acquisitions, LLC, which is the indirect owner of SmartStop’s Canadian properties (“SSTI Canada”), and (ii) (A) all of the membership interests in SSTI 30 Terrace RD, LLC, a Delaware limited liability company (“SSTI 30 Terrace RD”), which is the owner of the self-storage property located in Ladera Ranch, California (the “Ladera Facility”), (B) all of the membership interests in SSTI Ladera Land, LLC, a Delaware limited liability company (“SSTI Ladera”), which is the owner of the 3.585 acre tract of vacant land located in Ladera Ranch, California (the “Ladera Land”), (C) SmartStop’s indirect 1.492% interest in Montgomery County, DST (the “Montgomery DST Interest”), and (D) all of the membership interests of SmartStop Asset Management, LLC, a Delaware limited liability company, Strategic Capital Markets Group, LLC, a Delaware limited liability company, Entreprises SSTI Canada TRS Inc., a corporation formed under the laws of Quebec, and SSPM Canada, LLC, a Delaware limited liability company, together with all intellectual property associated therewith (the “Non-Traded REIT Platform” and, together with the Ladera Facility, the Ladera Land and the Montgomery DST Interest, the “US Excluded Assets”). Each of the Excluded Assets is being acquired on an “As Is, Where Is” basis. The closings of these transactions are anticipated to occur contemporaneously with or before the closing of the Merger Transactions. Descriptions of the agreements relating to the sale of SSTI Canada and the US Excluded Assets appear below.

In connection with the execution of the Merger Agreement, SmartStop, SmartStop OP and Strategic 1031, LLC, a Delaware limited liability company (“Strategic 1031”), will have entered into an Asset Purchase Agreement (the “Canadian Purchase Agreement”) with respect to SmartStop OP’s membership interests in SSTI Canada (the “SSTI Membership Interests”). Pursuant to the Canadian Purchase Agreement, the SSTI Membership Interests will be sold for $72,000,000, less certain remaining construction costs to be determined at the closing of the transaction (the “Canadian Asset Consideration”), payable at the closing of the transaction.

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ROBERT A. STANGER & CO., INC.

SSTI Canada owns all of the membership interests of each of the following: (i) SSTI Mavis Mississauga, LLC, a Delaware limited liability company (the “Mavis Owner”), (ii) SSTI Brewster Brampton, LLC, a Delaware limited liability company (the “Brewster Owner”), (iii) SSTI Dufferin Toronto, LLC, a Delaware limited liability company (the “Dufferin Owner”), (iv) SSTI Granite Pickering, LLC, a Delaware limited liability company (the “Granite Owner”), and (v) SSTI Centennial, LLC, a Delaware limited liability company (the “Centennial Owner” and, together with the Mavis Owner, Brewster Owner, Dufferin Owner and Granite Owner, the “Subsidiary Companies”).

Each Subsidiary Company owns the real property, including all improvements thereon (collectively, the “Canadian Excluded Assets”), at the locations set forth opposite each Subsidiary Company’s name below:

Subsidiary Company	Location
Mavis Owner	3136 Mavis Road, Mississauga, Ontario

Brewster Owner	8 Brewster Road, Brampton, Ontario

Dufferin Owner	4548 Dufferin Street, Toronto, Ontario

Granite Owner	600 Granite Court, Pickering, Ontario

Centennial Owner	505—515 Centennial Road, Toronto, Ontario

In connection with the execution of the Merger Agreement, SmartStop, SmartStop OP and Strategic 1031 will have entered into an Asset Purchase Agreement (the “Terrace RD APA”) with respect to SmartStop OP’s membership interests in SSTI 30 Terrace RD (the “Terrace RD Membership Interests”). Pursuant to the terms of the Terrace RD APA, the Terrace RD Membership Interests will be sold for an aggregate purchase price of $29,000,000 less the amount of indebtedness outstanding at the closing (the “Ladera Ranch Consideration”) of the transaction, payable at the closing of the transaction.

In connection with the execution of the Merger Agreement, SmartStop, SmartStop OP and Strategic 1031 will have entered into an Asset Purchase Agreement (the “Ladera Land APA”) with respect to SmartStop OP’s membership interests in SSTI Ladera (the “SSTI Ladera Membership Interests”). Pursuant to the terms of the Ladera Land APA, the SSTI Ladera Membership Interests will be sold for an aggregate purchase price of $3,892,075 plus all entitlements and construction costs paid through the closing (the “Ladera Development Consideration”) of the transaction, payable at the closing of the transaction.

In connection with the execution of the Merger Agreement, SmartStop, SmartStop OP, Self Storage REIT II, LLC, a Delaware limited liability company, USA SS REIT II Operating Partnership, L.P., a Delaware limited partnership, and Strategic 1031 will have entered into an Asset Purchase Agreement (the “Montgomery DST APA”) with respect to the Montgomery DST Interest. Pursuant to the terms of the Montgomery DST APA, the Montgomery DST Interests will be sold for an aggregate purchase price of $100,000, payable at the closing (the “DST Consideration”) of the transaction.

In connection with the execution of the Merger Agreement, SmartStop, SmartStop OP, Strategic Storage Property Management, LLC, a Delaware limited liability company, SmartStop Self Storage TRS, Inc., a Delaware corporation, and Strategic 1031 will have entered into an Asset Purchase Agreement (the “Non-Traded REIT APA”) with respect to the Non-Traded REIT Platform. Pursuant to the terms of the Non-Traded REIT APA, the Non-Traded REIT Platform will be sold for an aggregate purchase price of $10,000,000 plus the amount of net working capital as of the month end immediately preceding the closing (the “Non-Traded REIT Platform Consideration”) of the transaction, payable at the closing of the transaction.

Strategic 1031 is owned and controlled by H. Michael Schwartz, SmartStop’s Chief Executive Officer and President. We have been advised that Strategic 1031 will acquire the Excluded Assets with cash partially

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ROBERT A. STANGER & CO., INC.

financed by a loan by a wholly-owned subsidiary of Extra Space of approximately $118.0 million pursuant to promissory notes and a pledge and security agreement between Strategic 1031 and such Extra Space subsidiary. The loans will be secured by an interest in the Excluded Assets and accrue interest at a rate of seven percent (7%) per annum. Approximately $96.0 million of the loans evidenced by the promissory notes will have a term of 120 days after the closing and the remaining approximately $22.0 million will have a term of 365 days after the closing.

The foregoing sale transactions are referred to collectively as the “Excluded Asset Sales” and together with the Merger Transactions as the “Transactions.” The Canadian Asset Consideration, the Ladera Ranch Consideration, the Ladera Development Consideration, the DST Consideration and the Non-Traded REIT Platform Consideration are referred to collectively as the “Excluded Asset Consideration.” Stanger has been advised that the Excluded Asset Consideration will be retained by SmartStop and included in the determination of the Merger Consideration (as defined below).

We have been further advised that in connection with the Merger Transactions: (i) each share of common stock, $0.001 par value per share, of SmartStop (the “Common Stock”) issued and outstanding immediately prior to the Merger Transactions will be converted into the right to receive $13.75 in cash (the “Merger Cash Consideration”) and (ii) each outstanding operating partnership unit (“OP Unit”) of SmartStop OP issued and outstanding immediately prior to the Merger Transactions will be converted into the right to receive the Merger Cash Consideration or, for accredited investors making a timely valid election, 0.2031 units in Extra Space OP plus cash in lieu of any fractional units (the “Merger OP Unit Consideration” and together with the Merger Cash Consideration the “Merger Consideration”).

The Board of Directors (the “Board”) of SmartStop has requested that Stanger provide its opinion as to the fairness, from a financial point of view, of the Merger Consideration to be received by the stockholders of SmartStop and the limited partners of SmartStop OP (together, the “Holders”) pursuant to the Merger Transactions.

Stanger, founded in 1978, has provided information, research, financial advisory and consulting services to clients located throughout the United States, including major New York Stock Exchange member firms, insurance companies and over seventy companies engaged in the management and operation of partnerships and real estate investment trusts. The financial advisory activities of Stanger include strategic planning, mergers and acquisitions, advisory and fairness opinion services, capital formation services, asset and securities valuations, industry and company analysis, and litigation support and expert witness services in connection with both publicly registered and privately placed securities transactions. Stanger, as part of its financial advisory business, is regularly engaged in the valuation of businesses and their securities in connection with mergers, acquisitions, and reorganizations and for estate, tax, corporate and other purposes. In particular, Stanger’s valuation practice principally involves real estate investment trusts and partnerships, and the securities issued by and the assets owned through such entities including, but not limited to, real properties and property interests.

In the course of our review to render this opinion, we have, among other things:

•	Reviewed a draft copy of the Merger Agreement and the Asset Purchase Agreements, which SmartStop has indicated to be in substantially the form intended to be entered into by the Parties;

•	Reviewed the financial statements of SmartStop for the years ended December 31, 2012, 2013 and 2014, contained in the Form 10-K filed with the Securities and Exchange Commission (“SEC”);

•	Reviewed the financial statements of SmartStop for the quarter ended March 31, 2015 contained in the Form 10-Q filed with the SEC;

•	Reviewed surveys and data relating to transaction and valuation parameters for self-storage properties;

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ROBERT A. STANGER & CO., INC.

•	Reviewed the net operating income projections for each property owned by SmartStop and its subsidiaries (the “Properties”), as prepared by SmartStop;

•	Reviewed appraisals, as prepared by Cushman and Wakefield Western, Inc., of the Mavis, Brewster, Dufferin, Granite Development, Centennial Development, Ladera Ranch and Ladera Ranch Development properties with “as is” value dates as of May 2015;

•	Reviewed the December 31, 2014 balance sheet for the Montgomery DST Interest and appraisals on each of the three real estate assets owned by the Montgomery DST Interest prepared by CBRE, Inc., Integra Realty Resources—Metro LA and Cushman & Wakefield of Georgia, with “as is” value dates during the second half of 2014;

•	Reviewed a multi-year EBITDA projection for the Non-Traded REIT Platform;

•	Reviewed certain publicly available information concerning acquisitions of self storage portfolios;

•	Reviewed valuation statistics for selected publicly traded real estate investment trusts that focus on investing in self-storage real estate;

•	Discussed with management of the Company the current and prospective performance of the Company, the Properties and the Excluded Assets, and market conditions and pricing parameters for properties similar to the Properties owned by the Company; and

•	Conducted such other analyses as we deemed appropriate.

In conducting our review and in rendering this fairness opinion, we have assumed with your consent that the Merger Agreement and Asset Purchase Agreements will not, when executed, differ in any material respect from the drafts thereof which we have reviewed and that the Transactions will be consummated in accordance with the respective terms of the Merger Agreement and Asset Purchase Agreements. In rendering this opinion, we have been advised that we may rely upon, and therefore have relied upon and assumed, without independent verification, the accuracy and completeness in all material respects of all financial and other information furnished or otherwise communicated to us by the Company. We have not performed an independent appraisal of the assets, liabilities or businesses of the Company, or engineering, structural or environmental studies of the Properties owned by the Company, including pending acquisitions, and we have relied upon the representations of the Company and its representatives regarding the physical condition and capital expenditure requirements of the Properties and the business prospects of the Company’s Non-Traded REIT Platform. We have also relied on the assurance of the Company that any pro forma financial statements, projections, budgets, tax estimates, value estimates or adjustments, or terms of the Transactions provided or communicated to us were reasonably prepared on bases consistent with actual historical experience and reflect the best currently available estimates and good faith judgments; that no material change has occurred in the value of the assets and liabilities or the business prospects of the Company or the information reviewed between the date such information was provided and the date of this opinion; and that the Company is not aware of any information or facts that would cause the information supplied to us to be incomplete or misleading in any material respect.

We have not been engaged to, and therefore did not: (i) appraise the assets, liabilities or businesses of the Company; (ii) make any recommendation to the holders of Common Stock or the holders of OP Units with respect to whether or not to adopt the Merger Agreement or the Asset Purchase Agreements or the impact, tax or otherwise, of adopting the Merger Agreement and the Asset Purchase Agreements ; (iii) select the method of determining the type or amount of Consideration to be paid in the Transactions; (iv) express any opinion as to (a) the business decision to pursue the Transactions or alternatives to the Transactions; (b) the amount or allocation of expenses relating to the Transactions; (c) any legal, tax, regulatory or accounting matters, as to which we understand that the Company has obtained such advice as it deemed necessary from qualified professionals; or (d) any other terms of the Transactions other than the fairness from a financial point of view to

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ROBERT A. STANGER & CO., INC.

the Company of the Merger Consideration to be received by the Company pursuant to the Merger Agreement; or (v) opine as to the fairness of the amount or the nature of any compensation or consideration to any officers, directors, or employees of any of the Parties, or any class of such persons, relative to the compensation or consideration to the Holders in connection with the Transactions, other than the Merger Consideration.

Our opinion is based on business, economic, real estate and securities markets, and other conditions as they existed and could be evaluated on the date of this opinion and addresses the Merger Consideration to be received by the Holders as of the date hereof. Events occurring after that date may materially affect the assumptions used in preparing this opinion.

Based upon and subject to the foregoing, and in reliance thereon, it is our opinion that as of the date of this opinion the Merger Consideration to be received by the Holders pursuant to the Merger Agreement is fair to the Holders, from a financial point of view.

This opinion, the issuance of which has been approved by our Opinion Committee, is for the exclusive use and benefit of the Board of Directors. This opinion is not intended to be and does not constitute a recommendation to the Board of Directors of SmartStop to enter into the Merger Agreement.

Stanger has been paid fees in connection with the rendering of this opinion, none of which are contingent upon the closing of any transaction or our findings with respect to fairness. The Company has also agreed to pay certain expenses and indemnify us against certain liabilities in connection with our engagement and the services rendered with respect to this opinion. During the past two years, and at the present time, the Company has engaged Stanger to provide financial advisory services, for which Stanger has been or will be paid usual and customary fees. In connection with this Transaction we served as financial advisor to the Special Committee of SmartStop (the “Committee”). We were and are expected to be paid usual and customary compensation in connection with those services, including compensation that is contingent upon completion of the Transactions.

The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. We have advised the Committee and the Board of Directors of SmartStop that our entire analysis must be considered as a whole and that selecting portions of our analysis and the factors considered by us, without considering all analyses and factors, could create an incomplete view of the evaluation process underlying this opinion.

Yours truly,

Robert A. Stanger & Co., Inc.

Shrewsbury, New Jersey

June 15, 2015

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Your Vote is Important!

SMARTSTOP SELF STORAGE, INC.	P.O. Box 55909 Boston, MA 02205-5909	Vote by Internet

Please go to the electronic voting site at www.2voteproxy.com/sstop. Follow the on-line instructions. If you vote by internet, you do not have to return your paper ballot. Vote by Internet deadline September 28, 2015 at 11:59 p.m. (EST)

Vote by Phone

Please call us toll free at 1-800-830-3542, and follow the instructions provided. If you vote by telephone, you do not have to return your paper ballot. Vote by telephone deadline September 28, 2015 at 11:59 p.m. (EST)

Vote by Mail
Please complete, sign and date this form. Fold and return your entire ballot in the enclosed postage-paid return envelope. Completed proxy cards must be received by September 28, 2015.
Please ensure the address below shows through the window of the envelope provided.

PROXY TABULATOR PO BOX 55909 BOSTON, MA 02205-9100

SMARTSTOP SELF STORAGE, INC.

PROXY FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD SEPTEMBER 29, 2015

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Please vote by September 28, 2015

The undersigned stockholder of SmartStop Self Storage, Inc., a Maryland corporation (“SmartStop”), hereby appoints H. Michael Schwartz and James L. Berg, and each of them as proxies, for the undersigned with full power of substitution in each of them, to attend the 2015 Special Meeting of Stockholders of SmartStop Self Storage, Inc. to be held on Tuesday, September 29, 2015 at 10:00 a.m., local time, at the Balboa Bay Club, 1221 West Coast Highway, Newport Beach, California 92663, and any and all adjournments and postponements thereof, with all power possessed by the undersigned as if personally present and to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting and otherwise to represent the undersigned at the special meeting. The undersigned hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and of the accompanying proxy statement, the terms of each of which are incorporated by reference, and revokes any proxy heretofore given with respect to such meeting.

This proxy is solicited on behalf of the SmartStop Self Storage, Inc. Board of Directors. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the 2015 Special Meeting of Stockholders of SmartStop Self Storage, Inc., including matters incident to its conduct.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER AND IN THE DISCRETION OF THE PROXY HOLDERS ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED “FOR” PROPOSAL 1, “FOR” PROPOSAL 2, AND “FOR” PROPOSAL 3, EACH AS DESCRIBED IN THE PROXY STATEMENT, AND IN THE DISCRETION OF THE PROXY HOLDERS ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

Important notice regarding the availability of proxy materials for the 2015 Special Meeting of Stockholders of SmartStop Self Storage, Inc. to be held on September 29, 2015. The proxy statement for this meeting is available at: www.2voteproxy.com/sstop.

Signature(s)
Note: Signature(s) should agree with the name(s) printed herein. When signing as attorney, executor, administrator, trustee or guardian, please give your full name as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person. If the stock is jointly owned, both parties must sign.	▶		Date
Signature(s)
Date

SSS15 – V3

The Board of Directors recommends you vote “FOR” proposals 1, 2 and 3, each as more fully described in the proxy statement.

Please mark box(es) as shown in this example.  ☒

			FOR	AGAINST	ABSTAIN

1.	To approve the merger (the “Company Merger”) of SmartStop with and into Edgewater REIT Acquisition (MD) LLC (“Merger Sub I”), an affiliate of Extra Space Storage Inc. (“Extra Space”), the Agreement and Plan of Merger, dated as of June 15, 2015, as amended by Amendment No. 1 on July 16, 2015 (the “Merger Agreement”), among SmartStop, SmartStop Self Storage Operating Partnership, L.P., Extra Space, Extra Space Storage LP, Merger Sub I and Edgewater Partnership Acquisition (DE) LLC, and the other transactions contemplated by the Merger Agreement;	1	☐	☐	☐

2.	To approve, on an advisory (non-binding) basis, the compensation that may become payable to SmartStop’s principal executive officer, principal financial officer and the three most highly compensated executive officers other than the principal executive officer and principal financial officer in connection with the Company Merger; and	2	☐	☐	☐

3.	To approve the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes at the special meeting to approve the Company Merger and the Merger Agreement.	3.	☐	☐	☐

NOTE: In their discretion, the proxy holders are authorized to vote upon such other business as may properly come before the special meeting or any adjournment or postponement thereof.

SSS15 – V3